Exhibit 10.3

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 19, 2010 (this “Amendment”), is by and among (a) MISSION BROADCASTING, INC. (the “Borrower”), a Delaware corporation, (b) certain Lenders (as defined below) and (c) BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to that certain Third Amended and Restated Credit Agreement, dated April 1, 2005, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of October 8, 2009 (as further amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the lending institutions party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement as set forth on Annex I.

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

§1. Amendment to Credit Agreement. The Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Annex I.

§2. Amendment to Exhibit C to Credit Agreement. Exhibit C to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit C to Annex II.

§3. Amendment to Exhibit D-2 to Credit Agreement. Exhibit D-2 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit D-2 to Annex II.

§4. Amendment to Exhibit D-3 to Credit Agreement. Exhibit D-3 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit D-3 to Annex II.

§5. Amendment to Exhibit D-4 to Credit Agreement. Exhibit D-4 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit D-4 to Annex II.

§6. Amendment to Exhibit D-5 to Credit Agreement. Exhibit D-5 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit D-5 to Annex II.

§7. Amendment to Schedule 1.01(C) to Credit Agreement. Schedule 1.01(C) to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 1.01(C) to Annex II.

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

§8. Amendment to Schedule 2.01 to Credit Agreement. Schedule 2.01 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 2.01 to Annex II.

§9. Amendment to Schedule 5.09 to Credit Agreement. Schedule 5.09 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 5.09 to Annex II.

§10. Amendment to Schedule 5.16 to Credit Agreement. Schedule 5.16 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 5.16 to Annex II.

§11. Amendment to Schedule 5.17(c) to Credit Agreement. Schedule 5.17(c) to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 5.17(c) to Annex II.

§12. Amendment to Schedule 6.17(a) to Credit Agreement. Schedule 6.17(a) to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 6.17(a) to Annex II.

§13. Amendment to Schedule 8.01(a) to Credit Agreement. Schedule 8.01(a) to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 8.01(a) to Annex II.

§14. Amendment to Schedule 8.01(b) to Credit Agreement. Schedule 8.01(b) to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 8.01(b) to Annex II.

§15. Amendment to Add a New Exhibit L to Credit Agreement. A new Exhibit L to the Credit Agreement is hereby added in its entirety in the form attached hereto as Exhibit L to Annex II.

§16. Amendment to Add a New Schedule 1.01(D) to Credit Agreement. A new Schedule 1.01(D) to the Credit Agreement is hereby added in its entirety in the form attached hereto as Schedule 1.01(D) to Annex II.

§17. Amendment to Add a New Schedule 5.26 to Credit Agreement. A new Schedule 5.26 to the Credit Agreement is hereby added in its entirety in the form attached hereto as Schedule 5.26 to Annex II.

§18. Amendment to Add a New Schedule 6.17(a)(i) to Credit Agreement. A new Schedule 6.17(a)(i) to the Credit Agreement is hereby added in its entirety in the form attached hereto as Schedule 6.17(a)(i) to Annex II.

§19. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) there shall exist no Default immediately after giving effect to this Amendment; and

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, each Guarantor and each Lender; and

(c) the Administrative Agent and the Lenders shall have received a legal opinion of counsel to the Credit Parties, which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent and include, without limitation (i) opinions regarding FCC matters and (ii) an unqualified no conflicts opinion with respect to (A) the Credit Agreement, (B) the Loan Documents, (C) the Nexstar Loan Documents, and (D) all public and other indebtedness of each Nexstar Entity and each Mission Entity, including without limitation, the Original 2010 Senior Second Lien Secured Notes and the Unsecured Notes; and

(d) the representations and warranties set forth in this Amendment shall be true and correct as of the date of this Amendment; and

(e) the Administrative Agent shall have received, in form and substance reasonably acceptable to it, all resolutions, incumbency certificates, certificates of no default, and such other certificates and documents as reasonably requested by the Administrative Agent or the Lenders; and

(f) the Administrative Agent shall have received, (i) for the pro rata account of the Revolving Lenders, an amendment fee equal to seventy-five basis points (0.75%) of the Revolving Commitment of each such Lender as reduced pursuant to this Amendment and (ii) for the pro rata account of the Term Lenders, a refinanced issue discount of 1.00% of the new Term B Loan Amount as reduced pursuant to this Amendment; and

(g) the Administrative Agent shall have received all other invoiced fees and expenses due and owing in connection with this Amendment; and

(h) the Administrative Agent shall have received (i) an amendment and restatement of the Security Agreement, (ii) a confirmation of the Pledge Agreement, the Smith Pledge Agreement and each Guaranty Agreement, substantially in the form of Exhibits D-2, D-3, D-4 and D-5 attached to Annex II and, (iii) at the request of the Administrative Agent, such other confirmations and affirmations of any of the other Loan Documents by the applicable Credit Parties, in each case reasonably acceptable to the Administrative Agent and the Lenders; and

(i) the Administrative Agent shall have received a copy of the executed Third Amendment to the Nexstar Credit Agreement (the “Nexstar Third Amendment”) on terms reasonably acceptable to the Administrative Agent and all conditions to effectiveness of such Third Amendment to the Nexstar Credit Agreement shall have been satisfied or waived (except the condition relating to the effectiveness of this Amendment); and

(j) the Administrative Agent shall have received (i) a Compliance Certificate in the form of Exhibit C attached hereto and executed by the Borrower; provided such Compliance Certificate delivered in connection with this Amendment shall not be required to include a certification as to compliance with Section 6.20 and (ii) a copy of the executed compliance certificate delivered by the Nexstar Borrower pursuant to the Nexstar Third Amendment (the “Nexstar Compliance Certificate”), which attaches a schedule in form and detail reasonably satisfactory to the Administrative Agent of Consolidated Total Debt, Consolidated First Lien

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

Indebtedness, Consolidated Operating Cash Flow, Consolidated Net Income, Consolidated Total Leverage Ratio, Consolidated First Lien Indebtedness Ratio, Consolidated Fixed Charge Coverage Ratio, each calculated pursuant to the applicable definitions set forth in the Nexstar Credit Agreement attached as Annex I to the Nexstar Third Amendment and as of the date hereof (provided that with respect to Consolidated Operating Cash Flow and Consolidated Net Income, such calculation shall be for the Measurement Period ending on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered) in each case demonstrating compliance with the applicable financial covenants set forth in Section 7.09 of the Nexstar Credit Agreement as set forth in Annex I to the Nexstar Third Amendment, prepared by the principal financial or accounting officer of the Nexstar Borrower; and

(k) the Administrative Agent shall have received a duly executed and completed 2010 Intercreditor Agreement; and

(l) the issuance of at least $325 million of the Original 2010 Senior Second Lien Secured Notes shall have been consummated, and the 2010 Indenture and the other 2010 Indenture Documentation shall have been entered into, in each case on terms and conditions as set forth on Schedule 1.01(D), and on such other terms and conditions, and pursuant to documentation, in each case acceptable to the Administrative Agent and each of the Lenders; and

(m) (i) the Administrative Agent shall have received, on behalf of the Lenders in accordance with their ratable outstandings, a prepayment of Loans (with a corresponding reduction of the Revolving Commitments with respect to prepayments applied to the outstanding Revolving Loans) from the Net Cash Proceeds of the issuance of the Original 2010 Senior Second Lien Secured Notes so that the Aggregate Term B Loan Amount for the Borrower does not exceed $39,000,000 and the Aggregate Revolving Commitment does not exceed $10,000,000 and (ii) to the extent requested by the Administrative Agent, Lenders shall have entered into agreements among the Lenders (including, without limitation, assignment and assumption agreements), in each case of (i) and (ii) preceding, in a manner such that after the application of prepayments and the effectiveness of the agreements (if any), (A) the Revolving Commitment of each Revolving Lender is not more than the Revolving Commitment of such Lender set forth on Schedule 2.01, and (B) the Term B Loan Amount of each Term Lender is not more than the Term B Loan Amount of such Lender as set forth on Schedule 2.01, and (C) the initial percentage of each Revolving Lender and each Term Loan Lender of the Revolving Facility and the Term Facility, respectively, is in each case that percentage set forth on Schedule 2.01; and

(n) the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel, (i) Winstead PC and (ii) Covington & Burling LLP, as special FCC counsel for the Administrative Agent; and

(o) the Administrative Agent shall have received a duly executed and completed Revolver Reallocation Letter.

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

§20. Affirmation of Lenders Regarding Waiver of First Amendment Outstanding Deliverables; One-Time Limited Waiver.

(a) Each of the Lenders party to this Amendment hereby acknowledge that despite the Borrower’s reasonable efforts, the Borrower was unable to deliver certain leasehold mortgages required pursuant to Section 6.17(a) of the Credit Agreement as amended by the First Amendment to the Credit Agreement dated October 8, 2009 (the “First Amendment Outstanding Deliverables”). Neither the Majority Revolver Lenders nor the Majority Lenders objected to the waiver of such First Amendment Outstanding Deliverables. Each of the Lenders party to this Amendment hereby affirms its consent to the waiver of such First Amendment Outstanding Deliverables.

(b) In accordance with Section 11.01 of the Credit Agreement, the Administrative Agent, the Majority Lenders and the Majority Revolver Lenders hereby agree to waive any Default arising under subsections (c), (d) or (l) of Section 8.01 of the Credit Agreement solely as a result of any breach of Sections 6.17, 6.20 or Section 4.8 of the Security Agreement arising from the establishment of three new deposit accounts without first obtaining deposit account control agreements for such accounts acceptable to the Administrative Agent. Except as set forth in this Section 20, nothing in this Amendment constitutes a waiver of (i) any existing or future Defaults under the Loan Documents or (ii) any other provision of the Credit Agreement or other Loan Documents.

§21. Affirmation of Mission Entities. Each of the Mission Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and each of the Nexstar Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Nexstar Credit Agreement and the Nexstar Loan Documents.

§22. Representations and Warranties. Each of the Mission Entities represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties. Each of the representations and warranties contained in Article V of the Credit Agreement were true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties were true and correct in all respects) when made. Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Amendment and giving effect to the amended and added Schedules to the Credit Agreement attached in Annex II hereto), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date. Each of the Schedules attached to the Credit Agreement, as amended by this Amendment, and attached to each of the Loan Documents as amended in connection with this Amendment, reflects disclosures and information that is true, complete and accurate.

(b) Enforceability. The execution and delivery by the Mission Entities of this Amendment, and the performance by the Mission Entities of this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the corporate authority of each of the Mission Entities and have been duly authorized by all

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

necessary corporate proceedings. This Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) hereby, constitute valid and legally binding obligations of each of the Mission Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(c) No Default. No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Mission Entities of this Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.

(d) Disclosure. None of the information provided to the Administrative Agent and the Lenders on or prior to the date of this Amendment contained any untrue statement of material fact or omitted to state any material fact (known to any of the Mission Entities in the case of any document or information not furnished by any such Mission Entity) necessary in order to make the statements herein or therein not misleading. On the date hereof, none of the Mission Entities possess any material information with respect to the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Mission Entities taken as a whole as to which the Lenders do not have access.

§23. No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Mission Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§24. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Mission Entities acknowledges and agrees that: (i) none of the Mission Entities, Credit Parties or any of their Affiliates have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees or agents); (ii) none of the Mission Entities, Credit Parties or any of their Affiliates have any offset right, counterclaim, right of recoupment or any defense of any kind against the Mission Entities’, Credit Parties’ or any of their Affiliates’ obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (iii) each of the Administrative Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Mission Entities, Credit Parties and any of their Affiliates. Each of the Mission Entities, Credit Parties and their Affiliates wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each of the Mission Entities, Credit Parties and each of their Affiliates

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 6

unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent or any Lender to the Borrower, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Mission Entity, Credit Party or any of their Affiliates might otherwise have against the Administrative Agent, any Lender or any of their respective directors, officers, employees or agents (the Administrative Agent, the Lenders and their respective directors, officers, employees and agents, are collectively referred to herein as the “Lender Parties”) in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind. Each of the Mission Entities, Credit Parties and each of their Affiliates agree not to sue any of the Lender Parties or in any way assist any other person or entity in suing any of the Lender Parties with respect to any claim released herein. This release provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein

§25. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§26. Interpretation. This Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

§27. Loan Document. This Amendment is a Loan Document under the terms of the Credit Agreement, and any breach of any provision of this Amendment shall be a Default under the Credit Agreement (as applicable).

§28. Consent regarding Security Agreement and Confirmation Agreements. The Lenders hereby consent to an amendment and restatement of the Security Agreement to conform to the provisions of this Amendment. The Lenders hereby authorize the Collateral Agent and the Administrative Agent, on behalf of the Lenders, to execute and deliver such amendment and restatement to the Security Agreement. The Lenders hereby authorize the Collateral Agent and the Administrative Agent, on behalf of the Lenders, to execute and deliver confirmation agreements to the Pledge Agreement, the Smith Pledge Agreement and each Guaranty Agreement.

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 7

§29. Miscellaneous. This Amendment shall be governed by, an construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under Federal Law. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrower agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment, including reasonable legal fees in accordance with Section 11.04 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 8

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower:

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith
	Name:	David S. Smith
	Title:	President

[Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonikia (Toni) Thomas
	Name:	Antonikia (Toni) Thomas
	Title:	Assistant Vice President

The Lenders:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ross Evans
	Name:	Ross Evans
	Title:	Senior Vice President

[Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement]

RATIFICATION OF GUARANTORS

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Mission Entities execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement; (d) acknowledges and confirms that the liens and security interests granted by such Guarantor pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (e) acknowledges and agrees that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); (f) acknowledges, affirms and agrees that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender and (g) acknowledges, affirms and agrees with each term of the Amendment, including, without limitation, Section 24 thereof.

The Guarantors:

NEXSTAR BROADCASTING, INC. NEXSTAR BROADCASTING GROUP, INC. NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Shirley Green
	Name:	Shirley Green
	Title:	VP Controller

[Signature Page to Second Amendment to

Third Amended and Restated Credit Agreement]

Annex I

[See Attached]

Annex I to Second Amendment to

Third Amended and Restated Credit Agreement

ANNEX I TO THE SECOND AMENDMENT

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

MISSION BROADCASTING, INC.,

THE SEVERAL FINANCIAL INSTITUTIONS

FROM TIME TO TIME PARTIES HERETO,

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT and SYNDICATION AGENT,

BANC OF AMERICA SECURITIES LLC,

UBS SECURITIES LLC,

AND

DEUTSCHE BANK SECURITIES INC.

AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

UBS SECURITIES LLC,

DEUTSCHE BANK SECURITIES INC.

RBC CAPITAL MARKETS

AND

CREDIT AGRICOLE CIB

AS CO-DOCUMENTATION AGENTS

DATED AS OF APRIL 1, 2005

i

4.03	Conditions to All Borrowings and the Issuance of Any Letters of Credit	84

ARTICLE V. REPRESENTATIONS AND WARRANTIES		85

5.01	Existence; Compliance with Law	85
5.02	Corporate, Limited Liability Company or Partnership Authorization; No Contravention	85
5.03	Governmental Authorization	86
5.04	Binding Effect	86
5.05	Litigation	86
5.06	No Default	86
5.07	ERISA Compliance	87
5.08	Use of Proceeds; Margin Regulations	87
5.09	Ownership of Property; Intellectual Property	88
5.10	Taxes	88
5.11	Financial Statements	89
5.12	Securities Law, etc.; Compliance	89
5.13	Governmental Regulation	89
5.14	Accuracy of Information	90
5.15	Environmental Laws	90
5.16	Environmental Compliance	90
5.17	FCC Licenses	91
5.18	Subsidiaries	92
5.19	Solvency	92
5.20	Labor Controversies	92
5.21	Security Documents	92
5.22	Network Affiliation Agreements	93
5.23	Condition of Stations	93
5.24	Information Certificate	93
5.25	Maintenance of Insurance	93
5.26	Security Documents	93
5.27	Nexstar/Mission Agreements	93

ARTICLE VI. AFFIRMATIVE COVENANTS		94

6.01	Financial Statements	94
6.02	Certificates; Other Information	95
6.03	Notices	96
6.04	FCC Information	98
6.05	FCC Licenses and Regulatory Compliance	99
6.06	License Lapse	99
6.07	Maintenance of Corporate, Limited Liability Company or Partnership Existence, etc	99
6.08	Foreign Qualification, etc	99
6.09	Payment of Taxes, etc	99
6.10	Maintenance of Property; Insurance	99
6.11	Compliance with Laws, etc	100

ii

6.12	Books and Records	100
6.13	Use of Proceeds	101
6.14	End of Fiscal Years; Fiscal Quarters	101
6.15	Interest Rate Protection	101
6.16	Additional Security; Further Assurances	101
6.17	Post Second Amendment Effective Date Collateral Requirements	105
6.18	Lien Searches	106
6.19	Designation as Senior Debt	107
6.20	Operating Accounts as Collateral	107
6.21	Compliance with Environmental Laws	107
6.22	Preparation of Environmental Reports	107
6.23	Further Assurances	108
6.24	Compliance with Terms of Leaseholds	108
6.25	Cooperation	108
6.26	Incorporation of Financial Covenants	109
6.27	License Subsidiaries	109

ARTICLE VII. NEGATIVE COVENANTS		110

7.01	Changes in Business	110
7.02	Limitation on Liens	111
7.03	Disposition of Assets	112
7.04	Consolidations, Mergers, Acquisitions, etc	114
7.05	Limitation on Indebtedness	117
7.06	Transactions with Affiliates	118
7.07	Use of Credits; Compliance with Margin Regulations	119
7.08	Environmental Liabilities	119
7.09	Restricted Payments	119
7.10	Advances, Investments and Loans	119
7.11	Limitation on Business Activities of the Mission Entities	120
7.12	Sales or Issuances of Capital Stock	120
7.13	No Waivers, Amendments or Restrictive Agreements	120
7.14	Prepayments, Etc. of Indebtedness	121
7.15	Debt Repurchases	121
7.16	Nexstar and Mission	124
7.17	License Subsidiary Limitations	125

ARTICLE VIII. EVENTS OF DEFAULT		126

8.01	Event of Default	126
8.02	Remedies	130
8.03	Rights Not Exclusive	131
8.04	Application of Funds	131

ARTICLE IX. ADMINISTRATIVE AGENT		132

9.01	Appointment and Authority	132

iii

9.02	Rights as a Lender	133
9.03	Exculpatory Provisions	133
9.04	Reliance by Administrative Agent	134
9.05	Delegation of Duties	134
9.06	Resignation of Administrative Agent	134
9.07	Non-Reliance on Administrative Agent and Other Lenders	135
9.08	No Other Duties, Etc	136
9.09	Administrative Agent May File Proofs of Claim	136
9.10	Collateral and Guaranty Matters	137
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	137
9.12	Intercreditor Agreement	138

ARTICLE X. THE GUARANTY		139

10.01	Guaranty from the Guarantor Parties	139
10.02	Guaranty Limited	142

ARTICLE XI. MISCELLANEOUS		143

11.01	Amendment and Waivers	143
11.02	Notices; Effectiveness; Electronic Communication	146
11.03	No Waiver; Cumulative Remedies; Enforcement	148
11.04	Expenses; Indemnity; Damage Waiver	149
11.05	Payments Set Aside	151
11.06	Successors and Assigns	151
11.07	Treatment of Certain Information; Confidentiality	156
11.08	Right of Setoff	157
11.09	Interest Rate Limitation	158
11.10	Counterparts; Integration; Effectiveness	158
11.11	Survival of Representations and Warranties	158
11.12	Severability	159
11.13	Replacement of Lenders	159
11.14	Governing Law; Jurisdiction; Etc	160
11.15	WAIVER OF JURY TRIAL	161
11.16	Effectiveness	161
11.17	USA Patriot Act Notice	162
11.18	Termination	162
11.19	ENTIRE AGREEMENT	162
11.20	No Advisory or Fiduciary Responsibility	162
11.21	Time of the Essence	163
11.22	Electronic Execution of Assignments and Certain Other Documents	163

iv

Schedules and Exhibits

SCHEDULE 1.01(A)	NEXSTAR/MISSION AGREEMENTS
SCHEDULE 1.01(C)	DESCRIPTION OF PERMITTED REVOLVER REALLOCATION
SCHEDULE 1.01(D)	DESCRIPTION OF 2010 SENIOR SECOND LIEN SECURED NOTES
SCHEDULE 2.01	COMMITMENTS
SCHEDULE 5.09	OWNED AND LEASED REAL PROPERTIES
SCHEDULE 5.16	FCC LICENSES
SCHEDULE 5.17	SUBSIDIARIES
SCHEDULE 5.17(C)	FCC DISCLOSURE
SCHEDULE 5.21	NETWORK AFFILIATION AGREEMENTS
SCHEDULE 5.26	ACCOUNTS AS OF SECOND AMENDMENT EFFECTIVE DATE
SCHEDULE 6.17(a)	STATIONS WITH TOWERS AND TRANSMITTERS
SCHEDULE 6.17(a)(i)	REAL PROPERTY REQUIRING AMENDMENTS
SCHEDULE 7.02(l)	LIENS EXISTING ON THE FIRST AMENDMENT EFFECTIVE DATE
SCHEDULE 7.05(a)	EXISTING INDEBTEDNESS ON THE FIRST AMENDMENT EFFECTIVE DATE
SCHEDULE 7.06	EXISTING AFFILIATE TRANSACTIONS ON THE FIRST AMENDMENT EFFECTIVE DATE
SCHEDULE 7.10	INVESTMENTS ON THE FIRST AMENDMENT EFFECTIVE DATE
SCHEDULE 8.01(A)	NEXSTAR ENTITIES REPRESENTATIONS AND WARRANTIES
SCHEDULE 8.01(B)	NEXSTAR ENTITIES COVENANTS
SCHEDULE 11.02	ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES
SCHEDULE 11.06	PROCESSING AND RECORDATION FEES

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Closing Certificate
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-2	Form of Confirmation Agreement for the Pledge Agreement
EXHIBIT D-3	Form of Confirmation Agreement for the Mission Guaranty of Nexstar Obligations
EXHIBIT D-4	Form of Confirmation Agreement for the Nexstar Guaranty of Mission Obligations
EXHIBIT D-5	Form of Confirmation Agreement for the Smith Pledge Agreement
EXHIBIT E	Form of Information Certificate
EXHIBIT F	Form of Revolving Loan Note
EXHIBIT G	Form of Revolving Loan Notice
EXHIBIT H	Form of Solvency Certificate
EXHIBIT I	Form of Subsidiary Guaranty Agreement
EXHIBIT J	Form of Term B Loan Note
EXHIBIT K	Form of Term B Loan Notice
EXHIBIT L	Form of 2010 Intercreditor Agreement

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 1, 2005, is among MISSION BROADCASTING, INC., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”), BANK OF AMERICA, N.A., as the Administrative Agent for the Lenders.

RECITALS

A. The Borrower, the Administrative Agent, and the several banks parties thereto entered into that certain Second Amended and Restated Credit Agreement dated as of December 30, 2003 (as amended through the date hereof, the “Existing Mission Credit Agreement”).

B. The parties wish to amend and restate the Existing Mission Credit Agreement, which amendment and restatement is in extension and renewal, and not in extinguishment or novation, of the indebtedness outstanding under the Existing Mission Credit Agreement, as herein provided, it being acknowledged and agreed by the Borrower and the Guarantors that the Indebtedness under this Agreement constitutes an extension, renewal, decrease and ratification of the outstanding indebtedness under the Existing Mission Credit Agreement, and that all Liens and Guaranty Agreements that secure the repayment of outstanding indebtedness under the Existing Mission Credit Agreement shall continue to secure Indebtedness under this Agreement.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the Existing Mission Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS

1.01 Defined Terms. All capitalized terms used and not otherwise defined in this Agreement, including in the Preamble hereto, shall have the meanings specified below:

“ABRY Lender” means any investment fund controlled or under common control with ABRY Partners, LLC that does not own Capital Stock of the Ultimate Nexstar Parent or any Credit Party, but, in each case, only to the extent it has purchased Term B Loans.

“Acquisition” means, with respect to any Person, the occurrence of any of the following specified events: (i) any transaction or series of transactions for the purpose of, or resulting in, directly or indirectly, any of the following (including without limitation, any such transaction or transactions in connection with a like-kind exchange or otherwise): (a) the acquisition by such Person of all or substantially all of the assets of another Person, or of any business or division of another Person, or any television broadcasting station, (b) the acquisition by such Person of more than 50% of any class of Capital Stock (or similar ownership interests) of any other Person, (c) a merger, consolidation, amalgamation, or other combination by such Person with another Person or (ii) the entering into of any Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement, or other similar agreement by such Person. The terms “Acquire,” “Acquired” and “Acquisition of” shall have correlative meanings.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

“Additional Security Documents” has the meaning specified in Section 6.16(a).

“Additional Senior Second Lien Secured Notes” means the “Additional Senior Second Lien Secured Notes” as that term is defined in the Nexstar Credit Agreement.

“Additional Subordinated Notes” means the “Additional Subordinated Notes” as that term is defined in the Nexstar Credit Agreement.

“Additional Unsecured Notes” means the “Additional Unsecured Notes” as that term is defined in the Nexstar Credit Agreement.

“Administrative Agent” means Bank of America, N.A. in its capacity as Administrative Agent for the Lenders hereunder, and any successor to such agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account of the Administrative Agent as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

“Aggregate Available Revolving Commitment” means the sum of the Available Revolving Commitments of all Lenders.

“Aggregate Outstanding Term B Loan Balance” means, on any date of determination, the sum of the aggregate outstanding principal balances of all Term B Loans on such date, as such amount may be adjusted from time to time pursuant to this Agreement.

“Aggregate Revolving Commitment” means on any date of determination, the sum of the Revolving Commitments of all of the Lenders on such date, as such amount may be reduced from time to time pursuant to this Agreement. On the Second Amendment Effective Date, the Aggregate Revolving Commitment is equal to $10,000,000.

“Agreement” means this Third Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

“Anticipated Reinvestment Amount” means, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Disposition that the Borrower or any Subsidiary of the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

“Applicable Law” means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person, including the Code and (b) in respect of contracts made or performed in the State of Texas, “Applicable Law” shall also mean the Laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the Laws of the State of Texas, including, without limitation, Chapter 303 of the Texas Finance Code, as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code, shall not apply to Loans, the Letters of Credit, this Agreement, the Notes or any other Loan Documents.

“Applicable Margin” means

(i) with respect to Revolving Loans which are Eurodollar Loans, a rate per annum equal to 4.00%;

(ii) with respect to Term B Loans which are Eurodollar Loans, a rate per annum equal to 4.00%;

(iii) with respect to Revolving Loans which are Base Rate Loans, a rate per annum equal to 3.00%; and

(iv) with respect to Term B Loans which are Base Rate Loans, a rate per annum equal to 3.00%.

“Applicable Percentage” means (i) with respect to the Revolving Facility, the Revolving Commitment Percentage and (ii) with respect to the Term B Facility, the Term B Facility Percentage.

“Appropriate Lender” means, at any time, with respect to any of the Term B Facility or the Revolving Facility, a Lender that has a Commitment with respect to the Revolving Facility or holds a Term B Loan or a Revolving Loan, respectively, at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the Fiscal Year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Borrower and its consolidated Subsidiaries, including the notes thereto.

“Authorization” means any filing, recording and registration with, and any validation or exemption, approval, order, authorization, consent, License, certificate, franchise and permit from, any Governmental Authority, including, without limitation, FCC Licenses.

“Available Revolving Commitment” means, at any time as to any Lender, an amount equal to the excess, if any, of (i) the amount of the Revolving Commitment of such Lender at such time, over (ii) the sum of the outstanding principal balances of all Revolving Loans of such Lender plus the sum of all participations of such Lender in L/C Obligations at such time.

“Bank of America” means Bank of America, N.A., a national banking association, and its successors.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the sum of (i) 1.00% plus (ii) the Eurodollar Rate (for an Interest Period of one month, determined in accordance with subsection (b) of the definition of Eurodollar Base Rate). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan that bears an interest rate based on the Base Rate.

“Board of Directors” means, as to any Person, either (a) the board of directors of such Person (or, in the case of any Person that is a limited liability company, the managers of such Person) or (b) any duly authorized committee thereof.

“Board Resolution” means, as to any Person, a copy of a resolution of such Person certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by requisite action of the Board of Directors of such Person and to be in full force and effect on the date of such certification.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

“Borrower” means Mission Broadcasting, Inc., a Delaware corporation.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” has the meaning specified in Section 1.04.

“Borrowing Date” means, in relation to any Loan, the date of the borrowing of such Loan as specified in the Revolving Loan Notice or Term B Loan Notice, as applicable.

“Broadcast License” each FCC License controlled by any Mission Entity and each FCC license controlled by any Nexstar Entity, together with (a) the licenses, permits, authorizations or certificates to construct, own or operate the Stations and the Nexstar Stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (b) the licenses, permits, authorizations or certificates which are necessary to construct, own or operate the Stations and the Nexstar Stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means the “Capital Expenditures” as that term is defined in the Nexstar Credit Agreement.

“Capital Lease” has the meaning specified in the definition of “Capital Lease Obligations”.

“Capital Lease Obligations” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease (a “Capital Lease”).

“Capital Stock” means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (i) above.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Credit Parties at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any or all of the following: (i) obligations of, or guaranteed as to interest and principal by, the United States government maturing within one year after the date on which such obligations are purchased; (ii) open market commercial paper of any corporation (other than the Borrower, other Credit Party or any Affiliate of the Borrower or other Credit Party) incorporated under the Laws of the United States or any State thereof or the District of Columbia rated P-1 or its equivalent by Moody’s or A-1 or its equivalent or higher by S&P; (iii) time deposits or certificates of deposit maturing within one year after the issuance thereof issued by commercial banks organized under the Laws of any country which is a member of the OECD and having a combined capital and surplus in excess of $250,000,000 or which is a Lender or Brown Brothers Harriman & Co.; (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii); and (v) money market funds investing only in investments described in clauses (i) through (iv).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means Bank of America and its Affiliates and any other Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means that (a) 100% of the voting and economic interest of the Borrower shall cease to be subject to the Smith Pledge Agreement or a pledge agreement substantially in the form of the Smith Pledge Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent, or (b) a “change of control” or any comparable term under, and as defined in, any Indenture Documentation shall have occurred.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 6

“Charter Documents” means, with respect to any Person, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (ii) the bylaws, partnership agreement, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person’s Capital Stock or of any rights in respect of such Person’s Capital Stock, and any shareholder or stockholder agreement or other like agreement or arrangement to which such Person is a party or by which it is bound.

“Class” has the meaning specified in Section 1.04.

“Closing Certificate” means a Closing Certificate substantially in the form of Exhibit B.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Co-Documentation Agents” means UBS Securities LLC, Deutsche Bank Securities Inc., RBC Capital Markets and Credit Agricole CIB in their capacity as Co-Documentation Agents for the Lenders hereunder, and any successor to such agents.

“Collateral” means the Pledged Collateral, the Security Agreement Collateral and the Mortgaged Properties, and any other property or assets of any Credit Party subject to a Lien to secure all or any portion of the Obligations.

“Collateral Agent” means the Administrative Agent acting as collateral agent pursuant to the Security Documents (or any other Collateral Agent specifically permitted under the terms hereof, provided that no such other “Collateral Agent” shall be considered a “Collateral Agent” for the purposes of Section 11.01).

“Commitment” means, for each Lender, its Revolving Commitment.

“Communications Act” has the meaning specified in Section 5.17.

“Compliance Certificate” means, as to any Person, a certificate of such Person executed on its behalf by the Chief Executive Officer, President, Chief Financial Officer or Vice President of such Person, substantially in the form of Exhibit C, with such changes as acceptable to the Administrative Agent.

“Confirmation Agreements” means (i) a First Amendment and Confirmation Agreement for the Security Agreement, substantially in the form of Exhibit D-1, (ii) a First Amendment and Confirmation Agreement for the Pledge Agreement, substantially in the form of Exhibit D-2, (iii) a First Amendment and Confirmation Agreement for the Mission Guaranty of Nexstar Obligations, substantially in the form of Exhibit D-3, (iv) a First Amendment and Confirmation Agreement for the Nexstar Guaranty of Mission Obligations, substantially in the form of Exhibit D-4 and (v) a First Amendment and Confirmation Agreement for the Smith Pledge Agreement in the form of Exhibit D-5.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 7

“Consolidated First Lien Indebtedness” means, on any date, the “Consolidated First Lien Indebtedness” determined under the Nexstar Credit Agreement.

“Consolidated First Lien Indebtedness Ratio” means, as at any date, the “Consolidated First Lien Indebtedness Ratio” determined under the Nexstar Credit Agreement.

“Consolidated Fixed Coverage Ratio” means, as at any date, the “Consolidated Fixed Coverage Ratio” determined under the Nexstar Credit Agreement.

“Consolidated Operating Cash Flow” means, on any date, the “Consolidated Operating Cash Flow” determined under the Nexstar Credit Agreement.

“Consolidated Senior Secured Leverage Ratio” means, on any date, the “Consolidated Senior Secured Leverage Ratio” determined under the Nexstar Credit Agreement.

“Consolidated Total Debt” means, on any date, the “Consolidated Total Debt” determined under the Nexstar Credit Agreement.

“Consolidated Total Leverage Ratio” means, on any date, the “Consolidated Total Leverage Ratio” determined under the Nexstar Credit Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, lease, loan agreement, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means the making of any Loan or the issuance of any Letter of Credit.

“Credit Parties” means the Borrower, any other Mission Entities, the Nexstar Entities and any other Person hereafter executing and delivering a Security Document or a Guaranty Agreement or any equivalent document for the benefit of the Administrative Agent and/or any Lender; provided that neither David S. Smith nor Nancie J. Smith will be deemed to be a “Credit Party”.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 8

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Revolving Loans that are Base Rate Loans plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Nexstar Defaulting Lender or any Lender, as reasonably determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” means the direct or indirect sale, assignment, lease (as lessor), transfer, conveyance or other disposition (including, without limitation, dispositions of or pursuant to Local Marketing Agreements, Joint Sales Agreement or Shared Services Agreements or pursuant to Sale and Leaseback Transactions), in a single transaction or a series of related transactions, by any Mission Entity to any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) of any assets or property of any Mission Entity; provided that in any event the term “Disposition” shall mean and include sales, assignments, leases (as lessor), transfers, conveyances or other dispositions (including, without limitation, pursuant to Local Marketing Agreements, Joint Sales Agreements or Shared Services Agreements) of principal divisions, or lines of business of, any Mission Entity including, without limitation, any Station of any Mission Entity or the Capital Stock of any Subsidiary of any Mission Entity. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), at the option of the holder thereof or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable, at the option of the holder thereof, in whole or in part.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 9

“Dividend” means, with respect to any Person, that such Person has authorized, declared or paid a dividend or returned any equity capital to holders of its Capital Stock as such or made any other distribution, payment or delivery of property or cash to holders of its Capital Stock as such.

“Dollars” and “$” each mean lawful money of the United States.

“Domestic Lending Office” shall have the meaning specified in the definition of “Lending Office”.

“Early Maturity Date” means any and each date that is 90 days prior to the maturity of any of the Unsecured Notes (irrespective of whether any such Unsecured Note issuance has been refinanced to a later date subsequent to the occurrence of the Early Maturity Date).

“Effective Date” means April 1, 2005.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Sections 412, 414(t)(2) and 4971 of the Code).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 10

“ERISA Event” means (i) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan which could reasonably be expected to result in a material liability to the Borrower and/or any of its Subsidiaries; (ii) a withdrawal by any Borrower, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA where such withdrawal or cessation could reasonably be expected to result in a material liability to the Borrower and/or any of its Subsidiaries; (iii) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan which could reasonably be expected to result in a material liability to the Borrower and/or any of its Subsidiaries or notification that a Multiemployer Plan is insolvent or in reorganization; (iv) the filing of a notice of intent to terminate other than under a standard termination pursuant to Section 4041(b) of ERISA where such standard termination or the process of affecting such standard termination will not result in a material liability to the Borrower, any of its Subsidiaries or an ERISA Affiliate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) a failure by the Borrower, any of its Subsidiaries or any ERISA Affiliate to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; (vi) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vii) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any of its Subsidiaries or any ERISA Affiliate; or (viii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

“Eurodollar Base Rate” means:

(a) For any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that, for an Interest Period of less than three months, if the Eurodollar Base Rate would, but for the application of this proviso, be less than the Eurodollar Base Rate for an Interest Period of three months, the Eurodollar Base Rate shall be the Eurodollar Base Rate for an Interest Period of three months.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 11

(b) For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to BBA LIBOR, at approximately 11:00 a.m., London time on the date of determination (provided that if such day is not a London Banking Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for the Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Loan” means any Loan that bears interest rate computed on the basis of the Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Loan,

(a) that is a Revolving Loan, a rate per annum equal to the rate determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

and

(b) that is a Term B Loan, a rate per annum equal to the greater of (a) 1.00 and (b) the rate determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events or circumstances specified in Section 8.01.

“Excess Cash Flow” means, as at any date, the “Excess Cash Flow” as determined under the Nexstar Credit Agreement.

“Exchange Notes” means those certain senior secured second lien notes issued by the Borrower and the Nexstar Borrower in exchange for the Original 2010 Senior Second Lien

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 12

Secured Notes pursuant to the terms and conditions of that certain Registration Rights Agreement, to be entered into between the Borrower, the Nexstar Borrower, the Guarantors and the initial purchasers of the Original 2010 Senior Second Lien Secured Notes, in a principal amount not more than the original principal amount of the Original 2010 Senior Second Lien Secured Notes, and on the terms and conditions as set forth on Schedule 1.01(D), and on such other terms and conditions, and subject to documentation, acceptable to each of the Joint Lead Arrangers.

“Excluded Deposit Accounts” means, collectively, (a) payroll and employee benefit accounts and accounts held solely in a fiduciary capacity for an unrelated third party that is not (x) a Nexstar Entity, (y) a Mission Entity or (z) an Affiliate of a Nexstar Entity or a Mission Entity, or disbursement accounts solely related thereto, in each case established after the Second Amendment Effective Date and (b) so long as no Default exists, any deposit account held in the name of any Credit Party that, when aggregated with the amounts on deposit in all other deposit accounts held in the name of any Credit Party for which a control agreement has not been obtained (other than those in clause (a)), do not exceed $500,000.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c).

“Exclusion Amount” means, on any date of determination, for the period commencing on the Second Amendment Effective Date and continuing through any such date of determination, the difference between $5,000,000 minus the sum of the amounts described in (a), (b), (c) and (d) below:

(a) the sum of the aggregate annual Net Cash Proceeds in excess of the amounts permitted to be excluded from mandatory prepayments pursuant to clause (C) of the proviso to Section 2.06(b)(i) for each year during such period in the aggregate for all years occurring during such period, plus

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 13

(b) the sum of the aggregate annual net proceeds in excess of the amounts permitted to be excluded from mandatory prepayments pursuant to clause (B) of the proviso to Section 2.06(c) for each year during such period in the aggregate for all years occurring during such period, plus

(c) the sum of the aggregate annual Nexstar Net Cash Proceeds in excess of the amounts permitted to be excluded from mandatory prepayments pursuant to clause (C) of the proviso to Section 2.06(b)(i) of the Nexstar Credit Agreement for each year during such period in the aggregate for all years occurring during such period, plus

(d) the sum of the aggregate annual net proceeds in excess of the amounts permitted to be excluded from mandatory prepayments pursuant to clause (B) of the proviso to Section 2.06(c) of the Nexstar Credit Agreement for each year during such period in the aggregate for all years occurring during such period.

“Existing Mission Credit Agreement” has the meaning specified in Recital A.

“Existing Mortgage Policies” means the Mortgage Policies issued prior to the Second Amendment Effective Date with respect to the Existing Mortgages.

“Existing Mortgages” means the Mortgages executed and delivered the prior to the Second Amendment Effective Date.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business (net of any taxes paid or payable as a result of the receipt of such cash (or reasonably and in good faith reserved for the payment of any such taxes after taking into account all available credits and deductions)), including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments, provided that during the continuance of a Default, any amounts deducted from Extraordinary Receipts that are not immediately due and payable shall be delivered to the Administrative Agent to be held as collateral in accordance with the terms of Section 2.06(k).

“Facility” means the Term B Facility or the Revolving Facility, as the context may require.

“Facility Percentage” means, as to any Lender at any time, the quotient (expressed as a percentage) of (i) the sum of (A) such Lender’s Revolving Commitment (as in effect at such time) or, if such Revolving Commitment has been terminated in full, such Lender’s outstanding Revolving Loans and participations in L/C Obligations (or, without duplication, obligations held by the L/C Issuer in respect of L/C Obligations, in the case of the L/C Issuer), plus (B) such Lender’s outstanding Term B Loans, divided by (ii) the sum of (A) the Aggregate Revolving Commitment (as in effect at such time) or, if the Aggregate Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and L/C Obligations, plus (B) the Aggregate Outstanding Term B Loan Balance.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 14

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FCC” means the Federal Communications Commission.

“FCC License” has the meaning specified in Section 5.17.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (i) the letter agreement, dated March 15, 2005, among the Borrower, the Nexstar Borrower, the Administrative Agent and BAS, (ii) the letter agreement, dated March 15, 2005, among the Borrower, the Nexstar Borrower, the Administrative Agent, the Joint Lead Arrangers, the Joint Book Managers, UBS Loan Finance LLC and Merrill Lynch Capital Corporation, and (iii) any other fee letter entered into by the Borrower and/or any other Credit Party and any Agent, Joint Lead Arranger, Joint Book Manager or Lender in connection with this Agreement or any amendment hereto.

“First Amendment” means that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of October 8, 2009, among Mission Broadcasting, Inc., the Lenders and the Administrative Agent.

“First Amendment Effective Date” means, as applicable in the context used, the date that all applicable conditions of effectiveness set forth in the First Amendment are satisfied with respect to any provision therein.

“Fiscal Quarter” means each of the following quarterly periods: (i) January 1 of each calendar year through and including March 31 of such calendar year, (ii) April 1 of each calendar year through and including June 30 of such calendar year, (iii) July 1 of each calendar year through and including September 30 of such calendar year and (iv) October 1 through and including December 31 of such calendar year.

“Fiscal Year” means a calendar year.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 15

“Former Major Network Affiliate” at any time means any Station that, at such time, is not subject to a Network Affiliation Agreement with a Major Television Network, if either (i) such Station is subject to a Network Affiliation Agreement with a Major Television Network on the Effective Date, or (ii) if such Station is not a Station on the Effective Date, then such Station was subject to a Network Affiliation Agreement with a Major Television Network on the date it became a Station; provided that, for purposes of this definition and Section 8.01(p), two or more Stations that substantially simulcast the same programming will be deemed to be a single Station so long as they do so.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 11.06(g).

“Guaranteed Obligations” means, with respect to each Borrower as a Guarantor under Article X of this Agreement, all Obligations of each other Borrower under this Agreement and the other Loan Documents.

“Guaranteed Party” means each Borrower, with respect to its Guaranteed Obligations under Article X of this Agreement.

“Guarantor” means (i) each Credit Party which is a party to a Guaranty Agreement and (ii) each Borrower, as a Guarantor Party under Article X of this Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 16

“Guarantor Party” means each Borrower, with respect to its Guaranty Obligations under Article X of this Agreement.

“Guaranty Agreements” means the Nexstar Guaranty of Mission Obligations, the Subsidiary Guaranty Agreement, the Mission Guaranty of Nexstar Obligations, each Guaranty Supplement to each of the foregoing and any other agreement executed and delivered to the Administrative Agent guaranteeing any of the Obligations, and any and all amendments, modifications, restatements, extensions, increases, rearrangements and/or substitutions of any of the foregoing.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, without duplication (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor; (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case, including arrangements (“non-recourse guaranty arrangements”) wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or if less, the stated or determinable amount of such Guaranty Obligation) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof; provided that the amount of any non-recourse guaranty arrangement shall not be deemed to exceed the fair value of the property which may be repossessed or sold by the holder of the primary obligation in question.

“Guaranty Supplements” means each of the Guaranty Supplements which are attached to the Guaranty Agreements as Annex A thereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means (a) any Person that, at the time it entered into an Interest Rate Protection Agreement permitted under Article VII, was a Lender or an Affiliate of a Lender and (b) the Administrative Agent and each of its Affiliates party to an Interest Rate Protection Agreement, in its capacity as a party to such Interest Rate Protection Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 17

“Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Texas Law (if applicable), on each day, if any, that Chapter 303 of the Texas Finance Code, as amended, establishes the Highest Lawful Rate, such rate shall be the weekly ceiling computed in accordance with Section 303.003 of the Texas Finance Code, as amended, for that day.

“Holders” means the requisite holders of any of the Senior Second Lien Secured Notes, Additional Unsecured Notes, or Additional Subordinated Notes as applicable, of any class or type, or the trustee of any indenture executed in connection with such Senior Second Lien Secured Notes, Additional Unsecured Notes, or Additional Subordinated Notes, as applicable, in each case as applicable such that such holders or trustee is authorized to act on behalf of all such holders of the Senior Second Lien Secured Notes, Additional Unsecured Notes or Additional Subordinated Notes of such class or type.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incremental Effective Date” has the meaning specified in Section 2.01(c)(viii).

“Incremental Loan Amendment” has the meaning specified in Section 2.01(c)(v).

“Incremental Margin” has the meaning specified in Section 2.01(c)(iii).

“Incremental Term Lender” means each Lender that has made an Incremental Term Loan.

“Incremental Term Loan” means any increase to the Term B Loans or any Incremental Term Loan Tranche, in each case in accordance with the terms and provisions of Section 2.01(c).

“Incremental Term Loan Tranche” means a new tranche of Term B Loans made in accordance with the provisions of Section 2.01(c)(vi)(A).

“Incremental Upfront Fee” has the meaning specified in Section 2.01(c)(iii).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than (x) trade payables entered into in the ordinary course of business pursuant to ordinary terms and (y) ordinary course purchase price adjustments); (iii) all reimbursement or payment obligations with respect to letters of credit or non-contingent reimbursement or payment obligations with respect to bankers’ acceptances, surety bonds and similar documents; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement or sales of accounts receivable, in any such case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 18

such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations; (vii) all net obligations with respect to Interest Rate Protection Agreements; (viii) Disqualified Stock; (ix) all indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (in which event the amount thereof shall not be deemed to exceed the fair value of such property); and (x) all Guaranty Obligations in respect of obligations of the kinds referred to in clauses (i) through (ix) above; provided that, notwithstanding the foregoing and with respect to the calculation of Indebtedness in connection with the Consolidated First Lien Indebtedness Ratio, the Consolidated Senior Secured Ratio and the Consolidated Total Leverage Ratio only, in connection with the issuance of Permitted Refinancing Indebtedness and the repayment of any Unsecured Notes or 2010 Senior Second Lien Secured Notes in accordance with the terms hereof, to the extent that (1) Net Debt Proceeds of such Permitted Refinancing Indebtedness (A) have been irrevocably tendered in connection with the repayment of any of the Unsecured Notes or the 2010 Senior Second Lien Secured Notes and (B) are being held by the trustee of such Unsecured Notes or 2010 Senior Second Lien Secured Notes for repayment of such Unsecured Notes or 2010 Senior Second Lien Secured Notes in the ordinary course of business and in accordance with customary practice, and (2) both the Permitted Refinancing Indebtedness and the amount of such Unsecured Notes or 2010 Senior Second Lien Secured Notes would otherwise be included in the calculation of Indebtedness, the amount of funds being held by the trustee for repayment of such Unsecured Notes or 2010 Senior Second Lien Secured Notes for a period of five consecutive Business Days or less shall be excluded from the calculation of Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes or Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indenture Documentation” means 2010 Indenture Documentation, the Additional Senior Second Lien Secured Notes, any indenture for any Additional Senior Second Lien Secured Notes, and all agreements and instruments executed by the Borrower or any of the other Credit Parties in connection with the Additional Senior Second Lien Secured Notes and any indenture for any Additional Senior Second Lien Secured Notes, including without limitation, all agreements and instruments granting any second Lien to secure any of the Additional Senior Second Lien Secured Notes.

“Information” has the meaning specified in Section 11.07.

“Information Certificate” means a certificate of the Borrower executed on the Borrower’s behalf by a Responsible Officer of the Borrower, substantially in the form of Exhibit E.

“Initial Borrowing Date” means the date, occurring on the Effective Date, on which the initial Credit Event occurs.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 19

receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally; in each case undertaken under U.S. Federal, State or foreign Law, including the Bankruptcy Code.

“Intellectual Property” has the meaning specified in Section 5.09.

“Intercreditor Agreement” has the meaning specified in Section 7.05(i) of the Nexstar Credit Agreement.

“Interest Payment Date” means, (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice or Term B Loan Notice, as the case may be, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Protection Agreement” means an interest rate swap, cap, collar, option or similar arrangement entered into to hedge interest rate risk (and not for speculative purposes), including without limitation, fixed to floating and floating to fixed, and any other derivative product, so long as such other derivative product is consented to by Administrative Agent.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Intra-Company Broadcast Operating Agreements” has the meaning specified in Section 7.17(a).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 20

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder to Pledge Agreement” means a supplement to the Pledge Agreement in the form of Annex B thereto, whereby a Mission Entity becomes a party to, and assumes all obligations of, a pledgor under the Pledge Agreement.

“Joinder to Security Agreement” means a supplement to the Security Agreement in the form of Annex C thereto, whereby a Mission Entity becomes a party to, and assumes all obligations of, a grantor under the Security Agreement.

“Joint Book Managers” means Banc of America Securities LLC, UBS Securities LLC and Deutsche Bank Securities Inc., in their capacity as Joint Book Managers.

“Joint Lead Arrangers” means Banc of America Securities LLC, UBS Securities LLC and Deutsche Bank Securities Inc., in their capacity as Joint Lead Arrangers.

“Joint Sales Agreement” means an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person obtains the right to (i) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (ii) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (iii) set the rates for advertising on and/or (iv) provide the advertising material for broadcast on, a television broadcast station the FCC License of which is held by a Person other than an Affiliate of such Person.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Commitment Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 21

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leasehold” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lenders” has the meaning specified in the Preamble hereto and such term shall also include the L/C Issuer, the Administrative Agent in its capacity as a lender hereunder, the Syndication Agent in its capacity as a Lender hereunder and the Co-Documentation Agents in their capacities as lenders hereunder.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Stated Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $1,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“License” means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority or other Person which permits or authorizes the use of an electromagnetic transmission frequency or the construction or operation of a broadcast television station system or any part thereof or any other authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority or other Person which is necessary for the lawful conduct of the business of constructing or operating a broadcast television station.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 22

“License Subsidiary” means a Wholly-Owned Subsidiary of Borrower or the Nexstar Borrower, as applicable, that in each case shall be a single-purpose entity the sole purpose of which shall be to hold any Broadcast Licenses currently controlled, or at any time acquired, by each such Nexstar Entity and Mission Entity and under the authority of which a Station or Nexstar Station, as applicable, is authorized to operate, and which Wholly-Owned Subsidiary is otherwise (a) formed, created or acquired in accordance with the terms of Section 6.27, and (b) in full compliance with Section 6.16 (including, without limitation, Section 6.16(d)), Section 6.27, Section 7.17, and the other terms of this Agreement, the comparable provisions of the Nexstar Loan Credit Agreement, and the Loan Documents and Nexstar Loan Documents, as applicable), or any other Subsidiary into which any such License Subsidiary may be merged (which such merged entity must still meet all the requirements set forth in this definition for a License Subsidiary).

“License Subsidiary Trigger Date” means any incurrence by the Borrower, any Nexstar Entity or any Mission Entity of any Indebtedness constituting Additional Unsecured Notes in accordance with the terms of Section 7.05(i)(z) of the Nexstar Credit Agreement, or any guaranty by any Nexstar Entity or Mission Entity of any Indebtedness constituting Additional Unsecured Notes.

“Lien” means, with respect to any property or asset (or any revenues, income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (i) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (ii) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidity” has the meaning specified in the Nexstar Credit Agreement.

“Loan” means any extension of credit made by any Lender pursuant to this Agreement.

“Loan Documents” means this Agreement (including the Guaranty set forth in Article X hereof), all Guaranty Agreements, all Security Documents, all Confirmation Agreements, all Issuer Documents, any Request for Credit Extension, any Notes executed and delivered pursuant to Section 2.11(a) or in connection with any reallocation of the Revolving Commitment under the Revolver Reallocation Letter, the Revolver Reallocation Letter, all Secured Cash Management Agreements, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, and all other waivers, consents, agreements and amendments executed in connection with the Revolver Reallocation Letter, any Secured Hedge Agreement, any other subordination agreement entered into with any Person with

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 23

respect to the Obligations, the Fee Letters and any other agreements between any Person and any Lender respecting fees payable in connection with this Agreement, any Incremental Loan Amendment and any amendment and/or other agreements executed in connection with any Incremental Term Loan or any Replacement Term B Loans and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Credit Party or any other Person to or for the benefit of the Administrative Agent, any Lender or any Affiliate of any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, increases, supplements and other modifications thereof and all renewals, extensions, restatements, rearrangements and/or substitutions from time to time of all or any part of the foregoing; provided, that, for the purposes of Sections 8.02 and 11.01 of this Agreement, the term “Loan Documents” shall not include any Interest Rate Protection Agreement, Secured Hedge Agreement or any Secured Cash Management Agreement.

“Local Marketing Agreement” means a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time during more than fifteen percent (15%) of the air time of a television broadcast station licensed to another Person.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Major Television Network” means any of ABC, Inc., National Broadcasting Company, Inc., CBS, Inc., FOX Television Network, or any other television network which produces and makes available more than 15 hours of weekly prime time television programming.

“Majority Lenders” means, at any time, Lenders and Nexstar Lenders (in each case that are not Defaulting Lenders or Nexstar Defaulting Lenders) whose Facility Percentages plus Nexstar Facility Percentages aggregate more than 50% of the sum of the aggregate Facility Percentages of the Lenders plus the aggregate Nexstar Facility Percentages of the Nexstar Lenders (in each case that are not Defaulting Lenders or Nexstar Defaulting Lenders).

“Majority Revolver Lenders” means, at any time, Revolving Lenders and Nexstar Revolving Lenders (in each case that are not Defaulting Lenders or Nexstar Defaulting Lenders) having more than 50% of the sum of (1) the Aggregate Revolving Commitment (as in effect at such time) of the Revolving Lenders that are not Defaulting Lenders or, if the Aggregate Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and L/C Obligations of the Revolving Lenders that are not Defaulting Lenders, plus (2) the Nexstar Aggregate Revolving Commitment (as in effect at such time) of the Nexstar Revolving Lenders that are not Nexstar Defaulting Lenders or, if the Nexstar Aggregate Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Nexstar Revolving Loans and Nexstar L/C Obligations of the Nexstar Revolving Lenders that are not Nexstar Defaulting Lenders.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 24

“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse effect (i) on the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Mission Entities taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party or (iii) the validity or enforceability of this Agreement or any other Loan Document or the rights and remedies of the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

“Material Motor Vehicles” means each vehicle or other rolling stock of any Mission Entity which is a broadcast or remote production vehicle.

“Maturity Date” for any Loan means (i) with respect to Revolving Loans, the Stated Revolving Credit Maturity Date and (ii) with respect to Term B Loans, the Stated Term B Maturity Date.

“Maximum Incremental Amount” means, on any date of determination, $100,000,000 less the sum of all Nexstar Incremental Term Loans on such date.

“Measurement Period” means, with respect to any date, the most recently ended four consecutive Fiscal Quarter period for which financial statements have been or were required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) prior to such date.

“Mission Entity” means the Borrower and any Person which is a direct or indirect Subsidiary of the Borrower.

“Mission Guaranty of Nexstar Obligations” means the Second Restated Guaranty Agreement, dated as of October 8, 2009, executed by the Mission Entities in favor of the Lenders, whereby the Mission Entities guaranty the Obligations.

“Mission Operating Subsidiary” has the meaning specified in Section 6.27(a).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means (in each case as same may be amended or amended and restated) a deed of trust, trust deed, deed to secure debt, mortgage, leasehold deed of trust, leasehold trust deed, leasehold deed to secure debt, or leasehold mortgage, together with the assignments of leases and rents referred to therein or executed in connection therewith, in each case in favor of the Collateral Agent for the benefit of the Secured Parties and securing the obligations described therein and in form and substance reasonably acceptable to the Administrative Agent. The term “Mortgages” includes without limitation the Existing Mortgages together with the Mortgage Amendments, and Mortgages delivered pursuant to Section 6.16. Each Mortgage executed after the Second Amendment Effective Date shall be in form and substance substantially the same as the Existing Mortgages, with such changes as may be reasonably acceptable to the Administrative Agent (including, without limitation, such changes as may be reasonably satisfactory to the Administrative Agent and its counsel to account for matters of Law, whether local or otherwise).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 25

“Mortgage Amendment” means an amendment to an Existing Mortgage or an amendment and restatement of an Existing Mortgage, in each case in form and substance reasonably acceptable to the Administrative Agent.

“Mortgaged Properties” means all Real Property owned or leased by any Mission Entity or Nexstar Entity and listed on Schedule 5.09 as being mortgaged, and all other Real Property owned by any Credit Party which is subject to a Mortgage or other mortgage or deed of trust Lien to secure all or any part of the Obligations.

“Mortgage Policy” means a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgage in question to be valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, filed mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and to which any Mission Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Cash Proceeds” means, in connection with any Disposition (including any Sale and Leaseback Transaction), the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash, this provision not permitting any payment to be made by means other than cash) of such Disposition net of (i) reasonable transaction costs (including any underwriting, brokerage or other selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith actually incurred and satisfactorily documented), and (ii) taxes estimated to be paid as a result of such Disposition, provided that any amounts deducted from Net Cash Proceeds that are not immediately due and payable shall be delivered to the Administrative Agent to be held as collateral in accordance with the terms of Section 2.06(k).

“Net Debt Proceeds” means, with respect to the incurrence or issuance of any Indebtedness by any Mission Entity, (i) the gross cash proceeds received in connection with such incurrence or issuance, as and when received, minus (ii) all reasonable out-of-pocket transaction costs (including legal, investment banking or other fees and disbursements) associated therewith actually incurred (whether by such Mission Entity or an Affiliate thereof), satisfactorily documented and paid or payable (whether on behalf of such Mission Entity or an Affiliate thereof) to any Person not an Affiliate of a Mission Entity, provided that any amounts deducted from Net Debt Proceeds that are not immediately due and payable shall be delivered to the Administrative Agent to be held as collateral in accordance with the terms of Section 2.06(k).

“Net Issuance Proceeds” means, with respect to the sale or issuance of Capital Stock, or any capital contribution to, any Mission Entity from a source other than a Mission Entity, (i) the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 26

gross cash proceeds received in connection with such sale or issuance or such capital contribution, as and when received minus (ii) all reasonable out-of-pocket transaction costs (including legal, investment banking or other fees and disbursements) associated therewith actually incurred (whether by such Mission Entity or an Affiliate thereof), satisfactorily documented and paid (whether on behalf of such Mission Entity or an Affiliate thereof) to any Person not an Affiliate of a Mission Entity, provided that any amounts deducted from Net Issuance Proceeds that are not immediately due and payable shall be delivered to the Administrative Agent to be held as collateral in accordance with the terms of Section 2.06(k).

“Network Affiliation Agreements” means each agreement set forth on Schedule 5.21 and each other agreement entered into by a Television Company with any Major Television Network pursuant to which a Television Company and such Major Television Network agree to be affiliated and such Major Television Network agrees that such Television Company shall serve as that Major Television Network’s primary outlet within any defined market for television programming provided by such Major Television Network for broadcast by its station affiliates.

“Nexstar Aggregate Available Revolving Commitment” means the “Aggregate Available Revolving Commitment” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Aggregate Revolving Commitment” means the “Aggregate Revolving Commitment” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Borrower” means the “Borrower” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Commitments” means the “Commitments” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of the date of this Agreement, among the Nexstar Borrower, as borrower, the Ultimate Nexstar Parent, certain of its Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto, and Bank of America, N.A., as the administrative agent, as the same may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

“Nexstar Defaulting Lender” means “Defaulting Lender” as defined in the Nexstar Credit Agreement.

“Nexstar Disposition” means “Disposition” as defined in the Nexstar Credit Agreement.

“Nexstar Entity” means the Ultimate Nexstar Parent and any Person which is a direct or indirect Subsidiary of the Ultimate Nexstar Parent.

“Nexstar Facility Percentage” means the “Facility Percentage” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Finance Holdings” means Nexstar Finance Holdings, Inc., a Delaware corporation and a Nexstar Entity.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 27

“Nexstar Guaranty of Mission Obligations” means the Second Restated Guaranty Agreement, dated as October 8, 2009, executed by the Nexstar Entities in favor of the Lenders, whereby the Nexstar Entities guaranty the Obligations.

“Nexstar Incremental Term Loans” means the Incremental Term Loans as that term is defined in the Nexstar Credit Agreement.

“Nexstar L/C Obligations” means the “L/C Obligations” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Lenders” means the “Lenders” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Letters of Credit” means the “Letters of Credit” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Loan” means any extension of credit made by any Lender under or pursuant to the Nexstar Credit Agreement.

“Nexstar Loan Documents” means the “Loan Documents” as that term is defined in the Nexstar Credit Agreement.

“Nexstar/Mission Agreements” means any and all agreements executed between or among the Borrower and the Nexstar Borrower, or any Nexstar Entity and any Mission Entity, including, without limitation, those agreements listed on Schedule 1.01A.

“Nexstar Net Cash Proceeds” means “Net Cash Proceeds” as defined in the Nexstar Credit Agreement.

“Nexstar Obligations” means the “Obligations” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Operating Subsidiary” has the meaning specified in Section 7.17(c).

“Nexstar Recovery Event” means “Recovery Event” as defined in the Nexstar Credit Agreement.

“Nexstar Revolving Lenders” means the “Revolving Lenders” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Revolving Loans” means the “Revolving Loans” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Station” means “Stations” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Term B Lenders” means the “Term B Lenders” as that term is defined in the Nexstar Credit Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 28

“Nexstar Term B Loan” means the “Term B Loan” as that term is defined in the Nexstar Credit Agreement.

“Non-Significant Real Property” on any date means any (i) leasehold Real Property of a Mission Entity with a rental value of less than $500,000 annually and (ii) fee owned Real Property of a Mission Entity where the greater of book value and tax assessed value is less than $500,000.

“Notes” means, collectively, the Revolving Loan Notes and the Term B Loan Notes.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or other obligations and liabilities of any Credit Party to the Administrative Agent or to any Lender (or, in the case of any Secured Hedge Agreement or Secured Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OECD” means the Organization for Economic Cooperation and Development.

“Operating Subsidiaries” has the meaning specified in Section 7.17(c).

“Original 2010 Senior Second Lien Secured Notes” means those certain senior second lien secured notes to be issued by the Borrower and the Nexstar Borrower in connection with the effectiveness of the Second Amendment in accordance with the terms thereof and pursuant to the terms of the 2010 Indenture, on the terms and conditions set forth on Schedule 1.01(D) and on such other terms and conditions acceptable to each of the Lenders.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Revolving Loans and Term B Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Term B Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 29

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Refinancing Indebtedness” has the meaning specified in Section 7.05(i) of the Nexstar Credit Agreement.

“Permitted Revolver Reallocation” has the meaning specified in the Revolver Reallocation Letter.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors or maintains or to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Second Restated Pledge Agreement dated as of October 8, 2009, pursuant to which each Credit Party has pledged or collaterally assigned 100% of the Capital Stock of each of its Subsidiaries, and any intercompany notes held by it.

“Pledged Collateral” has the meaning specified in the Pledge Agreement or the Smith Pledge Agreement, as applicable.

“Pro Forma Basis” has the meaning specified in the Nexstar Credit Agreement.

“Pro Forma Compliance Certificate” has the meaning specified in the Nexstar Credit Agreement.

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, and the improvements and fixtures located thereon, including Leaseholds.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 30

“Recovery Event” means the receipt by any Mission Entity of any insurance or other cash proceeds payable by reason of theft, loss, physical destruction, condemnation or damage or any other similar event with respect to any property or assets of any Mission Entity.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Registration Rights Agreement” means the “Registration Rights Agreement” as defined in the 2010 Indenture.

“Reinvestment Assets” means any assets owned by and to be employed in the business of the Borrower and its Subsidiaries as permitted by this Agreement.

“Reinvestment Election” has the meaning specified in Section 2.06(b).

“Reinvestment Notice” means a written notice by the Borrower signed on its behalf by a Responsible Officer of the Borrower stating that the Borrower in good faith, intends and expects to use, or to cause a Subsidiary of the Borrower to use, all or a specified portion of the Net Cash Proceeds of a Disposition to purchase, construct or otherwise Acquire Reinvestment Assets.

“Reinvestment Period” means the period commencing on the date of any Disposition and terminating on the date which is 365 days after such Disposition.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (i) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (ii) the aggregate amount thereof expended by the Borrower and/or any of its Subsidiaries to Acquire Reinvestment Assets (including reasonable out-of-pocket disbursements in connection with any such Acquisition).

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Majority Lenders, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while a Default or an Event of Default exists, (ii) the first day following the last day of the relevant Reinvestment Period and (iii) the date on which the Borrower or any of its Subsidiaries shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other Acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Replacement Term B Loans” has the meaning specified in Section 2.01(d).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 31

“Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Request for Credit Extension” means (a) with respect to a Revolving Borrowing or a conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to a Term B Loan Borrowing or a conversion or continuation of Term B Loans, a Term B Loan Notice, and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, for each Credit Party, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Credit Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Credit Party, in each case acting solely in such capacity and without personal liability. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means, as to any Credit Party, (i) the authorization, declaration or payment of any Dividend by such Person, (ii) the redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration by such Person of any Capital Stock of such Person, or (iii) the making of any payment of principal or interest (or any comparable reduction of principal or yield provision) by any such Person on any Indebtedness (including, without limitation, any redemption, defeasance, setting aside of funds, or other provision for, or assurance of, payment).

“Restructuring Advisor” means, if any, the restructuring advisor to the Administrative Agent hired by the Administrative Agent or its counsel, in its sole discretion or at the request of the Majority Lenders or the Majority Revolver Lenders, provided that the Administrative Agent shall have (i) notified the Borrower of the identity of the proposed restructuring advisor prior to hiring such restructuring advisor and (ii) provided the Borrower an opportunity to consult with the Administrative Agent regarding such proposed hire.

“Revolver Reallocation Letter” means that certain letter among the Revolving Lenders permitting under certain circumstances the reallocation of the Revolving Commitment as described on Schedule 1.01(C).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 32

L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and as such Revolving Commitment may be adjusted in accordance with the terms of the Revolver Reallocation Letter.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Commitment Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitment has expired, then the Revolving Commitment Percentage of each Lender shall be determined based on the Revolving Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Revolving Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party thereto, as applicable.

“Revolving Commitment Period” means the period from and including the Effective Date to but not including the Stated Revolving Credit Maturity Date.

“Revolving Facility” means the revolving loan facility provided for in Section 2.01(b).

“Revolving Lender” means each Lender that has a Revolving Commitment or that is a holder of a Revolving Loan made under the Revolving Commitments.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender substantially in the form of Exhibit F.

“Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit G.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter such Person or an Affiliate or Subsidiary of such Person shall lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 33

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of April 19, 2010, among Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means the date that all applicable conditions of effectiveness set forth in the Second Amendment are satisfied.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any one or more Credit Parties and any Cash Management Bank.

“Secured Hedge Agreement” means any Interest Rate Protection Agreement permitted under Article VII that was entered into by and between any Credit Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the Third Restated Security Agreement dated as of April 19, 2010, pursuant to which the Borrower has granted security interests in its assets.

“Security Agreement Collateral” has the meaning specified in the Security Agreement.

“Security Documents” means collectively the Smith Pledge Agreement, the Pledge Agreement, the Security Agreement, each Mortgage and each Joinder to Pledge Agreement and Joinder to Security Agreement, and any other pledge agreement, security agreement, guaranty or other document granting a Lien or security interest to secure payment of all or any portion of the Obligations, or otherwise assuring payment of all or any portion of the Obligations, executed and delivered by any Credit Party, David Smith or any other Person, pursuant to any Loan Document or otherwise, that certain Omnibus Consent, dated as of October 8, 2009, by and among the Nexstar Entities and the Mission Entities, and acknowledged and agreed to by the Administrative Agent, the 2010 Intercreditor Agreement, any Intercreditor Agreement, other intercreditor agreement or similar agreement executed by the Collateral Agent or the Administrative Agent from time to time in connection with this Agreement or any Loan Document or any of the Collateral, each of the mortgages, collateral assignments, security agreement supplements, intellectual property security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.16 or Section 6.17, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 34

“Senior Second Lien Secured Notes” has the meaning specified in the Nexstar Credit Agreement.

“Settlement Securities” means any and all Capital Stock received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

“Shared Services Agreement” means a shared services arrangement or other similar arrangement pursuant to which two Persons owning separate television broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one television broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one television broadcast station by employees of the owner and operator of the other television broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such television broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

“Significant Station” on any date means any Station, if the Consolidated Operating Cash Flow for such Station exceeds 10% of the sum of the Consolidated Operating Cash Flow for all Stations and the corporate overhead expenses for all Stations, in each case determined for the Measurement Period for such date; provided that, for purposes of this definition and Section 8.01(p), two or more Stations that substantially simulcast the same programming will be deemed to be a single Station so long as they do so.

“Smith Pledge Agreement” means the Second Restated Smith Pledge Agreement, dated as of October 8, 2009, pursuant to which David S. Smith, the sole shareholder of the Borrower, has pledged or collaterally assigned, or is required to pledge or collaterally assign, 100% of the Capital Stock of the Borrower, as the same may be amended, supplemented and/or otherwise modified from time to time.

“Solvency Certificate” means a certificate of the Mission Entities executed on their behalf by a Responsible Officer of each of the Mission Entities, substantially in the form of Exhibit H.

“Solvent” means, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” or “present fair saleable value” of the assets of such Person (on a going-concern basis) will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) such fair value or present fair saleable value of the assets of such Person (on a going-concern basis) will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 35

conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured.

“Special Purpose Revolver Borrowing Availability” has the meaning specified in the Nexstar Credit Agreement.

“SPC” has the meaning specified in Section 11.06(g).

“Stated Revolving Credit Maturity Date” means the earliest to occur of (a) any Early Maturity Date, (b) December 31, 2013 and (c) the date on which Revolving Loans become due and payable in full pursuant to acceleration or otherwise.

“Stated Term B Maturity Date” means the earliest to occur of (a) any Early Maturity Date, (b) September 30, 2016 and (c) the date on which Term B Loans become due and payable in full pursuant to acceleration or otherwise, provided that, “Stated Term B Maturity Date” shall also mean any maturity date for any Incremental Term Loan Tranche as set forth in any Incremental Term Loan Amendment.

“Station” means, at any time, (i) each television station listed in Schedule 5.16 hereto, (ii) any television station licensed by the FCC to any Mission Entity on, or at any time after, the Effective Date and (iii) any television station that is the subject of a Local Marketing Agreement, Joint Sales Agreement or Shared Services Agreement consented to by the Majority Lenders or otherwise permitted under Section 7.04. This definition of “Station” may be used with respect to any single television station meeting any of the preceding requirements or all such television stations, as the context requires.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

“Subsidiary Guarantor” means each Subsidiary of the Borrower.

“Subsidiary Guaranty Agreement” means a Subsidiary Guaranty Agreement, substantially in the form of Exhibit I, as the same may be amended, supplemented and/or otherwise modified from time to time.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 36

“Syndication Agent” means Bank of America, N.A., in its capacity as Syndication Agent for the Lenders hereunder, and any successor to such agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Television Broadcasting Business” means a business substantially all of which consists of the construction, ownership, operation, management, promotion, extension or other utilization of any type of television broadcasting system or any similar television broadcasting business, including the syndication of television programming, the obtaining of a License or franchise to operate such a system or business, and activities incidental thereto, such as providing production services, operating Internet-based information services and selling advertising for such services, and developing uses other than broadcasting for the digital spectrum used by television stations.

“Television Company” means any Mission Entity, to the extent such Person owns or operates a Station.

“Term B Facility” means the term loan facility, including any Incremental Term Loans, whether pursuant to an increase to the Term B Loans or the borrowing of an Incremental Term Loan Tranche, as provided in Sections 2.01(a) and (c).

“Term B Facility Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) which (i) the sum of all of such Lender’s Term B Loans then outstanding constitutes of (ii) the sum of the Aggregate Outstanding Term B Loan Balance. The initial Term B Facility Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender becomes a party thereto, as applicable.

“Term B Lender” means each Lender that is the holder of a Term B Loan.

“Term B Loan” has the meaning specified in Section 2.01(a)(i) and shall also include all Incremental Term Loans (whether pursuant to an increase to the Term B Loans or the borrowing of an Incremental Term Loan Tranche) and any Replacement Term B Loan.

“Term B Loan Amount” means, as to any Lender, the aggregate principal amount of the Term B Loans to be made by such Lender to the Borrower hereunder, as set forth under the heading “Term B Loan Amount” opposite such Lender’s name on Schedule 2.01, as may be increased by all Incremental Term Loans made by such Lender.

“Term B Loan Borrowing” means a Borrowing hereunder consisting of Term B Loans made to the Borrower on the same Borrowing Date and, in the case of Eurodollar Loans, having the same Interest Periods.

“Term B Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing any Term B Loans made by such Lender substantially in the form of Exhibit J.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 37

“Term B Loan Notice” means a notice of (a) a Borrowing of Term B Loans, (b) a conversion of Term B Loans from one Type to the other, or (c) a continuation of Term B Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit K.

“Termination Value” means, in respect of any one or more Interest Rate Protection Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Rate Protection Agreements, (a) for any date on or after the date such Interest Rate Protection Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Interest Rate Protection Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements (which may include a Lender or any Affiliate of a Lender).

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Transaction” means collectively, the incurrence of the Loans and other extensions of credit to be made to the Mission Entities on the Effective Date and the refinancing of the Loans under the Existing Mission Credit Agreement.

“Trustee” means Bank of New York Mellon, as trustee under the 2010 Indenture, and any other Person serving as successor Trustee under the 2010 Indenture.

“2010 Indenture” means that certain Indenture among the Borrower, the Guarantors and the Trustee executed in connection with the 2010 Senior Second Lien Secured Notes, and any supplement or amendment thereto, on the terms and conditions as set forth on Schedule 1.01(D) and on such other terms and conditions, and subject to documentation, acceptable to each of the Lenders.

“2010 Indenture Documentation” means the 2010 Senior Second Lien Secured Notes, the 2010 Indenture, and all agreements and instruments executed by the Borrower or any of the other Credit Parties in connection with the 2010 Senior Second Lien Secured Notes and the 2010 Indenture, including without limitation, all agreements and instruments granting any second Lien to secure any of the 2010 Senior Second Lien Secured Notes, in each case on the terms and conditions as set forth on Schedule 1.01(D) and on such other terms and conditions, and subject to documentation, acceptable to each of the Lenders.

“2010 Intercreditor Agreement” means that certain Intercreditor Agreement executed as of the Second Amendment Effective Date between the Administrative Agent, the Trustee, the Borrower, the Nexstar Borrower and the other Nexstar Entities substantially in the form of Exhibit K with such changes thereto as are acceptable to the Administrative Agent.

“2010 Senior Second Lien Secured Notes” means, as applicable, the Original 2010 Senior Second Lien Secured Notes and, if issued and upon the issuance of the same, the Exchange Notes.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 38

“Type” has the meaning specified in Section 1.04.

“Ultimate Nexstar Parent” means Nexstar Broadcasting Group, Inc., a Delaware corporation.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unsecured Notes” has the meaning specified in the Nexstar Credit Agreement.

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose common stock (other than director’s or other qualifying shares) is at the time owned by such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association or other entity in which such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

1.02 Other Definitional Provisions.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 39

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(a) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Classes and Types of Loans and Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Section 2.02 on the same date, all of which Loans are of the same Class and Type and, in the case of Eurodollar Loans, have the same initial Interest Period. Loans made under this

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 40

Agreement are distinguished by “Class” and by “Type”. The “Class” of a Loan (or of a commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such commitment or Loan is (a) a Revolving Commitment or a Revolving Loan made under the Revolving Commitments, or (b) a Term B Loan, each of which constitutes a “Class”. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan, each of which constitutes a “Type”. Identification of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) by both Class and Type, e.g., a “Eurodollar Incremental Term Loan” indicates that such Loan is both an Incremental Term Loan and a Eurodollar Loan (or that such Borrowing is comprised of such Loans).

1.05 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE CREDIT FACILITIES

2.01 Amounts and Terms of Commitments.

(a) The Term B Loans.

(i) Each Term B Lender severally agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (each, a “Term B Loan”) to the Borrower on the Effective Date (and not thereafter) in an aggregate principal amount not to exceed the Term B Loan Amount of such Term B Lender; provided however that after giving effect to any Term B Loan, the aggregate principal amount of all outstanding Term B Loans shall not exceed the aggregate Term B Loan Amounts for all of the Term B Lenders. Within such limits, and subject to the other terms and conditions of this Agreement, the Borrower may borrow Term B Loans under this Section 2.01(a)(i); provided that amounts borrowed as Term B Loans which are repaid or prepaid may not be reborrowed.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 41

(ii) Term B Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or a combination thereof, as determined by the Borrower pursuant to Section 2.02.

(b) The Revolving Loans. Each Revolving Lender severally agrees, subject to the terms and conditions hereinafter set forth, to make revolving loans (each, a “Revolving Loan”) to the Borrower from time to time on any Business Day, during the Revolving Commitment Period, in an aggregate principal amount not to exceed at any time outstanding the Revolving Commitment of such Revolving Lender; provided, however that after giving effect to any Revolving Loan made under a Revolving Commitment, the aggregate principal amount of all outstanding Revolving Loans made under the Revolving Commitments plus the aggregate amount of all outstanding L/C Obligations shall not exceed the Aggregate Revolving Commitment. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section 2.01(b), prepay Revolving Loans pursuant to Section 2.05 or 2.06 and reborrow Revolving Loans pursuant to this Section 2.01(b). Revolving Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or a combination thereof, as determined by the Borrower pursuant to Section 2.02.

(c) Incremental Term Loans.

(i) So long as no Default has occurred and is continuing, at any time and from time to time prior to June 30, 2016, and subject to the terms of this Section 2.01(c) and the other terms of this Agreement, the Borrower may request (A) an increase to the existing Term B Loans or (B) an Incremental Term Loan Tranche, in a maximum aggregate amount for all such Incremental Term Loans not to exceed the Maximum Incremental Amount. Each request for an Incremental Term Loan shall be in a minimum amount of $10,000,000, and the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(ii) Each Incremental Term Loan shall:

(A) be deemed to be a Term B Loan as defined herein, as applicable, for all purposes under this Agreement and the other Loan Documents, including without limitation, for purposes of the sharing of Collateral and guarantees under the Guaranty Agreements all on a pari passu basis with all other Obligations, and all references in this Agreement and the other Loan Documents to Term B Loans shall be deemed to include references to Incremental Term Loans made pursuant to this Agreement;

(B) have such pricing as may be agreed by the Borrower and the Lenders (providing that the Borrower is in compliance with

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 42

Section 2.01(c)(vi)), provided that, at the Borrower’s election and at the option of the lenders providing such Incremental Term Loan Tranche, any Incremental Term Loan Tranche may have pricing that is more favorable to the Borrower; and

(C) have all of the same terms and conditions as the existing Term B Loans and mature on the Stated Term B Maturity Date, except to the extent that the Borrower is in compliance with Section 2.01(c)(vi), provided that, at the Borrower’s election and at the option of the lenders providing such Incremental Term Loan Tranche, any Incremental Term Loan Tranche may have a maturity date that is later than the existing Stated Term B Maturity Date.

(iii) No Lender shall have any obligation to make an Incremental Term Loan unless and until it commits to do so. Each Lender shall notify the Administrative Agent within such time period (A) whether or not it agrees to provide an Incremental Term Loan, (B) the upfront fee to be charged by such Lenders or other financial institutions in connection with the providing of such Incremental Term Loan (any such upfront fee, each an “Incremental Upfront Fee”), and (C) the margins to be added, if any, by such Lenders or other financial institutions to the Base Rate and the Eurodollar Rate for Loans made under such Incremental Term Loan (any such margin, an “Incremental Margin”) and any other terms required by such Lender. Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental Term Loan. If no Incremental Margin is agreed upon, with respect to any given Incremental Term Loan, then the Incremental Margin shall be deemed to be the Applicable Margin for Term B Loans.

(iv) The Administrative Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent. Upon the selection by the Borrower of Lenders or other financial institutions, the Borrower shall promptly notify the Administrative Agent of the Lenders or other financial institutions selected and the amount of the Incremental Term Loans, the Incremental Upfront Fee, and the Incremental Margin as agreed upon by the Borrower and such Lenders or other financial institutions. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Term Loan and the Incremental Effective Date.

(v) Commitments in respect of Incremental Term Loans shall become effective pursuant to (x) an amendment (each, an “Incremental Loan Amendment”) to this Agreement executed by the Borrower, each Lender or other approved financial institution agreeing to provide such Incremental Term Loan (and no other Lender shall be required to execute such amendment), and the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 43

Administrative Agent, and (y) any amendments to the other Loan Documents (executed by the relevant Credit Party and the Administrative Agent only) as the Administrative Agent shall reasonably deem appropriate to effect such purpose. The effectiveness of any Incremental Loan Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 2.01(c)(vii) below and such other conditions, if any, as the parties thereto shall agree.

(vi) Notwithstanding anything herein or in any other Loan Document to the contrary,

(A) at the Borrower’s election and at the option of each lenders providing such Incremental Term Loan Tranche, Incremental Term Loans may be made pursuant to an Incremental Term Loan Tranche, but only to the extent that (I) either or both of the Incremental Margin or the Incremental Upfront Fee are more favorable to the Borrower than the Applicable Margin or the upfront fee on the existing Term B Loans, and/or (II) the maturity date for the new Incremental Term Loan Tranche is later than the Stated Term B Maturity Date, and

(B) if (I) any net yield for any Incremental Term Loan is in excess of the net yield with respect to the Term B Loans as calculated from and after the Second Amendment Effective Date (including any upfront fees paid and/or refinance discounts issued in accordance with the Second Amendment, but excluding in such calculation any Term B Loans made pursuant to an Incremental Term Loan Tranche in accordance with subclause (A) preceding), the Applicable Margin and fees for all outstanding Term B Loans (including, without limitation, the Term B Loans as increased by prior Incremental Term Loans, but not including any Incremental Term Loan Tranche made in accordance with subclause (A) preceding) shall automatically be increased to any extent required so that the net yield on the Term B Loans is equal to the net yield for such Incremental Term Loans, in each case without any action or consent of the Borrower, the Administrative Agent or any Lender, (II) any other term or provision of any documentation with respect to any Incremental Term Loan is more favorable to the Lenders of the Incremental Term Loan than the comparable provision in this Agreement or any other Loan Document, such other term or provision of this Agreement and each other Loan Document shall automatically be amended to any extent required so that such term or provision is as favorable to the Lenders as the term or provision applicable to the Incremental Term Loans, without any action or consent of the Borrower, the Administrative Agent or any Lender. The Administrative Agent may, on behalf of the Borrower and the Lenders, from time to time amend this Agreement and the other Loan Documents to reflect the provisions agreed to by this Section 2.01(c)(vi), but in no case shall any such amendment reflect any other change to this Agreement or any of the Loan Documents

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 44

except those changes necessary to give effect to the provisions of this Section 2.01(c)(vi) unless such other changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 11.01, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders.

(vii) Notwithstanding anything to the contrary contained herein, the effectiveness of such Incremental Loan Amendment shall be subject to the receipt by the Administrative Agent of a certificate of each Credit Party dated as of the Incremental Effective Date signed by a Responsible Officer of such Credit Party (x) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Incremental Effective Date (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects), and except that for purposes of this Section 2.01(c), the representations and warranties contained in subsections (a) and (b) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) the Borrower is in compliance with each of the financial covenants contained in Section 7.09 of the Nexstar Credit Agreement and set forth in a Pro Forma Compliance Certificate delivered to the Administrative Agent, based on financial projections of the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis giving effect to such Incremental Term Loans and any other Borrowing made hereunder or Indebtedness incurred on such date and the consummation of any related transaction and (C) no Default shall have occurred and be continuing or be caused by the incurrence of such Indebtedness.

(viii) So long as (x) the Borrower shall have given the Administrative Agent no less than five Business Days’ prior notice of the effectiveness thereof and (y) any financial institution not theretofore a Lender shall have become a Lender under this Agreement pursuant to an Incremental Loan Amendment, an Incremental Term Loan shall become effective under this Agreement upon the effectiveness of such Incremental Loan Amendment (the “Incremental Effective Date”). On the Incremental Effective Date, Schedule 2.01 shall be deemed amended to reflect such increased Term B Loan Amounts. On any Incremental Effective Date, the Lender or Lenders providing commitments to make such Incremental Term Loans shall be deemed to have agreed, severally and not jointly, upon the terms and subject to the conditions set forth in this Agreement and the other Loan Documents, to make an Incremental Term Loan in the amount of the commitment of such Lender to make an Incremental Term Loan on the effective date of the applicable Incremental Loan Amendment.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 45

(ix) This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

(d) Refinancing of Term B Loans. Notwithstanding anything in this Section 2.01 or elsewhere in this Agreement to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term B Loans (as defined below) to permit the refinancing, replacement or modification of all (but not less than all) outstanding Term B Loans (“Refinanced Term B Loans”) with a replacement term loan tranche hereunder (“Replacement Term B Loans”), provided that (i) the aggregate principal amount of such Replacement Term B Loans shall not exceed the aggregate principal amount of such Refinanced Term B Loans, (ii) the Applicable Margin for such Replacement Term B Loans shall not be higher than the Applicable Margin for such Refinanced Term B Loans, (iii) the weighted average life to maturity of such Replacement Term B Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term B Loans at the time of such refinancing, (iv) the Majority Revolver Lenders have consented in writing to such Replacement Term B Loans prior to the issuance thereof, (v) the Administrative Agent shall have received not less than 30 days prior written notice thereof (or such lesser period as agreed to by the Administrative Agent) and (vi) all other terms applicable to such Replacement Term B Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term B Loans than, those applicable to such Refinanced Term B Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term B Loans in effect immediately prior to such refinancing. The election by any Lender to provide or participate in the Replacement Term B Loans shall not obligate any other Lender to so provide or participate. The Borrower shall repay to any Lender who elects not to provide or participate in any Replacement Term B Loans the outstanding Term B Loans held by such Lender (plus any accrued and unpaid interest or other amounts due in connection therewith) prior to or simultaneously with any refinancing, replacement or modification of outstanding Term B Loans hereunder. In no event shall Replacement Term B Loans be deemed to be Incremental Term Loans hereunder.

(e) Permitted Revolver Reallocation. Each Permitted Revolver Reallocation shall be limited to a reallocation of the Aggregate Available Revolving Commitment and the Nexstar Aggregate Available Revolving Commitment. In connection with each such Permitted Revolver Reallocation, at the request of the Administrative Agent or any Revolving Lender, the Borrower shall execute and deliver to the Administrative Agent replacement Revolving Loan Notes in an amount equal to each Lender’s Revolving Commitment as adjusted in accordance with the terms of the Revolver Reallocation Letter.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 46

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Subject to the terms and conditions of this Agreement, the Borrower may borrow, (x) under the Revolving Commitments on any Business Day during the Revolving Commitment Period, (y) Term B Loan Amounts on the Effective Date and (z) Incremental Term Loans on the Incremental Effective Date of the relevant Incremental Loan Amendment therefor. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period” then: (I) the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to each Lender that is making or had made such Loan of such request and determine whether the requested Interest Period is acceptable to all of them and (II) not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all such Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice or Term Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the Aggregate Available Revolving Commitment is less than $1,000,000, such lesser amount). Each Revolving Loan Notice or Term Loan Notice, as applicable (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice or Term Loan Notice, as applicable, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any such Revolving Loan Notice or Term Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 47

(b) Following receipt of a Revolving Loan Notice or Term Loan Notice, as applicable, the Administrative Agent shall promptly notify each Lender of the amount of its pro rata share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. Each Revolving Lender will make the amount of its pro rata share of each requested Borrowing made under the Revolving Facility available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12 noon on the Business Day specified in the Revolving Loan Notice. Each Term B Lender will make the amount of its pro rata share of each requested Borrowing made under the Term B Loans and each relevant Incremental Term Lender will make its pro rata share of each requested Borrowing under the applicable Incremental Term Loan, as applicable, available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the Term B Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Event, Sections 4.02 and 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five different Interest Periods in effect in respect of all Loans which are Eurodollar Loans.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 48

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Majority Lenders have approved such expiry date in writing; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 49

Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $20,000;

(D) the Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 50

Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 51

unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Commitment Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 52

amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 53

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 54

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 55

documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin for Revolving Loans that are Eurodollar Loans (as in effect from time to time during the period of calculation thereof) (the “Letter of Credit Fee”) times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin for Revolving Loans that are Eurodollar Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists under Section 8.01(a), all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letters, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 56

the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Reduction and Termination of Commitments.

(a) Voluntary; In General. The Borrower may, upon notice to the Administrative Agent, terminate or permanently reduce the Aggregate Revolving Commitment or the Letter of Credit Sublimit, provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Aggregate Revolving Commitment if, after giving effect thereto and any concurrent payments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitment then in effect or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. No voluntary termination or reduction in the Aggregate Revolving Commitment shall be effective unless the Nexstar Borrower makes a concurrent ratable reduction to the Nexstar Aggregate Revolving Commitment.

(b) Mandatory. The Aggregate Revolving Commitment shall be automatically and immediately reduced without notice to the Borrower or any other Credit Party:

(i) on such date and by the amount of any prepayment required to be made under any of Sections 2.06(b), (c), (d), (e) or (f) (without duplication) that is applied to prepay the Revolving Loans in accordance with the terms of Section 2.06, provided that, notwithstanding the foregoing, so long as there exists no Default at such time, no such reduction in the Aggregate Revolving Commitment will be made with respect to any prepayment required to be made under Section 2.06(f),

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 57

(ii) on such date that any prepayment is required to be made under any of Sections 2.06(b), (c), (d), (e) or (f) and the Outstanding Amount of the Term B Loans is zero (or has been reduced to zero by such prepayment), such reduction in the Aggregate Revolving Commitment to be in such amount of the Net Cash Proceeds, Net Debt Proceeds, Net Issuance Proceeds and/or Extraordinary Receipts, as applicable, that are not applied to prepay the Term B Loans but would have been if the Outstanding Amount of such Term B Loans was in excess of such proceeds, provided that, notwithstanding the foregoing, so long as there exists no Default at such time, no such reduction in the Aggregate Revolving Commitment will be made with respect to any prepayment required to be made under Section 2.06(f), and

(iii) if after giving effect to any reduction or termination of Aggregate Revolving Commitment under this Section 2.04 the Letter of Credit Sublimit exceeds the Aggregate Revolving Commitment at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c) Commitment Reductions, Generally. The Administrative Agent shall promptly notify the Appropriate Lenders of any such reduction or termination of the Letter of Credit Sublimit or Aggregate Revolving Commitment under this Section 2.04. Upon any reduction of the Aggregate Revolving Commitment, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Revolving Commitment Percentage of such reduction amount. Once reduced in accordance with this Section 2.04, the Aggregate Revolving Commitment may not be increased. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.05 Voluntary Prepayments.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term B Loans and Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Loans or Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice of prepayment delivered pursuant to this Section 2.05 shall specify the date and amount of such prepayment, whether the prepayment is to be made with respect to Revolving Loans and/or Term B Loans and the Type(s) of Loans to be prepaid and, if Eurodollar Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each affected Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower and not withdrawn, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 58

amount prepaid, together with any additional amounts required pursuant to Section 3.05; provided that interest to be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) shall instead be paid on the next occurring Interest Payment Date. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facility. Each prepayment of Term B Loans pursuant to this Section 2.05 shall be applied to the remaining scheduled installments of Term B Loans to be made pursuant to Section 2.07(a) pro rata (based on the then remaining amounts of such remaining installments).

2.06 Mandatory Prepayments.

(a) Excess Outstandings.

(i) If on any date the aggregate unpaid principal amount of outstanding Revolving Loans made under the Revolving Commitments, plus the outstanding L/C Obligations (to the extent not Cash Collateralized pursuant to clause (ii) below or as provided for in Section 2.15) exceeds the Aggregate Revolving Commitment, then the Borrower shall immediately prepay the amount of such excess. Any payments on Revolving Loans made under the Revolving Commitments pursuant to this Section 2.06(a)(i) shall be applied pro rata among the Lenders with Revolving Commitments.

(ii) If on any date the aggregate amount of all L/C Obligations shall exceed the Letter of Credit Commitment, the Borrower shall Cash Collateralize on such date an amount equal to the excess of the L/C Obligations over the Letter of Credit Commitment.

(b) Dispositions.

(i) If on any date any Mission Entity shall make any Disposition (other than a Disposition of a motor vehicle for which the Net Cash Proceeds of such Disposition are reinvested in a replacement vehicle), an amount equal to 100% of the Net Cash Proceeds from such Disposition shall be applied on such date to prepay outstanding principal of the Term B Loans and the Revolving Loans on a pro rata basis among such Loans (with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such amount applied to prepay the Revolving Loans), provided that (A) with respect to no more than $500,000 in the aggregate for the sum of Net Cash Proceeds and Nexstar Net Cash Proceeds in connection with such Dispositions and Nexstar Dispositions received by the Credit Parties in the aggregate in any Fiscal Year, such Net Cash Proceeds shall not be required to be so applied if no Default then exists, (B) with respect to no more than $1,000,000 in the aggregate for the sum of Net Cash Proceeds and Nexstar Net Cash Proceeds received by the Credit Parties in the aggregate in any Fiscal Year in connection with assets that are obsolete or no longer used or useful in the business of such Credit Party, then, so long as there exists no Default at the time of such Disposition, the Borrower shall not be

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 59

required to repay such Net Cash Proceeds, (C) with respect to no more than the Exclusion Amount, the Net Cash Proceeds from Dispositions shall not be required to be so applied if no Default then exists, and, provided, further, that this requirement for mandatory prepayment will be further reduced to the extent the Borrower elects, as hereinafter provided, to attempt to cause some or all of such Net Cash Proceeds to be reinvested in Reinvestment Assets during the Reinvestment Period (a “Reinvestment Election”) if (x) no Default exists on the date of such Reinvestment Election and (y) such Reinvestment Election is made by the delivery of a Reinvestment Notice to the Administrative Agent on or before the date of the consummation of such Disposition, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Disposition equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice, and (D) any portion of such Net Cash Proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities (as set forth in a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower and delivered to the Administrative Agent with the amount of such cash proceeds to be held by the Administrative Agent in accordance with the terms of Section 2.06(k)) shall not be required to be used as a prepayment on the date received, it being understood and agreed that on the day all such post-closing adjustments and liabilities have been determined, subject to clauses (A), (B) and (C) hereof, the amount (if any) by which the reserved amount of the Net Cash Proceeds of such Disposition exceeds the actual post-closing adjustments or liabilities payable by any Mission Entity shall be used to make an immediate mandatory prepayment.

(ii) Nothing in this Section 2.06(b) shall be deemed to permit any Disposition not otherwise permitted under this Agreement.

(iii) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans on a pro rata basis among such Loans (with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such amount applied to prepay the Revolving Loans).

(c) Recovery Event/Extraordinary Receipts. Within 90 days after receipt by any Mission Entity of the proceeds from any Recovery Event or other Extraordinary Receipts (other than proceeds of a Recovery Event with respect to a motor vehicle for which the Net Cash Proceeds of such Recovery Event are reinvested in a replacement vehicle), an amount equal to 100% of the proceeds of such Recovery Event or other Extraordinary Receipts (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event or other Extraordinary Receipt and the collection of the proceeds thereof) shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans on a pro rata basis among such Loans (with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such amount applied to prepay the Revolving Loans);

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 60

provided that so long as no Default then exists, (i) Extraordinary Receipts shall be excluded from this mandatory prepayment requirement (except to the extent that such Extraordinary Receipts also constitute Recovery Events) and (ii) this requirement for mandatory prepayment shall be reduced by (A) no more than $500,000 in the aggregate for the sum of the proceeds received by the Credit Parties from Recovery Events and Nexstar Recovery Events in the aggregate in any Fiscal Year, (B) no more than the Exclusion Amount in the aggregate of the proceeds received from any Recovery Event, (C) any amounts (I) actually applied on or before such 90th day, or (II) committed in writing on or before such 90th day to be applied to the replacement or restoration of the assets subject to such Recovery Event within 365 days after such Recovery Event and (D) the amount of such Recovery Events constituting casualty insurance proceeds that are equal to the amounts spent by the Borrower towards the replacement or restoration of the assets that caused such Recovery Event prior to receipt of such Recovery Event (which the Borrower may retain provided the Borrower delivers documentation satisfactory to the Administrative Agent of such amounts spent).

(d) Net Issuance Proceeds. If a Default exists on any date of any such issuance, promptly upon the receipt by any Mission Entity of Net Issuance Proceeds from any sale or issuance of Capital Stock, capital contribution or other equity contribution, the Borrower shall prepay outstanding principal of the Term B Loans and the Revolving Loans, on a pro rata basis among such Loans (with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such prepayment of Revolving Loans), in an amount equal to 100% of such Net Issuance Proceeds.

(e) Issuance of Indebtedness.

(i) If on any date any Mission Entity shall incur or issue any Indebtedness and a Default exists on the date of such incurrence or issuance, then on each such date of incurrence or issuance an amount equal to 100% of the amount of the Net Debt Proceeds received with respect to such Indebtedness shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans, on a pro rata basis among such Loans (with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such prepayment of Revolving Loans).

(ii) If on any date any Mission Entity shall incur or issue any Permitted Refinancing Indebtedness pursuant to Section 7.05(j) and 100% of the Net Debt Proceeds from the issuance of such Permitted Refinancing Indebtedness is not used to redeem or refinance the Unsecured Notes or 2010 Senior Second Lien Secured Notes within 90 days after the receipt by any Credit Party thereof, then on the date that is 91 days after such issuance or incurrence, an amount equal to the amount of the Net Debt Proceeds not so used shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans, on a pro rata basis among such Loans (with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such prepayment of Revolving Loans).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 61

(f) Anti-Cash Hoarding. If on any day after the Second Amendment Effective Date the sum of cash and Cash Equivalents of the Mission Entities together with the cash and Cash Equivalents of the Nexstar Entities aggregate among all such entities in excess of $25,000,000 then, to the extent such excess exists on the following day, the Borrower shall apply such amounts in excess of $25,000,000 on the following day to prepay the outstanding principal of Loans and/or the Nexstar Loans, at the Borrower’s election, such that the aggregate cash and Cash Equivalents of the Mission Entities and the Nexstar Entities shall not exceed $25,000,000 (applied as to (1) Loans, among the Term B Loans and Revolving Loans on a pro rata basis among such Loans, with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such amount applied to prepay the Revolving Loans and (2) Nexstar Loans, among the “Term B Loans” and “Revolving Loans” (as each is defined in the Nexstar Credit Agreement) on a pro rata basis among such loans, with a corresponding reduction in the “Aggregate Revolving Commitment” (as defined in the Nexstar Credit Agreement) in the amount of such amount applied to prepay the “Revolving Loans”), provided that, notwithstanding the foregoing, if there exists no Default on such day

(i) or the following day, such amounts shall be applied to prepay either or both of (A) the Revolving Loans and will not result in a reduction in the Aggregate Revolving Commitment and (B) the “Revolving Loans” (as defined in the Nexstar Credit Agreement) and will not result in a reduction in the “Aggregate Revolving Commitment” (as defined in the Nexstar Credit Agreement),

(ii) or any date prior to the application by the Borrower of such excess amount as permitted below, to the extent such excess amount is created or caused by (A) the Net Debt Proceeds of Permitted Refinancing Indebtedness issued in accordance with Section 7.05(j) being held to repurchase Indebtedness in accordance with the terms of Section 7.15, such excess amount constituting Net Debt Proceeds shall only reduce the outstanding Revolving Loans and will not reduce the outstanding Term B Loans (and, to the extent there are no outstanding Revolving Loans, the Borrower shall not be required to take any action hereunder until such time as there are outstanding Revolving Loans), and (B) the Net Cash Proceeds from Dispositions that are not required by the terms of this Section 2.06 to prepay the Loans hereunder, such Net Cash Proceeds shall only reduce the outstanding Revolving Loans and will not reduce the outstanding Term B Loans (and, to the extent there are no outstanding Revolving Loans, the Borrower shall not be required to take any action hereunder until such time as there are outstanding Revolving Loans), provided further that, (I) in the case of clause (ii)(A) immediately preceding, if such Net Debt Proceeds are not applied to reduce outstanding amounts under any of the Unsecured Notes or the 2010 Senior Second Lien Secured Notes within 90 days after their receipt by the applicable Credit Party or Credit Parties, such proceeds shall be applied in accordance with the terms of Section 2.06(e)(ii) and (II) in the case of clause (ii)(B) immediately preceding, if such Net Cash Proceeds are not applied to reduce outstanding amounts under any of the Unsecured Notes or the 2010 Senior Second Lien Secured Notes within 90 days after their receipt by the applicable Credit Party or Credit Parties, such unused amount shall be included in cash or Cash Equivalents as it otherwise would have without giving effect to clause (ii) of the first proviso of this Section 2.06(f).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 62

(g) The Borrower shall pay, together with each prepayment under this Section 2.06, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.05; provided that interest to be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) shall instead be paid on the next occurring Interest Payment Date.

(h) Any prepayments pursuant to this Section 2.06 made on a day other than an Interest Payment Date for any Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining.

(i) Any prepayment of Term B Loans pursuant to this Section 2.06 shall be applied to the remaining scheduled installments of Term B Loans to be made pursuant to Section 2.07(a), pro rata (based on the then remaining amounts of such remaining installments).

(j) Notwithstanding anything to the contrary contained in this Section 2.06, any Term B Lender may elect, by delivering written notice to the Administrative Agent prior to the receipt thereof, not to receive its pro rata portion of any mandatory prepayment that would otherwise be payable to such Term B Lender pursuant to this Section 2.06, whereupon such portion shall be reallocated to prepay the outstanding principal amount of all Term B Loans and Revolving Loans other than the Term B Loans held by such Term B Lender and any other Term B Lender that has elected not to receive its pro rata portion of such mandatory prepayment, on a pro rata basis among such Loans.

(k) During the existence of a Default, each Mission Entity, as applicable and required in Sections 2.06(b), (c) and (d) above and otherwise by the terms of this Agreement, shall deliver to the Administrative Agent, promptly upon receipt thereof, all Net Cash Proceeds, Recovery Events, Extraordinary Receipts and Net Issuance Proceeds that (i) may be applied to or used to replace, rebuild or repair, in the case of Recovery Events constituting casualty insurance or (ii) the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities in connection with Dispositions, or (iii) may be used to redeem the Unsecured Notes or the 2010 Senior Second Lien Secured Notes, in each case only as permitted by Sections 2.06(b), (c) or (d), to be held as cash collateral securing the Obligations in a Cash Collateral Account pending such use or application as a prepayment.

2.07 Repayment of Loans.

(a) The Term B Loans. The Borrower shall repay to the Term B Lenders on the Stated Term B Maturity Date the aggregate principal amount of Term B Loans outstanding on such date (together with all accrued and unpaid interest thereon). In addition, on the last day of each Fiscal Quarter (or, in the case of the final principal installment to be repaid in Fiscal Year 2016, on the Stated Term B Maturity Date), commencing for the Fiscal Quarter beginning on July 1, 2010 (with the first such

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 63

payment being due and payable on September 30, 2010), the Borrower shall repay, and there shall become due and payable, a quarterly principal installment on the Term B Loans in an amount equal to 0.25% of the Aggregate Outstanding Term B Loan Balance determined as of July 1, 2010; provided that the final principal installment in the amount of the then unpaid principal amount of the Term B Loans, together with all unpaid Obligations accrued in connection with such Term B Loans, shall be due on the Stated Term B Maturity Date.

(b) Application of Term B Loan Payments. Subject to Sections 2.06(h) and (j), any payment made on Term B Loans pursuant to this Section 2.07, Section 2.05 or Section 2.06 shall be applied pro rata to each Lender’s Term B Loans in accordance with such Lender’s Term B Facility Percentage.

(c) The Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Stated Revolving Credit Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date (together with all accrued and unpaid interest thereon).

(d) Application of Revolving Loan Payments. Any payment made on Revolving Loans pursuant to this Section 2.07, Section 2.05 or Section 2.06 shall be applied pro rata to each Lender’s Revolving Loans in accordance with such Lender’s Revolving Commitment Percentage.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin, but in no event in excess of the Highest Lawful Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin, but in no event in excess of the Highest Lawful Rate.

(b)

(i) If (A) any amount of principal of any Loan, or any regularly scheduled amount payable hereunder or under any other Loan Document, is not paid in full when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default shall have occurred and be continuing, all amounts bearing interest hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws, but in no event in excess of the Highest Lawful Rate.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then all amounts bearing interest hereunder shall thereafter bear

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 64

interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws, but in no event in excess of the Highest Lawful Rate.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender with a Revolving Commitment, on the last Business Day of each March, June, September and December and on the earlier of the Stated Revolving Credit Maturity Date and the date on which the Aggregate Revolving Commitments shall have been terminated in full, an aggregate commitment fee (the “Revolving Commitment Fee”) on the daily average amount for the quarterly period then ended of the Aggregate Available Revolving Commitment equal to 0.75% per annum. The Revolving Commitment Fee shall begin to accrue on and after the Effective Date and shall cease to accrue on the earlier of the Stated Revolving Credit Maturity Date and the date on which the Aggregate Revolving Commitments shall have been terminated in full.

(b) Other Fees.

(i) The Borrower shall pay to the Joint Lead Arrangers, Joint Book Managers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Fees under Existing Mission Credit Agreement. Notwithstanding anything to the contrary in this Agreement, all fees which, as of the Effective Date, remain outstanding under the Existing Mission Credit Agreement will be due and payable on the first payment date scheduled for payment of fees under this Agreement occurring after the Effective Date.

2.10 Computation of Interest and Fees. All computations of commitment fees, and interest payable in respect of Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 65

case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Events made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Events made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note and/or a Term B Loan Note, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments (including prepayments) to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 66

received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue to (but excluding) such next succeeding Business Day. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall instead come due on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 67

upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Event set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 68

(ii) the provisions of this Section shall (A) apply to all Lenders, including, without limitation, the ABRY Lender, and (B) not be construed to apply to (I) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (II) the application of Cash Collateral provided for in Section 2.15, and (III) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or any Affiliate of either thereof (as to which the provisions of this Section shall apply); provided that, notwithstanding the foregoing, the provisions of this Section shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of any of its Loans to the ABRY Lender so long as such ABRY Lender was in compliance with Section 7.15(c) at the time of assignment and (IV) the forgiveness or other cancellation of Term B Loans by the ABRY Lender, so long as in the case of this subsection (IV), no consideration of any type from any Person is received by ABRY Lender in connection with such forgiveness or other cancellation (including, without limitation, any equity issuance or other consideration).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14 Security Documents and Guaranty Agreements.

(a) All Obligations under this Agreement and all other Loan Documents shall be secured in accordance with the Security Documents.

(b) All Obligations under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Nexstar Entities pursuant to the Nexstar Guaranty of Mission Obligations and by any Subsidiaries of the Borrower pursuant to one or more Subsidiary Guaranty Agreements.

2.15 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 69

remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.04), and (y) the Person providing Cash Collateral and the L/C Issuer, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 70

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 71

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Revolving Loans funded by it and (2) its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03, Section 2.15, or Section 2.16(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each of the L/C Issuer the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Revolving Commitment Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Sections 2.03, the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 72

affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by Applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, Applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws, determined by the Borrower or the Administrative Agent, as the case may be, taking into account the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Administrative Agent shall be required by Applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required, taking into account the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above (but without duplication of any amounts paid hereunder), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above (but without duplication of any amounts paid hereunder), the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 73

shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 74

(e) Status of Lenders; Tax Documentation.

(i) Each Lender (and each L/C Issuer to the extent not a Lender) shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by Applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Lender (and each L/C Issuer to the extent not a Lender) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of United States Internal Revenue Service Form W-9 or such other documentation or information prescribed by Applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) properly completed and duly executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) properly completed and duly executed originals of Internal Revenue Service Form W-8ECI,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 75

(III) properly completed and duly executed originals of Internal Revenue Service Form W-8IMY, together with all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) properly completed and duly executed originals of Internal Revenue Service Form W-8BEN, or

(V) properly completed and duly executed originals of any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of Applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 76

agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 77

Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 78

requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 79

(c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder, and the resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to the Effective Date. The occurrence of the Effective Date and the obligation of the Lenders to make Loans or purchase L/C Advances and the L/C Issuer to issue

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 80

Letters of Credit on the Initial Borrowing Date are subject to the receipt by the Administrative Agent prior to or concurrently with the occurrence of the Effective Date and the making of Loans and the issuance of Letters of Credit on the Initial Borrowing Date of each of the items set forth in this Section 4.01 in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and in sufficient copies for each Lender:

(a) Third Amended and Restated Credit Agreement. This Agreement duly executed and delivered by the Borrower, the Administrative Agent, the L/C Issuer, each of the other Lenders and by each of the other parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of a facsimile or other written confirmation from such party of execution of a counterpart of this Agreement by such party).

(b) Closing Certificates. A Closing Certificate of each Credit Party, dated the Effective Date, duly executed on such Credit Party’s behalf by a Responsible Officer and the Secretary or any Assistant Secretary of such Credit Party, together with:

(i) original certificates of existence and good standing, dated not more than 10 days prior to the Effective Date, from appropriate officials of each Credit Party’s respective state of incorporation or organization and certificates of good standing and authority to do business, dated not more than 10 days prior to Effective Date, from appropriate officials of any and all jurisdictions where each Credit Party’s property or business makes qualification to transact business therein necessary and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(ii) copies of Board Resolutions of each Credit Party approving the Loan Documents to which such Credit Party is a party and authorizing the transactions contemplated herein and therein, duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of such Credit Party; and

(iii) a copy of all Charter Documents of each Credit Party. The articles/certificate of incorporation (or equivalent limited liability company document) of each Credit Party shall be accompanied by an original certificate issued by the Secretary of the State of incorporation or organization of such Credit Party, dated not more than 10 days prior to the Effective Date, certifying that such copy is correct and complete.

(c) Legal Opinions.

(i) An opinion of Drinker, Biddle & Reath LLP, counsel to the Borrower and/or an opinion of Kirkland & Ellis LLP, special counsel to the Credit Parties, each addressed to the Administrative Agent and the Lenders, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as the Administrative Agent may reasonably

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 81

request and shall be in form and substance reasonably satisfactory to the Administrative Agent; and an opinion of FCC counsel to the Credit Parties addressed to the Administrative Agent and the Lenders, which opinion shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) Certificates. A certificate of each Credit Party executed on such Credit Party’s behalf by a Responsible Officer of such Credit Party, dated as of the Effective Date, stating that:

(i) the representations and warranties of the Borrower contained in Article V and the representations and warranties of the other Credit Parties set forth in the Loan Documents to which they are a party are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided, however, that on the Initial Borrowing Date, the Borrower shall not make the representations set forth in (x) Section 5.11(c) with respect to clause (i) of the definition of “Material Adverse Effect” and (y) Section 5.11(d);

(ii) no Default exists both before and after giving effect to any Borrowing or the issuance of any Letter of Credit on the Initial Borrowing Date; and

(iii) after giving effect to the initial Credit Event under this Agreement, no Mission Entity will have any Indebtedness outstanding except as shall be permitted under Section 7.05.

(e) Financial Statements. Consolidated financial statements of the Mission Entities for Fiscal Year 2004.

(f) Solvency Certificate. The Solvency Certificate.

(g) Information Certificate. The Information Certificate, containing information not otherwise provided in the Security Documents.

(h) Confirmation Agreements. Confirmation Agreements duly executed by a Responsible Officer of the respective Credit Party, substantially in the form of Exhibits D-1, D-2, D-3, D-4 and D-5.

(i) Revolving Reallocation Letter. A Revolving Reallocation Letter duly executed by the Revolving Lenders, the Nexstar Entities and the Borrower.

(j) Other Documents. Such other approvals, opinions or documents, including financing statements, as either Agent or any Lender may reasonably request.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 82

4.02 Additional Conditions to the Effective Date. The occurrence of the Effective Date and the obligation of the Lenders to make Loans and the L/C Issuer to issue Letters of Credit on the Initial Borrowing Date are subject to the satisfaction, prior to or concurrently with the occurrence of the Effective Date and the making of Loans and the issuance of Letters of Credit on the Initial Borrowing Date of the other conditions precedent set forth below, each in a manner reasonably satisfactory to the Administrative Agent and the Lenders:

(a) Nexstar Credit Agreement. On or prior to the Effective Date, the Nexstar Borrower shall have entered into the Nexstar Credit Agreement and related loan documents, and shall have utilized the proceeds from same to incur up to $232,300,000 in Indebtedness to refinance the Indebtedness outstanding under the Existing Nexstar Credit Agreement (as defined in the Nexstar Credit Agreement), all on a basis which is satisfactory to the Administrative Agent and the Lenders.

(b) No Restraints. There shall exist no judgment, order, injunction or other restraint which would prevent or delay the consummation of, or impose materially adverse conditions upon this Agreement and the other Loan Documents, the Nexstar Credit Agreement and related documents or any of the transactions contemplated in connection with any of the foregoing.

(c) Margin Regulations. All Loans made under this Agreement shall be in full compliance with all applicable Requirements of Law, including, without limitation, Regulations T, U and X of the FRB.

(d) Fees. The Administrative Agent, the L/C Issuer and the other Lenders shall have received (i) all fees and expenses that are due and payable on or before the Effective Date pursuant to this Agreement and any other Loan Document and (ii) an amount equal to the estimated fees and expenses of Winstead PC incurred in connection with the preparation, examination, negotiation, execution and delivery of this Agreement, the other Loan Documents and the consummation of the transactions contemplated herein.

(e) Intentionally Deleted.

(f) Governmental and Third Party Approvals. All material Authorizations and third-party approvals (including, without limitation, all FCC Licenses and consents) necessary or appropriate in connection with this Agreement or the other Loan Documents, the Nexstar Loan Documents, and the other transactions contemplated herein and in the other Loan Documents shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on this Agreement, the other Loan Documents, the Nexstar Loan Documents, or any of the other transactions contemplated herein or therein.

(g) All Proceedings Satisfactory. All corporate and other proceedings taken prior to or on the Effective Date in connection with this Agreement, the other Loan

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 83

Documents and the transactions contemplated herein and all documents and evidences incident thereto shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received such copies thereof and such other materials (certified, if requested) as they may have reasonably requested in connection therewith.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in Section 4.01 and Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.03 Conditions to All Borrowings and the Issuance of Any Letters of Credit. The obligation of the Lenders to make or convert any Loans agreed to be made by them hereunder and the obligation of the L/C Issuer to issue, renew or amend any Letter of Credit (including any initial Loans to be made or Letters of Credit to be issued on the Initial Borrowing Date) are subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance of a Letter of Credit, as applicable.

(a) Request for Credit Extension. The Administrative Agent (and the L/C Issuer, in the case of any issuance of a Letter of Credit) shall have received, as applicable, a Request for Credit Extension.

(b) Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such Borrowing Date or date of issuance of a Letter of Credit as if made on and as of such date, both before and after giving effect to the Credit Event requested to be made on such date and the proposed use of the proceeds thereof (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) that any representation or warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

(c) No Default. No Default shall exist both before and after giving effect to the Credit Event requested to be made on such date and the proposed use of proceeds thereof.

(d) No Material Adverse Effect. On each Borrowing Date other than the Initial Borrowing Date, no events shall have occurred since the Effective Date which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) Pro Forma Compliance. The Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer (i) demonstrating in detail acceptable to the Administrative Agent, pro-forma compliance with both the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 84

Consolidated Total Leverage Ratio and Consolidated First Lien Indebtedness Ratio on such date of borrowing after giving effect to all proposed borrowings and use of proceeds on such date (calculated using Consolidated Total Debt and Consolidated First Lien Indebtedness and other outstanding Indebtedness determined on such date of borrowing or extension of credit after giving effect to all Loans, Borrowings, L/C Credit Extensions and other borrowings and extensions of credit made and proposed to be made on such date and the use of proceeds thereof to Consolidated Operating Cash Flow as of the most recently completed Fiscal Quarter for which a Compliance Certificate has been delivered) and (ii) certifying that the conditions set forth in Sections 4.03(b), (c) and (d) are satisfied.

Each Request for Credit Extension submitted by the Borrower hereunder and each certificate of the Borrower delivered in accordance with the terms of Section 4.03(e) above, shall be deemed to constitute a representation and warranty by the Borrower hereunder, as of the date of each such Request for Credit Extension and as of the date of the related Borrowing or issuance of a Letter of Credit, that the conditions set forth in Section 4.03 have been satisfied.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit, the Borrower both as to itself and as to its Subsidiaries hereby makes the following representations and warranties to the Administrative Agent and each Lender:

5.01 Existence; Compliance with Law. Each Mission Entity (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the corporate, limited liability company or partnership power and authority, legal right and all governmental licenses, Authorizations, consents and approvals to own (or hold under lease) and operate its property or assets and conduct the business in which it is currently engaged except, with respect only to such legal right and governmental licenses, Authorizations, consents and approvals, where the failure to possess any such legal right or governmental license, Authorization, consent or approvals could not reasonably be expected to have a Material Adverse Effect; (c) has the corporate, limited liability company or partnership power and authority, legal right and all governmental licenses, Authorizations, consents and approvals to execute, deliver, and perform its obligations under the Loan Documents to which it is a party; (d) is duly qualified to do business as a foreign entity, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the nature or conduct of its business requires such qualification or license, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect; and (e) is in compliance, in all material respects, with all Requirements of Law.

5.02 Corporate, Limited Liability Company or Partnership Authorization; No Contravention. The execution, delivery and performance by each Mission Entity of this Agreement and any other Loan Document to which such Mission Entity is a party have been duly authorized by all necessary corporate, limited liability company or partnership action, as the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 85

case may be, of such Mission Entity and do not and will not: (a) contravene any terms of the Charter Documents of such Mission Entity; (b) conflict with or result in any breach or contravention of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material Contractual Obligation of any Mission Entity and will not result in, or require, the creation of any Lien on any of their respective properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired pursuant to any Requirement of Law or Contractual Obligation (other than pursuant to the Security Documents) to which such Mission Entity is a party or any order, injunction, writ or decree of any Governmental Authority to which such Mission Entity or its property is subject; or (c) violate any Requirement of Law. On or prior to the First Amendment Effective Date, the Borrower has delivered copies of all Charter Documents for each Credit Party, as each such Charter Document is in effect on the First Amendment Effective Date to the Administrative Agent, including all schedules, exhibits, annexes and other documents and instruments related thereto or in connection therewith.

5.03 Governmental Authorization. No approval, consent, exemption, Authorization, or other action by, or in respect of, or notice to, or filing with (or approvals required under state blue sky securities laws) any Governmental Authority or any other Person is necessary or required in connection with the Borrowings to be made hereunder or with the execution, delivery or performance by, or enforcement against, any Mission Entity of this Agreement or any other Loan Document, except that (i) certain of the Loan Documents may have to be filed with the FCC after the Effective Date and (ii) the prior approval of the FCC may be required for the Lenders to exercise certain of their rights with respect to the Stations.

5.04 Binding Effect. This Agreement and each other Loan Document to which any Mission Entity is a party constitutes the legal, valid and binding obligation of such Mission Entity to the extent such Mission Entity is a party thereto, enforceable against such Mission Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Mission Entity, threatened at law, in equity, in arbitration or before any Governmental Authority, against any Mission Entity or any of their respective properties or assets which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) as to which there is a reasonable possibility of an adverse determination, that if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that any transaction provided for herein or therein not be consummated as herein or therein provided.

5.06 No Default. No Default exists or will result from the incurring of any Obligations by any Mission Entity. No Mission Entity is in default under or with respect to any Contractual Obligation in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 86

5.07 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code (i) has received a favorable determination letter from the Internal Revenue Service or (ii) has been recently established and has not received such a determination letter and such Plan complies with the requirements of Section 401(a) of the Code; and to the best knowledge of each Mission Entity nothing has occurred which would cause the loss of such qualification or the revocation of such determination letter.

(b) There are no pending or, to the best knowledge of each Mission Entity, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

(c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan.

(d) As of the date hereof, no Pension Plan has an Unfunded Pension Liability.

(e) No Mission Entity and no ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan.

(f) No Mission Entity and no ERISA Affiliate has incurred nor reasonably expects to incur any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

(g) No Mission Entity and no ERISA Affiliate has transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.08 Use of Proceeds; Margin Regulations. No Mission Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan have been or will be used by any Mission Entity, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the FRB including Regulations U and X. If requested by any Lender or the Administrative Agent, each Credit Party will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 87

5.09 Ownership of Property; Intellectual Property.

(a) Each Mission Entity has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, a valid leasehold interest in, or a valid right to use, all its other property and assets which are material to the operations of its businesses, in each case subject only to Permitted Liens. All Mortgaged Properties of the Credit Parties as of the Second Amendment Effective Date are listed on Schedule 5.09. The list of Real Properties owned and leased on Schedule 5.09 is a true, accurate and complete listing of all Real Property of the Credit Parties owned and/or leased by any Credit Party on the Second Amendment Effective Date. The list of repeaters, towers, transmitters and translators on Schedule 6.17(a) is a true, accurate and complete list of all repeaters, towers, transmitters and translators (other than any such equipment located on a motor vehicle which is subject to a Lien and security interest in favor of the Collateral Agent) owned and/or leased by any Credit Party on the Second Amendment Effective Date.

(b) (i) Each Mission Entity has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect and (ii) each Mission Entity enjoys peaceful and undisturbed possession under all such leases under which it is a tenant, in each case except where the failure to comply or to enjoy such possession, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) As of the date of this Agreement, (i) no Mission Entity has received any written notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property owned by such Mission Entity or any sale or disposition thereof in lieu of condemnation and (ii) no Mission Entity is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of its Real Property or any interest therein.

(d) Each Mission Entity owns, or otherwise has the right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (“Intellectual Property”) necessary for the conduct of its business as currently conducted except for those which the failure to own or have the right to use, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except for such claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Mission Entity know of any valid basis for any such claim. Except for such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to the knowledge of each Mission Entity, the use of such Intellectual Property by such Mission Entity does not infringe on the rights of any Person.

5.10 Taxes. Each Mission Entity has filed all federal and other material tax returns and reports required to be filed and paid the tax thereon shown to be due, and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 88

them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Mission Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.11 Financial Statements.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case to the extent required by GAAP (so applied) to be shown therein.

(b) The unaudited consolidated balance sheet of the Borrower, if any, most recently delivered to the Administrative Agent pursuant to Section 6.01(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on the date of such balance sheet (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

5.12 Securities Law, etc.; Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with (a) Regulations T, U and X of the FRB and (b) all other Applicable Laws and any rules and regulations thereunder, except where the failure to comply, in the case of this clause (b), could not reasonably be expected to have a Material Adverse Effect.

5.13 Governmental Regulation. No Mission Entity is an “investment company” within the meaning of the Investment Company Act of 1940 or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935. No Mission Entity is subject to regulation under any other federal or state statute or regulation which limits its ability to incur Indebtedness or Guaranty Obligations under this Agreement or any other Loan Document.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 89

5.14 Accuracy of Information. All factual information (excluding, in any event, financial projections) heretofore or contemporaneously herewith furnished by or on behalf of any Mission Entity in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, and all other such factual information hereafter furnished by or on behalf of any Mission Entity to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, in the light of the circumstances existing at the time such information was delivered, not misleading.

5.15 Environmental Laws. The Mission Entities and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.16 Environmental Compliance.

(a) With respect to properties currently owned or operated by any Mission Entity or any of their Subsidiaries, or to the knowledge of the Mission Entities, any property formerly owned or operated by any Mission Entity or any of its Subsidiaries:

(i) no such property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property,

(ii) to the knowledge of the Mission Entities, (A) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Mission Entity or any of its Subsidiaries or on any property owned by any other Credit Party or formerly owned or operated by any Credit Party and (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Credit Party or any of its Subsidiaries; and

(iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries in excess of the applicable legal limit, in each case above, other than such matters which, individually or in the aggregate, could not reasonably be expected to result in a liability to the Credit Parties taken as a whole, in an amount greater than $500,000 during the term of this Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 90

(b) Neither any Mission Entity nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Mission Entity or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Mission Entity or any of its Subsidiaries, in each case above, other than such matters which, individually or in the aggregate, could not reasonably be expected to result in a liability to the Credit Parties taken as a whole, in an amount greater than $500,000 during the term of this Agreement.

5.17 FCC Licenses.

(a) Each Mission Entity holds such validly issued FCC licenses and Authorizations as are necessary to operate their respective Stations as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect (it being recognized that, as indicated on Schedules 5.16 and 5.17(c), certain Stations are operating pursuant to Special Temporary Authority). The Stations of each Credit Party and the FCC Licenses and FCC licenses and Authorizations of each Credit Party as of the Second Amendment Effective Date are listed on Schedule 5.16, and each of such FCC Licenses has the expiration date indicated on Schedule 5.16.

(b) No Mission Entity has knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the Station in question. Except as otherwise set forth on Schedules 5.16 and 5.17(c), each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act of 1934, as amended (the “Communications Act”).

(c) Except as otherwise set forth on Schedule 5.16 and Schedule 5.17(c), no proceedings are pending or are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operation, other than any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and proceedings affecting the television broadcasting industry in general.

(d) All reports, applications and other documents required to be filed by the Mission Entities with the FCC with respect to the Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 91

reasonably be expected to have a Material Adverse Effect, and except as otherwise set forth on Schedules 5.16 and 5.17(c), no Mission Entity has knowledge of any matters which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on any Mission Entity of any material fines or forfeitures by the FCC, or which could reasonably be expected to result in the revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the Communications Act and the policies, rules and regulations of the FCC.

(e) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations. The Borrower has delivered to the Lenders true and complete copies of all FCC Licenses (including any and all amendments and other modifications thereto), and all pending applications relating thereto.

5.18 Subsidiaries. No Mission Entity has any Subsidiaries except, on the First Amendment Effective Date, those Subsidiaries which are identified in Schedule 5.17.

5.19 Solvency. As of the date on which this representation and warranty is made or deemed made, each Mission Entity is Solvent on a consolidated and consolidating basis, both before and after giving effect to any transaction with respect to which this representation and warranty is being made and to the incurrence of all Indebtedness, Guarantee Obligations and other obligations incurred on such date in connection herewith and therewith.

5.20 Labor Controversies. There are no labor controversies pending or, to the best knowledge of each Mission Entity, threatened against any Mission Entity which could reasonably be expected to have a Material Adverse Effect.

5.21 Security Documents.

(a) Each of the Pledge Agreement and the Smith Pledge Agreement is effective to create in favor of the Collateral Agent or the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Collateral and the Lien granted pursuant to the Pledge Agreement and the Smith Pledge Agreement constitutes a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor or pledgors thereunder in such Pledged Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

(b) The Security Agreement is effective to create in favor of the Collateral Agent or the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Security Agreement Collateral, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability, and proceeds thereof and the Lien granted pursuant to the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantor or grantors thereunder in such Collateral and the proceeds thereof, subject to the rights of Persons pursuant to Permitted Liens, in each case prior and superior in right to any other Person.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 92

5.22 Network Affiliation Agreements. Set forth on Schedule 5.21 hereto is a list, as of the First Amendment Effective Date, of each effective Network Affiliation Agreement and the expiration date therefor.

5.23 Condition of Stations. All of the material properties, equipment and systems of each Mission Entity and the Stations are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in condition which is sufficient for the operation thereof in accordance with past practice of the Station in question and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority including without limitation the FCC and (b) any FCC License, in each case except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

5.24 Information Certificate. As of the First Amendment Effective Date, the information contained in the most recently delivered Information Certificate is true, accurate and complete in all respects, and thereafter the Information Certificate, together with all other such information hereafter furnished by or on behalf of any Mission Entity to the Administrative Agent reflecting any changes or additions to the Information Certificate, shall be true, accurate and complete in all respects.

5.25 Maintenance of Insurance. The Borrower maintains with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

5.26 Security Documents. The provisions of the Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Mission Entities in the Collateral described therein. Except for filings completed prior to the Second Amendment Effective Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens. Schedule 5.26 lists all deposit accounts and securities accounts of the Credit Parties that are not held by Bank of America and designates which such accounts are subject to a deposit account control agreement or securities account control agreement in favor of the Administrative Agent for the benefit of the Secured Parties, in each case, as of the Second Amendment Effective Date.

5.27 Nexstar/Mission Agreements. All Nexstar/Mission Agreements in effect on the First Amendment Effective Date are listed on Schedule 1.01(A), and full and complete copies thereof have been delivered to the Administrative Agent together with all exhibits, schedules, annexes and other documents related thereto or executed in connection therewith.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 93

ARTICLE VI.

AFFIRMATIVE COVENANTS

The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments, Letters of Credit, Nexstar Commitments and Nexstar Letters of Credit have terminated and all Obligations and Nexstar Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Lenders, and with sufficient copies for each Lender:

(a) as soon as available, but not later than 90 days after the end of each Fiscal Year,

(i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by (A) a report and opinion of PricewaterhouseCoopers LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Majority Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (B) if such report is required in order to comply with SEC reporting requirements, an attestation report of PricewaterhouseCoopers LLP or such other Registered Public Accounting Firm as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley showing no Internal Control Event or Events, that, in the aggregate (1) could reasonably be expected to have a Material Adverse Effect, or (2) could reasonably be expected to permit the occurrence of a Material Adverse Effect if left unremedied; and

(ii) a copy of the annual budget for the Borrower and its Subsidiaries for the next Fiscal Year in form and detail acceptable to the Administrative Agent;

(b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified (in a certificate of the Borrower, executed on behalf of the Borrower by a Responsible Officer) as being complete and correct and fairly presenting in all material respects, in accordance with

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 94

GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Borrower and its consolidated Subsidiaries; and

(c) as soon as available, but not later than 30 days after the end of each month, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such month and the related statements of income, shareholders’ or members’ equity and cash flows for the period commencing on the first day and ending on the last day of such month, and certified (in a certificate of the Borrower, executed on behalf of the Borrower by a Responsible Officer) as being complete and correct and fairly presenting in all material respects, in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Borrower and its consolidated Subsidiaries.

6.02 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer, or Vice President of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which such Compliance Certificate shall include a certification and accounting that the Borrower is in compliance with the requirements of Section 6.20;

(b) promptly after the same are sent, copies of all financial statements and reports which any Mission Entity sends to its shareholders, partners or members; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which any Mission Entity may make to, or file with, the SEC, other than filings on Form 11-K and S-8;

(c) promptly, such additional business, financial and other information with respect to the Borrower or any of its Subsidiaries or Credit Parties as the Administrative Agent, at the request of any Lender, may from time to time reasonably request;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within two Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 95

(f) promptly upon receipt thereof, notice of any change in, or change regarding, the credit ratings (if any) of any Mission Entity by Moody’s or S & P.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03 Notices. The Borrower shall, upon any Responsible Officer of any Mission Entity obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) to the Administrative Agent, the L/C Issuer and each Lender:

(a) promptly of the occurrence of any Default;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 96

(b) promptly of any matter (i) that has resulted in a Material Adverse Effect or promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any of their Subsidiaries with any Environmental Law (ii) that could (A) reasonably be expected to have a Material Adverse Effect or (B) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(c) promptly of any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of any Mission Entity, is threatened against any Credit Party or to which any of their respective properties is subject (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which relates to this Agreement, any other Loan Document or any of the transactions contemplated hereby;

(d) promptly of any development which shall occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed by any Mission Entity to the Lenders regarding any Credit Party which could reasonably be expected to have a Material Adverse Effect;

(e) promptly of any of the following events affecting any Credit Party or any ERISA Affiliate (but in no event more than ten days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Mission Entity or any ERISA Affiliate with respect to such event:

(i) an ERISA Event; or

(ii) any of the representations and warranties in Section 5.07 ceasing to be true and correct;

(f) promptly of any material change in accounting policies or financial reporting practices by any Mission Entity;

(g) (i) promptly notify the Agents and (ii) within 30 Business Days notify the Lenders of the occurrence of any of the following events numbered (1) through (3) below; provided however, to the extent not previously disclosed to the Lenders, the Borrower shall notify the Agents and the Lenders of the occurrence of any of the following events numbered (1) through (3) below not less than two Business Days (or such lesser notice prior to public disclosure as is reasonable under the circumstances) prior to (A) the public announcement thereof by a representative of the Borrower, (B) the filing with the SEC or any other Governmental Authority of any report or communication related thereto or (C) the submission of a Request for Credit Extension:

(1) any Internal Control Event (I) which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge, (II) which the Borrower intends to disclose or (III) which has otherwise become known to the public (other than an Internal Control Event concerning allegations of fraud that involve an amount less than $250,000),

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 97

(2) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which could reasonably be expected to have a Material Adverse Effect, or

(3) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which includes a fraud allegation that could reasonably be expected to involve an amount in excess of $5,000,000; or

(h) as soon as available, but in any event within 90 days after the end of each Fiscal Year ending after the Second Amendment Effective Date, a report

(i) (with respect to items constituting Collateral or required to be Collateral only) supplementing Schedule 5.09 and Schedule 6.17(a), including an identification of all owned and leased Real Property disposed of by any Credit Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, and, in the case of leases of property, lessee and expiration date) of all Real Property acquired or leased during such fiscal year, all towers, transmitters, translators and repeaters, all accounts and such other changes in any Collateral, and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects as of the end of such Fiscal Year, such report to be signed on the Borrower’s behalf by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; provided that, so long as no Default exists, such report shall only be required not more than once per year and only upon request of the Administrative Agent; and

(ii) listing all deposit accounts, securities accounts and other operational bank accounts of all types of each of the Credit Parties, which such report specifically designates accounts that are not subject to a first and prior Lien and security interest in favor of the Administrative Agent for the benefit of the Secured Parties.

6.04 FCC Information. As soon as possible and in any event within five days after the receipt by any Mission Entity from the FCC or any other Governmental Authority or filing or receipt thereof by any Mission Entity, provide to the Lenders (a) any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any Mission Entity which is available to any Mission Entity, in each case which could reasonably be expected to have a Material Adverse Effect and (b) if applicable, a copy of any notice or application by any Mission Entity requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of ten days.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 98

6.05 FCC Licenses and Regulatory Compliance. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all terms and conditions of all FCC Licenses covering the Stations, all Federal, state and local laws, all rules, regulations and administrative orders of the FCC and all state and local commissions or authorities which are applicable to the Borrower and/or its Subsidiaries or any Credit Party or the operation of the Stations of any Mission Entity or other Credit Party.

6.06 License Lapse. As soon as possible and in any event within five days after the receipt thereof by any Mission Entity, the Borrower will give the Lenders notice of any lapse, termination or relinquishment of any material License, permit or other Authorization from the FCC or other Governmental Authority held by any Mission Entity or any failure of the FCC or other Governmental Authority to renew or extend any such License, permit or other Authorization for the usual period thereof and of any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which any Mission Entity has knowledge and in any such case which could reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Corporate, Limited Liability Company or Partnership Existence, etc. The Borrower shall, and shall cause each of its respective Subsidiaries to, cause to be done at all times all things necessary to maintain and preserve the corporate, limited liability company or partnership existence, as the case may be, of each Mission Entity except to the extent otherwise permitted pursuant to Section 7.04.

6.08 Foreign Qualification, etc. The Borrower will, and will cause each of its Subsidiaries and each other Mission Entity to, cause to be done at all times all things necessary to maintain and preserve the rights and franchises of the Borrower and its Subsidiaries or other Mission Entity to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to maintain and preserve or so qualify could reasonably be expected to have a Material Adverse Effect.

6.09 Payment of Taxes, etc. The Borrower will, and will cause each of its respective Subsidiaries and other Mission Entities to, pay and discharge, as the same may become due and payable, all federal and material state and local taxes, assessments, and other governmental charges or levies against or on any of the income, profits or property of a Mission Entity, as well as material claims of any kind which, if unpaid, might become a Lien upon a Mission Entity’s properties, and will pay (before they become delinquent) all other material obligations and liabilities; provided, however, that the foregoing shall not require the Borrower or any of its Subsidiaries or other Mission Entity to pay or discharge any such tax, assessment, charge, levy, Lien, obligation or liability so long as such Mission Entity shall contest the validity thereof in good faith by appropriate proceedings promptly instituted and diligently conducted and shall set aside on its books adequate reserves in accordance with GAAP.

6.10 Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries and other Mission Entities to, keep all of the material property and facilities that are useful and necessary in the business of the Mission Entities and Nexstar Entities in such condition as is sufficient for the operation of such business in the ordinary course and will

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 99

maintain, and cause each of its Subsidiaries and Mission Entities to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated to the Mission Entities, and such insurance shall name the Administrative Agent, on behalf of the Lenders and Secured Parties, as an additional insured or loss payee, as the case may be, under all such insurance policies.

6.11 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries and Mission Entities to, comply with the Requirements of Law of any Governmental Authority, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.12 Books and Records.

(a) The Borrower will, and will cause each of the Mission Entities to, keep proper books and records reflecting all of their business affairs and transactions in accordance with GAAP. The Borrower will, and will cause each of the Mission Entities to, permit the Agents and their Related Parties, or, after the occurrence and during the continuance of any Default under Section 8.01, any Lender (or in each case any of their respective representatives or agents), upon reasonable notice and at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default has occurred and is continuing), to visit all of their offices, discuss their financial matters with their officers and, subject to the right of representatives of the Mission Entities to be present, independent accountants (and hereby authorizes such independent accountants to discuss their financial matters with the Agents, their Related Parties, any Lender or its representatives pursuant to the foregoing, such fees and costs of the Borrower’s and Mission Entities’ accountants to be paid by the Borrower) and examine and make abstracts or photocopies from any of their books or other corporate records (such abstracts and copies shall be at the expense of the Borrower);

(b) Notwithstanding the foregoing or anything in this Agreement or in any Loan Document to the contrary, (i) except as provided in subsection (c) below and so long as there exists no Event of Default, the Borrower shall not be required to pay the expenses of any Agent or any of their Related Parties (or any of their respective representatives or agents) for visits in excess of one visit per Fiscal Year, and (ii) after the occurrence of an Event of Default, such costs and expenses incurred by the Administrative Agent, its Related Parties and its representatives and agents in exercising its rights from time to time as set forth in subsection (a) preceding shall be paid by the Borrower; and

(c) Notwithstanding the foregoing or anything in this Agreement or in any Loan Document to the contrary, subsection (b)(i) preceding and the limitations in subsection (a) preceding shall not apply to the Restructuring Advisor. The Borrower will, and will cause each of the Mission Entities to, permit the Restructuring Advisors at any time upon reasonable notice and at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default has occurred and is continuing), to visit all of their offices, discuss their financial matters with their officers and, subject to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 100

the right of representatives of the Mission Entities to be present, independent accountants (and hereby authorizes such independent accountants to discuss their financial matters with the Agents, their Related Parties, any Lender or its representatives pursuant to the foregoing) and examine and make abstracts or photocopies from any of their books or other corporate records, all at the expense of the Borrower. The Borrower shall promptly pay all invoiced costs and expenses of any Restructuring Advisor engaged by the Administrative Agent and incurred from time to time (regardless of whether there has occurred an Event of Default).

6.13 Use of Proceeds. The Borrower shall use, or cause its Subsidiaries to use, the proceeds of the Loans after the Second Amendment Effective Date for Acquisitions and Capital Expenditures permitted to be made hereunder, repurchase of Indebtedness as permitted hereunder, working capital and other general corporate requirements of the Borrower and its Subsidiaries.

6.14 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) its and each of its Subsidiaries’ and Mission Entities’ fiscal years to end on December 31 of each year and (b) its and each of its Subsidiaries’ and Mission Entities’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

6.15 Interest Rate Protection. The Borrower shall maintain such Interest Rate Protection Agreements as are necessary so as to provide, through and including April 1, 2007 that at least 40% of the principal amount of the sum of all Indebtedness for borrowed money of the Borrower and its Subsidiaries plus all outstanding Indebtedness of Nexstar Finance Holdings (including the Nexstar Borrower) and its Subsidiaries is subject to either a fixed interest rate or interest rate protection.

6.16 Additional Security; Further Assurances.

(a) Within a reasonable time after acquisition of such assets and properties, the Borrower will, and will cause each of its Subsidiaries and all other Credit Parties to, grant to the Collateral Agent or the Administrative Agent, for the benefit of the Secured Parties, security interests and mortgages in such assets and properties of the Mission Entities and other Credit Parties as are not covered by the Security Documents, and as may be requested from time to time by the Administrative Agent or the Majority Lenders (collectively, the “Additional Security Documents”); provided that so long as there exists no Default, (i) motor vehicles other than Material Motor Vehicles shall not be required to be pledged as Collateral, and (ii) the Borrower shall not be required to provide Additional Security Documents with respect to Non-Significant Real Property. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Borrower and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and shall be subject to no Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent or the Administrative Agent, at the request of the Administrative Agent, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 101

(b) The Borrower will, and will cause each of its Subsidiaries and all other Credit Parties to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent or the Administrative Agent, at the request of the Administrative Agent, from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents or any Additional Security Documents as the Collateral Agent or the Administrative Agent, at the request of the Administrative Agent, may reasonably require and as are reasonably satisfactory to the Borrower. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent or the Administrative Agent, at the request of the Administrative Agent, such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent or the Administrative Agent, at the request of the Administrative Agent, to assure itself that this Section 6.16 has been complied with. Notwithstanding anything herein or in any Loan Document to the contrary, such information required to be delivered above shall include (without limitation) the following:

(i) Within 90 days after requested in writing by the Administrative Agent in its sole discretion, engineering, soils, environmental and other reports as to all Real Properties subject to such request, from professional firms acceptable to the Administrative Agent, which report shall identify existing and potential environmental concerns and shall quantify related costs and liabilities, associated with any facilities of any Credit Party or any of its respective Subsidiaries; provided however, so long as there exists no Default, (i) the Administrative Agent may only make such request one time per year for each piece of Real Property and (ii) such reports may be limited to assets and properties that are Collateral or required to be Collateral.

(ii) Within 90 days after requested in writing by the Administrative Agent in its sole discretion, estoppel and consent agreements executed by each of the lessors of any Leasehold Real Properties of any of the Credit Parties subject to such request, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent; provided that in no event shall any Credit Party be required to take any action, other than using its reasonable

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 102

commercial efforts (which efforts shall not require that any monetary payment be made to a third party), to obtain such consents, estoppels, memorandums, assignments, etc. from independent unaffiliated third parties with respect to its compliance with this Section; and provided further, so long as there exists no Default, the Borrower shall not be required to provide such estoppels, consents, memorandum of lease or assignment or sublease document for any Real Property that is not Collateral or required to be Collateral.

(c) The Borrower will, and will cause each of its Subsidiaries and all other Credit Parties to, at the expense of the Borrower, within 90 days after requested in writing by the Administrative Agent in its sole discretion, an appraisal of any one or more of the Real Properties of any Credit Party requested by the Administrative Agent which satisfies the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, each such appraisal shall be from a Person acceptable to the Administrative Agent and which shall be in form and substance reasonably satisfactory to the Administrative Agent; provided that, so long as there exists no Default, such appraisals shall not be required for any Real Property that is not Collateral or required to be Collateral.

(d) If at any time the Borrower or any other Credit Party creates or acquires any additional Subsidiary, the Borrower will promptly notify the Administrative Agent thereof and cause such Subsidiary, within 30 days thereafter, to execute and deliver appropriate Guaranty Supplements (or a Subsidiary Guaranty Agreement), a Joinder to Security Agreement and a Joinder to Pledge Agreement (provided that nothing in this Section shall be deemed to permit the formation, creation or acquisition of any additional Subsidiary).

(e) The Borrower agrees that each action required above by this Section 6.16 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Majority Lenders or required to be taken by the applicable Mission Entity or Nexstar Entity pursuant to the terms of this Section 6.16.

(f) The Borrower agrees that, upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrower shall, at the Borrower’s expense:

(i) promptly upon request therefor but in no event later than 10 Business Days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

(ii) promptly upon request therefor but in no event later than 30 days after such request, duly execute and deliver, and cause each Credit Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 103

leasehold deeds of trust, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Collateral in and of such Credit Party), and other instruments securing payment of all the Obligations of the Credit Parties under the Loan Documents and Nexstar Loan Documents and constituting Liens on all such properties; provided that in no event shall any Credit Party be required to take any action, other than using its reasonable commercial efforts (which efforts shall not require that any monetary payment be made to a third party), to obtain such consents, estoppels, memorandums, assignments, etc. from independent unaffiliated third parties with respect to its compliance with this Section,

(iii) promptly upon request therefor but in no event later than 30 days after such request, take, and cause each Credit Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent or the Administrative Agent, at the request of the Administrative Agent, (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, intellectual property security agreement supplements and security and pledge agreements delivered pursuant to this Section 6.16 or otherwise, enforceable against all third parties in accordance with their terms; provided that in no event shall any Credit Party be required to take any action, other than using its reasonable commercial efforts, (which efforts shall not require that any monetary payment be made to a third party), to obtain consents, estoppels, memorandums, assignments, etc. from independent unaffiliated third parties with respect to its compliance with this Section,

(iv) promptly upon request therefor but in no event later than 30 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for each of the Credit Parties as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, in each case acceptable to the Administrative Agent, and

(v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of Real Property owned by the Borrower or any other Credit Party, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 104

(g) At any time upon request of the Administrative Agent, the Borrower will, and will cause each of its Subsidiaries and all other Credit Parties to, at the expense of the Borrower, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements.

6.17 Post Second Amendment Effective Date Collateral Requirements. Not later than one hundred eighty (180) days after the Second Amendment Effective Date, the Borrower will, and will cause each of its Subsidiaries and all other Credit Parties to (in each case upon terms and conditions, and pursuant to documentation in each case in form and substance reasonably satisfactory to the Administrative Agent, and delivered to the Administrative Agent duly executed by each applicable Credit Party):

(a) Real Property. Grant to the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties,

(i) As to each of the fee owned Mortgaged Properties listed on Schedule 6.17(a)(i):

(A) a Mortgage Amendment duly executed by Borrower which amends the Existing Mortgage covering such Real Property to reflect the new Maturity Date,

(B) evidence that counterparts of the Mortgage Amendment for such Real Property have been duly executed, acknowledged and delivered and have been duly filed or recorded in all appropriate filing or recording offices in order to continue or create, as the case may be, a valid first and subsisting Lien on the Real Property described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(C) either (1) an ALTA Form 11 endorsement to the Existing Mortgage Policy for such Real Property insuring that coverage under such Existing Mortgage Policy has not been reduced or terminated by virtue of such Mortgage Amendment, including a down date endorsement disclosing no additional liens or title exceptions against such Real Property unless approved by the Administrative Agent, and an endorsement extending the date of such Existing Mortgage Policy to the date of recordation of such Mortgage Amendment, or (2) a Mortgage Policy to replace the applicable Existing Mortgage Policy covering such Real Property,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 105

(D) a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent that none of the improvements located on such land is located in a flood hazard area, and

(E) a local counsel opinion from counsel in the applicable State addressed to the Secured Parties regarding the enforceability of such Mortgage Amendment and such other matters as reasonably requested by the Administrative Agent and its counsel.

(b) Generally. Notwithstanding anything else to the contrary in this Agreement or in any Loan Document, this Section 6.17 is intended to address a specific Collateral request by the Administrative Agent, and in each case shall be in addition to those obligations and requirements of the Borrower and the Credit Parties elsewhere in this Agreement and the Loan Documents, including but not limited to, those obligations and requirements in Section 6.16 (it being agreed among the Borrower, the other Credit Parties, the Administrative Agent and the Lenders that this Section 6.17 shall specifically NOT limit those obligations of the Borrower and the other Credit Parties under Section 6.16 and the other provisions of this Agreement and the other Loan Documents).

(c) Control Agreements. Not later than ninety (90) days after the Second Amendment Effective Date, the Borrower will, and will cause each of its Subsidiaries and all other Credit Parties to (in each case upon terms and conditions, and pursuant to documentation in each case in form and substance reasonably satisfactory to the Administrative Agent, and delivered to the Administrative Agent duly executed by each applicable Credit Party) execute and deliver to the Collateral Agent assignments and control agreements for all deposit accounts (other than Excluded Deposit Accounts), commodity accounts and securities accounts in such form as Collateral Agent may request, and the bank, commodity intermediary, or securities intermediary, as appropriate, in which such account will be maintained delivers to the Collateral Agent acknowledgments of the assignment of such account in form and substance satisfactory to the Collateral Agent, and takes all actions necessary to establish in Collateral Agent control (as that term is defined in the UCC) with respect to such deposit account, commodity account, or securities account.

6.18 Lien Searches.

(a) The Borrower will, promptly after delivery of the items required by Section 6.17 hereof but not later than May 31, 2010, deliver to the Administrative Agent UCC searches, demonstrating the second Lien of the Holders of the Original 2010 Senior Second Lien Secured Notes.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 106

(b) The Borrower will, promptly following receipt of the acknowledgment copy of any financing statement filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties in connection with any Credit Party, deliver to the Administrative Agent a completed request for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Credit Party as debtor, together with copies of such other financing statements.

6.19 Designation as Senior Debt. The Borrower will, and will cause each of their respective Subsidiaries and all other Mission Entities to, designate all Obligations as “Designated Senior Indebtedness” under, and defined in, all Unsecured Notes, all 2010 Senior Second Lien Secured Notes and any future Senior Second Lien Secured Notes, Additional Unsecured Notes, Additional Subordinated Notes and any other public indebtedness and all supplemental indentures thereto.

6.20 Operating Accounts as Collateral. As of the date that is 90 days after the Second Amendment Effective Date and at all times thereafter, the Borrower will, and will cause each of their respective Subsidiaries and all other Mission Entities to, maintain all of their deposit accounts (other than Excluded Deposit Accounts), securities accounts and other operational bank accounts of all types of each of the Credit Parties at Bank of America or any other financial institution, in each case subject to a first and prior Lien and security interest in favor of the Administrative Agent for the benefit of the Secured Parties (on terms and conditions and subject to deposit account control agreement and securities account control agreement documentation reasonably acceptable to the Administrative Agent).

6.21 Compliance with Environmental Laws. The Borrower will, and will cause each of its Subsidiaries and all other Mission Entities to, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and environmental permits; obtain and renew all environmental permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.22 Preparation of Environmental Reports. The Borrower will, and will cause each of its Subsidiaries and all other Mission Entities to, at the request of the Administrative Agent from time to time, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 107

the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.23 Further Assurances. The Borrower will, and will cause each of its Subsidiaries and all other Mission Entities to, and shall use their best efforts to cause each Nexstar Entity to, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Mission Entity’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder, (iv) provide to the Administrative Agent with respect to the Collateral from time to time, the types of documents, instruments, policies, opinions, appraisals and information described in Section 6.17 or otherwise as requested by the Administrative Agent and (v) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Mission Entity or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding the foregoing, in the event that any such requirement requires the consent or acknowledgment of an unaffiliated independent third party, the Borrower shall only be required to use its commercially reasonable efforts to obtain such consents or acknowledgments.

6.24 Compliance with Terms of Leaseholds. The Borrower will, and will cause each of its Subsidiaries and all other Mission Entities to, make all payments and otherwise perform all obligations in respect of all leases of Real Property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.25 Cooperation. The Borrower shall, and shall cause each of its Subsidiaries to, use reasonable efforts to cooperate with the Restructuring Advisor in all respects with respect to any matters in relation to the Loans, Credit Events and the Loan Documents, provided that (i) such cooperation does not involve undue burden or expense or require the engagement or services of any third parties and (ii) such Restructuring Advisor shall have agreed in writing, for the benefit of the Borrower, to be bound by the provisions of Section 11.07.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 108

6.26 Incorporation of Financial Covenants. Until all Commitments, Letters of Credit, Nexstar Commitments and Nexstar Letters of Credit have terminated and all Obligations and Nexstar Obligations (other than indemnities for which no request for payment has been made), the Borrower shall comply with all the financial covenants set forth in Section 7.09 (the “Nexstar Financial Covenants”) of the Nexstar Credit Agreement with the financial position and results of the Borrower being included in such financial covenants calculations as if it were a Wholly-Owned Subsidiary of the Nexstar Borrower, subject to the cure provision set forth in the final paragraph of Section 8.02 of the Nexstar Credit Agreement (the “Nexstar Cure Provision”) to the extent applicable. The Nexstar Financial Covenants and the Nexstar Cure Provision are incorporated herein by this reference with appropriate substitutions (including all exhibits, schedules and defined terms referred to therein, as the same may be amended, supplemented, restated or otherwise modified from time to time) with the same effect as though set forth herein in their entirety, and all such Nexstar Financial Covenants and the Nexstar Cure Provision so incorporated shall survive any termination, cancellation, discharge or replacement of the Nexstar Credit Agreement. Upon any termination, cancellation, discharge or replacement of the Nexstar Credit Agreement, the Borrower shall deliver, concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate, executed by a Responsible Officer of the Borrower, in the form required to delivered under the Nexstar Credit Agreement immediately prior to such termination, cancellation, discharge or replacement of the Nexstar Credit Agreement.

6.27 License Subsidiaries.

(a) On the date of, and at all times after the occurrence of a License Subsidiary Trigger Date (and in each case promptly upon the acquisition of any Broadcast Licenses occurring after any License Subsidiary Trigger Date), (i) the Borrower shall (without limiting its obligations under Section 6.16) cause (A) each existing and acquired Broadcast License to be assigned to and thereafter held by a License Subsidiary of the Borrower (provided that any License Subsidiary shall be permitted to hold one or more Broadcast Licenses); and (B) the operating assets related to the business and operations of the Station being operated under the authority of such Broadcast Licenses held by such License Subsidiary, to be transferred to and held by an operating company that is a Wholly-Owned Subsidiary of the Borrower (a “Mission Operating Subsidiary”); and (ii) the Borrower shall deliver or cause to be delivered (if not theretofore delivered) to the Administrative Agent in pledge under the appropriate Loan Documents all Capital Stock of all License Subsidiaries and Operating Subsidiaries together with stock powers executed in blank (and, if reasonably requested by the Administrative Agent, furnish to the Administrative Agent evidence that the foregoing transactions have been so effected).

(b) On the date of, and at all times after the occurrence of a License Subsidiary Trigger Date, each such License Subsidiary and Operating Subsidiary (i) shall have been formed, created or acquired in accordance with the terms of this Agreement or the Nexstar Credit Agreement, and the Loan Documents and Nexstar Loan Documents, in

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 109

each case as applicable, (including without limitation, the provisions of Section 6.16 and Section 6.16 of the Nexstar Credit Agreement), (ii) shall have been formed, created or acquired as, and shall continue at all times thereafter to be, a Wholly-Owned Subsidiary of the Borrower or the Nexstar Borrower, as applicable, (iii) shall be, and shall continue at all times thereafter to be, be a party to a Guaranty Agreement and have guaranteed both the Obligations and the Nexstar Obligations in full, (iv) shall be, and shall continue at all times thereafter to be, a party to the Security Documents and have pledged and granted a security interest in (to the extent permitted by Law), all of its assets, including without limitation the Broadcast Licenses to secure both the Obligations and the Nexstar Obligations in full, and (v) shall have delivered to the Administrative Agent or the Collateral Agent all of the Capital Stock of each such License Subsidiary and Operating Subsidiary together with stock powers executed in blank.

(c) On the date of, and at all times after the occurrence of the License Subsidiary Trigger Date, all Broadcast Licenses shall be directly controlled by, and held by a License Subsidiary in accordance with the terms of this Section, this Agreement, the other Loan Documents and the comparable provisions and Nexstar Loan Documents, and the Borrower shall take all action to cause and maintain all Broadcast Licenses for the Stations at all times to be directly controlled by, and held in the name of, the respective License Subsidiary for the respective Station being operated under authority of such Broadcast Licenses.

(d) The Administrative Agent may, on behalf of the Borrower and the Lenders, from time to time amend this Agreement and the other Loan Documents to reflect the provisions agreed to by this Section 6.27, but in no case shall any such amendment reflect any other change to this Agreement or any of the Loan Documents except those changes necessary to give effect to the provisions of this Section 6.27 unless such other changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 11.01, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders.

ARTICLE VII.

NEGATIVE COVENANTS

The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments, Letters of Credit, Nexstar Commitments and Nexstar Letters of Credit have terminated and all Obligations and Nexstar Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

7.01 Changes in Business. The Borrower will not, and will not cause or permit any of its Subsidiaries or Mission Entities to, directly or indirectly, alter in a fundamental and substantial manner the character of the Television Broadcasting Business of the Mission Entities, taken as a whole, or the Credit Parties, taken as a whole, from that conducted immediately following the Effective Date.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 110

7.02 Limitation on Liens. The Borrower will not, and will not permit any of its Subsidiaries and Mission Entities to, create, incur, assume, or suffer to exist any Lien upon any of its respective revenues, property (including fixed assets, inventory, Real Property, intangible rights and Capital Stock) or other assets, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens for taxes, assessments or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 6.09;

(b) Liens encumbering property of any such Mission Entity consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of such Mission Entity in accordance with GAAP;

(c) Liens encumbering property of any Mission Entity incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of such Mission Entity;

(d) easements, rights-of-way, reservations, permits, servitudes, zoning and similar restrictions and other similar encumbrances or title defects and Permitted Encumbrances (i) described in the Mortgage Policies or (ii) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Mission Entity;

(e) judgment Liens securing amounts not in excess of (i) $500,000 and (x) in existence less than 30 days after the entry thereof, (y) with respect to which execution has been stayed or (z) with respect to which the appropriate insurance carrier has agreed in writing that there is coverage by insurance or (ii) $4,000,000 in the aggregate at any time outstanding for all Credit Parties;

(f) Liens securing documentary letters of credit; provided such Liens attach only to the property or goods to which such letter of credit relates;

(g) purchase money security interests encumbering equipment, furniture, machinery or other assets by the Borrower or its Subsidiaries for normal business purposes, provided that (i) such security interests and Liens hereunder together with security interests and Liens permitted by Sections 7.02(a) and 7.02(h) of the Nexstar Credit Agreement, do not secure amounts in excess of $4,000,000 in the aggregate at any time outstanding for the Credit Parties and (ii) such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 111

(h) interests in Leaseholds under which a Mission Entity is a lessor, provided such Leaseholds are otherwise not prohibited by the terms of this Agreement;

(i) second priority Liens on the assets of the Mission Entities securing (i) 2010 Senior Second Lien Secured Notes to the extent such Indebtedness is issued in accordance with Section 7.05(h) and the Second Amendment and (ii) Additional Senior Second Lien Secured Notes to the extent such Indebtedness is issued in accordance with Section 7.05(j) and Section 7.05(i) of the Nexstar Credit Agreement, and in each case only so long as each holder of such Senior Second Lien Secured Notes is subject to the terms of the 2010 Intercreditor Agreement or such other Intercreditor Agreement;

(j) Liens created by the Security Documents;

(k) the options to purchase assets of any Mission Entity granted by such Mission Entity to the Ultimate Nexstar Parent or one or more of its Subsidiaries;

(l) bankers’ Liens in respect of deposit accounts that are not part of the perfected Collateral;

(m) Liens in connection with up to $5,000,000 of Indebtedness in the aggregate at any time outstanding for all Credit Parties incurred in connection with Acquisitions permitted by this Agreement and the Mission Credit Agreement (such maximum amount to be calculated in the aggregate over the term of this Agreement), provided that, (i) such Liens will not cover any assets or properties of any Nexstar Entity or Mission Entity except those assets and properties acquired in connection with such Acquisition and (ii) such maximum amount shall be reduced by the aggregate amount of Liens of any Nexstar Entity permitted under Section 7.02(m) of the Nexstar Credit Agreement; and

(n) other Liens, so long as (i) no Default exists both before and after giving effect to the incurrence thereof, (ii) the obligations secured thereby do not exceed $4,000,000 in the aggregate at any one time outstanding for the Credit Parties, (iii) such Liens shall not cover any assets or properties of any Nexstar Entity or Mission Entity except those assets and properties acquired in connection with the incurrence of such Indebtedness and (iv) such maximum amount shall be reduced by the aggregate amount of Liens of any Nexstar Entity permitted under Section 7.02(n) of the Nexstar Credit Agreement; and

(o) existing Lien disclosed on Schedule 7.02(l) against the real property of the Borrower described on Schedule 7.02(l), so long as (i) such Lien does not secure borrowed money of any Credit Party; and (ii) the Borrower shall use commercially reasonable efforts to obtain a release of such Lien.

7.03 Disposition of Assets. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a) any Mission Entity may make and agree to make Dispositions to Wholly-Owned Subsidiaries of the Borrower that are Guarantors or the Borrower after prior written notice to the Administrative Agent describing the Disposition and compliance by the transferee with the applicable terms of the Security Documents;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 112

(b) so long as no Default exists before and after giving pro forma effect thereto, the Borrower or any Subsidiary of the Borrower may agree to and make Dispositions of Stations, assets and properties, including without limitation Real Properties, so long as (i) all proceeds and compensation received for each such Disposition is 100% cash, (ii) 100% of the Net Cash Proceeds are used to prepay the Loans in accordance with the terms of Section 2.06(b) (except as provided in Section 2.06(b)), (iii) any television station owned by the Nexstar Borrower in the same market is sold by the Nexstar Borrower concurrently with the Disposition of any television station owned by the Borrower (and in accordance with the terms of the Nexstar Credit Agreement), and (iv) at least 5 Business Days prior to the consummation of any proposed Disposition generating Net Cash Proceeds in excess of $5,000,000, or at such later time as agreed to by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, which certificate shall contain (A) financial projections of the Mission Entities, the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis (giving effect to the consummation of such Disposition and any related repayment of Indebtedness) for the period from the proposed date of the consummation of any proposed Disposition to the Maturity Date of the latest to mature of the Loans demonstrating compliance for such period with the covenants set forth in Section 7.09 of the Nexstar Credit Agreement, (B) a certification to the Administrative Agent and the Lenders that all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct as of such date and will be true and correct both before and after giving effect to such Disposition, (C) a certification that no Default exists both before and after giving effect to such Disposition, (D) a certification that the consideration received by the Borrower or Subsidiary in connection with such Disposition is at least equal to the fair market value of Stations, assets and properties disposed of, and (E) a resolution of the board of directors of the Borrower or such Subsidiary determining the fair market value of the Stations, assets and properties disposed of in connection with such Disposition;

(c) Dispositions permitted by Section 7.04(c) and (d);

(d) Dispositions of cash or Cash Equivalents, unless such cash or Cash Equivalents are in a Cash Collateral Account or otherwise prohibited under this Agreement or the other Loan Documents;

(e) so long as (i) no Default exists both before and after giving effect thereto, (ii) all proceeds and compensation received for such each such Disposition is 100% cash, (iii) 100% of the Net Cash Proceeds are used to prepay the Loans in accordance with the terms of Section 2.06(b) (except as provided in Section 2.06(b)) and (iv) any television station owned by the Nexstar Borrower in the same market is sold by the Nexstar Borrower concurrently with such Disposition and in accordance with the terms of the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 113

Nexstar Credit Agreement, Dispositions consisting of Sale and Leaseback Transactions effected on terms and conditions satisfactory to, and with the prior written consent of, the Administrative Agent and the Majority Lenders;

(f) a Disposition pursuant to the exercise of any option described in Section 7.02(k);

(g) with respect to any Station owned by any Mission Entity, the Borrower may (subject to the FCC’s rules and regulations) enter into a Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement with the Nexstar Borrower for such Station, provided that (i) such Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement shall specifically permit the assignment to, and first priority Liens and security interests by, the Administrative Agent and/or Collateral Agent for the benefit of the Secured Parties to secure the Obligations, (ii) not less than 5 Business Days prior to the entering into of such agreement, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, which certificate shall contain (A) a summary of the terms of such agreement comparing it to the agreement (if any) that such agreement is replacing, (B) such other information reasonably requested by the Administrative Agent and (C) a certification that no Default exists both before and after giving effect to such agreement;

(h) so long as (i) no Default exists both before and after giving effect thereto, and (ii) 100% of the Net Cash Proceeds are used to prepay the Loans in accordance with the terms of Section 2.06(b) (except as provided in Section 2.06(b)), Dispositions of equipment no longer used or useful in the ordinary course of business;

(i) so long as no Default exists before and after giving thereto, Dispositions of motor vehicles in the ordinary course of business, provided that the Net Cash Proceeds of such Dispositions are reinvested in replacement vehicles; and

(j) so long as no Default exists both before and after giving effect thereto, Dispositions in connection with a like-kind exchange (in accordance with the Code) of a Station or Stations in connection with an Acquisition in accordance with the terms of Section 7.04(b), provided that the Borrower provides all information and certificates required by Section 7.04(b).

7.04 Consolidations, Mergers, Acquisitions, etc. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, or any Mission Entity to,

(1) wind up, liquidate or dissolve themselves (or enter into any agreement to take any such action), or

(2) make any Acquisition, or enter into any agreement to make any Acquisition, or

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 114

(3) convey, sell, transfer, lease or otherwise dispose of all or substantially all of their respective assets, either in one transaction or a series of related transactions, to any other Person or Persons, or

(4) form, create or acquire any new Subsidiary (whether a non Wholly-Owned Subsidiary or Wholly-Owned Subsidiary) or minority equity interest,

or commit to do any of the foregoing, except:

(a) the Borrower and its Subsidiaries may make Dispositions permitted under Section 7.03;

(b) so long as no Default exists both before and after giving effect thereto, (i) the purchase or acquisition (by merger, consolidation, acquisition of Capital Stock or assets, like-kind exchange or otherwise) by the Borrower or any Wholly-Owned Subsidiary of the Borrower, after the Second Amendment Effective Date of (A) 100% of the Capital Stock of any Person primarily engaged in the Television Broadcasting Business, or (B) a television broadcast station and all related assets necessary to operate such television broadcast station or (C) all or substantially all of the Television Broadcasting Business assets of another Person, or any Television Broadcasting Business or division of another Person, or (ii) the entering into by the Borrower or any of its Wholly-Owned Subsidiaries, after the Second Amendment Effective Date, of any Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement with respect to a television broadcasting station (other than in connection with a Disposition) owned by a third Person that is not an Affiliate of any Credit Party (prior to giving effect to such contemplated agreement); provided that at least 5 Business Days prior to both the entering into commitment to enter into any transactions or series of related transactions and the consummation of any such proposed transaction or series of related transactions, or at such later time as agreed to by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent,

(1) a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, certifying

(x) that the financial projections attached thereto have been prepared on a Pro Forma Basis in good faith after inclusion of the full transaction or series of related transactions and all related borrowings and other transactions in connection therewith for the period from the date of the actual or anticipated, as applicable, consummation of the proposed transaction or series of related transactions to the Maturity Date for the latest to mature of the Loans, and

(y) that no Default exists or is projected to exist both before and after giving effect to the consummation of such transaction or series of related transactions after giving effect to the full transaction or series of related transactions and all related borrowings and other transactions in connection therewith; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 115

(2) a Pro Forma Compliance Certificate of the Borrower for the Measurement Period for the actual or anticipated, as applicable, consummation of such transactions, giving effect to the consummation of such transaction or series of related transactions;

provided further, that (i) if immediately after giving effect to such transaction or series of related transactions, the Consolidated Total Leverage Ratio is (A) equal to or greater than 7.50:1.00, the aggregate annual purchase consideration paid or committed to be paid (or the fair market value of the assets Acquired, if greater) by the Mission Entities and the Nexstar Entities for all Acquisitions by the Mission Entities and the Nexstar Entities, may not exceed $30,000,000, or (B) less than 7.50:1.00, the aggregate annual purchase consideration paid or committed to be paid (or the fair market value of the assets acquired, if greater) by the Mission Entities and the Nexstar Entities for all Acquisitions by the Mission Entities and the Nexstar Entities may not exceed $50,000,000, (ii) notwithstanding the foregoing annual limitations, in no event shall the aggregate cumulative consideration paid or committed to be paid by the Mission Entities and the Nexstar Entities for all Acquisitions by the Mission Entities and the Nexstar Entities exceed an amount equal to $75,000,000 for the period commencing on the Second Amendment Effective Date through any date of any such proposed Acquisition (computed after giving pro forma effect to such proposed Acquisition) and (iii) the certificate provided pursuant to clause (1) of the foregoing proviso shall contain, in addition to those requirements set forth in (x) and (y), certification of compliance with clauses (i) and (ii) of this second proviso;

(c) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving Person of any such merger, dissolution or liquidation and (ii) the Borrower complies with the relevant provisions of the Security Documents to which it is a party so that the security interests granted to the Collateral Agent or the Administrative Agent pursuant to such Security Documents in the assets of such merged, dissolved or liquidated Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(d) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any Wholly-Owned Subsidiary of the Borrower that is a Guarantor so long as (i) such Wholly-Owned Subsidiary of the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the acquiring Wholly-Owned Subsidiary complies with the relevant provisions of the Security Documents to which it is a party so that the security interests granted to the Collateral Agent or the Administrative Agent pursuant to such Security Documents in the assets of such merged, dissolved or liquidated Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); and

(e) Settlement Securities acquired from time to time by any Mission Entity in good faith; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 116

(f) the formation or creation of new Subsidiaries of the Mission Entities in accordance with Section 7.10(g).

7.05 Limitation on Indebtedness. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, create, incur, issue, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness existing on the First Amendment Effective Date and described on Schedule 7.05(a) without any modifications, amendments, consents, waivers, refinancings, refundings, renewals or extensions thereof; provided that immaterial clarifying amendments correcting errors shall be permitted, so long as in each case no fee is payable in connection therewith;

(b) Indebtedness incurred pursuant to any Loan Document;

(c) Indebtedness of any Mission Entity owing to the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Guarantor, provided that any such Indebtedness (i) is permitted to be advanced by the Borrower or such Wholly-Owned Subsidiary pursuant to the provisions of Section 7.10 and (ii) is not subordinated to any other Indebtedness of the obligor (other than the Obligations);

(d) so long as no Event of Default exists both before and after giving effect to the incurrence thereof, Indebtedness of the Borrower and/or its Subsidiaries secured by Liens permitted by Section 7.02(g), in an aggregate amount outstanding not in excess of $4,000,000 in the aggregate at any time outstanding for the Credit Parties, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Nexstar Entity permitted under Section 7.05(d) of the Nexstar Credit Agreement outstanding at any time;

(e) so long as no Event of Default exists both before and after giving effect to the incurrence thereof, Interest Rate Protection Agreements required hereunder or in respect of Indebtedness otherwise permitted hereby so long as such agreements are not entered into for speculative purposes and the Borrower is in compliance with Section 6.15 after giving effect thereto;

(f) Capital Lease Obligations and other Indebtedness (other than Indebtedness for borrowed money) of the Borrower and/or its Subsidiaries in an amount not to exceed $2,500,000 in the aggregate for the Borrower and its Subsidiaries at any time outstanding, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Nexstar Entity permitted under Section 7.05(f) of the Nexstar Credit Agreement outstanding at any time;

(g) (i) Guaranty Obligations of the Mission Entities (other than the Borrower) with respect to Senior Second Lien Secured Notes incurred in accordance with the terms of Section 7.05(h) of the Nexstar Credit Agreement and (ii) Guaranty Obligations of the Mission Entities with respect to Additional Senior Second Lien Secured Notes incurred in accordance with the terms of Section 7.05(i)(x) of the Nexstar Credit Agreement, (iii) unsecured and subordinated Guaranty Obligations of the Mission Entities with respect to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 117

Additional Subordinated Notes incurred in accordance with the terms of Section 7.05(i)(y) of the Nexstar Credit Agreement (subordinated on terms and conditions, and subject to documentation, acceptable to the Administrative Agent in its sole discretion) and (iv) unsecured Guaranty Obligations of the Mission Entities with respect to the Additional Unsecured Notes incurred in accordance with the terms of Section 7.05(i)(z) of the Nexstar Credit Agreement;

(h) the Indebtedness under the 2010 Senior Second Lien Secured Notes and the other 2010 Indenture Documentation up to a maximum principal amount of $325,000,000;

(i) so long as no Default exists both before and after giving effect thereto, Indebtedness incurred in connection with permitted Acquisitions up to a maximum amount of $5,000,000 in the aggregate during the term of this Agreement for all Credit Parties, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Nexstar Entity permitted under Section 7.05(k) of the Nexstar Credit Agreement outstanding at any time; and

(j) so long as no Default exists both before and after giving effect thereto, Borrower may be the co-issuer of Indebtedness incurred by the Nexstar Borrower in accordance with the terms of Section 7.05(i) of the Nexstar Credit Agreement.

7.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist:

(a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by any Mission Entity to any such Affiliate unless in each case (i) such arrangement or contract is (x) specifically permitted by this Agreement, (y) is in the ordinary course of such Person’s business and (z) is fair and equitable to such Mission Entity and (ii) the Borrower provides to the Administrative Agent (x) with respect to arrangements or contracts involving consideration in excess of $5,000,000, a resolution of its board of directors stating that such arrangement or contract complies with this Section 7.06 and has been approved by a majority of the disinterested members of the board of directors of the Borrower and (y) with respect to arrangements or contracts involving consideration in excess of $10,000,000, an opinion as to the fairness to such Mission Entity of such arrangement or contact from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing;

(b) any other transaction, arrangement, or contract with any of its Affiliates, unless in each case (i) such transaction, arrangement or contract is (x) on terms which are specifically permitted by this Agreement, (y) is in the ordinary course of such Person’s business and (z) is on terms not less favorable than are obtainable from any Person which is not one of its Affiliates and (ii) the Borrower provides to the Administrative Agent (x) with respect to transactions, arrangements or contracts involving consideration in excess

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 118

of $5,000,000, a resolution of its board of directors stating that such transaction, arrangement or contract complies with this Section 7.06 and has been approved by a majority of the disinterested members of the board of directors of the Borrower and (y) with respect to transactions, arrangements or contracts involving consideration in excess of $10,000,000, an opinion as to the fairness to such Mission Entity of such transaction, arrangement or contract from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing;

(c) any management services agreement;

(d) annual compensation in excess of $500,000 to David S. Smith, increased by $50,000 for each additional Station acquired by a Mission Entity and decreased by $50,000 for each Station Disposed of by a Mission Entity, except those arrangements, agreements and transactions listed on Schedule 7.06.

7.07 Use of Credits; Compliance with Margin Regulations. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, use any portion of the proceeds of the Loans or any Letter of Credit, directly or indirectly, to purchase or carry Margin Stock other than in compliance with Regulations T, U and X of the FRB. At no time shall the value of the Margin Stock owned by any Mission Entity (as determined in accordance with Regulation U of the FRB) exceed 25% of the value (as determined in accordance with Section 221.2(g)(2) of Regulation U of the FRB) of the assets of such Mission Entity.

7.08 Environmental Liabilities. The Borrower will not and will not permit any of its Subsidiaries or any of the Mission Entities to violate any Environmental Law to an extent sufficient to give rise to a Material Adverse Effect; and, without limiting the foregoing, the Borrower will not, and will not permit any of its Subsidiaries or any other Mission Entity or Person to, dispose of any Hazardous Material into or onto, or (except in accordance with Applicable Law) from, any Real Property owned, operated or otherwise used by the Borrower or any of its Subsidiaries or any other Credit Party, or allow any Lien imposed pursuant to any Environmental Law to be imposed or to remain on such Real Property, in each case to the extent the same are reasonably likely to have a Material Adverse Effect, except as contested in reasonable good faith by appropriate proceedings and the pendency of such proceedings will not have a Material Adverse Effect and except and unless adequate reserves have been established and are being maintained on its books in accordance with GAAP.

7.09 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payment, except the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

7.10 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any Capital Stock, obligations or securities of, or any other interest in, or make any capital or other equity contribution to, any Person (including, without limitation the Nexstar Borrower), or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except:

(a) the Mission Entities may invest in cash and Cash Equivalents;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 119

(b) the Borrower may enter into Interest Rate Protection Agreements in compliance with Section 7.05(e);

(c) advances, loans and investments in existence on the First Amendment Effective Date and listed on Schedule 7.10 shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the First Amendment Effective Date);

(d) the Mission Entities may make loans and advances to their respective employees in the ordinary course of business in an aggregate principal amount for all Mission Entities not to exceed $50,000, provided that such loans and advances are made (i) for anticipated business out-of-pocket expenses or (ii) for loans to non-executive employees;

(e) the Borrower may make intercompany loans and advances to any Wholly-Owned Subsidiary of the Borrower which is a Mission Entity and Guarantor;

(f) the Borrower may acquire Settlement Securities in good faith; and

(g) any Mission Entity may establish or create new Wholly-Owned Subsidiaries so long as (i) at least 30 days’ prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent, (ii) the Capital Stock of such new Subsidiary is pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing Capital Stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary executes Guaranty Supplements, a Joinder to Security Agreement and a Joinder to Pledge Agreement, and (iv) such new Subsidiary, takes all actions required pursuant to Section 6.16. In addition, each new Wholly-Owned Subsidiary that is required to execute any Loan Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4.01 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

7.11 Limitation on Business Activities of the Mission Entities. The Borrower and its Subsidiaries shall not engage in any business other than the Television Broadcasting Business.

7.12 Sales or Issuances of Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries or any Mission Entity to, sell or issue any of their Capital Stock to any Person.

7.13 No Waivers, Amendments or Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, (i) permit any waiver, supplement, modification or amendment of the documentation relating to the Unsecured Notes, the Senior Second Lien

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 120

Secured Notes, the Additional Unsecured Notes, the Additional Subordinated Notes and any other Indebtedness of any Credit Party having a principal balance (or a Guaranty Obligation with respect to such Indebtedness) of more than $500,000 or any indenture or other agreement evidencing, creating or governing any of the foregoing Indebtedness, in each case other than any such amendment, modification or change which (A) is specifically permitted in the Nexstar Credit Agreement or an immaterial clarifying amendment correcting an error and so long as, in each case no consent fee is payable in connection therewith, (ii) enter into any new Charter Document or modify any of their respective Charter Documents, to the extent that any such modification of such Charter Documents would be adverse to the Lenders in any material respect or (iii) enter into any Contractual Obligation which would prohibit or restrict the Subsidiaries of the Borrower from making Dividends or Restricted Payments to the Borrower, or from granting Liens or security interests on assets and properties as Collateral for the Obligations.

7.14 Prepayments, Etc. of Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment at par of the Obligations in accordance with the terms of this Agreement and (b) as permitted in accordance with the terms of Section 7.15.

7.15 Debt Repurchases. The Borrower shall not, and shall not permit any Subsidiary, Credit Party or any Affiliate of any thereof to, repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise cause the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, of any of its Indebtedness including the Loans, Obligations and the Nexstar Loans and Nexstar Obligations, provided that, notwithstanding the preceding:

(a) (i) the Borrower may prepay the Loans hereunder at par in accordance with the terms of Sections 2.05 and 2.06 of this Agreement (subject to Section 8.01(n)) and (ii) Nexstar Borrower can prepay its Loans in accordance with the terms of the Nexstar Credit Agreement,

(b) (i) the Nexstar Borrower can make the prepayments and/or extinguish debt permitted by Sections 7.16(b) and (c) of the terms of the Nexstar Credit Agreement and (ii) so long as (A) there exists no Default before or after giving effect to such transaction, (B) Liquidity after giving effect to any such use is not less than $10,000,000 on such date and (C) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer certifying as to each of the foregoing (A) and (B) in detail reasonably acceptable to the Administrative Agent and demonstrating pro forma compliance with all provisions of Section 7.09 of the Nexstar Credit Agreement after giving effect to all such transactions, the Borrower may extinguish all or any portion of the Unsecured Notes and 2010 Senior Second Lien Secured Notes using (1) available Excess Cash Flow of the Nexstar Borrower for each Fiscal Quarter of the Nexstar Borrower (and any Excess Cash Flow of the Nexstar Borrower up to the amount of the Special Purpose Revolver Borrowing Availability available to be borrowed in accordance with subsection (a) of the definition thereof), (2) available Net Debt Proceeds of any Permitted Refinancing

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 121

Indebtedness incurred in accordance with Section 7.05(j), so long as less than 90 days have passed since the Credit Party’s receipt of such Net Debt Proceeds (and any Net Debt Proceeds of any Permitted Refinancing Indebtedness up to the amount of the Special Purpose Revolver Borrowing Availability available to be borrowed in accordance with subsection (b) of the definition thereof), (3) available Net Cash Proceeds of any Disposition to the extent that such proceeds are not required to prepay the Loans in accordance with the terms of Section 2.06(b) (and any Net Cash Proceeds up to the amount of the Special Purpose Revolver Borrowing Availability available to be borrowed in accordance with subsection (c) of the definition thereof), or (4) the proceeds of any Incremental Term Loans,

(c) so long as there exists no Default before or after giving effect to such transaction, ABRY Lender may purchase Term B Loans from Lenders, provided that, notwithstanding the foregoing or any other provision in this Agreement or otherwise,

(i) ABRY Lender shall only be permitted to own Term B Loans and shall never be entitled to own or control any Revolving Loans,

(ii) ABRY Lender shall not, at any time, own and/or control Term B Loans which, when added to the Nexstar Term B Loans owned or controlled by ABRY Lender, equal or exceed 10% of the sum of (x) the aggregate amount of outstanding Term B Loans and (y) the aggregate amount of outstanding Nexstar Term B Loans, which percentage shall be calculated without taking into account any forgiveness or other cancellation of any of the Term B Loans or Nexstar Term B Loans purchased by the ABRY Lender,

(iii) ABRY Lender shall not (A) be entitled to any voting rights (and shall not be afforded the protections of Section 11.01, individually or otherwise, and in each case ABRY Lender shall not be afforded any other voting, approval or consent privileges afforded Lenders in this Agreement or in any other Loan Document), and (B) be entitled to vote with respect to any amendments, waivers, supplements, consents or other modifications to this Agreement or any other Loan Document,

(iv) the amount of any Term B Loans owned or controlled by ABRY Lender shall be excluded from any and each calculation of Majority Lenders, and actions to be taken that require the consent or approval of any Lender, Majority Lenders or Majority Revolver Lenders shall be consented to or approved by requisite Lenders excluding ABRY Lender,

(v) ABRY Lender shall (A) not be entitled to any rights and privileges afforded each of the other Lenders with respect to Article IX and the other provisions of this Agreement, (B) shall release and hold harmless the Administrative Agent, L/C Issuer, each Lender, each Hedge Bank and each Cash Management Bank fully for its actions or inactions with respect to the Loans, the Borrower, the Mission Borrower or otherwise in connection with this Agreement and the Mission Credit Agreement, the other Loan Documents, the Mission Loan

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 122

Documents and the transactions contemplated hereby and thereby and (C) until all Commitments, Letters of Credit, Nexstar Commitments and Nexstar Letters of Credit have terminated and all Obligations and Nexstar Obligations have been paid in full, subordinate any claim or other rights which it has against the Borrower and each Guarantor, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower or any Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights, and

(vi) ABRY Lender shall in all respects be treated as a participant and not Lender, except that ABRY Lender shall not be entitled to the voting rights afforded Participants under Section 11.06(d) and its consent or approval of any action or inaction shall not be solicited from ABRY Lender by the Administrative Agent, any Lender, any Affiliate thereof or the Borrower.

(vii) In addition, and notwithstanding anything herein or in any other Loan Document or otherwise, (1) at any time that ABRY Lender is a Lender, ABRY Lender shall further waive the right to object or consent to actions approved (or opposed) by the Majority Lenders and/or the Majority Revolver Lenders, including, without limitation, actions taken in connection with any insolvency proceeding of the Borrower, the Nexstar Borrower or any subsidiary or parent of the Borrower or the Nexstar Borrower, matters pertaining to the use of cash collateral, post-petition financing, “363 sales”, relief from the automatic stay, adequate protection and the approval, support or opposition of any plan of reorganization, (2) no ABRY Lender that holds any Term B Loan hereunder shall be permitted to obtain confidential information provided or required to be provided to Lenders, any of their Affiliates, any Cash Management Bank or Hedge Bank, or otherwise or vote or attend or otherwise be present at meetings of Lenders or the Administrative Agent, or be entitled to communications, documentation and/or information (including without limitation, privileged information) among or between any of the following parties: the Administrative Agent, any Lender (except ABRY Lender), any Affiliate of any Lender (except ABRY Lender), legal counsel and other advisors to the Administrative Agent or any Lender (except ABRY Lender), the L/C Issuer, any Restructuring Advisor, any Hedge Bank, any Cash Management Bank, or any Affiliate of any of them, (3) ABRY Lender cannot be a Hedge Bank or Cash Management Bank or party to Secured Hedge Agreement or Secured Cash Management Agreement, and (4) no obligation of the Borrower, the Nexstar Borrower or any subsidiary or other Mission Entity or Nexstar Entity to pay any fees or other amounts (other than Term B Loans owned by ABRY Lender and accrued interest related thereto) shall be secured by the Collateral or included in the definition of “Obligations” in this Agreement or the Nexstar Credit Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 123

(viii) ABRY Lender shall be permitted to forgive or otherwise cancel Term B Loans held by the ABRY Lender, so long as in each case no consideration of any type (including but not limited to equity) is received by the ABRY Lender from any Person in connection with such forgiveness or other cancellation; provided that notwithstanding herein or in any Loan Document to the contrary, in no event shall any such forgiveness or cancellation result in the ABRY Lender being permitted to purchase more Term B Loans than the ABRY Lender would have otherwise been permitted to purchase if such cancellation or forgiveness had not occurred.

(ix) No amendment, waiver or consent which, to the extent ABRY Lender is a Lender, would otherwise require the consent of ABRY Lender under any of subsections (i)(A), (i)(C), (i)(D), (i)(G), (i)(H) or (i)(I) of Section 11.01, may be given without the consent of ABRY Lender if such amendment, waiver or consent would, upon its consummation, result in the disproportionate treatment of ABRY Lender.

(x) Notwithstanding anything herein or in any other Loan Document or other agreement to the contrary, ABRY Lender shall not be entitled to purchase any Term B Loans unless and until (A) the Borrower consents to such assignment by consenting to the Assignment and Assumption, which such Assignment and Assumption Agreement shall contain a representation of the Borrower that (i) it has no material non-public information that has not been previously disclosed to the Administrative Agent and the Lenders and (ii) that there is no Default and (B) ABRY Lender has entered into an agreement with the Administrative Agent, in form and substance acceptable to the Administrative Agent, setting forth (i) ABRY Lender’s agreement to these terms and conditions of its purchase of Term B Loans, (ii) its representation and warranty that (1) it has no material non-public information that has not been previously disclosed to the Administrative Agent and the Lenders, (2) both before and after giving effect to such purchase, ABRY Lender does not, and will not, own and/or control Term B Loans which, when added to the Nexstar Term B Loans owned or controlled by ABRY Lender, equal or exceed 10% of the sum of (x) the aggregate amount of outstanding Term B Loans and (y) the aggregate amount of outstanding Nexstar Term B Loans, (iii) its treatment as a Lender hereunder and under the other Loan Documents and (iv) the other terms and conditions set forth in this Section 7.15.

Notwithstanding anything herein or in any other Loan Document or other agreement to the contrary, the Revolving Loans shall not be used to repurchase, buy, redeem, prepay or defease any of the (i) Unsecured Notes, (ii) the 2010 Senior Second Lien Secured Notes or (iii) the Permitted Refinancing Indebtedness.

7.16 Nexstar and Mission. The Borrower shall not, and shall not permit any Subsidiary, Credit Party or any Affiliate to, (a) modify, change, consent to, waive any provision with respect to, or otherwise not comply with or effectuate any change to, any written agreement between or among the Borrower and the Nexstar Borrower, or any Nexstar Entity and any Mission Entity, including, without limitation, the Nexstar/Mission Agreements, except any

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 124

immaterial clarifying amendment correcting an error and so long as, in each case, no consent fee is payable in connection therewith, (b) allow any Nexstar/Mission Agreement to lapse, expire or terminate, or otherwise not be in full force and effect against any party thereto, except to the extent any television station owned by the Borrower is sold in accordance with the terms hereof, (c) permit, allow or suffer to exist any Nexstar/Mission Agreement then in effect not being subject to a Lien and security interest of the Administrative Agent on behalf of the Secured Parties to secure the Obligations or (d) enter any other agreement or other transaction between any Mission Entity and any Nexstar Entity except to the extent such agreement or transaction is in the ordinary course of business and is in each case on terms not less favorable to the Mission Entities and the Nexstar Entities than are obtainable in an arm’s length third party transaction, except, in each case, the Nexstar/Mission Agreements set forth on Schedule 1.01(A).

7.17 License Subsidiary Limitations.

(a) Notwithstanding anything herein, in the Loan Documents or in the Nexstar Loan Documents to the contrary (and specifically notwithstanding any permissive provision in Article VII or Article VII of the Nexstar Credit Agreement), the Borrower shall not permit any License Subsidiary to: (i) create, incur, assume or have outstanding any Indebtedness or other liabilities or obligations except for (A) obligations under the Loan Documents and the Senior Second Lien Secured Notes and (B) the contractual agreements with one or more Operating Subsidiaries entered into in the ordinary course of business and solely to the extent reasonably necessary to cause such Operating Subsidiary to provide such operating assets and related services as are necessary to operate the Station or Nexstar Station, as applicable, being operated under the authority of the Broadcast Licenses held by such License Subsidiary (collectively, the “Intra-Company Broadcast Operating Agreements”); (ii) own any right, franchise or other asset, except for Broadcast Licenses assigned to it by the Borrower of which it is a Wholly-Owned Subsidiary, Broadcast Licenses acquired in the ordinary course of business and rights under any such Intra-Company Broadcast Operating Agreements with one or more Operating Subsidiaries; (iii) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (iv) create, incur or permit to exist any Lien (other than the Lien created by the Security Documents and the Liens securing Senior Second Lien Secured Notes) on or in respect of, or sell, lease, assign, transfer or otherwise dispose of, any of its rights, franchises or other assets; (v) engage in, or conduct, any business or transaction other than holding Broadcast Licenses and entering into and performing under related Intra-Company Broadcast Operating Agreements with Operating Subsidiaries; or (vi) make or hold any Investment. In no event shall any assets or properties (including without limitation, accounts and employees), of any of the other Nexstar Entities or other Mission Entities be commingled with any License Subsidiary, and the Borrower shall preserve, and install protocols to protect, the corporate separateness of each License Subsidiary (including, without limitation, as between Nexstar Entities and Mission Entities). Further, notwithstanding anything herein, in the Loan Documents or in the Nexstar Loan Documents to the contrary (and specifically notwithstanding any permissive provision in Article VII or Article VII of the Nexstar Credit Agreement), the Capital Stock of a License Subsidiary may not be Disposed, transferred or sold except in connection with a permitted Disposition of a Station in which the related assets of the Operating Subsidiaries are Disposed, transferred or sold in accordance with the terms of this Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 125

(b) On the date of, and at all times after the License Subsidiary Trigger Date, the Borrower will not permit any Broadcast License for any Station or Nexstar Station to be directly or indirectly controlled by, or held by or in the name of, any Person other than a License Subsidiary for the respective Station or Nexstar Station being operated under authority of such Broadcast License.

(c) On the date of, and at all times after the License Subsidiary Trigger Date, the Borrower will not permit (i) the operating assets related to the business and operations of any Nexstar Station to be held by any Person except a Wholly-Owned Subsidiary of the Nexstar Borrower which is operating under the authority of the related Broadcast License held by the related License Subsidiary (a “Nexstar Operating Subsidiary” and collectively with Mission Operating Subsidiaries, the “Operating Subsidiaries”); or (ii) the Capital Stock of any License Subsidiaries or Operating Subsidiary to be pledged or used as collateral for any Indebtedness except the Obligations and the Nexstar Obligations, in each case under the appropriate Loan Documents or Nexstar Loan Documents.

The Administrative Agent may, on behalf of the Borrower and the Lenders, from time to time amend this Agreement and the other Loan Documents to reflect the provisions agreed to by this Section 7.17, but in no case shall any such amendment reflect any other change to this Agreement or any of the Loan Documents except those changes necessary to give effect to the provisions of this Section 7.17 unless such other changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 11.01, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders.

ARTICLE VIII.

EVENTS OF DEFAULT

8.01 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of any L/C Obligation, or (ii) within five days after the same shall become due and payable, any interest, fee or any other amount payable hereunder; or

(b) Representation or Warranty. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 126

(c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in Sections 6.03(a), 6.05, 6.06, 6.07, 6.13, 6.14, 6.20, 6.26 or Article VII; or

(d) Other Defaults. Any Credit Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) knowledge of a Responsible Officer of such failure to perform or observe and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

(e) Cross-Default. Any Credit Party (i) fails to make any payment or dividend, as applicable, including, without limitation in respect of any Unsecured Note, Senior Second Lien Secured Note, Additional Unsecured Note or Additional Subordinated Note, or any other Indebtedness having an aggregate principal amount of $1,000,000 or more when due, (whether by scheduled maturity, required prepayment, required redemption or repurchase, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Unsecured Note, Senior Second Lien Secured Note, Additional Unsecured Note, Additional Subordinated Note, or any other such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be redeemed, repurchased or due and payable prior to its stated maturity; or an Event of Default (as defined in the Nexstar Credit Agreement) shall occur and be continuing under the Nexstar Credit Agreement; or

(f) Insolvency; Voluntary Proceedings. Any Credit Party (i) commences any Insolvency Proceeding with respect to itself; or (ii) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Credit Party’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 127

(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party or an ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by any Credit Party or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans with Unfunded Pension Liabilities in an aggregate amount in excess of $500,000; (iii) any of the representations and warranties contained in Section 5.07 shall cease to be true and correct in any material respect and which cessation has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) any Credit Party or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(i) Judgments. One or more non-interlocutory judgments, orders or decrees shall be entered against any Credit Party involving in the aggregate a liability (not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

(j) Change of Control. Any Change of Control shall occur; or

(k) Guaranty Agreements. Any Guaranty Agreement or any provision thereof shall for any reason cease to be in full force and effect or valid and binding on or enforceable against any Credit Party or a Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Credit Party shall fail to perform any of its obligations thereunder; or

(l) Security Documents. Any provision of any Security Document shall cease to be in full force and effect or cease to create a valid, security interest in the Collateral (other than an immaterial portion of the Collateral) purported to be covered thereby or such security interest shall cease to be a valid and first priority security interest (subject only to Permitted Liens), or any party thereto shall default in the performance of its obligations thereunder beyond applicable periods of grace, in each case other than as a result of any action or inaction by the Collateral Agent, the Administrative Agent, the Co-Documentation Agents or any Lender; or

(m) Termination of Material Licenses. Any Credit Party shall fail to have all required Authorizations and licenses (including FCC Licenses), the absence of which would have a Material Adverse Effect individually or in the aggregate; or

(n) Ratable Treatment. Any one of the following shall occur: (i) the Borrower makes a voluntary reduction in the Aggregate Revolving Commitment in accordance with the terms of Section 2.04 without the Nexstar Borrower making a ratable

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 128

voluntary reduction of the “Aggregate Revolving Commitment” (as defined in the Nexstar Credit Agreement) in accordance with the terms of the Nexstar Credit Agreement and Nexstar Loan Documents, or (ii) the Nexstar Borrower makes a voluntary reduction of the “Aggregate Revolving Commitment” (as defined in the Nexstar Credit Agreement) in accordance with the terms of the Nexstar Credit Agreement and Nexstar Loan Documents without the Borrower making a ratable voluntary reduction in the Aggregate Revolving Commitment in accordance with the terms of Section 2.04, or (iii) the Borrower makes a voluntary prepayment of the Term B Loans in accordance with the terms of Section 2.05 without the Nexstar Borrower making a ratable voluntary prepayment of Nexstar Loans constituting “Term B Loans” as defined in the Nexstar Credit Agreement in accordance with the terms of Section 2.05 of the Nexstar Loan Documents, or (iv) the Nexstar Borrower makes a voluntary prepayment of Nexstar Loans constituting “Term B Loans” as defined in the Nexstar Credit Agreement in accordance with the terms of Section 2.05 of the Nexstar Loan Documents without the Borrower making a ratable voluntary prepayment of the Term B Loans in accordance with the terms of Section 2.05; or

(o) Termination of Nexstar Loan Document or Repayment in Full. Any one or more of the following shall occur: the Nexstar Credit Agreement is terminated, or the Nexstar Loans are repaid in full, or for any reason any Nexstar Loan Document ceases to be in full force and effect, or cease to be binding on the Nexstar Borrower (or the Nexstar Borrower shall allege or claim any of the foregoing); or

(p) Termination of Network Affiliation Agreements. With respect to any Credit Party: A Network Affiliation Agreement with a Major Television Network (other than a Network Affiliation Agreement that is not in respect of the primary affiliation of a Station or a Network Affiliation Agreement which is replaced by another network affiliation agreement with a Major Television Network before it ceases to be effective) ceases to be in full force and effect, if either (i) after giving effect to such cessation, three or more Stations are Former Major Network Affiliates, or (ii) the Station that is subject to such Network Affiliation Agreement is a Significant Station at the time of such cessation; or

(q) Any one or more of the statements, representations, warranties, certifications or statements of fact made on Schedule 8.01(a) or deemed made by or on behalf of any Nexstar Entity or any other Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith, shall be incorrect or misleading in any material respect when made or deemed made; or

(r) Nexstar Borrower shall fail to timely comply with, or timely perform any one or more of, the affirmative or negative covenants as set forth on Schedule 8.01(b); or

(s) Any Affiliate of any Credit Party shall at any time (i) become a holder of any one or more Senior Second Lien Secured Notes, (ii) own or control any one or more Unsecured Notes, Senior Second Lien Secured Notes, Additional Unsecured Notes or Additional Subordinated Notes, (iii) repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 129

cause the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, of any one or more Unsecured Notes, Senior Second Lien Secured Notes, Additional Unsecured Notes or Additional Subordinated Notes, Loans, Nexstar Loans, Obligations or Nexstar Obligations, or (iv) become a Lender, Nexstar Lender or otherwise become any Secured Party, other than (A) in the case of (i), (ii) and (iii) above with respect to the Unsecured Notes, Additional Unsecured Notes or Additional Subordinated Notes, as permitted by Section 7.16(d) of the Nexstar Credit Agreement, (B) in the case of (iii) or (iv) above with respect to Term B Loans, as permitted by Section 7.15(c) and (C) in the case of (iii) or (iv) above with respect to Nexstar Term B Loans, as permitted by Section 7.16(e) of the Nexstar Credit Agreement.

8.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions:

(a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall forthwith be terminated; and/or

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and/or

(d) exercise on behalf of itself, the L/C Issuer and the Lenders all rights and remedies available to it, the L/C Issuer and the Lenders under the Loan Documents or Applicable Laws; and/or

(e) apply any cash collateral as provided in Section 2.15 to the payment of outstanding Obligations; and/or

(f) take all actions to enforce the rights and remedies of the Collateral Agent and/or the Administrative Agent under the Security Documents;

provided, however, that upon the occurrence of any event specified above in Section 8.01(f) or (g) with respect to any Credit Party (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein) or an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Extensions shall automatically terminate, and all reimbursement obligations under Letters of Credit and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the L/C Issuer or any other Lender, which are hereby expressly waived by the Borrower.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 130

8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

8.04 Application of Funds. After the exercise of any remedy in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and Obligations with respect to Interest Rate Protection Agreements and Cash Management Agreements) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations, except Obligations with respect to Interest Rate Protection Agreements and Cash Management Agreements, constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations, constituting unpaid principal of the Loans and L/C Borrowings, Obligations with respect to Interest Rate Protection Agreements in the amount of the Termination Value of each such Interest Rate Protection Agreement, and all obligations owing under any Secured Cash Management Agreement, ratably among the Lenders, the L/C Issuer, Hedge Banks and Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 131

Sixth, to payment of remaining portion of the Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower, as appropriate, or as otherwise required by Applicable Law.

Subject to Section 2.03(c) and Section 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding anything in the Loan Documents to the contrary and so long as the 2010 Intercreditor Agreement or any other Intercreditor Agreement has not been terminated, (i) all mandatory prepayments made pursuant to Section 2.06 and payments and proceeds received from collateral securing the Obligations and the Senior Second Lien Secured Notes, or pursuant to any Collateral Document shall first be distributed in accordance with the terms of the 2010 Intercreditor Agreement or such other Intercreditor Agreement to the extent applicable and (ii) Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Fee Letters shall be excluded from the application described above if the Administrative Agent has not received written notice thereof at least five Business Days prior to any such distribution of proceeds, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender, Joint Lead Arranger, Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank, Hedge Bank or Joint Lead Arranger not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have (i) acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a Lender party hereto and (ii) accepted the terms of the 2010 Intercreditor Agreement and any other Intercreditor Agreement.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the rights of the Borrower pursuant to Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 132

Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Credit Party or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 133

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 134

any such notice of resignation, the Majority Lenders shall have the right, subject to, if no Default exists, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 135

Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Book Managers or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 136

9.10 Collateral and Guaranty Matters. The Secured Parties, the Lenders and the L/C Issuer (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder (including by waiver or consent) or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Majority Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the Holder of any Lien on such property that is permitted by Sections 7.02(g) and (i) (including by waiver or consent);

(c) enter into the 2010 Intercreditor Agreement and the Intercreditor Agreement and take all such action or inaction deemed necessary or advisable by it to permit the transactions described in Section 7.05(i) and Section 9.12; and

(d) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (including by waiver or consent).

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, take such action or inaction as set forth herein or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty Agreements or any Collateral by virtue of the provisions hereof or of any Guaranty Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 137

9.12 Intercreditor Agreement.

(a) Each Lender acknowledges that because (i) this Agreement provides that upon the issuance by the Borrower of the 2010 Senior Second Lien Secured Notes, Collateral will be granted to secure both the Secured Parties and the Holders of the Senior Second Lien Secured Notes, and (ii) mandatory prepayment provisions exist herein, it may be necessary for the Secured Parties under this Agreement and the Holders of the Senior Second Lien Secured Notes (if any) to enter into an intercreditor agreements and/or arrangements upon the issuance of any such Senior Second Lien Secured Notes from time to time, to provide that such Collateral is securing the Obligations on a first priority basis and such Senior Second Lien Secured Notes on a second priority basis.

(b) Notwithstanding the provisions in this Agreement and/or any other Loan Document, each Lender and Secured Party agrees to each of the terms and provisions of the 2010 Intercreditor Agreement and any proposed Intercreditor Agreement from time to time and authorizes the Administrative Agent to enter into any such agreement on its behalf, and

(c) Each Lender and Secured Party agrees to be bound by the terms and provisions of the 2010 Intercreditor Agreement and each such other Intercreditor Agreement, and

(d) Each Lender and Secured Party agrees and acknowledges that any authority, right or action granted to the Administrative Agent by the Lenders and/or the Secured Parties hereunder, or under any other Loan Document, may be exercised by the Collateral Agent as if such authority, right or action was granted to the Collateral Agent directly by each Lender hereunder, and

(e) Each Lender and Secured Party agrees to comply with, and perform its obligations under, the terms and provisions of the 2010 Intercreditor Agreement and other Intercreditor Agreement, and

(f) Each Lender and Secured Party agrees and acknowledges that any authority, right or action granted to the Administrative Agent by the Lenders and/or the Secured Parties hereunder, or under any other Loan Document, may be exercised by the Collateral Agent as if such authority, right or action was granted to the Collateral Agent directly by each Lender hereunder.

Notwithstanding anything herein to the contrary, so long as the 2010 Intercreditor Agreement or any Intercreditor Agreement is in full force and effect:

(i) the Administrative Agent and Lenders each hereby delegate to the Collateral Agent the power and authority in the Collateral Agent’s exclusive and sole discretion, to exercise any and all discretion granted herein and in the other Loan Documents to the Administrative Agent in connection with the Collateral and the Security Documents, and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 138

(ii) any item, document, certificate or monies delivered by the Borrower to the Collateral Agent in connection with the Collateral, Security Documents, Section 2.06(b), shall constitute delivery to the Administrative Agent.

Each Lender further acknowledges and agrees that the terms and provisions of the 2010 Intercreditor Agreement and the Intercreditor Agreement govern and control over the terms and provisions of this Agreement and the other Loan Documents. Notwithstanding the foregoing or anything herein, any other Loan Document or in the 2010 Intercreditor Agreement or other Intercreditor Agreement to the contrary, the Borrower may not rely on this provision or on the terms of the 2010 Intercreditor Agreement or any other Intercreditor Agreement.

ARTICLE X.

THE GUARANTY

10.01 Guaranty from the Guarantor Parties.

(a) In order to induce the Lenders to make Loans to the Borrower under this Agreement and to induce the L/C Issuer to issue Letters of Credit, each Guarantor Party hereby unconditionally and irrevocably guarantees the prompt payment and performance in full by each Guaranteed Party when due and payable (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations of such Guaranteed Party. The obligations of each Guarantor Party hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations of the Guaranteed Party. A separate action or actions may be brought against a Guarantor Party whether or not an action is brought against its respective Guaranteed Party, any other guarantor or any other obligor in respect of the Guaranteed Obligations or whether its respective Guaranteed Party, any other guarantor or any other obligor in respect of the Guaranteed Obligations is joined in any such action or actions. Each Guaranteed Party waives, to the extent permitted by Applicable Law, the benefit of any statute of limitation affecting its liability hereunder and agrees that its liability hereunder shall not be subject to any right of set-off, counterclaim or recoupment (each of which rights is hereby waived to the extent permitted by Applicable Law).

(b) Each Guarantor Party guarantees that the obligations guaranteed by it hereby will be paid and performed strictly in accordance with the terms of this Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the L/C Issuer or the Lenders with respect thereto. To the extent permitted by law, the liability of each Guarantor Party under this guaranty shall be absolute and unconditional irrespective of, and each Guarantor Party hereby irrevocably waives (to the extent permitted by Applicable Law) any defenses it may now or hereafter have in any way relating to, any and all of the following:

(i) any lack of genuineness, validity, legality or enforceability against any respective Guaranteed Party or any other Guarantor of this Agreement, any other Loan Document or any document, agreement or instrument relating hereto

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 139

or any assignment or transfer of this Agreement or any other Loan Document or any defense that any respective Guaranteed Party may have with respect to its liability hereunder or thereunder;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, this Agreement, any other Loan Document or any document, instrument or agreement relating to the Guaranteed Obligations or any other instrument or agreement referred to herein or any assignment or transfer of this Agreement;

(iii) any release or partial release of any other Guarantor or other obligor in respect of the Guaranteed Obligations;

(iv) any exchange, release or non-perfection of any collateral for all or any of the Guaranteed Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for any or all of the Guaranteed Obligations;

(v) any furnishing of any additional security for any of the Guaranteed Obligations;

(vi) the liquidation, bankruptcy, insolvency or reorganization of any Guaranteed Party, any other Guarantor or other obligor in respect of the Guaranteed Obligations or any action taken with respect to this guaranty or otherwise by any trustee or receiver, or by any court, in any such proceeding;

(vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of any Guaranteed Party or any other Guarantor are subordinated to those of the Lenders, such L/C Issuers or the Administrative Agent; or

(viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Guaranteed Party or any Guarantor Party.

(c) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of any Guaranteed Party or otherwise pursuant to Applicable Law, rescinded or reduced in amount or must otherwise be restored or returned by any of the Administrative Agent, the L/C Issuer or any Lender, all as though such payment or performance had not been made.

(d) If an event permitting the acceleration of any of the Guaranteed Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against any Guaranteed Party of a

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 140

case or proceeding under any bankruptcy or insolvency law, each Guarantor Party agrees that, for purposes of this guaranty and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been accelerated and such Guarantor Party shall forthwith pay such Guaranteed Obligations (including interest which but for the filing of a petition in bankruptcy with respect to such Guaranteed Party would accrue on such Obligations), and the other obligations hereunder, forthwith upon demand.

(e) Each Guarantor Party hereby waives (i) promptness, diligence, presentment, notice of nonperformance, protest or dishonor, notice of acceptance and any and all other notices with respect to any of the Guaranteed Obligations or this Agreement or any other Loan Document, and (ii) to the extent permitted by Applicable Law, any right to require that any Administrative Agent, the L/C Issuer or any Lender protect, secure, perfect or insure any Lien in or any Lien on any property subject thereto or exhaust any right or pursue any remedy or take any action against any Guaranteed Party, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of the Administrative Agent, any L/C Issuer or any Lender in favor of such Guaranteed Party.

(f) Each Guarantor Party expressly agrees to postpone, until the Guaranteed Obligations under this Agreement are indefeasibly paid in full in cash, the exercise of (i) any and all rights of subrogation, reimbursement, contribution and indemnity (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, arising from the existence or performance of this guaranty, (ii) any right to enforce any remedy which the Administrative Agent, the L/C Issuer or the Lenders now have or may hereafter have against any Guaranteed Party, and (iii) to the extent permitted by law, any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent, the L/C Issuer or any Lender.

(g) If, in the exercise of any of its rights and remedies, the Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guaranteed Party or any other Person, whether because of any Applicable Laws pertaining to “election of remedies” or the like, each Guarantor Party hereby consents to such action and waives any claim based upon such action (to the extent permitted by Applicable Law). Any election of remedies which results in the denial or impairment of the right of the Administrative Agent, the L/C Issuer or any Lender to seek a deficiency judgment against any Guaranteed Party shall not impair any Guarantor Party’s obligation to pay the full amount of the Guaranteed Obligations.

(h) This guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments; (ii) be binding upon each Guarantor Party, its successors and assigns; and (iii) inure, together with the rights and remedies hereunder, to the benefit of the Administrative Agent, the L/C Issuer, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, subject to the terms of this Agreement, assign or otherwise transfer its rights and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 141

obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to such Lender pursuant to this guaranty or otherwise, all as provided in, and to the extent set forth in, this Agreement.

(i) Any obligations of any Guaranteed Party to its respective Guarantor Party, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. Such obligations of such Guaranteed Party to its respective Guarantor Party, if the Majority Lenders so request, shall be enforced and amounts recovered shall be received by such Guarantor Party as trustee for the Lenders and the proceeds thereof shall be paid over to the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor Party under the provisions of this guaranty.

(j) Upon failure of the Guaranteed Party to pay any Guaranteed Obligation when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the respective Guarantor Party hereby agrees immediately on demand by any of the Lenders or the Administrative Agent to pay or cause to be paid in accordance with the terms hereof an amount equal to the full unpaid amount of the Guaranteed Obligations then due and payable in Dollars.

(k) All payments by a Guarantor Party hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such deduction or withholding is required by law. If a Guarantor Party shall be required by law to make any such deduction or withholding, then such Guarantor Party shall pay such additional amounts as may be necessary in order that the net amount received by the applicable Lender, the L/C Issuer or the Administrative Agent, as the case may be, after all deductions and withholdings, shall be equal to the full amount that such Person would have received, after all deductions and withholdings, had its Guaranteed Party discharged its obligations (including its tax gross-up obligations) pursuant to Section 3.01. Any amounts deducted or withheld by a Guarantor Party for or on account of Taxes shall be paid over to the government or taxing authority imposing such Taxes on a timely basis, and such Guarantor Party shall provide the applicable Lender, the L/C Issuer or the Administrative Agent, as the case may be, as soon as practicable with such tax receipts or other official documentation (and such other certificates, receipts and other documents as may reasonably be requested by such Person) with respect to the payment of such Taxes as may be available.

10.02 Guaranty Limited. The obligations of each Guarantor Party under this Article X and the joint and several obligations of the Borrower under Section 2.01(c) shall be limited to the extent necessary to prevent the guaranty provided under this Article X and such joint and several obligations of the Borrower under Section 2.01(c) or any payment pursuant to this Article X or such joint and several obligations being voided as a fraudulent transfer or fraudulent conveyance under the U.S. Bankruptcy Code or under any applicable state law governing fraudulent transfers or fraudulent conveyances.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 142

ARTICLE XI.

MISCELLANEOUS

11.01 Amendment and Waivers.

(a) Subject to the terms and provisions of Section 2.01(c), no amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Borrower, each Credit Party affected thereby, the Majority Revolver Lenders and the Majority Lenders and acknowledged by the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, notwithstanding the foregoing,

(i) no such waiver, amendment, or consent shall, unless in writing and signed by the Borrower and each Lender affected thereby;

(A) extend the date for or change the amount of any principal installment due on the Loans under Section 2.07(a), or postpone or delay any date for any payment of interest or fees due to such Lenders (or any of them) under any other Loan Document or any Fee Letter;

(B) increase (except as provided in Section 2.01(c)) or extend the Commitment of such Lender, or reinstate any Commitment terminated pursuant to Section 8.02(a), except as provided in Section 11.06;

(C) increase (except as provided in Sections 2.01(c)) or extend any Lender’s Term B Loan Amount;

(D) reduce the principal of, or the rate of interest specified herein on any Loan or L/C Borrowing (other than with respect to post-default rates), or of any fees or other scheduled amounts payable hereunder (excluding any mandatory prepayments pursuant to Section 2.06) or under any other Loan Document or reduce the Applicable Margin provided for herein;

(E) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(F) amend this Section 11.01, change the percentage set forth in definition of the term “Majority Lenders” or “Majority Revolver Lenders” or amend any provision of this Agreement expressly requiring the consent of all the Lenders in order to take or refrain from taking any action;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 143

(G) release the guaranty of any Guarantor under its Guaranty Agreement, except in accordance with the express provisions hereof or thereof, or release all or substantially all of the Collateral except, in all such cases in accordance with the express provisions of this Agreement or the Security Documents;

(H) add any requirements to obtain the consent of any additional Person or Persons to affect any assignment or participation pursuant to Section 11.06;

(I) extend any Maturity Date; or

(J) amend, consent to, or change any provision of Sections 2.13 or 8.04 in a manner that would alter the pro rata sharing of payments required thereby; and

(ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Majority Lenders, each affected Lender or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Documents; and

(iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders, each affected Lender or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Collateral Agent under the Security Documents or any other Loan Document; and

(v) with respect to any Incremental Term Loan, the Incremental Loan Amendment, and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any Incremental Term Loan or any provision thereof in accordance with the terms of, or the intent of, this Agreement, shall be effective when executed by the Borrower, the Administrative Agent and each Incremental Term Lender; and

(vi) with respect to reallocation of the Revolving Commitment in connection with the Revolver Reallocation Letter, the Revolver Reallocation Letter and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any reallocation of the Revolving Commitment in accordance with the terms or the intent of the Revolver Reallocation Letter, shall be effective when executed by the Borrower, the Administrative Agent and the Majority Revolver Lenders; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 144

(vii) Interest Rate Protection Agreements, Incremental Loan Amendments (and related Incremental Term Loan documentation) the Revolver Reallocation Letter (and related documentation) and the Fee Letters shall not be deemed to be Loan Documents for purposes of this Section 11.01(a).

(b) If, in connection with any proposed change, waiver, discharge or any termination to any of the provisions of this Agreement as contemplated by clauses (ii) through (viii), inclusive, of the second proviso to Section 11.01(a), the consent of the Majority Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated the same, to replace require such non-consenting Lender to assign all of its interests, rights, and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations pursuant to Section 11.13, so long as at such time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 11.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (iv) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any ABRY Lender, shall not, and no Defaulting Lender shall, have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders and/or ABRY Lender, as applicable), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) the aggregate principal amount owed to such Defaulting Lender may not be decreased without repayment or prepayment at par without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender or ABRY Lender, as applicable, more adversely than other affected Lenders shall require the consent of such Defaulting Lender or ABRY Lender, as applicable.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Majority Lenders and the Majority Revolver Lenders, the Administrative Agent and the Borrower (i) to add increase the existing Term B Loan Amount subject to the limitations in Section 2.01(c), and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 145

respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Majority Lenders and the Majority Revolver Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Majority Lenders and the Majority Revolver Lenders or by any other number, percentage or class of Lenders hereunder.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 146

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Mission Entity, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Mission Entity, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 147

procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Term B Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Sections 2.13 and 7.15(c)(v)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 148

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and financial consultants, advisors and other representatives engaged by the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including without limitation the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer and the reasonable fees, charges and disbursements of any Restructuring Advisors), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 149

any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Facility Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 150

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 151

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000.000, in the case of any assignment in respect of the Term B Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis. Each such assignment of Loans hereunder must be consummated simultaneously with an assignment among the same parties of a corresponding percentage of the corresponding Class of Nexstar Loans and/or commitments (as applicable) under the Nexstar Credit Agreement in accordance with the terms of the Nexstar Credit Agreement;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 152

assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term B Loan to a Person that is not a Lender, an Affiliate of a Lender, an Approved Fund or an ABRY Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) only one such fee shall be payable with respect to the assignment of Loans hereunder and the simultaneous assignment among the parties of a corresponding percentage of the corresponding Class of Nexstar Loans and/or commitments (as applicable under the Nexstar Credit Agreement). The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) subject to Section 7.15(c), to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 153

owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive with respect to the identity of the Lenders, and, the entries as to the amount of the Obligations shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 154

Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (i), subsections (B), (D) and (I) of the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 155

be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 156

of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information

Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. Subject to Section 7.15(c)(v), if an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, without prior notice to any Credit Party, any such notice being hereby waived to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 157

obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Sections 4.01 and 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 158

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 159

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-DOCUMENTATION AGENTS AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW, THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(i) WAIVER OF VENUE. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 160

(ii) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Effectiveness.

(a) This Agreement shall become effective on the date (the “Effective Date”) on which (i) the Borrower, the Administrative Agent, the L/C Issuer and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at the Administrative Agent’s Office and (ii) the conditions contained in Sections 4.01 and 4.02 shall have been satisfied or deemed satisfied pursuant to Section 4.02 (or waived by the Majority Lenders, or to the extent required by Section 11.01, all the Lenders). Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Sections 4.01 and 4.02 have not been met to its satisfaction in accordance with Section 4.02, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Sections 4.01 and 4.02).

(b) This Agreement constitutes an amendment, restatement and extension of the Existing Mission Credit Agreement and as such supersedes the Existing Mission Credit Agreement in its entirety; provided, however, that in no event shall the Liens or Guaranty Agreements securing the Existing Mission Credit Agreement or the obligations thereunder be deemed affected hereby, it being the intent and agreement of the Borrower

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 161

and its Subsidiaries that the Guaranty Agreements and the Liens on the Collateral granted to secure the obligations of the Borrower in connection with the Existing Mission Credit Agreement and/or the Guaranty Agreements, shall not be extinguished and shall remain valid, binding and enforceable securing the obligations under the Existing Mission Credit Agreement as amended and restated hereby.

(c) Each of the Lenders hereby consents to amendments to each of the Security Documents and the Guaranty Agreements to conform the definitions and references set forth therein to the applicable definitions and references set forth in this Agreement. Each of the Lenders hereby authorizes the Collateral Agent and the Administrative Agent to execute and deliver the Confirmation Agreements on behalf of the Lenders with respect to each of the Security Documents and each of the Guaranty Agreements.

11.17 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notified the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18 Termination. The Borrower agrees, and will cause its Subsidiaries and the other Mission Entities to agree, that the Borrower’s and each other Mission Entity’s obligations under this Agreement and the other Loan Documents (including, without limitation the Borrower’s and each Mission Entity’s obligations under Articles VI and VII) will not terminate (irrespective of any repayment in full or reduction of the Aggregate Revolving Commitment to zero or termination of the Aggregate Revolving Commitment) until the concurrent repayment in full of all “Obligations” as defined in the Nexstar Credit Agreement and the termination of the Nexstar Commitment. All of the Borrower’s and each Mission Entity’s obligations under this Section 11.18 shall survive the termination of the Aggregate Revolving Commitment, termination of this Agreement and repayment of the Obligations.

11.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’, Guarantors’ and Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents are arm’s-length

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 162

commercial transactions between the Borrower its Subsidiaries’, Guarantors’ and its Affiliates, on the one hand, and the Administrative Agent and the Agents, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the other Agents is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Subsidiaries’, Guarantors’ or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the other Agents has any obligation to the Borrower, any of its Subsidiaries’, Guarantors’ or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, any of its Subsidiaries’, Guarantors’ and its Affiliates, and neither the Administrative Agent nor any of the other Agents has any obligation to disclose any of such interests to the Borrower, any of its Subsidiaries’, Guarantors’ or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the other Agents with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.21 Time of the Essence. Time is of the essence in the Loan Documents.

11.22 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page is intentionally left blank; signature pages follow]

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 163

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

MISSION BROADCASTING, INC.

By:
Name:
Title:

Address for notices

544 Red Rock Drive

Wadsworth, OH 44281-2211

Attention: David S. Smith

Telephone: (330) 335-8808

Facsimile: (330) 336-8454 with a copy (which shall

not constitute notice) to:

Nexstar Broadcasting Group, Inc.

909 Lake Carolyn Parkway

Suite 1450

Irving, TX 75039

Telephone: (972) 373-8800

Facsimile: (972) 373-8888

Attention: Perry Sook

Drinker Biddle & Reath LLP

1500 K Street, NW

Suite 1100

Washington, DC 20005-1209

Attention: Howard Liberman

Telephone: (202) 842-8876

Facsimile: (202) 842-8465/66

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT, CO-SYNDICATION AGENTS, L/C ISSUER AND LENDERS: BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and as a Lender

By:
Name:
Title:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

ANNEX II

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Date: _________, ____

Re:	Third Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mission Broadcasting, Inc. (the “Borrower”), the several financial institutions from time to time parties thereto (the “Lenders”) and, Bank of America, N.A., as Administrative Agent (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”).

Bank of America, N.A.,

as Administrative Agent

901 Main Street, 66th Floor

Dallas. Texas 75202

Attention: Ross Evans

Ladies and Gentlemen:

This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 6.02(a) of the Credit Agreement. Any terms defined in the Credit Agreement and not defined in this Certificate are used herein as defined in the Credit Agreement.

(a) The individuals executing this Certificate on behalf of the undersigned are the duly elected, qualified and acting [chief executive officer] [president] [chief financial officer] [vice president] of the Borrower.

(b) Such individuals have reviewed the terms of the Credit Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and financial condition of the Borrower and the other Subsidiaries of the Borrower during the accounting period covered by the attached financial statements and through the date of this Certificate.

(c) The examination described in paragraph (b) did not disclose and such individuals have no knowledge of the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

Described below (or in a separate schedule to this Certificate) are the exceptions, if any, to paragraph (c), listing, in detail, the nature of the condition or event, the period during which such condition or event has existed and the action which the Borrower have taken, are taking, or propose to take with respect to each such condition or event.

C-1

Compliance Certificate

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this                      day of [Month], [Year] pursuant to Section 6.02(a) of the Credit Agreement.

The Borrower certifies that it is in compliance with the requirements contained in Section 6.20 of the Credit Agreement, and an accounting of such compliance is attached in a separate schedule to this Certificate.

The Administrative Agent, by acceptance of this Certificate, acknowledges that the undersigned has caused this Certificate to be delivered solely to satisfy their respective obligations under the Credit Agreement and that no personal liability will attach to the undersigned as a result of any statement contained herein.

MISSION BROADCASTING, INC.

By:
Name:
Title:

C-2

Compliance Certificate

EXHIBIT D-2

FORM OF CONFIRMATION AGREEMENT

(PLEDGE AND SECURITY AGREEMENT)

THIS CONFIRMATION AGREEMENT (PLEDGE AND SECURITY AGREEMENT) (this “Agreement”) is dated as of April 19, 2010, and is executed by the undersigned Pledgor and Pledgee, for the benefit of the Secured Creditors.

RECITALS:

A. Mission Broadcasting, Inc. (the “Borrower”), the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent are parties to that certain Third Amended and Restated Credit Agreement, dated April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, the Pledgor executed the Second Restated Pledge and Security Agreement, dated October 8, 2009 (as amended, restated, or otherwise modified from time to time, the “Pledge Agreement”) in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Pledgee”) for the benefit of the Secured Creditors. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Pledge Agreement.

C. The Borrower is a party to the Second Amendment to Third Amended and Restated Credit Agreement, dated of even date herewith (the “Second Amendment”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders.

D. In connection with the Second Amendment, the Pledgor desires to confirm its rights, duties and obligations under the Pledge Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

Section 1.1 Confirmation. The Pledgor hereby agrees, ratifies and confirms that (a) the Pledge Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of such Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability, and (b) any of the Obligations (as such term is defined in the Pledge Agreement, either in its plural or singular form) or other obligations secured by assets of, or guaranteed by, the Pledgor pursuant to the Pledge Agreement shall include the Obligations as that term is defined in the Credit Agreement and the “Obligations” as that term is defined in the Nexstar Credit Agreement. The Pledgor agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Exhibit D-2 – Page 1

Section 1.2 Lenders Consent and Authorization. Pursuant to Section 11.16(c) of the Credit Agreement, each of the Lenders authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

Section 1.3 Loan Documents. The Pledgor agrees that this Agreement and the Pledge Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement).

Section 1.4 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 1.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 1.6 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Exhibit D-2 – Page 2

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

PLEDGOR:

MISSION BROADCASTING, INC.

By:
Name:
Title:

PLEDGEE:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Exhibit D-2 – Page 3

EXHIBIT 1

[TO ATTACH: Second Restated Pledge Agreement, dated as of October 8, 2009, made by the Borrower in favor of Bank of America, N.A., as Collateral Agent]

Exhibit D-2 – Page 4

EXHIBIT D-3

FORM OF CONFIRMATION AGREEMENT

(MISSION GUARANTY AGREEMENT OF NEXSTAR OBLIGATIONS)

THIS CONFIRMATION AGREEMENT (MISSION GUARANTY AGREEMENT OF NEXSTAR OBLIGATIONS) (this “Agreement”) is dated as of April 19, 2010, and is executed by the undersigned (the “Guarantor”), for the benefit of the Guaranteed Parties.

RECITALS:

A. Nexstar Broadcasting, Inc. (the “Nexstar Borrower”), Nexstar Broadcasting Group, Inc. (the “Ultimate Parent”), certain Subsidiaries of the Ultimate Parent from time to time parties thereto, the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent, are parties to that certain Fourth Amended and Restated Credit Agreement, dated April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Nexstar Credit Agreement”).

B. In connection with the Nexstar Credit Agreement, the Guarantor executed the Second Restated Guaranty Agreement (Nexstar Obligations), dated October 8, 2009 (as amended, restated or otherwise modified from time to time, the “Mission Guaranty Agreement”) in favor of the Guaranteed Parties (as defined in the Mission Guaranty Agreement). Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Mission Guaranty Agreement.

C. The Nexstar Borrower, the Ultimate Parent and certain Subsidiaries of the Ultimate Parent are a party to the Third Amendment to Fourth Amended and Restated Credit Agreement, dated of even date herewith (the “Nexstar Amendment”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders.

D. In connection with the Nexstar Amendment, the Guarantor desires to confirm its rights, duties and obligations under the Mission Guaranty Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees for the benefit of the Guaranteed Parties (as defined in the Nexstar Guaranty Agreement) as follows:

Section 1.1 Confirmation. The Guarantor hereby agrees, ratifies and confirms that the Mission Guaranty Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of the Guarantor, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability, and (b) any of the Guaranteed Obligations (as such term is defined in the Mission Guaranty Agreement, either in its plural or singular form) shall include the Obligations as that term is defined in the Nexstar Credit Agreement. The Guarantor agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Exhibit D-3– Page 1

Section 1.2 Lenders Consent and Authorization. Pursuant to Section 10.16(c) of the Nexstar Credit Agreement and Section 11.16(c) of the Credit Agreement, each of the Lenders authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

Section 1.3 Loan Documents. The Guarantor agrees that this Agreement and the Mission Guaranty Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Nexstar Credit Agreement and the Credit Agreement and the other Loan Documents (as such term is defined in the Nexstar Credit Agreement).

Section 1.4 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 1.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 1.6 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Exhibit D-3– Page 2

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GUARANTOR:

MISSION BROADCASTING, INC.

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit D-3– Page 3

EXHIBIT 1

[TO ATTACH: Second Restated Guaranty (Nexstar Obligations), dated as of October 8, 2009, executed by the Borrower]

Exhibit D-3– Page 4

EXHIBIT D-4

FORM OF CONFIRMATION AGREEMENT

(NEXSTAR GUARANTY AGREEMENT OF MISSION OBLIGATIONS)

THIS CONFIRMATION AGREEMENT (NEXSTAR GUARANTY AGREEMENT OF MISSION OBLIGATIONS) (this “Agreement”) is dated as of April 19, 2010, and is executed by the undersigned (collectively, the “Guarantors”), for the benefit of the Guaranteed Parties.

RECITALS:

A. Nexstar Broadcasting, Inc. (the “Borrower”), Nexstar Broadcasting Group, Inc. (the “Ultimate Parent”), certain Subsidiaries of the Ultimate Parent from time to time parties thereto, the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent, are parties to that certain Fourth Amended and Restated Credit Agreement, dated April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”).

B. Mission Broadcasting, Inc. (the “Mission Borrower”), the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent, are parties to that certain Third Amended and Restated Credit Agreement, dated April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Mission Credit Agreement”).

C. In connection with the Credit Agreement and the Mission Credit Agreement, each of the Guarantors executed the Second Restated Guaranty Agreement (Mission Obligations), dated October 8, 2009 (as amended, restated, or otherwise modified from time to time, the “Mission Guaranty Agreement”) in favor of the Guaranteed Parties (as defined in the Mission Guaranty Agreement). Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Mission Guaranty Agreement.

D. The Borrower, the Ultimate Parent and certain Subsidiaries of the Ultimate Parent are a party to the Third Amendment to Fourth Amended and Restated Credit Agreement, dated of even date herewith (the “Third Amendment”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders. The Mission Borrower is a party to the Second Amendment to Third Amended and Restated Credit Agreement, dated of even date herewith (the “Mission Second Amendment”), among the Lenders and Bank of America, N.A., as administrative agent for the Lenders.

E. In connection with the Credit Agreement and the Mission Credit Agreement, the Guarantors desire to confirm their rights, duties and obligations under the Mission Guaranty Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby covenants and agrees for the benefit of the Guaranteed Parties (as defined in the Mission Guaranty Agreement) as follows:

Exhibit D-4 Page 1

Section 1.1 Confirmation. Each of the Guarantors hereby agrees, ratifies and confirms that the Mission Guaranty Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of such Guarantor, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability, and (b) any of the Guaranteed Obligations (as such term is defined in the Mission Guaranty Agreement, either in its plural or singular form) shall include the Obligations as that term is defined in the Credit Agreement and the “Obligations” as that term is defined in the Mission Credit Agreement. Each of the Guarantors agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Section 1.2 Lenders Consent and Authorization. Pursuant to Section 10.16(c) of the Credit Agreement and Section 11.16(c) of the Mission Credit Agreement, each of the Lenders authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

Section 1.3 Loan Documents. The Guarantors each agree that this Agreement and the Mission Guaranty Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Credit Agreement and the Mission Credit Agreement and the other Loan Documents (as defined in the Credit Agreement and the Mission Credit Agreement).

Section 1.4 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 1.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 1.6 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Exhibit D-4 Page 2

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GUARANTORS:

NEXSTAR BROADCASTING, INC.
NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:
Name:
Title:
of each of the above-named entities

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit D-4 Page 3

EXHIBIT 1

[TO ATTACH: Second Restated Guaranty (Mission Obligations), dated as of October 8, 2009, executed by the Borrower, the Ultimate Parent and Nexstar Finance Holdings, Inc.]

Exhibit D-4 Page 4

EXHIBIT D-5

FORM OF CONFIRMATION AGREEMENT

(SMITH PLEDGE AGREEMENT)

THIS CONFIRMATION AGREEMENT (SMITH PLEDGE AGREEMENT) (this “Agreement”) is dated as of April 19, 2010, and is executed by David S. Smith, an individual residing in the State of Ohio (the “Pledgor”), and Pledgee, for the benefit of the Secured Creditors.

RECITALS:

A. Mission Broadcasting, Inc. (the “Borrower”), the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent are parties to that certain Third Amended and Restated Credit Agreement, dated April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, the Pledgor executed the Second Restated Pledge Agreement, dated October 8, 2009 (as amended, restated, or otherwise modified from time to time, the “Pledge Agreement”) in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Pledgee”), for the benefit of the Secured Creditors. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Pledge Agreement.

C. The Borrower is a party to the Second Amendment to Third Amended and Restated Credit Agreement, dated of even date herewith (the “Second Amendment”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders.

D. In connection with the Second Amendment, the Pledgor desires to confirm its rights, duties and obligations under the Pledge Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

Section 1.1 Confirmation. The Pledgor hereby agrees, ratifies and confirms that (a) the Smith Pledge Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of the Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability, and (b) any of the Obligations (as such term is defined in the Smith Pledge Agreement, either in its plural or singular form) or other obligations secured by assets of, or guaranteed by, the Pledgor pursuant to the Smith Pledge Agreement shall include the Obligations as that term is defined in the Credit Agreement and the “Obligations” as that term is defined in the Nexstar Credit Agreement. The Pledgor agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Exhibit D-5 Page 1

Section 1.2 Lenders Consent and Authorization. Pursuant to Section 11.16(c) of the Credit Agreement, each of the Lenders authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

Section 1.3 Loan Documents. The Pledgor agrees that this Agreement the Smith Pledge Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Credit Agreement and the other Loan Documents.

Section 1.4 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 1.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 1.6 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Exhibit D-5 Page 2

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

PLEDGOR:

DAVID S. SMITH

PLEDGEE:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Exhibit D-5 Page 3

EXHIBIT 1

[TO ATTACH: Second Restated Smith Pledge Agreement, dated as of October 8, 2009, made by David S. Smith in favor of Bank of America, N.A., as Collateral Agent]

Exhibit D-5 Page 4

SCHEDULE 1.01(C)

DESCRIPTION OF PERMITTED REVOLVER REALLOCATION

The Revolving Lenders have agreed that up to, but no more than, three times during the term of this Agreement commencing after the Second Amendment Effective Date, the Borrower may reallocate the revolving commitments of each such Lender between the Nexstar Loan and the Revolving Facility hereunder; provided, that in no event shall the sum of any Revolving Lender’s Revolving Commitment plus its Revolving Commitment (as that term is defined in the Nexstar Credit Agreement), be increased by any such reallocation.

Schedule 1.01(C)

SCHEDULE 2.01

COMMITMENTS

	Revolving Commitment Percentage	Revolving Commitment	Term B Facility Percentage	Term B Loan Amount
Lenders
Bank of America, N.A.	24.000000000%	$2,400,000.00	100.000000000%	$39,000,000.00
UBS Loan Finance LLC	24.000000000%	$2,400,000.00	00.000000000%	$0.00
Deutsche Bank Trust Company Americas	20.000000000%	$2,000,000.00	00.000000000%	$0.00
Royal Bank of Canada	20.000000000%	$2,000,000.00	00.000000000%	$0.00
Credit Agricole Corporate and Investment Bank	12.000000000%	$1,200,000.00	00.000000000%	$0.00
Totals	100.000000000%	$10,000,000.00	100.000000000%	$39,000,000.00

Schedule 2.01

SCHEDULE 5.09

OWNED PROPERTIES1

NEXSTAR BROADCASTING, INC

Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
WBRE—Wilkes Barre-Scranton, PA
1.	Office-Studio-	PA 1	*	100% Owned	52-62 Franklin Street	Luzerne (Wilkes- Barre)	Nexstar Broadcasting, Inc.
2.	Tower/Transmitter Site—Williamsport (Translator Station)	PA 2		33% Owned -(33% owned by WYOU)	Loyalsock Township	Lycoming	Nexstar Broadcasting, Inc., as to 33% ownership
3.	Tower/Transmitter Site—Sharp Mountain (Translator Station) [Translator turned off/license surrendered]	PA 3		33% Owned -(33% owned by WYOU)	Pottsville	Schuylkill	Nexstar Broadcasting, Inc., as to 33% ownership
4.	Tower/Transmitter Site—Blue Mountain (Translator Station) [Translator turned off/license surrendered]	PA 4	*	100% Owned	Hanover Township	Luzerne (Penobscot Mountain)	Nexstar Broadcasting, Inc.
5.	Main Tower/Transmitter Site—Penobscot Mountain	PA 5	*	100% Owned	Township of Washington and Township of East Penn	Lehigh and Carbon	Nexstar Broadcasting, Inc.

WJET—Erie, PA
6.	Office -Studio; Tower/Transmitter Site	PA 6	*	100% Owned	8455 Peach Street	Erie	Nexstar Broadcasting, Inc.

WTAJ—Altoona-Johnstown, PA

[1]	Owned properties identified with an asterisk in the Station Identifier column are encumbered by a First Lien Mortgage.

Schedule 5.09 – Page 1

Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
7.	Tower/Transmitter Site	PA 7	*	100% Owned	Wopsononock Mountain (Blair County, Logan Township)	Blair	Nexstar Broadcasting, Inc.

KARK—Little Rock-Pine Bluff, AR
8.	Tower/Transmitter Site	AR 1	*	100% Owned	13 miles NW of Little Rock	Little Rock	Nexstar Broadcasting, Inc.

KFTA/KNWA—Fort Smith-Fayetteville- Springdale-Rogers, AR
9.	KFTA Tower/Transmitter Site	AR 2	*[2]	100% Owned	19209 Cartwright Mountain Road	Crawford	Nexstar Broadcasting, Inc.
10.	KFTA Microwave Relay Site	AR 3	*	100% Owned		Crawford	Nexstar Broadcasting, Inc.

KTAL—Shreveport, LA
11.	Office-Studio; Transmitter/Tower Site	LA 1	*	100% Owned	Old Atlanta Road	Caddo Parish	Nexstar Broadcasting, Inc.
12.	Office-Studio	LA 2		100% Owned	3150 North Market	Caddo Parish	Nexstar Broadcasting, Inc.
13.	Equipment Building—Texarkana	TX 13	*	100% Owned	College Drive	Bowie	Nexstar Broadcasting, Inc.

KARD—Monroe, LA
14.	Office-Studio	LA 4	*	100% Owned	200 Pavilion Road	Ouachita Parish	Nexstar Broadcasting, Inc.

WROC—Rochester, NY
15.	Office-Studio	NY 1	*[3]	100% Owned	201 Humboldt Street	Monroe	Nexstar Broadcasting, Inc.
16.	Tower/Transmitter Site	NY 2	*	100% Owned	Town of Brighton	Monroe	Nexstar Broadcasting, Inc.
17.	Tower/Transmitter Site	NY 3	*	50% Owned	Pinnacle Hill Town of Brighton	Monroe	Nexstar Broadcasting, Inc., as to 50% ownership

[2]	One first lien mortgage covering AR 2 and AR 3 was recorded.
[3]	One first lien mortgage covering NY 1, NY 2, and NY 3 was recorded.

Schedule 5.09 – Page 2

Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
WFXV—Utica, NY
18.	Tower/Transmitter Site—Burlington Flats (Translator Station)	NY 4	*	100% Owned	Klock Hill Road	Otsego	Nexstar Broadcasting, Inc.

WCIA/WCFN—Champaign-Springfield-Decatur, IL
19.	Office-Studio	IL 1	*	100% Owned	509 South Neil Street	Champaign	Nexstar Broadcasting, Inc.
20.	Tower/Transmitter Site - WCIA Main Tower	IL 2	*	100% Owned	State Hwy 10- 10 miles west of Champaign	Champaign	Nexstar Broadcasting, Inc.
21.	Tower/Transmitter Site—Springfield Tower	IL 3	*	100% Owned		LaSalle	Nexstar Broadcasting, Inc.
22.	Tower/Transmitter Site—Dewitt Tower	IL 4	*	100% Owned		Dewitt	Nexstar Broadcasting, Inc.
23.	Tower/Transmitter Site—WCFN Logan Tower	IL 8	*	100% Owned		Logan	Nexstar Broadcasting, Inc.
24.	Tower/Transmitter Site—WCFN Sangamon Tower	IL 9	*	100% Owned	Approx 7 miles east of city center	Sangamon	Nexstar Broadcasting, Inc.

WMBD—Peoria-Bloomington, IL
25.	Office-Studio	IL 5	*	100% Owned	3131 N. University Street	Peoria	Nexstar Broadcasting, Inc.
26.	Tower/Transmitter Site-Tazwell Tower	IL 6	*	100% Owned	5 miles SE of Peoria	Tazwell	Nexstar Broadcasting, Inc.

KBTV—Beaumont-Port Arthur, TX
27.	Tower/Transmitter Site	TX 1	*	100% Owned	2.4 miles south off Highway 12 in Vidor	Orange	Nexstar Broadcasting, Inc.

KFDX—Wichita Falls, TX—Lawton, OK
28.	Office-Studio—Tower/Transmitter Site	TX 2	*	100% Owned	4500 Seymour Hwy	Wichita	Nexstar Broadcasting, Inc.

Schedule 5.09 – Page 3

Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
KMID—Odessa-Midland, TX
29.	Old Main Tower/Transmitter Site (No longer in use by Nexstar)	TX 4	*	100% Owned		Midland, Ector, Andrews	Nexstar Broadcasting, Inc.
30.	Translator Tower/Transmitter Site	TX 5	*	100% Owned		Midland	Nexstar Broadcasting, Inc.

KTAB—Abilene-Sweetwater, TX
31.	Tower/Transmitter Site	TX 6	*	100% Owned	Intersection of 23 KMSE Abilene, TX, 0.9 KMSE and TX 36 and FM 1178	Callahan/Taylor	Nexstar Broadcasting, Inc.

KLST—San Angelo, TX
32.	Office-Studio	TX 7	*	100% Owned	2800 Armstrong Street	Tom Green/Concho	Nexstar Broadcasting, Inc.
33.	Tower/Transmitter Site	TX 8	*	100% Owned		Tom Green/Concho	Nexstar Broadcasting, Inc.

KAMR—Amarillo, TX
34.	Office-Studio	TX 9	*	100% Owned	1015 South Fillmore Street	Potter	Nexstar Broadcasting, Inc.

KLBK—Lubbock, TX
35.	Office-Studio	TX 10	*	100% Owned	7403 S. University	Lubbock	Nexstar Broadcasting, Inc.

KSNF—Joplin, MO-Pittsburg, KS
36.	Office-Studio and Tower	MO 1	*	100% Owned	Cleveland Ave	Jasper	Nexstar Broadcasting, Inc.

KQTV—St. Joseph, MO
37.	Office-Studio; Tower/Transmitter Site	MO 2	*	100% Owned	4000 Faraon Street	Buchanan	Nexstar Broadcasting, Inc.

WDHN—Dothan, AL
38.	Office-Studio—Tower/Transmitter Site	AL 1	*	100% Owned	5274 State Hwy 52 East	Houston	Nexstar Broadcasting, Inc.

Schedule 5.09 – Page 4

Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
WTWO—Terre Haute, IN
39.	Office-Studio—Tower/Transmitter Site	IN 1	*	100% Owned	10849 N. US Hwy 41	Sullivan	Nexstar Broadcasting, Inc.

WTVW—Evansville, IN
40.	Office-Studio	IN 2	*	100% Owned	477 Carpenter Street	Vanderburgh	Nexstar Broadcasting, Inc.

WFFT—Fort Wayne, IN
41.	Office-Studio	IN 3	*	100% Owned	3707 Hillegas Road	Allen	Nexstar Broadcasting, Inc.

KSVI—Billings, MT
42.	Office-Studio	MT 1	*	100% Owned	445 South 24th Street, Valley View	Yellowstone	Nexstar Broadcasting, Inc.

WCWJ—Jacksonville, FL
43.	Office-Studio; Tower/Transmitter Site	FL 1	*	100% Owned	9117 Hogan Road	Duval	Nexstar Broadcasting, Inc.

MISSION BROADCASTING, INC.
Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
WYOU—Wilkes Barre-Scranton, PA
44.	Main Tower/Transmitter Site—Penobscot Mountain	PA8	*	100% Owned	Township of Washington and Township of East Penn	Lehigh and Carbon	Mission Broadcasting, Inc.
45.	Tower/Transmitter Site—Bald Mountain (Translator Station) [Translator turned off/license surrendered]	PA9	*	100% Owned			Mission Broadcasting, Inc.
46.	Tower/Transmitter Site—Williamsport (Translator Station)	PA 2		33% Owned (33% owned by WBRE)	Loyalsock Township	Lycoming	Mission Broadcasting, Inc.
47.	Tower/Transmitter Site—Sharp Mountain (Translator Station) [Translator turned off/license surrendered]	PA 3		33% Owned (33% owned by WBRE)	Pottsville	Schuykill	Mission Broadcasting, Inc.

WFXW—Terre Haute, IN
48.	Tower/Transmitter Site	IN 4	*	100% Owned	W OF US HWY 41 APPROX 1 MI SW	Sullivan	Mission Broadcasting, Inc.

Schedule 5.09 – Page 5

Station Metropolitan Area in Use		Station Identifier		Percent Ownership	Address	County	Title Holder
KODE—Joplin, MO-Pittsburg, KS
49.	Office-Studio	MO 4	*	100% Owned	1928 West 13th Street	Jasper	Mission Broadcasting, Inc.

KRBC—Abilene-Sweetwater, TX
50.	Office-Studio	TX 11	*	100% Owned	4510 S 10th Street	Taylor	Mission Broadcasting, Inc.

KOLR—Springfield, MO
51.	Office-Studio	MO 5	*	100% Owned	2650 E. Division Street	Greene	Mission Broadcasting, Inc.

WUTR—Utica, NY
52.	Office-Studio; Tower/Transmitter Site	NY 5	*	100% Owned	5956 Smith Hill Road, Deerfield	Oneida	Mission Broadcasting, Inc.

WTVO—Rockford, IL
53.	Office-Studio-Tower/Transmitter Site	IL 7	*	100% Owned	1917 Meridian Road, Rockford, IL 61103	Winnebago	Mission Broadcasting, Inc.

Schedule 5.09 – Page 6

LEASED PROPERTY4

Station Metropolitan Area in use		Address	Landlord	Tenant
Nexstar Broadcasting, Inc. – Tower Sites
WHAG—Washington, DC/Hagerstown, MD
56.		Top of Fairview Mountain, Washington County, MD	American Towers, Inc.	Nexstar Broadcasting, Inc.
57.	(access road to tower site)	Washington County, MD	Department of Natural Resources, State of Maryland	Nexstar Broadcasting, Inc.
WTVW—Evansville, IN
58.		Near 688 Old Plank Road, Chandler, IN	American Towers, Inc.	Nexstar Broadcasting, Inc.
KSFX—Springfield, MO
59.		Hwy FF, 2.5 miles north northeast of Fordland, MO	American Towers, Inc.	Nexstar Broadcasting, Inc.
KAMR—Amarillo, TX
60.		0.9 miles west of U.S. 87, 0.6 miles south of Givens Ave., Amarillo, TX	American Towers, Inc.	Nexstar Broadcasting, Inc.
61.	Ground Lease	Deaf Smith County, Texas (Section 30, Township 5 North, Range 2 East)	Bridwell West Ranch II, LLP	Nexstar Broadcasting, Inc.
KARD—Monroe, LA
62.		Near 5 1/2 miles west of Columbia on LA Hwy 4, Columbia, LA	American Towers, Inc.	Nexstar Broadcasting, Inc.
KLBK—Lubbock, TX
63.		Near 7403 S. University Ave., Lubbock, TX	American Towers, Inc.	Nexstar Broadcasting, Inc.
WFXV—Utica, NY (No longer in use by Nexstar)

[4]	Leased properties identified with an asterisk in the lefthand column are encumbered by a First Lien Mortgage.

Schedule 5.09 – Page 7

Station Metropolitan Area in use		Address	Landlord	Tenant
64. *[5]	Ground Lease	Skyline Drive, Prospect Hill Park, Kirkland, NY	Promedia Corporation	Nexstar Broadcasting, Inc.
65.		Hardscrabble Road, Bridgewater, NY	William Stephen	Nexstar Broadcasting, Inc.
KSVI—Billings, MT
66.		Near Gravel Pi Site Emerald Hills Subdivision, Billings, MT	American Towers, Inc.	Nexstar Broadcasting, Inc.
67.		Miles City, Custer County, MT	KTVQ Communications, Inc.	Nexstar Broadcasting, Inc.
68.		Little Wolf Auxiliary Communications Site, Sarpy, MT	Montana Power Company
69.		1613 Coburn Road Billings, MT	Antilles Wireless, L.L.C.	Nexstar Broadcasting, Inc.
70.		Stillwater County, MT	State of Montana Dept of Natural Resources
71.		Rosebud County, MT	Bureau of Land Management, Department of the Interior	Nexstar Broadcasting, Inc.
72.		1920 Sweet Medicine Drive, Bldg 25 Billings, MT	Iceland
73.		1920 Sweet Medicine Drive, Bldg 50 Billings, MT	Iceland	Nexstar Broadcasting, Inc.
74.		Hardin, Big Horn County, MT	Will Redden	Nexstar Broadcasting, Inc.
75.	(transmitter site) NOTE - Nexstar not operating this site, has not yet returned license to FCC	Basin Rock, Bighorn National Forest	Northern Wyoming Community College	Nexstar Broadcasting, Inc.

[5]	In lieu of a leasehold mortgage on this site, a UCC fixture filing was filed in connection with the first lien.

Schedule 5.09 – Page 8

Station Metropolitan Area in use		Address	Landlord	Tenant
WQRF—Rockford, IL
76.		Auburn Road, Rockford, IL	American Towers, Inc.	Nexstar Broadcasting, Inc.

KMID—Midland, TX
77.		Andrews County	Pinnacle Towers, LLC	Nexstar Broadcasting, Inc.

KNWA—Rogers, AR
78.		Posey Mountain Road	Clark Communications	Nexstar Broadcasting, Inc.

Garfield, AR

WFFT—Fort Wayne, IN
79.		3707 Hillegas Road	American Towers, Inc.	Nexstar Broadcasting, Inc.

WLYH—Lancaster, PA
80.		Butler Road South Mountain Lancaster, PA	Clear Channel Communications	Nexstar Broadcasting, Inc.

WTAJ—Altoona-Johnstown, PA
81.		Tussey Mountain, Pine Grove Mills, PA	Hilltop Tower Leasing, Inc.	Nexstar Broadcasting, Inc.
82.		RD 6 Laurel Ridge, Cambria County, PA	Multicomm, Inc.	Nexstar Broadcasting, Inc.
83.		Conemaugh Tounship, County of Cambria, PA	Forever of PA, Inc.	Nexstar Broadcasting, Inc.
84.		Tripoli Road, Cover Hill, Township of Conemaugh, County of Cambria, PA	Dame Media, Inc.	Nexstar Broadcasting, Inc.
85.		US Route 322 (1 mile west of US 322 & State Route 153)	Centre Communications, Inc.	Nexstar Broadcasting, Inc.
86.	(roof for camera)	University Park, Centre County, PA	Pennsylvania State University	Nexstar Broadcasting, Inc.

KFTA/KNWA—Fort Smith-Fayetteville-Springdale-Rogers, AR
87.		3333 Pinnacle Hills Parkway, Pinnacle Point Drive, Suite 120A, City of Rogers, Benton County, AR	Parkway Towers Partners, LLC	Nexstar Broadcasting, Inc.

Schedule 5.09 – Page 9

Station Metropolitan Area in use		Address	Landlord	Tenant
88.		Kelley Highway Facility	JDG Television	Nexstar Broadcasting, Inc.

KSNF—Joplin, MO
89.	Ground Lease	14048 Beech Road, Newton County, MO	Ernest E & Bonnie L Kimbrough	Nexstar Broadcasting, Inc

KTAB—Abilene-Sweetwater, TX
90.		Cottonwood, TX	Texas Communications	Nexstar Broadcasting, Inc

KTAL—Shreveport, LA
91.	(roof)	2000 CenturyTel Center Dr, Bossier City, LA	LMI/HHI, Ltd (City of Bossier City)	Nexstar Broadcasting, Inc
92.	(roof)	401 Edwards Street, Shreveport, LA	Louisiana-Edwards Tower Operating Associates, L.P.	Nexstar Broadcasting, Inc

Nexstar Broadcasting, Inc. - Studio Buildings

KARK—Little Rock-Pine Bluff, AR
93.		Capitol and Victory Street, Victory Building, Little Rock, AR	Arkansas Teacher Retirement Systems	Nexstar Broadcasting, Inc.
94.	(equipment on building)	501 Main Street, Pine Bluff, AR	Simmons First National Bank	Nexstar Broadcasting, Inc.

KFTA/KNWA—Fort Smith-Fayetteville-Springdale-Rogers, AR
95.		15 South Block, The Campbell Bell Building, Fayetteville, AR	The Campbell Bell Building, LLC	Nexstar Broadcasting, Inc.

KBTV—Beaumont-Port Arthur, TX
96.		Parkdale Mall	Parkdale Mall Associates	Nexstar Broadcasting, Inc.
97.		3716 Summerhill Rd., Suite 100, Texarkana, Texas 75503	George Lavendar	Nexstar Broadcasting, Inc.

Schedule 5.09 – Page 10

Station Metropolitan Area in use		Address	Landlord	Tenant
WBRE—Wilkes Barre-Scranton, PA
98.		47 West 4th Street, Williamsport, Lycoming County, PA	47th West Fourth, L.L.C.	Nexstar Broadcasting, Inc.
99.		400 Lackawanna Ave, Scranton, PA	Boscov’s Department Store, Inc.	Nexstar Broadcasting, Inc.
100.		553 Main Street, Stroudsburg, PA	Edwin and Barbara D. Krawitz	Nexstar Broadcasting, Inc.

WCIA/WCFN—Champaign-Springfield-Decatur, IL
101.		Suite 1068, 250 North Water Street, Decatur, IL	BCK Barnes, LLC	Nexstar Broadcasting, Inc.
102.	(Roof)	Suite 1068, 250 North Water Street, Decatur, IL	BCK Barnes, LLC	Nexstar Broadcasting, Inc.
103.		Forum XXX Plaza, Springfield, IL	Hilton Springfield	Nexstar Broadcasting, Inc.
104.	(Roof)	Wolford Apartments, 9 E. Harrison Street, Danville, IL	Urban-Wolford, L.P.	Nexstar Broadcasting, Inc.

WHAG—Washington, DC/Hagerstown, MD
105.		13 East Washington Street, Hagerstown, Washington County, Maryland	Alexander House, Inc.	Nexstar Broadcasting, Inc.
106.		301 East Patrick Street, Suite 200, Frederick, MD	East Street, LLC	Nexstar Broadcasting, Inc.

WTAJ—Altoona-Johnstown, PA
107.		5000 6th Avenue, Altoona, Blair County, PA	WDFC, LLC	Nexstar Broadcasting, Inc.
108.		403 South Allen Street, Suite 104, State College. PA	Mimi U Barash Coppersmith	Nexstar Broadcasting, Inc.
110. *		2 West Avenue, Suite #2, Dubois, Clearfield County, PA	Kohlhepp Real Estate Investment Trust, LTD.	Nexstar Broadcasting, Inc.

Schedule 5.09 – Page 11

Station Metropolitan Area in use		Address	Landlord	Tenant
KTAL—Shreveport, LA
111.		3712 Summerhill Road, Texarkana, TX	George Lavender	Nexstar Broadcasting, Inc.

Nexstar Broadcasting , Inc. – Corporate Headquarters

112.		5215 N. O’Connor Blvd, Suite 1400, Irving, TX	Cimarex Energy Co – Sublandlord (TIAA Realty, Inc.-landlord)	Nexstar Broadcasting, Inc.

Mission Broadcasting , Inc. – Tower Sites

KJTL—Wichita Falls, TX – Lawton, OK
113. *	Ground Lease	Grandfield, Tillman County, OK	Estate of L.H. Clemmer, Deceased	Mission Broadcasting, Inc.

KODE—Joplin, MO – Pittsburg, KS
114.		1928 W 13th Street	Spectrasite Broadcast Towers, Inc.	Mission Broadcasting, Inc.

KOLR—Springfield, MO
115.		Webster County, MO	American Towers, Inc.	Mission Broadcasting, Inc.

KCIT/KCPN-LP—Amarillo, TX
116.		Potter County, TX	American Towers, Inc.	Mission Broadcasting, Inc.
117.		Parmer County, TX	Bovina Translator Joint Venture	Mission Broadcasting, Inc.
118.		Curry County, NM	Marsh Media	Mission Broadcasting, Inc.
119.		One mile ESE of Guymon, OK	Panhandle Translator Joint Venture	Mission Broadcasting, Inc.

Schedule 5.09 – Page 12

Station Metropol itan Area in use		Address	Landlord	Tenant
KAMC—Lubbock, TX
120.		Near 1201 84th Street,	American Towers, Inc.	Mission Broadcasting, Inc.
Lubbock, TX
121.	(transmitter site)	ABC Bank Building, 1201 84th Street, Lubbock, TX	Charles Bevill and Glenna Bevill [possible new owners?]	Mission Broadcasting, Inc.

KHMT—Billings, MT
122.		Billings, MO	American Towers, Inc.	Mission Broadcasting, Inc.

KTVE—El Dorado, AR
123.		412 Bolding Rd. Huttig AR	American Towers, Inc.	Mission Broadcasting, Inc.

KJBO—LP – Wichita Falls, TX
124.		3700 Onaway Trail	Andrews Tower Rental, Inc.	Mission Broadcasting, Inc.

KSAN—San Angelo, TX
126.	Ground Lease	Tom Green County, TX	Producers Livestock Auction Company	Mission Broadcasting, Inc.

WUTR—Utica, NY
127.		R.D. #1, Mohawk, NY	Janet R. Morgan-Hyer	Mission Broadcasting, Inc.

WYOU—Wilkes Barre – Scranton, PA
128.		Stroud Township, Monroe County, PA	LTS Enterprises, Inc.	Mission Broadcasting, Inc.

Schedule 5.09 – Page 13

Station Metropolitan Area in use	Address	Landlord	Tenant
Mission Broadcasting, Inc. – Office Building

Mission Broadcasting, Inc.
129. *	Suite 305, Brecksville Center Office Building, Brecksville Shopping Center, Brecksville, Ohio	Brecksville Shopping Center, LTD.	Mission Broadcasting, Inc.

Schedule 5.09 – Page 14

SCHEDULE 5.16

FCC Licenses of Mission Broadcasting, Inc.

Scranton, PA

Facility Type	Call Sign	Exp Date[1]
DTV License (Channel 13)	WYOU	08/01/2007
UHF Translator Station	W55AG	08/01/2007
TV Pickup	KA35173	08/01/2007
TV Pickup	KA35174	08/01/2007
TV Pickup	KA35184	08/01/2007
TV Pickup	KA35185	08/01/2007
TV Studio Transmitter Link	KGH69	08/01/2007
TV Intercity Relay	KHC88	08/01/2007
TV Pickup	KO9753	08/01/2007
TV Studio Transmitter Link	WLL212	08/01/2007
TV Intercity Relay	WLO276	08/01/2007
TV Intercity Relay	WLO277	08/01/2007
TV Studio Transmitter Link	WPNF884	08/01/2007

Erie, PA
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 22)	WFXP	—
DTV License (Channel 22)	WFXP	BLCDT-20081023ABA[2]

[1]

For all stations listed throughout this document, applications for renewal of the stations’ analog licenses were filed prior to the final DTV transition deadline of June 12, 2009. As described in the “Station FCC Matters” notes that follow, the FCC had not granted most of the Mission stations’ license renewal applications by June 12, 2009, the deadline for the transition from analog to digital TV transmissions. Therefore, although Mission is authorized to operate each station in a digital format pursuant either to a grant of a license to cover its DTV construction permit or under program test authority, the expiration dates associated with many of the licenses listed herein reflect dates in the past because the station license renewal applications have not yet been granted. Under the FCC’s rules and policies, a station may continue operating pursuant to the terms of its authorization while its application for renewal is pending.

[2]	The FCC file numbers of pending applications are being provided.

Schedule 5.16 – Page 1

Amarillo, TX
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 15)	KCIT	—
DTV License (Channel 15)	KCIT	BLCDT-20080519ABV
UHF Translator Low Power (Channel 33)	KCPN-LP	08/01/2006
UHF Translator Station	K35CG	08/01/2006
UHF Translator Station	K47DH	10/01/2006
Broadcast Auxiliary Low Power	BLP00781	08/01/2006
TV Studio Transmitter Link	WLF362	08/01/2006
TV Intercity Relay	WLG893	08/01/2006
TV Intercity Relay	WLG897	08/01/2006

Wichita Falls, TX
Facility Type	Call Sign	Exp Date
DTV License (Channel 15)	KJTL	08/01/2014
UHF Translator Low Power (Channel 35)	KJBO-LP	08/01/2014
Broadcast Auxiliary Remote Pickup	KPG756	08/01/2014
TV Studio Transmitter Link	WLD942	08/01/2014
TV Studio Transmitter Link	WLJ748	08/01/2014

Joplin, MO
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 43)	KODE-TV	—
DTV License (Channel 43)	KODE-TV	BLCDT-20090424ABE
TV Pickup	KC62805	02/01/2006
Broadcast Auxiliary Remote Pickup	KPH932	02/01/2006
TV Pickup	KR7926	02/01/2006
TV Intercity Relay	WQGL520	02/01/2006
Microwave Radio Station	WNEH385	04/28/2012
Microwave Radio Station	WNEH386	04/28/2012
Microwave Radio Station	WNEQ599	05/29/2012
Receive Only Earth Station	E060194	05/26/2021

Abilene, TX
Facility Type	Call Sign	Exp Date
DTV License (Channel 29)	KRBC-TV	08/01/2014
Broadcast Auxiliary Remote Pickup	KG5819	08/01/2014
TV Intercity Relay	KHN21	08/01/2014
Broadcast Auxiliary Remote Pickup	KLB583	08/01/2014
TV Intercity Relay	KLV58	08/01/2014
Broadcast Auxiliary Remote Pickup	KN6311	08/01/2014
Broadcast Auxiliary Remote Pickup	KN6312	08/01/2014
Broadcast Auxiliary Remote Pickup	KQS389	08/01/2014
Broadcast Auxiliary Remote Pickup	KQS390	08/01/2014
TV Pickup	KS5669	08/01/2014
Broadcast Auxiliary Remote Pickup	KYY221	08/01/2014

Schedule 5.16 – Page 2

San Angelo, TX
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 16)	KSAN-DT	—
DTV License (Channel 16)	KSAN-TV	BLCDT-20090205ABY
TV Pickup	KC26407	08/01/2006
TV Intercity Relay	WPOV531	08/01/2006
TV Studio Transmitter Link	WQHK704	08/01/2006

Lubbock, TX
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 27)	KAMC	—
DTV License (Channel 27)	KAMC	BLCDT-20080227ABN
TV Studio Transmitter Link	WPTG536	08/01/2006
TV Pickup	KP4947	08/01/2006
Land Mobile Radiolocation	WQDV325	11/07/2015
Receive-Only Earth Station	E050070	03/10/2020

Springfield, MO
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Ch. 10, 26kw)	KOLR	—
DTV License (Ch. 10, 26kw)	KOLR	BLCDT-20090810ACN
Transmit-Receive Earth Station	E040154	05/06/2019
TV Pickup	KA88999	02/01/2006
Broadcast Auxiliary Remote Pickup	KPF925	02/01/2006
Broadcast Auxiliary Remote Pickup	KPJ906	02/01/2006
TV Studio Transmitter Link	WRE38	02/01/2006
Industrial/Business Pool, Conventional	WQCB524	01/24/2015
Transmit-Receive Earth Station	E080083	06/04/2023

Schedule 5.16 – Page 3

Hardin, MT
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 22)	KHMT	—
DTV License (Channel 22)	KHMT	BLCDT-20090226AAD
Application for Digital Translator Station	NEW	BNPDTT -20090902ABD
TV Translator Relay	WPND875	04/01/2006
TV Translator Relay	WPND876	04/01/2006
TV Intercity Relay	WPQN938	04/01/2006
TV Intercity Relay	WPQQ770	04/01/2006
TV Intercity Relay	WPQQ983	04/01/2006
TV Intercity Relay	WQAU511	04/01/2006
TV Intercity Relay	WQGI395	04/01/2006

Terre Haute, IN
Facility Type	Call Sign	Exp Date
DTV Construction Permit (Channel 39)	WFXW	—
DTV License (Channel 39)	WFXW	BLCDT-20090618AAW
TV Pickup	KX3721	08/01/2005
TV Studio Transmitter Link	WQE49	08/01/2005
TV Intercity Relay	WRS28	08/01/2005
TV Intercity Relay	WRS29	08/01/2005

Utica, NY
Facility Type	Call Sign	Exp Date
DTV License (Channel 30)	WUTR	06/01/2007
Broadcast Auxiliary Remote Pickup	KC27630	06/01/2007
TV Pickup	KC26076	06/01/2007
Broadcast Auxiliary Remote Pickup	KPH708	06/01/2007
TV Intercity Relay	WEF91	06/01/2007
TV Intercity Relay	WEF92	06/01/2007
TV Intercity Relay	WLF784	06/01/2007
TV Intercity Relay	WLJ663	06/01/2007
Receive-Only Earth Station	E050367	12/02/2020
Receive-Only Earth Station	E865078	06/27/2022

Rockford, IL
Facility Type	Call Sign	Exp. Date
DTV License (Channel 16)	WTVO	12/01/2005
TV Pickup	KM3987	12/01/2005
TV Pickup	KM5296	12/01/2005

Schedule 5.16 – Page 4

El Dorado, AR
Facility Type	Call Sign	Exp. Date
DTV License (Channel 27)	KTVE	06/01/2013
TV Intercity Relay	WFD558	06/01/2013
TV Studio Transmitter Link	WFD559	06/01/2013
TV Studio Transmitter Link	WHY305	06/01/2013
TV Intercity Relay	WLF700	06/01/2013
TV Pickup	KB97347	06/01/2013
TV Studio Transmitter Link	KLV53	06/01/2013
Weather Radar	WPKU230	07/15/2012
Industrial Business Pool, Conventional	WPQA439	04/19/2015
Receive-Only Earth Station	E970385	06/30/2022
TV Studio Transmitter Link	WPXJ537	06/01/2013

Schedule 5.16 – Page 5

SCHEDULE 5.17(c)

FCC DISCLOSURE

WYOU, Scranton, Pennsylvania

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against WYOU.1

WFXP, Erie, Pennsylvania

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against WFXP.

KCIT, Amarillo, Texas and KCPN-LP, Amarillo, Texas

The processing of the stations’ application for renewal of licenses is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KCIT.

[1]	It is the general policy of the Enforcement Bureau not to confirm or deny the pendency of an investigation.

Schedule 5.17(c) – Page 1

KJTL, Wichita Falls, Texas and KJBO-LP, Wichita Falls, Texas

The processing of the stations’ application for renewal of licenses is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KJTL.

KODE-TV, Joplin, Missouri

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KODE-TV.

KRBC-TV, Abilene, Texas

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KRBC-TV.

KSAN-TV, San Angelo, Texas

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KSAN-TV.

Schedule 5.17(c) – Page 2

KAMC, Lubbock, Texas

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KAMC.

KOLR, Springfield, Missouri

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KOLR.

KOLR received a Notice of Apparent Liability (“NALF”) in connection with the December 31, 2004 broadcast of Without a Trace, which aired at 9:00PM in central and mountain time zones. Mission was a party to the CBS affiliates’ Motion to Vacate the Notice of Liability. The Motion was filed on June 12, 2006. This matter remains pending.

On January 3, 2006, Cable America submitted a petition to deny KOLR’s license renewal application. Cable America raised issues with respect to Nexstar’s relationship to Mission and Mission’s stations. Mission filed an Opposition to the Petition to Deny on March 23, 2006. Cable America subsequently submitted a motion to dismiss its petition to deny; however, the matter remains pending.

KHMT, Hardin, Montana

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KHMT.

Schedule 5.17(c) – Page 3

WFXW, Terre Haute, Indiana

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against WFXW.

On August 11, 2006, the FCC issued a letter requesting information regarding the station’s broadcast of a news feature in a March 6, 2006 newscast concerning General Mills. The letter was prompted by a complaint from CMD, which asserted that the station broadcast the relevant segment without appropriate sponsorship identification. A timely response was filed and the matter remains pending.

WUTR, Utica, New York

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against WUTR.

WTVO, Rockford, Illinois

The processing of the station’s application for renewal of license is subject to a temporary “hold” or deferral from the FCC’s Enforcement Bureau by reason of one or more unspecified complaints concerning alleged “indecent” programming. On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against WTVO.

KTVE, El Dorado, Arkansas

On April 14, 2010, in response to a routine due diligence request submitted by counsel to Mission, a member of the FCC’s Enforcement Bureau reported that there are one or more formal or informal complaints currently pending against KTVE.

Schedule 5.17(c) – Page 4

SCHEDULE 6.17(a)

STATIONS WITH TOWERS, TRANSMITTERS OR TRANSLATORS

NEXSTAR TOWERS AND TRANSMITTERS

Station Call Sign	FCC ASR No.	Owner
KAMR	1048587	American Tower
KARD	1021563	American Tower
KARK	1019242	Nexstar Broadcasting, Inc.
KARZ[1]	1019242	Nexstar Broadcasting, Inc.
KBTV	1267265	Nexstar Broadcasting, Inc.
KFDX	1044169	Nexstar Broadcasting, Inc.
KFTA	1038012	Nexstar Broadcasting, Inc.
KLBK	1054347	American Tower
KLST	1048460	Nexstar Broadcasting, Inc.
KMID	1051488	Pinnacle
KNWA	1238430	Clark Communications
KQTV	1000389	Nexstar Broadcasting, Inc.
KSFX	1028721	American Tower
KSNF	1002544	Nexstar Broadcasting, Inc.[2]
KSVI	1000794	American Tower
KTAB	1215589	Nexstar Broadcasting, Inc.
KTAL	1025912	Nexstar Broadcasting, Inc.
WBRE	1027162	Mission Broadcasting, Inc.
WCFN	1016051	Nexstar Broadcasting, Inc.
WCIA	1016057	Nexstar Broadcasting, Inc.
WCWJ	1025608	Nexstar Broadcasting, Inc.
WDHN	1040389	Nexstar Broadcasting, Inc.
WFFT	1034986	American Tower
WFXV[3]	1003764	Mission Broadcasting, Inc.
WHAG	1036848	American Tower
WJET	1033280	Nexstar Broadcasting, Inc.
WLYH	1036777	Clear Channel
WMBD	1016047	Nexstar Broadcasting, Inc.
WQRF	1035539	Mission Broadcasting, Inc.

[1]	KARZ operated out of KARK facility.
[2]	Top 500 feet of tower collapsed on May 8, 2009; being rebuilt approximately 10 feet away and will be assigned a new ASR number.
[3]	Tower owned by WUTR.

Schedule 6.17(a) - Page 1

Station Call Sign	FCC ASR No.	Owner
WROC	1003864	Nexstar Broadcasting, Inc. & WHEC TV LLC
WTAJ	1026694	Nexstar Broadcasting, Inc.
WTVW	1027511	American Tower
WTWO	1027196	Nexstar Broadcasting, Inc.
WPNY-LP4	1003764	Mission Broadcasting, Inc.

NEXSTAR TRANSLATORS

Station Call Sign	Signal Identified	Equipment Location
KAMR	K25CP	Tulia, TX
KAMR	K45BF	Clovis, NM
WFXV	WPNY-LP	Utica, NY
WFXV	W31BP	Burlington, NY
WFXV	W53AM	Utica, NY
KSVI	K06AT	Sheridan, WY
KSVI	K16DH	Miles City, MT
KSVI	K16DZ	Hardin, MT
KSVI	K19FF	Miles City, MT
KSVI	K25BP	Hardin, MT
KSVI	K27IM	Billings, MT
KSVI	K33EA	Columbus, MT
KSVI	K58IH	Colstrip, MT
KSVI	K66EQ	Colstrip, MY

MISSION TOWERS AND TRANSMITTERS

Station Call Sign	FCC ASR No.	Owner
KAMC	1054347	American Tower
KCIT	1048587	American Tower
KHMT	1026263	American Tower

[4]	Tower owned by WUTR.

Schedule 6.17(a) - Page 2

Station Call Sign	FCC ASR No.	Owner
KJTL	1050255	Mission Broadcasting, Inc.
KODE	1012933	Spectrasite/American Tower
KOLR	1028721	American Tower
KRBC[5]	1215589	Nexstar Broadcasting, Inc.
KSAN	1054170	Producers Livestock Auction Company
KTVE	1039950	American Tower
WFXP[6]	1033280	Nexstar Broadcasting, Inc.
WFXW	1027196	Mission Broadcasting, Inc.
WTVO	1035539	Mission Broadcasting, Inc.
WUTR	1003764	Mission Broadcasting, Inc.
WYOU	1027162	Mission Broadcasting, Inc.
KJBO-LP	1058252	Andrews Tower
KCPN-LP	1048587	American Tower

MISSION TRANSLATORS

Station Call Sign	Signal Identified	Equipment Location
WYOU	W55AG	Williamsport, PA
KCIT	KCPN-LP	Amarillo, TX
KCIT	K35CG	Bovina, TX
KCIT	K47DH	Clovis, NM
KJTL	KJBO-LP	Amarillo, TX

[5]	Tower operated by KTAB.

[6]	Tower owned by WJET.

Schedule 6.17(a) - Page 3

Schedule 8.01(a)

NEXSTAR REPRESENTATIONS AND WARRANTIES

1. Each Nexstar Entity (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the corporate, limited liability company or partnership power and authority, legal right and all governmental licenses, Authorizations, consents and approvals to own (or hold under lease) and operate its property or assets and conduct the business in which it is currently engaged except, with respect only to such legal right and governmental licenses, Authorizations, consents and approvals, where the failure to possess any such legal right or governmental license, Authorization, consent or approvals could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); (c) has the corporate, limited liability company or partnership power and authority, legal right and all governmental licenses, Authorizations, consents and approvals to execute, deliver, and perform its obligations under the Nexstar Loan Documents to which it is a party; (d) is duly qualified to do business as a foreign entity, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the nature or conduct of its business requires such qualification or license, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); and (e) is in compliance, in all material respects, with all Requirements of Law; or

2. The execution, delivery and performance by each Nexstar Entity of each Loan Document to which such Nexstar Entity is a party have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, of such Nexstar Entity and does not and will not: (a) contravene any terms of the Charter Documents (as defined in the Nexstar Credit Agreement) of such Nexstar Entity, (b) conflict with or result in any breach or contravention of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material Contractual Obligation (as defined in the Nexstar Credit Agreement) of any Nexstar Entity and will not result in, or require, the creation of any Lien on any of their respective properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired pursuant to any Requirement of Law or Contractual Obligation (as defined in the Nexstar Credit Agreement) (other than pursuant to the Security Documents (as defined in the Nexstar Credit Agreement, referred to herein as the “Nexstar Security Documents”)) to which such Nexstar Entity is a party or any order, injunction, writ or decree of any Governmental Authority to which such Nexstar Entity or its property is subject; or (c) violate any Requirement of Law. On or prior to the First Amendment Effective Date, the Administrative Agent (as defined in the Nexstar Credit Agreement, referred to herein as the “Nexstar Administrative Agent”) shall have received copies of all Charter Documents (as defined in the Nexstar Credit Agreement) for each Credit Party, as each such Charter Document is in effect on the First Amendment Effective Date, including all schedules, exhibits, annexes and other documents and instruments related thereto or in connection therewith; or

3. No approval, consent, exemption, Authorization, or other action by, or in respect of, or notice to, or filing with (or approvals required under state blue sky securities laws) any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Nexstar Entity of any Nexstar Loan Document to which it is a party, except that (i) certain of the Nexstar Loan Documents may have to be filed with the FCC after the Effective Date and (ii) the prior approval of the FCC may be required for the Nexstar Lenders to exercise certain of their rights with respect to the Stations (as defined in the Nexstar Credit Agreement); or

4. Each Loan Document to which any Nexstar Entity is a party constitutes the legal, valid and binding obligation of such Nexstar Entity to the extent such Nexstar Entity is a party thereto, enforceable against such Nexstar Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability; or

Schedule 8.01(a) – Page 1

5. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Nexstar Entity, threatened at law, in equity, in arbitration or before any Governmental Authority, against any Nexstar Entity or any of their respective properties or assets which: (a) purport to affect or pertain to the Nexstar Credit Agreement or any other Nexstar Loan Document, or any of the transactions contemplated thereby; or (b) as to which there is a reasonable possibility of an adverse determination, that if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement). No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Nexstar Credit Agreement or any other Nexstar Loan Document or directing that any transaction provided for herein or therein not be consummated as herein or therein provided; or

6. No Default (as defined in the Nexstar Credit Agreement) exists or will result from the incurring of any Nexstar Obligations by any Nexstar Entity. No Nexstar Entity is in default under or with respect to any Contractual Obligation (as defined in the Nexstar Credit Agreement) in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); or

7. Except as set forth on Schedule 5.07 to the Nexstar Credit Agreement, each employee benefit plan (as defined in Section 3(3) of ERISA) which any Nexstar Entity or any “ERISA Affiliate” (as defined in the Nexstar Credit Agreement, referred to herein as a “Nexstar ERISA Affiliate”) sponsors or maintains, or to which any Nexstar Entity or any Nexstar ERISA Affiliate makes or is making, or is obligated to make, contributions and includes any “Pension Plan” (as defined in the Nexstar Credit Agreement, referred to herein as a “Nexstar Pension Plan”) or “Multiemployer Plan” (as defined in the Nexstar Credit Agreement, referred to herein as a “Nexstar Multiemployer Plan”) (such employee benefit plan referred to herein as a “Nexstar Plan”) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Nexstar Plan which is intended to qualify under Section 401(a) of the Code (i) has received a favorable determination letter from the Internal Revenue Service or (ii) has been recently established and has not received such a determination letter and such Nexstar Plan complies with the requirements of Section 401(a) of the Code; and to the best knowledge of each Nexstar Entity nothing has occurred which would cause the loss of such qualification or the revocation of such determination letter. There are no pending or, to the best knowledge of each Nexstar Entity, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Nexstar Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect (as defined in the Nexstar Credit Agreement). There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Nexstar Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect (as defined in the Nexstar Credit Agreement). No “ERISA Event” (as defined in the Nexstar Credit Agreement, referred to herein as a “Nexstar ERISA Event”) has occurred or is reasonably expected to occur with respect to any Nexstar Pension Plan or Nexstar Multiemployer Plan. As of the date hereof, no Nexstar Pension Plan has an “Unfunded Pension Liability” (as defined in the Nexstar Credit Agreement, referred to herein as a “Nexstar Unfunded Pension Plan”). No Nexstar Entity and no Nexstar ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Nexstar Pension Plan. No Nexstar Entity and no Nexstar ERISA Affiliate has incurred nor reasonably expects to incur any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to a Nexstar Multiemployer Plan. No Nexstar Entity and no Nexstar ERISA Affiliate has transferred any Nexstar Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or

Schedule 8.01(a) – Page 2

8. No Nexstar Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan (as defined in the Nexstar Credit Agreement) have been or will be used by any Nexstar Entity, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the FRB including Regulations U and X. If requested by any Lender or the Nexstar Administrative Agent, each Credit Party will furnish to the Nexstar Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U 1 referred to in said Regulation U; or

9. Each Nexstar Entity has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, a valid leasehold interest in, or a valid right to use, all its other property and assets which are material to the operations of its businesses, in each case subject only to Permitted Liens. All Mortgaged Properties of the Credit Parties as of the Second Amendment Effective Date are listed on Schedule 5.09. The list of Real Properties (as defined in the Nexstar Credit Agreement) owned and leased on Schedule 5.09 is a true, accurate and complete listing of all Real Property of the Credit Parties owned and/or leased by any Credit Party on the Second Amendment Effective Date. The list of repeaters, towers, transmitters and translators on Schedule 6.17(a) is a true, accurate and complete list of all repeaters, towers, transmitters and translators (other than any such equipment located on a motor vehicle which is subject to a Lien and security interest in favor of the Nexstar Collateral Agent) owned and/or leased by any Credit Party on the Second Amendment Effective Date. Each Nexstar Entity has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect and (ii) each Nexstar Entity enjoys peaceful and undisturbed possession under all such leases under which it is a tenant, in each case except where the failure to comply or to enjoy such possession, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement). As of the date of the Nexstar Credit Agreement, (i) no Nexstar Entity has received any written notice of, nor does any Credit Party have any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property owned by such Nexstar Entity or any sale or disposition thereof in lieu of condemnation and (ii) no Nexstar Entity is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of its Real Property or any interest therein. Each Nexstar Entity owns, or otherwise has the right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (“Nexstar Intellectual Property”) necessary for the conduct of its business as currently conducted except for those which the failure to own or have the right to use, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement). Except for such claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Nexstar Intellectual Property or the validity or effectiveness of any such Nexstar Intellectual Property, nor does any Nexstar Entity know of any valid basis for any such claim. Except for such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement), to the knowledge of each Nexstar Entity, the use of such Nexstar Intellectual Property by such Nexstar Entity does not infringe on the rights of any Person; or

10. Each Nexstar Entity has filed all federal and other material tax returns and reports required to be filed and paid the tax thereon shown to be due, and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties,

Schedule 8.01(a) – Page 3

income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Nexstar Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); or

11. (a) The Audited Financial Statements (as defined in the Nexstar Credit Agreement) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Nexstar Entities as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Nexstar Entities as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case to the extent required by GAAP (so applied) to be shown therein.

(b) The unaudited consolidated balance sheet of the Nexstar Entities, if any, most recently delivered to the Nexstar Administrative Agent pursuant to Section 6.01(b) of the Nexstar Credit Agreement, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on the date of such balance sheet (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Nexstar Entities as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year end audit adjustments. (b) Since the date of the Audited Financial Statements (as defined in the Nexstar Credit Agreement), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement). (c) Since the date of the Audited Financial Statements (as defined in the Nexstar Credit Agreement), no Internal Control Event has occurred that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); or

12. All transactions contemplated by the Nexstar Credit Agreement and the other Nexstar Loan Documents comply in all material respects with (a) Regulations T, U and X of the FRB and (b) all other Applicable Laws and any rules and regulations thereunder, except where the failure to comply, in the case of this clause (b), could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); or

13. No Nexstar Entity is an “investment company” within the meaning of the Investment Company Act of 1940 or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935. No Nexstar Entity is subject to regulation under any other federal or state statute or regulation which limits its ability to incur Indebtedness or Guaranty Obligations under any Nexstar Loan Document; or

14. All factual information (excluding, in any event, financial projections) heretofore or contemporaneously herewith furnished by or on behalf of any Nexstar Entity in writing to the Nexstar Administrative Agent or any Lender (as defined in the Nexstar Credit Agreement) for purposes of or in connection with the Nexstar Credit Agreement or any transaction contemplated thereby, and all other such factual information hereafter furnished by or on behalf of any Nexstar Entity to the Nexstar Administrative Agent or any Lender (as defined in the Nexstar Credit Agreement) will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, in the light of the circumstances existing at the time such information was delivered, not misleading; or

Schedule 8.01(a) – Page 4

15. The Nexstar Entities and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof no Credit Party has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement).

16. With respect to properties currently owned or operating by any Nexstar Entity or any of their Subsidiaries, or to the knowledge of the Nexstar Entities, any property formerly owned or operated by any Nexstar Entity or any of its Subsidiaries: (i) no such property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) to the knowledge of the Nexstar Entities, (A) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Nexstar Entity or any of its Subsidiaries or on any property owned by another Credit Party or formerly owned or operated by any Credit Party; (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Credit Party or any of its Subsidiaries; and (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries in excess of the applicable legal limit, in each case of (a)(i) through (iii) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to result in a liability to the Credit Parties, taken as a whole, in an amount greater than $500,0000 during the term of the Nexstar Credit Agreement. Neither any Nexstar Entity nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Nexstar Entity or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Credit Party or any of its Subsidiaries, in each case above, other than such matters which, individually or in the aggregate, could not reasonably be expected to result in a liability to the Credit Parties, taken as a whole, in an amount greater than $500,000 during the term of the Nexstar Credit Agreement; or

17. Each Nexstar Entity holds such validly issued FCC licenses and Authorizations as are necessary to operate their respective Stations (the “Nexstar Stations”) as they are currently operated (collectively, the “Nexstar FCC Licenses”), and each such Nexstar FCC License is in full force and effect (it being recognized that, as indicated on Schedules 5.16 and 5.17(c) to the Nexstar Credit Agreement, certain Nexstar Stations are operating pursuant to Special Temporary Authority). The Nexstar Stations and the Nexstar FCC Licenses of each Nexstar Entity as of the Second Amendment Effective Date are listed on Schedule 5.16 to the Nexstar Credit Agreement, and each of such Nexstar FCC Licenses has the expiration date indicated on Schedule 5.16 to the Nexstar Credit Agreement. No Nexstar Entity has knowledge of any condition imposed by the FCC as part of any Nexstar FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the Nexstar Station in question. Except as otherwise set forth on Schedules 5.16 and 5.17(c) to the Nexstar Credit Agreement, each Nexstar Station has been and is being operated in all material respects in accordance with the terms and conditions of the Nexstar FCC Licenses applicable to it and the rules and regulations of the FCC and the

Schedule 8.01(a) – Page 5

Communications Act. Except as otherwise set forth on Schedules 5.16 and 5.17(c) to the Nexstar Credit Agreement, no proceedings are pending or are threatened which may result in the revocation, modification, non-renewal or suspension of any of the Nexstar FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Nexstar Station or its operation, other than any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement) and proceedings affecting the television broadcasting industry in general. All reports, applications and other documents required to be filed by the Nexstar Entities with the FCC with respect to the Nexstar Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement), and except as otherwise set forth on Schedules 5.16 and 5.17(c) to the Nexstar Credit Agreement, no Credit Party has knowledge of any matters which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the Nexstar FCC Licenses or the imposition on any Nexstar Entity of any material fines or forfeitures by the FCC, or which could reasonably be expected to result in the revocation, rescission, reversal or modification of any Nexstar Station’s authorization to operate as currently authorized under the Communications Act and the policies, rules and regulations of the FCC. There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Nexstar Station or its operations. The Nexstar Borrower has delivered to the Nexstar Lenders true and complete copies of all Nexstar FCC Licenses (including any and all amendments and other modifications thereto) and all pending applications relating thereto. Non-U.S. voting interests held, directly or indirectly, by entities other than ABRY L.P. II (as defined in the Nexstar Credit Agreement) and ABRY L.P. III (as defined in the Nexstar Credit Agreement) are less than 25 percent of the Ultimate Nexstar Parent’s total voting interests and the total equity of the Ultimate Nexstar Parent held by non-U.S. citizens, directly or indirectly, by entities other than ABRY L.P. II (as defined in the Nexstar Credit Agreement) and ABRY L.P. III (as defined in the Nexstar Credit Agreement) is less than 10.3 percent of the Ultimate Nexstar Parent’s total equity;

18. No Nexstar Entity has any Subsidiaries except, on the First Amendment Effective Date, those Subsidiaries which are identified in Schedule 5.17 to the Nexstar Credit Agreement; or

19. As of each date that a representation and warranty is made, each Nexstar Entity is Solvent on a consolidated and consolidating basis, both before and after giving effect to any transaction with respect to which this representation and warranty is being made and to the incurrence of all Indebtedness, Guarantee Obligations and other obligations incurred on such date in connection herewith and therewith; or

20. There are no labor controversies pending or, to the best knowledge of each Nexstar Entity, threatened against any Nexstar Entity which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); or

21. The Pledge and Security Agreement (as defined in the Nexstar Credit Agreement) is effective to create in favor of the Collateral Agent (as defined in the Nexstar Credit Agreement, referred to herein as the “Nexstar Collateral Agent”) or the Nexstar Administrative Agent, for the benefit of the Nexstar Lenders, a legal, valid and enforceable security interest in the collateral pledged thereunder and the Lien granted pursuant to the Pledge and Security Agreement (as defined in the Nexstar Credit Agreement) constitutes a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor or pledgors thereunder in such pledged collateral and the proceeds thereof, in each case prior and superior in right to any other Person. The Security Agreement (as defined in the Nexstar Credit Agreement) is effective to create in favor of the Nexstar Collateral Agent or the Nexstar Administrative Agent, for the benefit of the Nexstar Lenders, a legal, valid and enforceable security

Schedule 8.01(a) – Page 6

interest in the Security Agreement Collateral (as defined in the Nexstar Credit Agreement) and proceeds thereof and the Lien granted pursuant to the Security Agreement (as defined in the Nexstar Credit Agreement) constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantor or grantors thereunder in such Collateral (as defined in the Nexstar Credit Agreement) and the proceeds thereof, other than with respect to the rights of Persons pursuant to Permitted Liens (as defined in the Nexstar Credit Agreement), in each case prior and superior in right to any other Person,; or

22. The Nexstar Borrower has delivered to the Nexstar Administrative Agent an accurate and complete list, as of the First Amendment Effective Date, of each effective Network Affiliation Agreement (as defined in the Nexstar Credit Agreement) and the expiration date therefor; or

23. All of the material properties, equipment and systems of each Nexstar Entity and the Nexstar Stations are, and all material properties, equipment and systems to be added in connection with any contemplated Nexstar Station expansion or construction will be, in condition which is sufficient for the operation thereof in accordance with past practice of the Nexstar Station in question and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority including without limitation the FCC and (b) any Nexstar FCC License, in each case except where such noncompliance could not reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); or

24. The Ultimate Nexstar Parent and its Subsidiaries (other than the Nexstar Borrower) engage in no business activities (other than as contemplated by the Nexstar Credit Agreement), and have (a) no significant assets other than debt and equity securities of their respective Subsidiaries or (b) liabilities other than (i) those liabilities permitted under the Agreement, the Nexstar Loan Agreement, the other Loan Documents and the other Nexstar Loan Documents to which they are each respectively a party, (ii) the Nexstar Guaranty of Mission Obligations, and (iii) liabilities for the payment of taxes; or

25. As of the First Amendment Effective Date, the information contained in the most recently delivered Information Certificate (as defined in the Nexstar Credit Agreement) is true, accurate and complete in all respects, and thereafter the Information Certificate (as defined in the Nexstar Credit Agreement), together with all other such information hereafter furnished by or on behalf of any Nexstar Entity to the Nexstar Administrative Agent reflecting any changes or additions to the Information Certificate (as defined in the Nexstar Credit Agreement), shall be true, accurate and complete in all respects; or

26. Each Nexstar Entity maintains with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; or

27. The provisions of the Nexstar Security Documents are effective to create in favor of the Nexstar Administrative Agent for the benefit of the Secured Parties (as defined in the Nexstar Credit Agreement) a legal, valid and enforceable first priority Lien (subject to Permitted Liens (as defined in the Nexstar Credit Agreement)) on all right, title and interest of the respective Nexstar Entities in the Collateral owned by each such Nexstar Entity as described therein. Except for filings completed prior to the Second Amendment Effective Date and as contemplated hereby and by the Nexstar Security Documents, no filing or other action will be necessary to perfect or protect such Liens. Schedule 5.27 to the Nexstar Credit Agreement lists all deposit accounts and securities accounts of the Credit Parties that are not held by Bank of America and designates which such accounts are subject to a deposit account control agreement or securities account control agreement in favor of the Nexstar Administrative Agent for the benefit of the Secured Parties, in each case, as of the Second Amendment Effective Date; or

Schedule 8.01(a) – Page 7

28. Full and complete copies of all Nexstar/Mission Agreements in effect on the First Amendment Effective Date have been delivered to the Nexstar Administrative Agent together with all exhibits, schedules, annexes and other documents related thereto or executed in connection therewith.

Schedule 8.01(a) – Page 8

Schedule 8.01(b)

NEXSTAR COVENANTS

1. The Nexstar Borrower shall deliver to the Nexstar Administrative Agent with sufficient copies for each Lender (as defined in the Nexstar Credit Agreement), (a) as soon as available, but not later than 90 days after the end of each Fiscal Year, (i) a copy of the audited consolidated balance sheet of the Ultimate Nexstar Parent and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by (A) a report and opinion of PricewaterhouseCoopers LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Majority Lenders (as defined in the Nexstar Credit Agreement), which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (B) if such report is required in order to comply with SEC reporting requirements, an attestation report of PricewaterhouseCoopers LLP or such other Registered Public Accounting Firm as to the Ultimate Nexstar Parent’s internal controls pursuant to Section 404 of Sarbanes Oxley showing no Internal Control Event or Events, that, in the aggregate (1) could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement, or (2) could reasonably be expected to permit the occurrence of a Material Adverse Effect (as defined in the Nexstar Credit Agreement) if left unremedied; (ii) a copy of the audited consolidated balance sheet of the Nexstar Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Majority Lenders (as defined in the Nexstar Credit Agreement), which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, provided that, the Nexstar Borrower shall only be required to make the deliveries under this clause (ii) if the Ultimate Nexstar Parent has not included consolidating financial statements for the Nexstar Borrower and each other Nexstar Entity in its publicly available Form 10-K SEC filings; and (iii) a copy of the annual budget for the Nexstar Borrower and its Subsidiaries for the next Fiscal Year in form and detail acceptable to the Nexstar Administrative Agent. (b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited consolidated balance sheet of the Ultimate Nexstar Parent and its consolidated Subsidiaries and of the Nexstar Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified (in a certificate of the Ultimate Nexstar Parent or the Nexstar Borrower, as the case may be, executed on behalf of such Nexstar Entity by a Responsible Officer) as being complete and correct and fairly presenting in all material respects, in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Ultimate Nexstar Parent and its consolidated Subsidiaries and of the Nexstar Borrower and its consolidated Subsidiaries, respectively; and (c) as soon as available, but not later than 30 days after the end of each month, a copy of the unaudited consolidated balance sheet of the Ultimate Nexstar Parent and its consolidated Subsidiaries and the Nexstar Borrower and its consolidated Subsidiaries as of the end of such month and the related statements of income, shareholders’ or members’ equity and cash flows for the period commencing on the first day and ending on the last day of such month, and certified (in a certificate of the Ultimate Nexstar Parent or the Nexstar Borrower, as the case may be, executed on behalf of such Nexstar Entity by a Responsible Officer) as

Schedule 8.01(b) – Page 1

being complete and correct and fairly presenting in all material respects, in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Ultimate Nexstar Parent and its consolidated Subsidiaries and the Nexstar Borrower and its consolidated Subsidiaries, respectively.

2. The Nexstar Borrower shall furnish to the Nexstar Administrative Agent, with sufficient copies for each Lender (as defined in the Nexstar Credit Agreement): (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) of the Nexstar Credit Agreement, a Compliance Certificate (as defined in the Nexstar Credit Agreement) of the Ultimate Nexstar Parent and the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer, or Vice President of the Ultimate Nexstar Parent and the Nexstar Borrower (which delivery may, unless the Nexstar Administrative Agent or a Lender requests executed originals be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which such Compliance Certificate shall include a certification and accounting that the Nexstar Borrower is in compliance with the requirements of Section 6.20 of the Nexstar Credit Agreement; (b) promptly after the same are sent, copies of all financial statements and reports which any Nexstar Entity sends to its shareholders, partners or members; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which any Nexstar Entity may make to, or file with, the SEC, other than filings on Form 11-K and S-8; (c) promptly, such additional business, financial and other information with respect to the Ultimate Nexstar Parent, the Nexstar Borrower or any of their respective Subsidiaries or Credit Parties as the Nexstar Administrative Agent, at the request of any Lender (as defined in the Nexstar Credit Agreement), may from time to time reasonably request; (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Nexstar Entity pursuant to the terms of any indenture, loan or credit or similar agreement of such Nexstar Entity; (e) promptly, and in any event within two Business Days after receipt thereof by any Nexstar Entity, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Nexstar Entity; and (f) promptly upon receipt thereof, notice of any change in, or change regarding, the credit ratings of any Nexstar Entity by Moody’s or S & P.

3. The Nexstar Borrower, upon any Responsible Officer of any Nexstar Entity obtaining knowledge thereof, shall give notice (accompanied by a reasonably detailed explanation with respect thereto) to the Nexstar Administrative Agent, the L/C Issuer and each Lender (as defined in the Nexstar Credit Agreement): (a) promptly of the occurrence of any Default (as defined in the Nexstar Credit Agreement) under the Nexstar Credit Agreement; (b) promptly of any matter (i) that has resulted in a Material Adverse Effect (as defined in the Nexstar Credit Agreement) or promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any of their Subsidiaries with any Environmental Law (ii) that could (A) reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement) or (B) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law; (c) promptly of any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Nexstar Borrower to the Nexstar Lenders which has been instituted or, to the knowledge of any Nexstar Entity, is threatened against any Credit Party or to which any of their respective properties is subject (i) which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement) or (ii) which relates to the Nexstar Credit Agreement, any other Nexstar Loan Document or any of the transactions contemplated hereby; (d) promptly of any development which shall occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed by any Nexstar Entity to the Nexstar Lenders regarding any Credit Party which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement); (e) promptly of any of the following events affecting any Credit Party or any

Schedule 8.01(b) – Page 2

Nexstar ERISA Affiliate (but in no event more than ten days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Nexstar Entity or any Nexstar ERISA Affiliate with respect to such event: (i) a Nexstar ERISA Event; or (ii) any of the representations and warranties in Section 5.07 of the Nexstar Credit Agreement ceasing to be true and correct; (f) promptly of any material change in accounting policies or financial reporting practices by any Nexstar Entity; or (g) (i) promptly notify the Agents and (ii) within 30 Business Days notify the Nexstar Lenders of the occurrence of any of the following events numbered (1) through (3) below; provided however, to the extent not previously disclosed to the Nexstar Lenders, the Nexstar Borrower shall notify the Agents and the Nexstar Lenders of the occurrence of any of the following events numbered (1) through (3) below not less than two Business Days (or such lesser notice prior to public disclosure as is reasonable under the circumstances) prior to (A) the public announcement thereof by a representative of the Nexstar Borrower, (B) the filing with the SEC or any other Governmental Authority of any report or communication related thereto or (C) the submission of a Request for Credit Extension: (1) any Internal Control Event (as defined in the Nexstar Credit Agreement) (I) which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event (as defined in the Nexstar Credit Agreement)) has knowledge, (II) which the Nexstar Borrower intends to disclose or (III) which has otherwise become known to the public (other than an Internal Control Event (as defined in the Nexstar Credit Agreement) concerning allegations of fraud that involve an amount less than $250,000), (2) any Internal Control Event (as defined in the Nexstar Credit Agreement) of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event (as defined in the Nexstar Credit Agreement)) has knowledge which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement), or (3) any Internal Control Event (as defined in the Nexstar Credit Agreement) of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event (as defined in the Nexstar Credit Agreement)) has knowledge which includes a fraud allegation that could reasonably be expected to involve an amount in excess of $5,000,000; or (h) as soon as available, but in any event within 90 days after the end of each Fiscal Year ending after the Second Amendment Effective Date, a report (i) (with respect to items constituting Collateral or required to be Collateral only) supplementing Schedule 5.09 of the Nexstar Credit Agreement and Schedule 6.17(a) of the Nexstar Credit Agreement, including an identification of all owned and leased Real Property disposed of by any Credit Party or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, and, in the case of leases of property, lessee and expiration date) of all Real Property acquired or leased during such fiscal year, all repeaters, towers, transmitters and translators, all accounts and such other changes in any Collateral, and a description of such other changes in the information included in such Schedules to the Nexstar Credit Agreement as may be necessary for such Schedules to the Nexstar Credit Agreement to be accurate and complete in all material respects as of the end of such Fiscal Year, such report to be signed on the Nexstar Borrower’s behalf by a Responsible Officer of the Nexstar Borrower and to be in a form reasonably satisfactory to the Nexstar Administrative Agent; provided that, so long as no Default (as defined in the Nexstar Credit Agreement) exists, such report shall only be required not more than once per year and only upon the request of the Nexstar Administrative Agent, and (ii) listing all deposit accounts, securities accounts and other operational bank accounts of all types of each of the Credit Parties, which such report specifically designates accounts that are not subject to a first and prior Lien and security interest in favor of the Nexstar Administrative Agent for the benefit of the Secured Parties (as defined in the Nexstar Credit Agreement).

4. As soon as possible and in any event within five days after the receipt by any Nexstar Entity from the FCC or any other Governmental Authority or filing or receipt thereof by any Nexstar Entity, the Nexstar Borrower shall provide to the Nexstar Lenders (a) any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any Nexstar Entity

Schedule 8.01(b) – Page 3

which is available to any Nexstar Entity, in each case which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement) and (b) if applicable, a copy of any notice or application by any Nexstar Entity requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of ten days.

5. The Nexstar Borrower shall, and shall cause each of the Nexstar Entities to, comply in all material respects with all terms and conditions of all Nexstar FCC Licenses covering the Nexstar Stations, all Federal, state and local laws, all rules, regulations and administrative orders of the FCC and all state and local commissions or authorities which are applicable to any Credit Party or the operation of the Nexstar Stations of any Nexstar Entity or other Credit Party.

6. As soon as possible and in any event within five days after the receipt thereof by any Nexstar Entity, the Nexstar Borrower will give the Nexstar Lenders notice of any lapse, termination or relinquishment of any material License, permit or other Authorization from the FCC or other Governmental Authority held by any Nexstar Entity or any failure of the FCC or other Governmental Authority to renew or extend any such License, permit or other Authorization for the usual period thereof and of any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which any Nexstar Entity has knowledge and in any such case which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement).

7. The Nexstar Borrower shall, and shall cause each of the Nexstar Entities to, cause to be done at all times all things necessary to maintain and preserve the corporate, limited liability company or partnership existence, as the case may be, of each Nexstar Entity except to the extent otherwise permitted pursuant to Section 7.04 of the Nexstar Credit Agreement. The Ultimate Nexstar Parent will continue to own and hold directly all of the outstanding shares of Capital Stock of Nexstar Finance Holdings, and each of the Nexstar Entities other than the Ultimate Nexstar Parent will continue to own and hold directly all of the outstanding shares of Capital Stock of their respective Subsidiaries, in each case as set forth on Schedule 5.17 to the Nexstar Credit Agreement, except as otherwise permitted pursuant to Section 7.04 of the Nexstar Credit Agreement.

8. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, cause to be done at all times all things necessary to maintain and preserve the rights and franchises of the Nexstar Entities to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to maintain and preserve or so qualify could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement).

9. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, pay and discharge, as the same may become due and payable, all federal and material state and local taxes, assessments, and other governmental charges or levies against or on any of the income, profits or property of a Nexstar Entity, as well as material claims of any kind which, if unpaid, might become a Lien upon a Nexstar Entity’s properties, and will pay (before they become delinquent) all other material obligations and liabilities; provided, however, that the foregoing shall not require any Nexstar Entity to pay or discharge any such tax, assessment, charge, levy, Lien, obligation or liability so long as such Nexstar Entity shall contest the validity thereof in good faith by appropriate proceedings promptly instituted and diligently conducted and shall set aside on its books adequate reserves in accordance with GAAP.

10. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, keep all of the material property and facilities that are useful and necessary in the business of the Nexstar Entities and Mission Entities in such condition as is sufficient for the operation of such business in the ordinary course and will maintain such insurance as may be required by law and such other insurance, to such extent and

Schedule 8.01(b) – Page 4

against such hazards and liabilities, as is customarily maintained by companies similarly situated to the Nexstar Entities, and such insurance shall name the Nexstar Administrative Agent, on behalf of the Nexstar Lenders and Secured Parties (as defined in the Nexstar Credit Agreement), as an additional insured or loss payee, as the case may be, under all such insurance policies.

11. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, comply with the Requirements of Law of any Governmental Authority, the noncompliance with which could reasonably be expected to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement).

12. (a) The Nexstar Borrower will, and will cause each of the Nexstar Entities to, keep proper books and records reflecting all of their business affairs and transactions in accordance with GAAP. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, permit the Agents and their Related Parties, or, after the occurrence and during the continuance of any Default (as defined in the Nexstar Credit Agreement) under Section 8.01 of the Nexstar Credit Agreement, any Lender (as defined in the Nexstar Credit Agreement) (or in each case any of their respective representatives or agents), upon reasonable notice and at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default (as defined in the Nexstar Credit Agreement) has occurred and is continuing), to visit all of their offices, discuss their financial matters with their officers and, subject to the right of representatives of the Nexstar Entities to be present, independent accountants (and hereby authorizes such independent accountants to discuss their financial matters with the Agents, their Related Parties, any Lender (as defined in the Nexstar Credit Agreement) or its representatives pursuant to the foregoing, such fees and costs of the Nexstar Borrower’s and Nexstar Entities’ accountants to be paid by the Nexstar Borrower) and examine and make abstracts or photocopies from any of their books or other corporate records (such abstracts and copies shall be at the expense of the Nexstar Borrower); (b) Notwithstanding the foregoing or anything in the Nexstar Credit Agreement or in any Nexstar Loan Document to the contrary, (i) except as provided in subsection (c) below and so long as there exists no Event of Default (as defined in the Nexstar Credit Agreement), the Nexstar Borrower shall not be required to pay the expenses of any Agent or any of their Related Parties (or any of their respective representatives or agents) for visits in excess of one visit per Fiscal Year, and (ii) after the occurrence of an Event of Default (as defined in the Nexstar Credit Agreement), such costs and expenses incurred by the Nexstar Administrative Agent, its Related Parties and its representatives and agents in exercising its rights from time to time as set forth in subsection (a) preceding shall be paid by the Nexstar Borrower; (c) Notwithstanding the foregoing or anything in the Nexstar Credit Agreement or in any Nexstar Loan Document to the contrary, subsection (b)(i) preceding and the limitations in subsection (a) preceding shall not apply to the Restructuring Advisor. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, permit the Restructuring Advisors at any time upon reasonable notice and at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default (as defined in the Nexstar Credit Agreement) has occurred and is continuing), to visit all of their offices, discuss their financial matters with their officers and, subject to the right of representatives of the Nexstar Entities to be present, independent accountants (and hereby authorizes such independent accountants to discuss their financial matters with the Agents, their Related Parties, any Lender (as defined in the Nexstar Credit Agreement) or its representatives pursuant to the foregoing) and examine and make abstracts or photocopies from any of their books or other corporate records, all at the expense of the Nexstar Borrower. The Nexstar Borrower shall promptly pay all invoiced costs and expenses of any Restructuring Advisor engaged by the Nexstar Administrative Agent and incurred from time to time (regardless of whether there has occurred an Event of Default (as defined in the Nexstar Credit Agreement)).

13. The Nexstar Borrower shall use, or cause its Subsidiaries to use, the proceeds of the Nexstar Loans after the Second Amendment Effective Date for Acquisitions (as defined in the Nexstar Credit Agreement) and Capital Expenditures (as defined in the Nexstar Credit Agreement) permitted to be made under the Nexstar Credit Agreement, repurchase of Indebtedness (as defined in the Nexstar Credit Agreement) as permitted under the Nexstar Credit Agreement, working capital and other general corporate requirements of the Nexstar Borrower and its Subsidiaries.

Schedule 8.01(b) – Page 5

14. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, for financial reporting purposes, cause (a) its and each of their respective Subsidiaries’ and Nexstar Entities’ fiscal years to end on December 31 of each year and (b) its and each of their respective Subsidiaries’ and Nexstar Entities’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

15. (a) Within a reasonable time after acquisition of such assets and properties, the Nexstar Borrower will, and will cause all other Nexstar Entities and Credit Parties to, grant to the Nexstar Collateral Agent or the Nexstar Administrative Agent for the benefit of the Secured Parties (as defined in the Nexstar Credit Agreement), security interests and mortgages in such assets and properties of the Nexstar Entities as are not covered by the Nexstar Security Documents, and as may be requested from time to time by the Nexstar Administrative Agent or the Majority Lenders (as defined in the Nexstar Credit Agreement) (collectively, the “Nexstar Additional Security Documents”); provided that so long as there exists no Default (as defined in the Nexstar Credit Agreement), (i) motor vehicles other than Material Motor Vehicles shall not be required to be pledged as Collateral, and (ii) the Nexstar Borrower shall not be required to provide Nexstar Additional Security Documents with respect to Non-Significant Real Property. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Nexstar Administrative Agent and the Nexstar Borrower and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and shall be subject to no Liens except for Permitted Liens (as defined in the Nexstar Credit Agreement). The Nexstar Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Nexstar Collateral Agent or the Nexstar Administrative Agent, at the request of the Nexstar Administrative Agent, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full.

(b) The Nexstar Borrower will, and will cause all other Nexstar Entities to, at the expense of the Nexstar Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Nexstar Collateral Agent or the Nexstar Administrative Agent, at the request of the Nexstar Administrative Agent, from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Nexstar Security Documents or any Nexstar Additional Security Documents as the Nexstar Collateral Agent or the Nexstar Administrative Agent, at the request of the Nexstar Administrative Agent, may reasonably require and as are reasonably satisfactory to the Nexstar Borrower. Furthermore, the Nexstar Borrower shall cause to be delivered to the Nexstar Collateral Agent or the Nexstar Administrative Agent, at the request of the Nexstar Administrative Agent, such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Nexstar Collateral Agent or the Nexstar Administrative Agent, at the request of the Nexstar Administrative Agent, to assure itself that this provision has been complied with. Notwithstanding anything herein or in any Nexstar Loan Document to the contrary, such information required to be delivered above shall include (without limitation) the following:

(i) Within 90 days after requested in writing by the Nexstar Administrative Agent in its sole discretion, engineering, soils, environmental and other reports as to all Real Properties subject to such request, from professional firms acceptable to the Nexstar Administrative Agent, which report shall identify existing and potential environmental concerns and shall quantify related costs and liabilities, associated with any facilities of any Credit Party or any of its

Schedule 8.01(b) – Page 6

respective Subsidiaries; provided however, so long as there exists no Default (as defined in the Nexstar Credit Agreement), (i) the Nexstar Administrative Agent may only make such request one time per year for each piece of Real Property and (ii) such reports may be limited to assets and properties that are Collateral or required to be Collateral.

(ii) Within 90 days after requested in writing by the Nexstar Administrative Agent in its sole discretion, estoppel and consent agreements executed by each of the lessors of any Leasehold Real Properties of any of the Credit Parties subject to such request, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Nexstar Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Nexstar Administrative Agent; provided that in no event shall any Credit Party be required to take any action, other than using its reasonable commercial efforts (which efforts shall not require that any monetary payment be made to a third party), to obtain such consents, estoppels, memorandums, assignments, etc. from independent unaffiliated third parties with respect to its compliance with the provisions of this Section; and provided further, so long as there exists no Default (as defined in the Nexstar Credit Agreement), the Nexstar Borrower shall not be required to provide such estoppels, consents, memorandum of lease or assignment or sublease document for any Real Property that is not Collateral or required to be Collateral.

(c) Each Nexstar Entity will, and will cause each other Nexstar Entity and all the Credit Parties to, at the expense of the Nexstar Borrower. within 90 days after requested in writing by the Nexstar Administrative Agent in its sole discretion, an appraisal of any one or more of the Real Properties of any Credit Party requested by the Nexstar Administrative Agent which satisfies the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, each such appraisal shall be from a Person acceptable to the Nexstar Administrative Agent and which shall be in form and substance reasonably satisfactory to the Nexstar Administrative Agent provided that, so long as there exists no Default (as defined in the Nexstar Credit Agreement), such appraisals shall not be required for any Real Property that is not Collateral or required to be Collateral.

(d) If at any time Nexstar Entity or any other Credit Party creates or acquires any additional Subsidiary, such Nexstar Entity, will promptly notify the Nexstar Administrative Agent thereof and cause such Subsidiary, within 30 days thereafter, to execute and deliver appropriate Guaranty Supplements, a Joinder to Security Agreement and a Joinder to Pledge and Security Agreement (in each case as defined in the Nexstar Credit Agreement) (provided that nothing in this provision shall be deemed to permit the formation, creation or acquisition of any additional Subsidiary).

(e) Each of the Nexstar Entities agrees that each action required above by Section 6.16 of the Nexstar Credit Agreement shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Nexstar Administrative Agent or the Majority Lenders (as defined in the Nexstar Credit Agreement) or required to be taken by the applicable Nexstar Entity pursuant to the terms of Section 6.16 of the Nexstar Credit Agreement.

Schedule 8.01(b) – Page 7

(f) Each of the Nexstar Entities agrees that upon the request of the Nexstar Administrative Agent following the occurrence and during the continuance of a Default (as defined in the Nexstar Credit Agreement), the Nexstar Borrower shall, at the Nexstar Borrower’s expense:

(i) promptly upon request therefor but in no event later than 10 Business Days after such request, furnish to the Nexstar Administrative Agent a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail reasonably satisfactory to the Nexstar Administrative Agent,

(ii) promptly upon request therefor but in no event later than 30 days after such request, duly execute and deliver, and cause each Credit Party (if it has not already done so) to duly execute and deliver, to the Nexstar Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Nexstar Administrative Agent (including delivery of all Pledged Collateral (as defined in the Nexstar Credit Agreement) in and of such Credit Party), and other instruments securing payment of all the Nexstar Obligations of the Credit Parties under the Loan Documents and Nexstar Loan Documents and constituting Liens on all such properties, provided that in no event shall any Credit Party be required to take any action, other than using its reasonable commercial efforts (which efforts shall not require that any monetary payment be made to a third party), to obtain consents, estoppels, memorandums, assignments, etc. from independent unaffiliated third parties with respect to its compliance with this Section,

(iii) promptly upon request therefor but in no event later than 30 days after such request, take, and cause each Credit Party to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Nexstar Administrative Agent to vest in the Nexstar Collateral Agent or the Nexstar Administrative Agent, at the request of the Nexstar Administrative Agent, (or in any representative of the Nexstar Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, intellectual property security agreement supplements and security and pledge agreements delivered pursuant to Section 6.16 of the Nexstar Credit Agreement or otherwise, enforceable against all third parties in accordance with their terms, provided that in no event shall any Credit Party be required to take any action, other than using its reasonable commercial efforts (which efforts shall not require that any monetary payment be made to a third party), to obtain such consents, estoppels, memorandums, assignments, etc. from independent unaffiliated third parties with respect to its compliance with this Section,

(iv) promptly upon request therefor but in no event later than 30 days after such request, deliver to the Nexstar Administrative Agent, upon the request of the Nexstar Administrative Agent in its sole discretion, a signed copy of an opinion, addressed to the Nexstar Administrative Agent and the other Secured Parties (as defined in the Nexstar Credit Agreement), of counsel for each of the Credit Parties as to the matters contained in clauses (B) and (C) above, and as to such other matters as the Nexstar Administrative Agent may reasonably request, in each case acceptable to the Nexstar Administrative Agent, and

Schedule 8.01(b) – Page 8

(v) as promptly as practicable after such request, deliver, upon the request of the Nexstar Administrative Agent in its sole discretion, to the Nexstar Administrative Agent with respect to each parcel of Real Property owned by the Nexstar Borrower or any other Credit Party, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Nexstar Administrative Agent, provided, however, that to the extent that any Nexstar Entity shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Nexstar Administrative Agent.

(g) At any time upon request of the Nexstar Administrative Agent, the Nexstar Entities will, will cause all other Credit Parties to, at the expense of the Nexstar Borrower, promptly execute and deliver any and all further instruments and documents and take all such other action as the Nexstar Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements.

16. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, comply fully and timely with Section 6.17 of the Nexstar Credit Agreement with respect to those properties and assets of the Nexstar Entities subject thereto.

17. (a) The Nexstar Borrower will, and will cause each of the Nexstar Entities to, promptly after delivery of the items required by Section 6.17 of the Nexstar Credit Agreement but not later than May 31, 2010, deliver to the Nexstar Administrative Agent UCC searches demonstrating the second Lien of the Holders of the Original 2010 Senior Second Lien Secured Notes. (b) The Nexstar Entities will, promptly following receipt of the acknowledgment copy of any financing statement filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties (as defined in the Nexstar Credit Agreement), deliver to the Nexstar Administrative Agent a completed request for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Nexstar Entity as debtor, together with copies of such other financing statements.

18. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, designate all Nexstar Obligations as “Designated Senior Indebtedness” under, and defined in, all Unsecured Notes, all 2010 Senior Second Lien Secured Notes and any future Senior Second Lien Secured Notes, Additional Unsecured Notes, Additional Subordinated Notes (and any guaranties thereof) and any other public indebtedness of the Nexstar Borrower or any other Nexstar Entity (including, without limitation, guaranties) and all supplemental indentures thereto.

19. As of the Second Amendment Effective Date and at all times thereafter, the Parent Guarantors and the Nexstar Borrower will, and will cause each of their respective Subsidiaries and all other Nexstar Entities to, maintain all of their deposit accounts (other than Excluded Deposit Accounts), securities accounts and other operational bank accounts of all types of each of the Nexstar Entities at Bank of America or any other financial institution, in each case subject to a first and prior Lien and security interest in favor of the Nexstar Administrative Agent for the benefit of the Secured Parties (on terms and conditions and subject to deposit account control agreement and securities account control

Schedule 8.01(b) – Page 9

agreement documentation reasonably acceptable to the Nexstar Administrative Agent). As of the date that is 90 days after the Second Amendment Effective Date and at all times thereafter, the Parent Guarantors and the Nexstar Borrower will, and will cause each of the Mission Entities to, maintain all of their deposit accounts (other than Excluded Deposit Accounts), securities accounts and other operational bank accounts of all types of each of the Mission Entities at Bank of America or any other financial institution, in each case subject to a first and prior Lien and security interest in favor of the Administrative Agent for the benefit of the Secured Parties (on terms and conditions and subject to deposit account control agreement and securities account control agreement documentation reasonably acceptable to the Administrative Agent).

20. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and environmental permits; obtain and renew all environmental permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that none of the Nexstar Entities shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

21. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, at the request of the Nexstar Administrative Agent from time to time, provide to the Nexstar Lenders within 60 days after such request, at the expense of the Nexstar Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Nexstar Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Nexstar Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Nexstar Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Nexstar Borrower, and the Nexstar Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Nexstar Administrative Agent, the Nexstar Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

22. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, and shall use their best efforts to cause each Mission Entity to, promptly upon request by the Nexstar Administrative Agent, or any Lender (as defined in the Nexstar Credit Agreement) through the Nexstar Administrative Agent, (a) correct any material defect or error that may be discovered in any Nexstar Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Nexstar Administrative Agent, or any Lender (as defined in the Nexstar Credit Agreement) through the Nexstar Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Nexstar Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Nexstar Entity’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Nexstar Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Nexstar Security Documents and any of the Liens intended to be created thereunder, (iv) provide to the Nexstar Administrative Agent with respect to the Collateral from time to time, the types of documents, instruments, policies, opinions, appraisals and information described in Section 6.17 of the

Schedule 8.01(b) – Page 10

Nexstar Credit Agreement or otherwise as requested by the Nexstar Administrative Agent and (v) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties (as defined in the Nexstar Credit Agreement) the rights granted or now or hereafter intended to be granted to the Secured Parties (as defined in the Nexstar Credit Agreement) under any Nexstar Loan Document or under any other instrument executed in connection with any Nexstar Loan Document to which any Nexstar Entity or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. Notwithstanding the foregoing, in the event that any such requirement requires the consent or acknowledgment of an unaffiliated independent third party, the Nexstar Borrower shall only be required to use its commercially reasonable efforts to obtain such consents or acknowledgments.

23. The Nexstar Borrower will, and will cause each of the Nexstar Entities to, make all payments and otherwise perform all obligations in respect of all leases of Real Property to which the Nexstar Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Nexstar Administrative Agent of any default by any party with respect to such leases and cooperate with the Nexstar Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement).

24. The Nexstar Borrower shall, and shall cause each of the Nexstar Entities to, use reasonable efforts to cooperate with the Restructuring Advisor in all respects with respect to any matters in relation to the Nexstar Loans, Credit Events (as defined in the Nexstar Credit Agreement) and the Nexstar Loan Documents, provided that (i) such cooperation does not involve undue burden or expense or require the engagement or services of any third parties and (ii) such Restructuring Advisor shall have agreed in writing, for the benefit of the Borrower, to be bound by the provisions of Section 10.07 of the Nexstar Credit Agreement.

25. (a) On the date of, and at all times after the occurrence of a License Subsidiary Trigger Date (as defined in the Nexstar Credit Agreement) (and in each case promptly upon the acquisition of any Broadcast Licenses occurring after any License Subsidiary Trigger Date), (i) the Nexstar Borrower shall (without limiting its obligations under Section 6.16 of the Nexstar Credit Agreement) cause (A) each existing and acquired Broadcast License to be assigned to and thereafter held by a License Subsidiary of the Nexstar Borrower (provided that any License Subsidiary shall be permitted to hold one or more Broadcast Licenses); and (B) the operating assets related to the business and operations of the Station being operated under the authority of such Broadcast Licenses held by such License Subsidiary, to be transferred to and held by an operating company that is a Wholly-Owned Subsidiary of the Nexstar Borrower (a “Nexstar Operating Subsidiary”); and (ii) the Nexstar Borrower shall deliver or cause to be delivered (if not theretofore delivered) to the Nexstar Administrative Agent in pledge under the appropriate Nexstar Loan Documents, all Capital Stock of all License Subsidiaries and Operating Subsidiaries together with stock powers executed in blank (and, if reasonably requested by the Nexstar Administrative Agent, furnish to the Nexstar Administrative Agent evidence that the foregoing transactions have been so effected).

(b) On the date of, and at all times after the occurrence of a License Subsidiary Trigger Date (as defined in the Nexstar Credit Agreement), each such License Subsidiary and Operating Subsidiary (i) shall have been formed, created or acquired in accordance with the terms of the Agreement or the Nexstar Credit Agreement, and the Loan Documents and Nexstar Loan Documents, in each case as applicable, (including without limitation, the provisions of Section 6.16 of the Nexstar Credit Agreement and Section 6.16 of the Agreement), (ii) shall have been formed, created or acquired as, and shall continue at all times thereafter to be, a Wholly-Owned Subsidiary of the Borrower or the Nexstar

Schedule 8.01(b) – Page 11

Borrower, as applicable, (iii) shall be, and shall continue at all times thereafter to be, be a party to a Guaranty Agreement and have guaranteed both the Obligations and the Nexstar Obligations in full, (iv) shall be, and shall continue at all times thereafter to be, a party to the Security Documents and have pledged and granted a security interest in (to the extent permitted by Law), all of its assets, including without limitation the Broadcast Licenses to secure both the Obligations and the Nexstar Obligations in full, and (v) shall have delivered to the Nexstar Administrative Agent or the Nexstar Collateral Agent all of the Capital Stock of each such License Subsidiary and Operating Subsidiary together with stock powers executed in blank.

(c) On the date of, and at all times after the occurrence of the License Subsidiary Trigger Date (as defined in the Nexstar Credit Agreement), all Broadcast Licenses shall be directly controlled by, and held by a License Subsidiary in accordance with the terms of this Section, the Nexstar Credit Agreement, the other Nexstar Loan Documents and the comparable provisions of the Loan Documents, and the Nexstar Borrower shall take all action to cause and maintain all Broadcast Licenses for the Stations at all times to be directly controlled by, and held in the name of, the respective License Subsidiary for the respective Station being operated under authority of such Broadcast Licenses.

(d) The Nexstar Administrative Agent may, on behalf of the Nexstar Borrower and the Lenders, from time to time amend the Nexstar Credit Agreement and the other Nexstar Loan Documents to reflect the provisions agreed to by Section 6.26 of the Nexstar Credit Agreement, but in no case shall any such amendment reflect any other change to the Nexstar Credit Agreement or any of the Nexstar Loan Documents except those changes necessary to give effect to the provisions of Section 6.26 of the Nexstar Credit Agreement unless such other changes are agreed to by the Nexstar Borrower and the requisite required Lenders as provided by the terms of Section 10.01 of the Nexstar Credit Agreement, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Nexstar Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders.

26. The Nexstar Borrower will not directly or indirectly, alter in a fundamental and substantial manner the character of the Television Broadcasting Business of the Nexstar Entities, taken as a whole, or the Credit Parties, taken as a whole, from that conducted immediately following the Effective Date.

27. The Nexstar Borrower will not, and will not permit any Nexstar Entity or Mission Entity to, create, incur, assume, or suffer to exist any Lien upon any of their respective revenues, property (including fixed assets, inventory, Real Property, intangible rights and Capital Stock) or other assets, whether now owned or hereafter acquired, other than the following: (a) Liens in existence on the First Amendment Effective Date and disclosed on Schedule 7.02 of the Nexstar Credit Agreement; (b) Liens for taxes, assessments or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 6.09 of the Nexstar Credit Agreement; (c) Liens encumbering property of any such Nexstar Entity consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of such Nexstar Entity in accordance with GAAP; (d) Liens encumbering property of any Nexstar Entity incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of such Nexstar Entity; (e) easements, rights-of-way, reservations, permits, servitudes, zoning and similar restrictions and other similar encumbrances or title defects and Permitted Encumbrances (as defined in the Nexstar Credit Agreement) (i) described in the Mortgage Policies (as defined in the Nexstar Credit

Schedule 8.01(b) – Page 12

Agreement) or (ii) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Nexstar Entity; (f) judgment Liens securing amounts not in excess of (i) $4,000,000 and (x) in existence less than 30 days after the entry thereof, (y) with respect to which execution has been stayed or (z) with respect to which the appropriate insurance carrier has agreed in writing that there is coverage by insurance or (ii) $4,000,000 in the aggregate at any time outstanding for all Credit Parties; (g) Liens securing documentary letters of credit; provided such Liens attach only to the property or goods to which such letter of credit relates; (h) purchase money security interests encumbering equipment, furniture, machinery or other assets by the Nexstar Borrower or its Subsidiaries for normal business purposes, provided that (i) such security interests and Liens hereunder together with security interests and Liens permitted by Section 7.02(a) and Section 7.02(g) of the Agreement, do not secure amounts in excess of $4,000,000 in the aggregate at any time outstanding for the Credit Parties and (ii) such Lien covers only the assets acquired, constructed or improved with such Indebtedness; (i) interests in Leaseholds under which a Nexstar Entity is a lessor, provided such Leaseholds are otherwise not prohibited by the terms of the Nexstar Credit Agreement; (j) second priority Liens on the assets of the Nexstar Entities securing (i) 2010 Senior Second Lien Secured Notes, in each case to the extent such Indebtedness is issued in accordance with Section 7.05(h) of the Nexstar Credit Agreement and the Second Amendment and (ii) Additional Senior Second Lien Secured Notes to the extent such Indebtedness is issued in accordance with Section 7.05(i) of the Nexstar Credit Agreement, and in each case only so long as each holder of such Senior Second Lien Secured Notes is subject to the terms of the 2010 Intercreditor Agreement or such other Intercreditor Agreement; (k) Liens created by the Nexstar Security Documents; (l) bankers’ Liens in respect of deposit accounts that are not part of the perfected Collateral; (m) Liens in connection with up to $5,000,000 of Indebtedness in the aggregate at any time outstanding for all Credit Parties incurred in connection with Acquisitions permitted by the Nexstar Credit Agreement and the Credit Agreement (such maximum amount to be calculated in the aggregate over the term of the Nexstar Agreement), provided that, (i) such Liens will not cover any assets or properties of any Nexstar Entity or Mission Entity except those assets and properties acquired in connection with such Acquisition and (ii) such maximum amount shall be reduced by the aggregate amount of Liens of any Mission Entity permitted under Section 7.02(m) of the Agreement; (n) other Liens, so long as (i) no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to the incurrence thereof, (ii) the obligations secured thereby do not exceed $4,000,000 in the aggregate at any one time outstanding for the Credit Parties, (iii) such Liens shall not cover any assets or properties of any Nexstar Entity or Mission Entity except those assets and properties acquired in connection with the incurrence of such Indebtedness and (iv) such maximum amount shall be reduced by the aggregate amount of Liens of any Mission Entity permitted under Section 7.02(n) of the Agreement.

28. The Nexstar Borrower will not, and will not suffer or permit any Nexstar Entity to directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except: (a) any Nexstar Entity may make and agree to make Dispositions to Wholly-Owned Subsidiaries of the Borrower that are Guarantors, or the Borrower after prior written notice to the Nexstar Administrative Agent describing the Disposition and compliance by the transferee with the applicable terms of the Nexstar Security Documents; (b) so long as no Default (as defined in the Nexstar Credit Agreement) exists before and after giving pro forma effect thereto, the Nexstar Borrower or any Subsidiary of the Nexstar Borrower may agree to and make Dispositions of Stations, assets and properties, including without limitation Real Properties, so long as (i) all proceeds and compensation received for each such Disposition is 100% cash, (ii) 100% of the Net Cash Proceeds are used to prepay the Loans in accordance with the terms of Section 2.06(b) of the Nexstar Credit Agreement (except as provided in Section 2.06(b) of the Nexstar Credit Agreement), (iii) any television station owned by the Borrower in the same market is sold by the Borrower concurrently with the Disposition of any television station owned by the Nexstar Borrower (and in accordance with the terms of the Agreement), and (iv) at least 5 Business Days prior to the consummation of any proposed Disposition generating Net Cash Proceeds in excess of $5,000,000, or

Schedule 8.01(b) – Page 13

at such later time as agreed to by the Nexstar Administrative Agent, the Nexstar Borrower shall have delivered to the Nexstar Administrative Agent a certificate of the Nexstar Borrower executed on its behalf by a Responsible Officer of the Borrower, which certificate shall contain (A) financial projections of the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis (as defined in the Nexstar Credit Agreement) (giving effect to the consummation of such Disposition and any related repayment of Indebtedness) for the period from the proposed date of the consummation of any proposed Disposition to the Maturity Date of the latest to mature of the Loans demonstrating compliance for such period with the covenants set forth in Section 7.09 of the Nexstar Credit Agreement, (B) a certification to the Nexstar Administrative Agent and the Nexstar Lenders that all representations and warranties set forth in the Nexstar Credit Agreement and the other Nexstar Loan Documents are true and correct as of such date and will be true and correct both before and after giving effect to such Disposition, (C) a certification that no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to such Disposition, (D) a certification that the consideration received by the Borrower or Subsidiary in connection with such Disposition is at least equal to the fair market value of Stations, assets and properties disposed of, and (E) a resolution of the board of directors of the Borrower or such Subsidiary determining the fair market value of the Stations, assets and properties disposed of in connection with such Disposition; (c) Dispositions permitted by Section 7.04(c) and (d) of the Nexstar Credit Agreement; (d) Dispositions of cash or Cash Equivalents, unless such cash or Cash Equivalents are in a Cash Collateral Account or otherwise prohibited under the Nexstar Credit Agreement or the other Nexstar Loan Documents; (e) so long as (i) no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect thereto, (ii) all proceeds and compensation received for such each such Disposition is 100% cash, (iii) 100% of the Net Cash Proceeds are used to prepay the Loans in accordance with the terms of Section 2.06(b) of the Nexstar Credit Agreement (except as provided in Section 2.06(b) of the Nexstar Credit Agreement) and (iv) any television station owned by the Borrower in the same market is sold by the Nexstar Borrower concurrently with such Disposition and in accordance with the terms of the Nexstar Credit Agreement, Dispositions consisting of Sale and Leaseback Transactions effected on terms and conditions satisfactory to, and with the prior written consent of, the Nexstar Administrative Agent and the Majority Lenders (as defined in the Nexstar Credit Agreement); (f) so long as (i) no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect thereto, and (ii) 100% of the Net Cash Proceeds are used to prepay the Loans in accordance with the terms of Section 2.06(b) of the Nexstar Credit Agreement (except as provided in Section 2.06(b) of the Nexstar Credit Agreement), Dispositions of equipment no longer used or useful in the ordinary course of business; (g) so long as no Default (as defined in the Nexstar Credit Agreement) exists before and after giving thereto, Dispositions of motor vehicles, provided that the Net Cash Proceeds of such Dispositions are reinvested in replacement vehicles in the ordinary course of business; and (h) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect thereto, Dispositions in connection with a like-kind exchange (in accordance with the Code) of a Station or Stations in connection with an Acquisition in accordance with the terms of Section 7.04(b) of the Nexstar Credit Agreement, provided that the Nexstar Borrower provides all information and certificates required by Section 7.04(b) of the Nexstar Credit Agreement.

29. The Nexstar Borrower will not, and will not suffer or permit any Nexstar Entity to directly or indirectly, (1) wind up, liquidate or dissolve themselves (or enter into any agreement to take any such action), or (2) make any Acquisition, or enter into any agreement to make any Acquisition, or (3) convey, sell, transfer, lease or otherwise dispose of all or substantially all of their respective assets, either in one transaction or a series of related transactions, to any other Person or Persons, or (4) form, create or acquire any new Subsidiary (whether a non Wholly-Owned Subsidiary or Wholly-Owned Subsidiary) or minority equity interest, or commit to do any of the foregoing, except: (a) the Nexstar Entities may make Dispositions permitted under Section 7.03 of the Nexstar Credit Agreement; (b) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect thereto, (i) the purchase or acquisition (by merger, consolidation, acquisition of Capital Stock or assets,

Schedule 8.01(b) – Page 14

like-kind exchange or otherwise) by the Nexstar Borrower or any Wholly-Owned Subsidiary of the Nexstar Borrower, after the Second Amendment Effective Date of (A) 100% of the Capital Stock of any Person primarily engaged in the Television Broadcasting Business, or (B) a television broadcast station and all related assets necessary to operate such television broadcast station, or (C) all or substantially all of the Television Broadcasting Business assets of another Person, or any Television Broadcasting Business or division of another Person, or (ii) the entering into by the Nexstar Borrower or any of its Wholly-Owned Subsidiaries, after the Second Amendment Effective Date, of any Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement with respect to a television broadcasting station (other than in connection with a Disposition) owned by a third Person that is not an Affiliate of any Credit Party (prior to giving effect to such contemplated agreement); provided that at least 5 Business Days prior to both the entering into commitment to enter into any transactions or series of related transactions and the consummation of any such proposed transaction or series of related transactions, or at such later time as agreed to by the Nexstar Administrative Agent, the Nexstar Borrower shall have delivered to the Nexstar Administrative Agent, (1) a certificate of the Nexstar Borrower executed on its behalf by a Responsible Officer of the Nexstar Borrower, certifying (x) that the financial projections attached thereto have been prepared on a Pro Forma Basis (as defined in the Nexstar Credit Agreement) in good faith after inclusion of the full transaction or series of related transactions and all related borrowings and other transactions in connection therewith for the period from the date of the actual or anticipated, as applicable, consummation of the proposed transaction or series of related transactions to the Maturity Date for the latest to mature of the Loans, and (y) that no Default (as defined in the Nexstar Credit Agreement) exists or is projected to exist both before and after giving effect to the consummation of such transaction or series of related transactions after giving effect to the full transaction or series of related transactions and all related borrowings and other transactions in connection therewith; and (2) a Pro Forma Compliance Certificate of the Nexstar Borrower for the Measurement Period for the actual or anticipated, as applicable, consummation of such transactions, giving effect to the consummation of such transaction or series of related transactions; provided further, that (i) if immediately after giving effect to such transaction or series of related transactions, the Consolidated Total Leverage Ratio is (A) equal to or greater than 7.50:1.00, the aggregate annual purchase consideration paid or committed to be paid (or the fair market value of the assets Acquired, if greater) by the Nexstar Entities and the Mission Entities for all Acquisitions by the Nexstar Entities and the Mission Entities, may not exceed $30,000,000, or (B) less than 7.50:1.00, the aggregate annual purchase consideration paid or committed to be paid (or the fair market value of the assets acquired, if greater) by the Nexstar Entities and the Mission Entities for all Acquisitions by the Nexstar Entities and the Mission Entities may not exceed $50,000,000, (ii) notwithstanding the foregoing annual limitations, in no event shall the aggregate cumulative consideration paid or committed to be paid by the Nexstar Entities and the Mission Entities for all Acquisitions by the Nexstar Entities and the Mission Entities exceed an amount equal to $75,000,000 for the period commencing on the Second Amendment Effective Date through any date of any such proposed Acquisition (computed after giving pro forma effect to such proposed Acquisition) and (iii) the certificate provided pursuant to clause (1) of the foregoing proviso shall contain, in addition to those requirements set forth in (x) and (y), certification of compliance with clauses (i) and (ii) of this second proviso; (c) any Subsidiary of the Nexstar Borrower may merge with and into, or be dissolved or liquidated into, the Nexstar Borrower so long as (i) the Nexstar Borrower is the surviving Person of any such merger, dissolution or liquidation and (ii) the Nexstar Borrower complies with the relevant provisions of the Nexstar Security Documents to which it is a party so that the security interests granted to the Nexstar Collateral Agent or the Nexstar Administrative Agent pursuant to such Nexstar Security Documents in the assets of such merged, dissolved or liquidated Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); (d) any Subsidiary of the Nexstar Borrower may merge with and into, or be dissolved or liquidated into, any Wholly-Owned Subsidiary of the Nexstar Borrower that is a Guarantor so long as (i) such Wholly-Owned Subsidiary of the Nexstar Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the acquiring Wholly-Owned Subsidiary complies with the

Schedule 8.01(b) – Page 15

relevant provisions of the Nexstar Security Documents to which it is a party so that the security interests granted to the Nexstar Collateral Agent or the Nexstar Administrative Agent pursuant to such Nexstar Security Documents in the assets of such merged, dissolved or liquidated Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); (e) with respect to any Station owned by any Mission Entity, the Nexstar Borrower may (subject to the FCC’s rules and regulations) enter into a Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement with any Mission Entity, provided that (i) such Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement shall specifically permit the assignment to, and first priority Liens and security interests by, the Nexstar Administrative Agent and/or Nexstar Collateral Agent for the benefit of the Secured Parties (as defined in the Nexstar Credit Agreement) to secure the Nexstar Obligations, (ii) not less than 5 Business Days prior to the entering into of such agreement, the Nexstar Borrower shall have delivered to the Nexstar Administrative Agent a certificate of the Nexstar Borrower executed on its behalf by a Responsible Officer of the Nexstar Borrower, which certificate shall contain (A) a summary of the terms of such agreement comparing it to the agreement (if any) that such agreement is replacing, (B) such other information reasonably requested by the Nexstar Administrative Agent and (C) a certification that no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to such agreement; (f) Settlement Securities acquired from time to time by any Nexstar Entity in good faith; and (g) the formation or creation of new Subsidiaries of the Nexstar Entities in accordance with Section 7.11(g) of the Nexstar Credit Agreement.

30. The Nexstar Borrower will not, and will not suffer or permit any other Nexstar Entity to, create, incur, issue, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except: (a) Indebtedness existing on the First Amendment Effective Date and described on Schedule 7.05(a) to the Nexstar Credit Agreement without any modifications, amendments, consents, waivers, refinancings, refundings, renewals or extensions thereof; provided that immaterial clarifying amendments correcting errors shall be permitted, so long as in each case no fee is payable in connection therewith; (b) Indebtedness incurred pursuant to any Nexstar Loan Document; (c) Indebtedness of any Nexstar Entity owing to the Nexstar Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Guarantor, provided that any such Indebtedness (i) is permitted to be advanced by the Borrower or such Wholly-Owned Subsidiary pursuant to the provisions of Section 7.11 of the Nexstar Credit Agreement and (ii) is not subordinated to any other Indebtedness of the obligor (other than the Nexstar Obligations); (d) so long as no Event of Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to the incurrence thereof, Indebtedness of the Nexstar Borrower and/or its Subsidiaries secured by Liens permitted by Section 7.02(h) of the Nexstar Credit Agreement, in an aggregate amount outstanding not in excess of $4,000,000 in the aggregate at any time outstanding for the Credit Parties, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Mission Entity permitted under Section 7.05(d) of the Agreement outstanding at any time; (e) so long as no Event of Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to the incurrence thereof, Interest Rate Protection Agreements required hereunder or in respect of Indebtedness otherwise permitted hereby so long as such agreements are not entered into for speculative purposes and the Nexstar Borrower is in compliance with Section 6.15 of the Nexstar Credit Agreement after giving effect thereto; (f) Capital Lease Obligations and other Indebtedness (other than Indebtedness for borrowed money) of the Nexstar Borrower and/or its Subsidiaries in an amount not to exceed $2,500,000 in the aggregate for the Nexstar Borrower and its Subsidiaries at any time outstanding, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Mission Entity permitted under Section 7.05(q) of the Mission Credit Agreement outstanding at any time; (g) (i) Guaranty Obligations of the Nexstar Entities (other than the Nexstar Borrower) with respect to Senior Second Lien Secured Notes incurred in accordance with the terms of Section 7.05(h) or 7.05(i)(x) of the Nexstar Credit Agreement, (ii) unsecured Guaranty Obligations of the Nexstar Entities (other than the Nexstar Borrower) with respect to Additional Unsecured Notes incurred in accordance with the terms of Section 7.05(i)(z) of the Nexstar Credit Agreement and (iii) subordinated Guaranty

Schedule 8.01(b) – Page 16

Obligations of the Nexstar Entities (other than the Nexstar Borrower) with respect to Additional Subordinated Notes incurred in accordance with the terms of Section 7.05(i)(v) (subordinated on terms and conditions, and subject to documentation, acceptable to the Nexstar Administrative Agent in its sole discretion); (h) the Indebtedness under the 2010 Senior Second Lien Secured Notes and the other 2010 Indenture Documentation up to a maximum principal amount of $325,000,000; (i) so long as (i) no Default(as defined in the Nexstar Credit Agreement) exists before and after giving effect to the incurrence thereof, (ii) such Permitted Refinancing Indebtedness is issued by the Nexstar Borrower for cash only, (iii) such Permitted Refinancing Indebtedness is only issued to, and 100% of the Net Debt Proceeds of the issuance of such Permitted Refinancing Indebtedness is used to (A) prepay the Nexstar Loans and Nexstar Obligations at par in accordance with the terms of Section 2.06(e) and Section 7.16(a) of the Nexstar Credit Agreement, (B) to refinance or redeem any of the Unsecured Notes or (C) to refinance or redeem any of the 2010 Senior Second Lien Secured Notes and in each case the principal amount of such Permitted Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness refinanced; (iv) such Indebtedness shall have a final maturity date not earlier than 180 days after the Stated Term B Maturity Date, (v) no voluntary or scheduled repayments, prepayments, redemptions, repurchases or other return of principal, cancellation of principal or like transaction shall be required (other than pursuant to customary change of control provisions or asset sale offers similar to those in the 2010 Indenture Documentation) or made with respect to the principal of such Indebtedness (including, without limitation, any redemption, defeasance, setting aside of funds, or other provision for, or assurance of, payment), (vi) if such Indebtedness being refinanced by Permitted Refinancing Indebtedness is subordinated in right of payment to the Loans and the Obligations, such Permitted Refinancing Indebtedness must be subordinated in right of payment to the Loans and Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, (vii) the obligors under the new Permitted Refinancing Indebtedness may not include any Credit Party that is not an obligor under the Indebtedness to be refinanced, and (viii) the Nexstar Administrative Agent shall have received an opinion of Kirkland & Ellis, LLP or other large commercial law firm reasonably acceptable to the Nexstar Administrative Agent, as counsel to the Nexstar Entities, in form and substance acceptable to the Nexstar Administrative Agent in its reasonable discretion, regarding (A) the terms and conditions of such Indebtedness not conflicting with the terms or conditions of the Agreement, the Nexstar Credit Agreement, the other Nexstar Loan Documents and the Loan Documents, the Unsecured Notes, any Senior Second Lien Secured Notes, any Additional Unsecured Notes or any Additional Subordinated Notes, and all other material contracts of the Credit Parties, and the provisions thereof, (B) to the extent the Nexstar Administrative Agent is a control agent for such Indebtedness, (I) the granting of Liens and security interests on the Collateral to secure such Indebtedness (if any), and (II) the enforceability of the Security Documents, the Nexstar Credit Agreement and any other Loan Document, (C) the enforceability of any intercreditor agreement, subordination agreement, subordination terms of such Indebtedness (if any) or any other agreement constituting a Nexstar Loan Document or provision of any such agreement, or amendments, restatements, replacements or substitutions to any Nexstar Loan Document entered into in connection with such Indebtedness, and (D) such other matters as reasonably requested by the Nexstar Administrative Agent, (x) the Nexstar Borrower may incur additional senior second lien secured notes, such Indebtedness to be on terms and conditions, and pursuant to documentation, acceptable to the Nexstar Administrative Agent in its reasonable discretion (provided that, notwithstanding the foregoing, in no event shall such terms, conditions and documentation be less favorable in any material respect to the Lenders than the 2010 Indenture Documentation and the 2010 Intercreditor Agreement, except with respect to pricing terms) (the “Additional Senior Second Lien Secured Notes”) provided that, (1) the Consolidated Senior Secured Leverage Ratio will not exceed 5.50 to 1.00 (determined on a pro forma basis as of the date of incurrence of such Indebtedness after giving effect to the borrowing of such Indebtedness), (2) the Holders of the Additional Senior Second Lien Secured Notes and the Nexstar Administrative Agent on behalf of the Secured Parties shall have entered into (A) a joinder to the 2010 Intercreditor Agreement in form and substance reasonably satisfactory to the parties thereto or (B) an intercreditor agreement regarding the

Schedule 8.01(b) – Page 17

priority of the Liens and security interests in the Collateral, among the Secured Parties and the Holders of the Additional Senior Second Lien Secured Notes, and the attendant rights and obligations in connection therewith, on terms and conditions, and subject to documentation acceptable to the Nexstar Administrative Agent in its reasonable discretion (provided that, notwithstanding the foregoing, in no event shall such terms, conditions and documentation be less favorable in any material respect to the Lenders than the 2010 Intercreditor Agreement) (the “Intercreditor Agreement”), and (3) any amendment, waiver, consent or other modification to the Nexstar Credit Agreement or any other Nexstar Loan Document necessary in order to effectuate the intent of Section 7.05(i) of the Nexstar Credit Agreement and the issuance of the Additional Senior Second Lien Secured Notes may be made by the Nexstar Administrative Agent in its discretion, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Nexstar Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to the Nexstar Credit Agreement or any of the Nexstar Loan Documents except those changes necessary to give effect to the provisions of Section 7.05(i) of the Nexstar Credit Agreement unless such changes are agreed to by the Nexstar Borrower and the requisite required Lenders as provided by the terms of Section 10.01 of the Nexstar Credit Agreement; (y) the Nexstar Borrower or the Ultimate Nexstar Parent may incur unsecured Indebtedness that is fully subordinated to the Obligations and Nexstar Obligations, such unsecured and subordinated Indebtedness to be on terms and conditions, and pursuant to documentation, acceptable to the Nexstar Administrative Agent in its reasonable discretion (provided that, in no event shall such documentation include any covenant or default which is more restrictive in any material respect than the covenants and Defaults under the Nexstar Credit Agreement and the Nexstar Loan Documents) (the “Additional Subordinated Notes”) provided that, (1) there are no cash principal payments due on such Additional Subordinated Notes (other than pursuant to customary change of control provisions similar to those in the 2010 Indenture Documentation) prior to the Stated Term B Maturity Date, and (2) any amendment, waiver, consent or other modification to the Nexstar Credit Agreement and any other Nexstar Loan Document necessary in order to effectuate the intent of Section 7.05(i) of the Nexstar Credit Agreement and the issuance of the Additional Subordinated Notes may be made by the Nexstar Administrative Agent on behalf of the Lenders in its discretion, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Nexstar Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to the Nexstar Credit Agreement or any of the Nexstar Loan Documents except those changes necessary to give effect to the provisions of Section 7.05(i) of the Nexstar Credit Agreement unless such changes are agreed to by the Nexstar Borrower and the requisite required Lenders as provided by the terms of Section 10.01 of the Nexstar Credit Agreement; and (z) so long as the Credit Parties create License Subsidiaries for all of the Broadcast Licenses prior to the incurrence permitted below (and fully comply with the provisions of Section 6.26 of the Nexstar Credit Agreement, Section 6.16 of the Nexstar Credit Agreement, Section 7.18 of the Nexstar Credit Agreement and the other provisions of the Nexstar Credit Agreement and the Nexstar Loan Documents (and the comparable provisions of the Loan Documents)), the Nexstar Borrower or the Ultimate Nexstar Parent may incur unsecured Indebtedness, such Indebtedness to be on terms and conditions, and pursuant to documentation acceptable to the Nexstar Administrative Agent in its reasonable discretion (provided that, in no event shall such documentation include any covenant or default which is more restrictive in any material respect than the covenants and Defaults under the Nexstar Credit Agreement and the Nexstar Loan Documents) (the “Additional Unsecured Notes”) provided that, any amendment, waiver, consent or other modification to the Nexstar Credit Agreement or any other Nexstar Loan Document necessary in order to effectuate the intent of Section 7.05(i) of the Nexstar Credit Agreement and the issuance of the Additional Unsecured Notes may be made by the Nexstar Administrative Agent in its discretion on behalf of the Lenders, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Nexstar Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to the Nexstar Credit Agreement or any of the Nexstar Loan Documents except those changes necessary to give effect to the

Schedule 8.01(b) – Page 18

provisions of Section 7.05(i) of the Nexstar Credit Agreement unless such changes are agreed to by the Nexstar Borrower and the requisite required Lenders as provided by the terms of Section 10.01 of the Nexstar Credit Agreement. The Additional Senior Second Lien Secured Notes, the Additional Unsecured Notes and the Additional Subordinated Notes are collectively referred to herein as “Permitted Refinancing Indebtedness.” In each case of issuance of any Permitted Refinancing Indebtedness, (A) prior to the date of the incurrence thereof, the Nexstar Borrower shall have delivered to the Nexstar Administrative Agent (1) a certificate of the Nexstar Borrower executed on its behalf by a Responsible Officer of the Nexstar Borrower, certifying and demonstrating in reasonable detail (x) compliance with each of the financial covenants contained in Section 7.09 of the Nexstar Credit Agreement and, in the case of any incurrence of Additional Senior Secured Second Liens Notes, compliance with the requirement that the Consolidated Senior Secured Leverage Ratio will not exceed 5.50 to 1.00 (determined on a pro forma basis as of the date of incurrence of such Indebtedness after giving effect to the borrowing of such Indebtedness), in each case based on financial projections of the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis for the period from the date of the proposed date of the incurrence of such Permitted Refinancing Indebtedness to the Maturity Date of the latest to mature of the Loans and (y) that no Default (as defined in the Nexstar Credit Agreement) exists or will exist both before and after giving effect to the incurrence of such Indebtedness and (2) a Pro Forma Compliance Certificate of the Nexstar Borrower prepared as of the date of the incurrence of such Indebtedness giving effect to the incurrence of such Indebtedness and the use(s) of the proceeds thereof, and (B) concurrently upon receipt thereof, 100% of the Net Debt Proceeds from the issuance of Additional Senior Second Lien Secured Notes, Additional Subordinated Notes and Additional Unsecured Notes are used by the Nexstar Borrower to (i) prepay the Loans and Obligations at par in accordance with the terms of Section 7.16(a) of the Nexstar Credit Agreement or (ii) redeem or refinance the Unsecured Notes or the 2010 Senior Second Lien Secured Notes in accordance with the terms of the Nexstar Credit Agreement; (j) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect thereto, Indebtedness of the Ultimate Nexstar Parent under the Quorum Contingent Note in an aggregate principal amount not to exceed $7,250,000, without any amendment, consent or waiver with respect thereto; and (k) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect thereto, Indebtedness incurred in connection with permitted Acquisitions up to a maximum amount of $5,000,000 in the aggregate during the term of the Nexstar Agreement for all Credit Parties, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Mission Entity permitted under Section 7.05(i) of the Nexstar Agreement outstanding at any time.

31. The Nexstar Borrower will not, and will not suffer or permit any other Nexstar Entity to enter into, or cause, suffer, or permit to exist: (a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by any Nexstar Entity to any such Affiliate unless in each case (i) such arrangement or contract is (x) specifically permitted by the Nexstar Credit Agreement, (y) is in the ordinary course of such Person’s business and (z) is fair and equitable to such Nexstar Entity and (ii) the Nexstar Borrower provides to the Nexstar Administrative Agent (x) with respect to arrangements or contracts involving consideration in excess of $5,000,000, a resolution of its board of directors stating that such arrangement or contract complies with Section 7.06 of the Nexstar Credit Agreement and has been approved by a majority of the disinterested members of the board of directors of the Nexstar Borrower and (y) with respect to arrangements or contracts involving consideration in excess of $10,000,000, an opinion as to the fairness to such Nexstar Entity of such arrangement or contact from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; (b) any other transaction, arrangement, or contract with any of its Affiliates unless in each case (i) such

Schedule 8.01(b) – Page 19

transaction, arrangement or contract is on terms which are specifically permitted by the Nexstar Credit Agreement, (y) is in the ordinary course of such Person’s business and (z) is on terms not less favorable than are obtainable from any Person which is not one of its Affiliates and (ii) the Nexstar Borrower provides to the Nexstar Administrative Agent (x) with respect to transactions, arrangements or contracts involving consideration in excess of $5,000,000, a resolution of its board of directors stating that such transaction, arrangement or contract complies with Section 7.06 of the Nexstar Credit Agreement and has been approved by a majority of the disinterested members of the board of directors of the Nexstar Borrower and (y) with respect to transactions, arrangements or contracts involving consideration in excess of $10,000,000, an opinion as to the fairness to such Nexstar Entity of such transaction, arrangement or contract from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; or (c) any management services agreement, except those arrangements, agreements and transactions listed on Schedule 7.06 to the Nexstar Credit Agreement.

32. The Nexstar Borrower will not and will not suffer or permit its use any portion of the proceeds of the Nexstar Loans or any Nexstar Letter of Credit, directly or indirectly, to purchase or carry Margin Stock other than in compliance with Regulations T, U and X of the FRB. At no time shall the value of the Margin Stock owned by any Nexstar Entity (as determined in accordance with Regulation U of the FRB) exceed 25% of the value (as determined in accordance with Section 221.2(g)(2) of Regulation U of the FRB) of the assets of such Nexstar Entity.

33. The Nexstar Borrower will not, and will not permit any other Nexstar Entity to violate any Environmental Law to an extent sufficient to give rise to a Material Adverse Effect (as defined in the Nexstar Credit Agreement); and, without limiting the foregoing, the Nexstar Borrower will not, and will not suffer or permit any other Nexstar Entity or Person to, dispose of any Hazardous Material into or onto, or (except in accordance with Applicable Law) from, any Real Property owned, operated or otherwise used by any Nexstar Entity or any other Credit Party, or allow any Lien imposed pursuant to any Environmental Law to be imposed or to remain on such Real Property, in each case to the extent the same are reasonably likely to have a Material Adverse Effect (as defined in the Nexstar Credit Agreement), except as contested in reasonable good faith by appropriate proceedings and the pendency of such proceedings will not have a Material Adverse Effect (as defined in the Nexstar Credit Agreement) and except and unless adequate reserves have been established and are being maintained on its books in accordance with GAAP.

34. The Nexstar Borrower shall not permit the Consolidated Total Leverage Ratio at any time during any period set forth below to exceed the ratio set forth opposite such period below:

Period	Ratio
Second Amendment Effective Date through June 29, 2010	10.25 to 1.00
June 30, 2010 through September 29, 2010	9.50 to 1.00
September 30, 2010 through December 30, 2010	8.75 to 1.00
December 31, 2010 through March 30, 2011	8.00 to 1.00
March 31, 2011 through June 29, 2011	8.00 to 1.00
June 30, 2011 through September 29, 2011	8.50 to 1.00
September 30, 2011 through December 30, 2011	8.50 to 1.00
December 31, 2011 through March 30, 2012	9.25 to 1.00
March 31, 2012 through June 29, 2012	9.25 to 1.00
June 30, 2012 through September 29, 2012	8.00 to 1.00
September 30, 2012 through December 30, 2012	8.00 to 1.00
December 31, 2012 and thereafter	6.50 to 1.00

Schedule 8.01(b) – Page 20

The Nexstar Borrower shall not permit the Consolidated First Lien Indebtedness Ratio at any time to be more than 2.50 to 1.00. The Nexstar Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than 1.10 to 1.00. The Consolidated Total Leverage Ratio, the Consolidated First Lien Indebtedness Ratio and the Consolidated Fixed Charge Coverage Ratio are herein referred to as the “Nexstar Financial Covenants”). The Nexstar Financial Covenants are incorporated herein by this reference with appropriate substitutions (including all exhibits, schedules and defined terms referred to therein, as the same may be amended, supplemented, restated or otherwise modified from time to time) with the same effect as though set forth herein in their entirety, and all such Nexstar Financial Covenants so incorporated shall survive any termination, cancellation, discharge or replacement of the Nexstar Credit Agreement.

35. The Nexstar Borrower will not, and will permit any other Nexstar Entity to make any Restricted Payment, except: (a) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to such repurchases, the Ultimate Nexstar Parent may repurchase equity interests in the Ultimate Nexstar Parent from former employees of the Nexstar Entities in an aggregate amount for all such repurchases pursuant to Section 7.10(a) of the Nexstar Credit Agreement combined not to exceed $250,000 during any Fiscal Year, and the Subsidiaries of the Ultimate Nexstar Parent may authorize, declare and/or pay Dividends to their respective shareholders, partners or members in the amount necessary to provide the funds necessary to permit the Ultimate Nexstar Parent to make such repurchases; (b) the Subsidiaries of the Nexstar Borrower may make Restricted Payments to the Nexstar Borrower or any Wholly-Owned Subsidiary of the Nexstar Borrower; (c) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after the making thereof, (i) the Nexstar Borrower may authorize, declare and pay Dividends to Nexstar Finance Holdings in the amount necessary to permit Nexstar Finance Holdings to make payments of scheduled cash interest which becomes due and payable with respect to the 11.375% Senior Discount Notes issued by Nexstar Finance Holdings on March 27, 2003 and due 2013 and (ii) Nexstar Finance Holdings may make such scheduled cash interest payments if, prior to the making of such payments of cash interest by Nexstar Finance Holdings, the Nexstar Borrower shall have delivered to the Nexstar Administrative Agent a Pro Forma Compliance Certificate of the Nexstar Borrower prepared as of the date of the making of each such Dividend of the Nexstar Borrower, giving effect to each such Dividend of the Nexstar Borrower and the related payments of cash interest to be made by Nexstar Finance Holdings as though each such Dividend of the Nexstar Borrower and the related payments of cash interest to be made by Nexstar Finance Holdings had been made on the first day of the applicable Measurement Period relating to the date each such Dividend by the Nexstar Borrower is to be made, and otherwise demonstrating that no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to each such Dividend and related payments of cash interest; (d) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after the making thereof, the Nexstar Borrower may make Restricted Payments constituting scheduled cash interest due and payable with respect to any (i) Second Lien Secured Notes, (ii) Additional Unsecured Notes, (iii) 7% Senior Subordinated PIK Notes due 2014, issued by the Nexstar Borrower, (iv) 7% Senior Subordinated Notes due 2014, issued by the Nexstar Borrower and (v) 13% Senior Subordinated Notes due 2014, issued by the Nexstar Borrower, so long as in each case prior to the making of such payments of cash interest, the Nexstar Borrower has delivered to the Nexstar Administrative Agent a Pro Forma Compliance Certificate of the Nexstar Borrower prepared as of the date of making of each such payment of cash interest, giving effect to each such payment as though such payment had been made on the first day of the applicable Measurement Period relating to the date such payment is to be made, and otherwise demonstrating that no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to such payment of cash interest; (e) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after the making thereof, the Nexstar Borrower may (i) authorize, declare and pay Dividends to Nexstar Finance Holdings

Schedule 8.01(b) – Page 21

in the amount necessary to permit Nexstar Finance Holdings to extinguish or reduce the 11.375% Senior Discount Notes issued by Nexstar Finance Holdings on March 27, 2003 and due 2013, but only in accordance with the terms of Section 7.16(c) of the Nexstar Credit Agreement and (ii) make Restricted Payments to extinguish or reduce any of the Unsecured Notes or 2010 Senior Second Lien Secured Notes in accordance with the terms of Section 7.05(i) of the Nexstar Credit Agreement, Section 7.16(b) of the Nexstar Credit Agreement and Section 7.16(c) of the Nexstar Credit Agreement, as applicable; and (f) so long as no Default (as defined in the Nexstar Credit Agreement) exists both before and after giving effect to such Dividends, the Nexstar Borrower may authorize, declare and pay Dividends to its shareholders, partners or members, as applicable, in an aggregate amount not to exceed $5,000,000 during the term of the Nexstar Credit Agreement.

36. The Nexstar Borrower will not, and will not suffer or permit any other Nexstar Entity to, lend money or credit or make advances to any Person, or purchase or acquire any Capital Stock, obligations or securities of, or any other interest in, or make any capital or other equity contribution to, any Person (including, without limitation, the Mission Borrower), or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except: (a) the Nexstar Entities may invest in cash and Cash Equivalents; (b) the Nexstar Borrower may enter into Interest Rate Protection Agreements in compliance with Section 7.05(e) of the Nexstar Credit Agreement; (c) advances, loans and investments in existence on the First Amendment Effective Date and listed on Schedule 7.11 to the Nexstar Credit Agreement shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the First Amendment Effective Date); (d) the Nexstar Entities may make loans and advances to their respective employees in the ordinary course of business in an aggregate principal amount for all Nexstar Entities not to exceed $250,000, provided that such loans and advances are made (i) for anticipated business out-of-pocket expenses or (ii) for loans to non-executive employees; (e) the Nexstar Borrower may make (i) intercompany loans and advances to any Wholly-Owned Subsidiary of the Nexstar Borrower which is a Nexstar Entity and Guarantor and (ii) so long as no Default (as defined in the Nexstar Credit Agreement) exists, equity contributions of any Wholly-Owned Subsidiary of the Nexstar Borrower which is a Nexstar Entity and Guarantor; (f) the Nexstar Borrower may acquire Settlement Securities in good faith; and (g) any Nexstar Entity may establish or create new Wholly-Owned Subsidiaries so long as (i) at least 30 days’ prior written notice thereof (or such lesser notice as is acceptable to the Nexstar Administrative Agent) is given to the Nexstar Administrative Agent, (ii) the Capital Stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Nexstar Credit Agreement and the Pledge and Security Agreement (as defined in the Nexstar Credit Agreement) and the certificates, if any, representing Capital Stock, together with stock powers duly executed in blank, are delivered to the Nexstar Collateral Agent, (iii) such new Subsidiary executes Guaranty Supplements, a Joinder to Security Agreement and a Joinder to Pledge and Security Agreement, and (iv) such new Subsidiary, takes all actions required pursuant to Section 6.16 of the Nexstar Credit Agreement. In addition, each new Wholly-Owned Subsidiary that is required to execute any Nexstar Loan Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4.01 of the Nexstar Credit Agreement as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

37. (a) The Parent Guarantors (as defined in the Nexstar Credit Agreement) shall not engage in any business activities other than the ownership of Capital Stock of other Parent Guarantors (as defined in the Nexstar Credit Agreement) or the Nexstar Borrower and shall have no (i) significant assets other than such Capital Stock, (ii) liabilities other than the Indebtedness permitted to be incurred by them pursuant to Section 7.05 of the Nexstar Credit Agreement (including by waiver or consent) and (iii) liabilities for the payment of taxes. (b) The Nexstar Borrower and its Subsidiaries shall not engage in any business other than the Television Broadcasting Business.

Schedule 8.01(b) – Page 22

38. The Nexstar Borrower will not, and will not permit any other Nexstar Entity to, sell or issue any of their Capital Stock to any Person; provided that so long as there exists no Default (as defined in the Nexstar Credit Agreement) before and after giving effect to any such issuance and the Borrower gives the Nexstar Administrative Agent not less than 10 days notice of such issuance (or such lesser notice as agreed to by the Nexstar Administrative Agent), the Ultimate Nexstar Parent may sell or issue (a) preferred Capital Stock that is in each case (i) convertible into common stock only, (ii) not Disqualified Stock, (iii) not entitled to any cash payment of any kind under any circumstances prior to the payment in full of the Obligations and the Nexstar Obligations and termination of the Commitments and Nexstar Commitments and (iv) not treated for accounting purposes under any circumstances as a liability or Indebtedness (“Preferred Capital Stock”); such Preferred Capital Stock to be on other terms and conditions, and subject to documentation, in each case acceptable to the Nexstar Administrative Agent, or (b) common Capital Stock (excluding Disqualified Stock), in each case so long as all Net Issuance Proceeds are immediately contributed to the Nexstar Borrower as cash common equity on terms and conditions acceptable to the Nexstar Administrative Agent and are immediately applied by the Nexstar Borrower to (x) prepay the Loans at par in accordance with the terms of Section 7.16(a) of the Nexstar Credit Agreement, (y) repurchase and extinguish Unsecured Notes in accordance with the terms of Section 7.16(b) of the Nexstar Credit Agreement and the other provisions of the Nexstar Credit Agreement and the other Nexstar Loan Documents or (z) to repurchase and extinguish 2010 Senior Second Lien Secured Notes in accordance with the terms of Section 7.16(c) of the Nexstar Credit Agreement and the other provisions of the Nexstar Credit Agreement and the other Nexstar Loan Documents.

39. The Nexstar Borrower will not, and will not permit any other Nexstar Entity to (i) permit any waiver, supplement, modification or amendment of the documentation relating to the Unsecured Notes, the Senior Second Lien Secured Notes, the Additional Unsecured Notes, the Additional Subordinated Notes and any other Indebtedness of any Credit Party having a principal balance (or a Guaranty Obligation with respect to such Indebtedness) of more than $500,000, or any indenture or other agreement evidencing, creating or governing any of the foregoing Indebtedness, in each case other than any such amendment, modification or change which is specifically permitted in the Nexstar Credit Agreement or an immaterial clarifying amendment correcting an error and so long as, in each case, no consent fee is payable in connection therewith, (ii) enter into any new Charter Document or modify any of their respective Charter Documents (as defined in the Nexstar Credit Agreement), to the extent that any such modification of such Charter Documents (as defined in the Nexstar Credit Agreement) would be adverse to the Nexstar Lenders in any material respect or (iii) enter into any Contractual Obligation (as defined in the Nexstar Credit Agreement) which would prohibit or restrict the Subsidiaries of the Nexstar Borrower or Parent Guarantors (as defined in the Nexstar Credit Agreement) from making Dividends or Restricted Payments to the Nexstar Borrower, or from granting Liens or security interests on assets and properties as Collateral for the Nexstar Obligations.

40. The Nexstar Borrower will not, and will not permit any other Nexstar Entity to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment at par of the Nexstar Obligations in accordance with the terms of the Nexstar Credit Agreement and (b) as permitted in accordance with the terms of Section 7.16 of the Nexstar Credit Agreement.

41. The Nexstar Borrower will not, and will not permit any other Nexstar Entity, Credit Party or other Affiliate of any thereof to, repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise cause the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, of any of

Schedule 8.01(b) – Page 23

its Indebtedness including the Loans, Obligations and the Nexstar Loans and Nexstar Obligations, provided that, notwithstanding the preceding:

(a) (i) the Nexstar Borrower may prepay the Nexstar Loans at par in accordance with the terms of Sections 2.05 and 2.06 of the Nexstar Credit Agreement (subject to Section 8.01(n) of the Nexstar Credit Agreement) and (ii) the Borrower can prepay its Loans in accordance with the terms of the Agreement,

(b) so long as (i) there exists no Default before or after giving effect to (A) the issuance of Capital Stock of the Ultimate Nexstar Parent, and (B) such transaction and (ii) the Nexstar Borrower delivers to the Nexstar Administrative Agent a certificate of a Responsible Officer certifying as to the foregoing in clause (i) in detail reasonably acceptable to the Nexstar Administrative Agent and demonstrating pro forma compliance with all provisions of Section 7.09 of the Nexstar Credit Agreement after giving effect to all such transactions, the Nexstar Borrower may use the Net Issuance Proceeds of the issuance of such Capital Stock permitted to be issued by the terms of Section 7.13 of the Nexstar Credit Agreement, to (x) prepay the Loans at par in accordance with the terms of Section 7.16(a) of the Nexstar Credit Agreement, (y) extinguish all or any portion of the Unsecured Notes or (z) extinguish all or any portion of the Senior Second Lien Secured Notes,

(c) so long as (i) there exists no Default before or after giving effect to such transaction, (ii) Liquidity after giving effect to any such use is not less than $10,000,000 on such date and (iii) the Nexstar Borrower delivers to the Nexstar Administrative Agent a certificate of a Responsible Officer certifying as to each of the foregoing (i) and (ii) in detail reasonably acceptable to the Nexstar Administrative Agent and demonstrating pro forma compliance with all provisions of Section 7.09 of the Nexstar Credit Agreement after giving effect to all such transactions, the Nexstar Borrower may extinguish all or any portion of the Unsecured Notes and 2010 Senior Second Lien Secured Notes using (1) available Excess Cash Flow of the Nexstar Borrower for each Fiscal Quarter of the Nexstar Borrower (and any Excess Cash Flow up to the amount of the Special Purpose Revolver Borrowing Availability (as defined in the Nexstar Credit Agreement) available to be borrowed in accordance with subsection (a) of the definition thereof), (2) available Net Debt Proceeds of any Permitted Refinancing Indebtedness incurred in accordance with Section 7.05(i) of the Nexstar Credit Agreement, so long as less than 90 days have passed since the Credit Party’s receipt of such Net Debt Proceeds (and any Net Debt Proceeds of any Permitted Refinancing Indebtedness up to the amount of the Special Purpose Revolver Borrowing Availability available to be borrowed in accordance with subsection (b) of the definition thereof), (3) available Net Cash Proceeds of any Disposition to the extent that such proceeds are not required to prepay the Loans in accordance with the terms of Section 2.06(b) of the Nexstar Credit Agreement (and any Net Cash Proceeds up to the amount of the Special Purpose Revolver Borrowing Availability available to be borrowed in accordance with subsection (c) of the definition thereof), or (4) the proceeds of any Incremental Term Loans, and (ii) the Mission Borrower can make the prepayments and/or extinguish debt permitted by Sections 7.16(b) of the terms of the Mission Credit Agreement,

(d) so long as there exists no Default before or after giving effect to such transaction, any Affiliate that is not a Credit Party may purchase all or any portion of the Unsecured Notes, the Additional Unsecured Notes and the Additional Subordinated Notes, and

(e) so long as there exists no Default before or after giving effect to such transaction, ABRY Lender may purchase Term B Loans from Lenders, provided that, notwithstanding the foregoing or any other provision in the Nexstar Credit Agreement or otherwise,

Schedule 8.01(b) – Page 24

(i) ABRY Lender shall only be permitted to own Nexstar Term B Loans and shall never be entitled to own or control any Nexstar Revolving Loans,

(ii) ABRY Lender shall not, at any time, own and/or control Nexstar Term B Loans which, when added to the Term B Loans owned or controlled by ABRY Lender, equal or exceed 10% of the sum of (x) the aggregate amount of outstanding Nexstar Term B Loans and (y) the aggregate amount of outstanding Term B Loans, which percentage shall be calculated without taking into account any forgiveness or other cancellation of any of the Term B Loans purchased by the ABRY Lender,

(iii) ABRY Lender shall not (A) be entitled to any voting rights (and shall not be afforded the protections of Section 10.01 of the Nexstar Credit Agreement, individually or otherwise, and in each case ABRY Lender shall not be afforded any other voting, approval or consent privileges afforded Lenders in the Nexstar Credit Agreement or in any other Loan Document), and (B) be entitled to vote with respect to any amendments, waivers, supplements, consents or other modifications to the Nexstar Credit Agreement or any other Loan Document,

(iv) the amount of any Term B Loans owned or controlled by ABRY Lender shall be excluded from any and each calculation of Majority Lenders, and actions to be taken that require the consent or approval of any Lender, Majority Lenders or Majority Revolver Lenders shall be consented to or approved by requisite Lenders excluding ABRY Lender,

(v) ABRY Lender shall (A) not be entitled to any rights and privileges afforded each of the other Lenders with respect to Article IX of the Nexstar Credit Agreement and the other provisions of the Nexstar Credit Agreement, (B) shall release and hold harmless the Nexstar Administrative Agent, L/C Issuer, each Lender, each Hedge Bank and each Cash Management Bank fully for its actions or inactions with respect to the Loans, the Nexstar Borrower, the Borrower or otherwise in connection with the Nexstar Credit Agreement and the Agreement, the other Loan Documents, the Nexstar Loan Documents and the transactions contemplated hereby and thereby and (C) until all Nexstar Commitments, Nexstar Letters of Credit, Commitments and Letters of Credit have terminated and all Nexstar Obligations and Obligations have been paid in full, subordinate any claim or other rights which it has against the Nexstar Borrower and each Guarantor, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Nexstar Borrower or any Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights, and

(vi) ABRY Lender shall in all respects be treated as a participant and not Lender, except that ABRY Lender shall not be entitled to the voting rights afforded Participants under Section 10.06(d) of the Nexstar Credit Agreement and its consent or approval of any action or inaction shall not be solicited from ABRY Lender by the Nexstar Administrative Agent, any Lender, any Affiliate thereof or the Nexstar Borrower.

(vii) In addition, and notwithstanding anything herein or in any other Loan Document or otherwise, (1) at any time that ABRY Lender is a Lender, ABRY Lender shall further waive the right to object or consent to actions approved (or opposed) by the

Schedule 8.01(b) – Page 25

Majority Lenders and/or the Majority Revolver Lenders, including, without limitation, actions taken in connection with any insolvency proceeding of the Borrower, the Nexstar Borrower or any subsidiary or parent of the Borrower or the Nexstar Borrower, matters pertaining to the use of cash collateral, post-petition financing, “363 sales”, relief from the automatic stay, adequate protection and the approval, support or opposition of any plan of reorganization, (2) no ABRY Lender that holds any Nexstar Term B Loan shall be permitted to obtain confidential information provided or required to be provided to Lenders, any of their Affiliates, any Cash Management Bank or Hedge Bank, or otherwise or vote or attend or otherwise be present at meetings of Lenders or the Nexstar Administrative Agent, or be entitled to communications, documentation and/or information (including without limitation, privileged information) among or between any of the following parties: the Nexstar Administrative Agent, any Lender (except ABRY Lender), any Affiliate of any Lender (except ABRY Lender), legal counsel and other advisors to the Nexstar Administrative Agent or any Lender (except ABRY Lender), the L/C Issuer, any Restructuring Advisor, any Hedge Bank, any Cash Management Bank, or any Affiliate of any of them, (3) ABRY Lender cannot be a Hedge Bank or Cash Management Bank or party to Secured Hedge Agreement or Secured Cash Management Agreement, and (4) no obligation of the Borrower, the Nexstar Borrower or any subsidiary or other Nexstar Entity or Mission Entity to pay any fees or other amounts (other than Term B Loans owned by ABRY Lender and accrued interest related thereto) shall be secured by the Collateral or included in the definition of “Obligations” in the Agreement or the Nexstar Credit Agreement.

(viii) ABRY Lender shall be permitted to forgive or otherwise cancel Term B Loans held by the ABRY Lender, so long as in each case no consideration of any type (including but not limited to equity) is received by the ABRY Lender from any Person in connection with such forgiveness or other cancellation; provided that notwithstanding in the Nexstar Credit Agreement or in any Loan Document to the contrary, in no event shall any such forgiveness or cancellation result in the ABRY Lender being permitted to purchase more Term B Loans than the ABRY Lender would have otherwise been permitted to purchase if such cancellation or forgiveness had not occurred .

(ix) No amendment, waiver or consent which, to the extent ABRY Lender is a Lender, would otherwise require the consent of ABRY Lender under any of subsections (i)(A), (i)(C), (i)(D), (i)(G), (i)(H) or (i)(I) of Section 10.01 of the Nexstar Credit Agreement, may be given without the consent of ABRY Lender if such amendment, waiver or consent would, upon its consummation, result in the disproportionate treatment of ABRY Lender.

(x) Notwithstanding anything in the Nexstar Credit Agreement or in any other Nexstar Loan Document or other agreement to the contrary, ABRY Lender shall not be entitled to purchase any Nexstar Term B Loans unless and until (A) the Nexstar Borrower consents to such assignment by consenting to the Assignment and Assumption, which such Assignment and Assumption Agreement shall contain a representation of the Nexstar Borrower that (i) it has no material non-public information that has not been previously disclosed to the Nexstar Administrative Agent and the Lenders and (ii) that there is no Default (as defined in the Nexstar Credit Agreement) and (B) ABRY Lender has entered into an agreement with the Nexstar Administrative Agent, in form and substance acceptable to the Nexstar Administrative Agent, setting forth (i) ABRY Lender’s agreement to these terms and conditions of its purchase of Nexstar Term B Loans, (ii) its representation and warranty that (1) it has no material non-public

Schedule 8.01(b) – Page 26

information that has not been previously disclosed to the Nexstar Administrative Agent and the Lenders, (2) both before and after giving effect to such purchase, ABRY Lender does not, and will not, own and/or control Nexstar Term B Loans which, when added to the Term B Loans owned or controlled by ABRY Lender, equal or exceed 10% of the sum of (x) the aggregate amount of outstanding Nexstar Term B Loans and (y) the aggregate amount of outstanding Term B Loans, (iii) its treatment as a Lender under the Nexstar Credit Agreement and under the other Nexstar Loan Documents and (iv) the other terms and conditions set forth in Section 7.16 of the Nexstar Credit Agreement.

Notwithstanding anything in the Nexstar Credit Agreement or in any other Nexstar Loan Document or other agreement to the contrary, the Nexstar Revolving Loans shall not be used to repurchase, buy, redeem, prepay or defease any of the (i) Unsecured Notes, (ii) the 2010 Senior Second Lien Secured Notes or (iii) the Permitted Refinancing Indebtedness, except to the extent of, and up to the amount of Special Purpose Revolver Borrowing Availability, limited by the conditions set forth in Section 7.16(c) of the Nexstar Credit Agreement.

42. The Nexstar Entities shall not, and shall not permit any Credit Party or any Affiliate to, (a) modify, change, consent to, waive any provision with respect to, or otherwise not comply with or effectuate any change to, any written agreement between or among the Borrower and the Nexstar Borrower, or any Nexstar Entity and any Mission Entity, including, without limitation, the Nexstar/Mission Agreements, except any immaterial clarifying amendment correcting an error and so long as, in each case, no consent fee is payable in connection therewith, (b) allow any Nexstar/Mission Agreement to lapse, expire or terminate, or otherwise not be in full force and effect against any party thereto, except to the extent any television station owned by the Borrower is sold in accordance with the terms of the Agreement and the other Loan Documents, (c) permit, allow or suffer to exist any Nexstar/Mission Agreement then in effect not being subject to a Lien and security interest of the Nexstar Administrative Agent on behalf of the Secured Parties (as defined in the Nexstar Credit Agreement) to secure the Nexstar Obligations, or (d) enter any other agreement or other transaction between any Nexstar Entity and any Mission Entity except to the extent such agreement or transaction is in the ordinary course of business and is in each case on terms not less favorable to the Nexstar Entities and the Mission Entities than are obtainable in an arm’s length third party transaction, except, in each case, the Nexstar/Mission Agreements set forth on Schedule 1.01(A).

43. (a) Notwithstanding anything herein, in the Loan Documents or in the Nexstar Loan Documents to the contrary (and specifically notwithstanding any permissive provision in Article VII or Article VII of the Agreement), the Nexstar Borrower shall not permit any License Subsidiary to: (i) create, incur, assume or have outstanding any Indebtedness or other liabilities or obligations except for (A) obligations under the Nexstar Loan Documents and the Senior Second Lien Secured Notes and (B) the contractual agreements with one or more Operating Subsidiaries entered into in the ordinary course of business and solely to the extent reasonably necessary to cause such Operating Subsidiary to provide such operating assets and related services as are necessary to operate the Station or Nexstar Station, as applicable, being operated under the authority of the Broadcast Licenses held by such License Subsidiary (collectively, the “Intra-Company Broadcast Operating Agreements”); (ii) own any right, franchise or other asset, except for Broadcast Licenses assigned to it by the Nexstar Borrower of which it is a Wholly-Owned Subsidiary, Broadcast Licenses acquired in the ordinary course of business and rights under any such Intra-Company Broadcast Operating Agreements with one or more Operating Subsidiaries; (iii) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (iv) create, incur or permit to exist any Lien (other than the Lien created by the Security Documents and the Liens securing Senior Second Lien Secured Notes) on or in respect of, or sell, lease, assign, transfer or otherwise dispose of, any of its rights, franchises or other assets; (v) engage in, or conduct, any business or transaction other than holding Broadcast Licenses and

Schedule 8.01(b) – Page 27

entering into and performing under related Intra-Company Broadcast Operating Agreements with Operating Subsidiaries; or (vi) make or hold any Investment. In no event shall any assets or properties (including without limitation, accounts and employees), of any of the other Nexstar Entities or other Mission Entities be commingled with any License Subsidiary, and the Nexstar Borrower shall preserve, and install protocols to protect, the corporate separateness of each License Subsidiary (including, without limitation, as between Nexstar Entities and Mission Entities). Further, notwithstanding anything herein, in the Loan Documents or in the Nexstar Loan Documents to the contrary (and specifically notwithstanding any permissive provision in Article VII or Article VII of the Agreement), the Capital Stock of a License Subsidiary may not be Disposed, transferred or sold except in connection with a permitted Disposition of a Station in which the related assets of the Operating Subsidiaries are Disposed, transferred or sold in accordance with the terms of the Nexstar Credit Agreement.

(b) On the date of, and at all times after the License Subsidiary Trigger Date, the Nexstar Borrower will not permit any Broadcast License for any Station or Nexstar Station to be directly or indirectly controlled by, or held by or in the name of, any Person other than a License Subsidiary for the respective Station or Nexstar Station being operated under authority of such Broadcast License.

(c) On the date of, and at all times after the License Subsidiary Trigger Date, the Nexstar Borrower will not permit (i) the operating assets related to the business and operations of any Nexstar Station to be held by any Person except a Wholly-Owned Subsidiary of the Nexstar Borrower which is operating under the authority of the related Broadcast License held by the related License Subsidiary (a “Mission Operating Subsidiary” and collectively with Nexstar Operating Subsidiaries, the “Operating Subsidiaries”); or (ii) the Capital Stock of any License Subsidiaries or Operating Subsidiary to be pledged or used as collateral for any Indebtedness except the Obligations and the Nexstar Obligations, in each case under the appropriate Loan Documents or Nexstar Loan Documents.

(d) The Nexstar Administrative Agent may, on behalf of the Nexstar Borrower and the Lenders, from time to time amend the Nexstar Credit Agreement and the Nexstar other Loan Documents to reflect the provisions agreed to by Section 7.18 of the Nexstar Credit Agreement, but in no case shall any such amendment reflect any other change to the Nexstar Credit Agreement or any of the Nexstar Loan Documents except those changes necessary to give effect to the provisions of Section 7.18 of the Nexstar Credit Agreement unless such other changes are agreed to by the Nexstar Borrower and the requisite required Lenders as provided by the terms of Section 10.01 of the Nexstar Credit Agreement, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Nexstar Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders.

Schedule 8.01(b) – Page 28

EXHIBIT L

Form of 2010 Intercreditor Agreement

INTERCREDITOR AGREEMENT

among

BANK OF AMERICA, N.A.,

as First Lien Nexstar Agent

BANK OF AMERICA, N.A.,

as First Lien Mission Agent

THE BANK OF NEW YORK MELLON,

as Second Lien Agent

BANK OF AMERICA, N.A.,

as Nexstar Control Agent

BANK OF AMERICA, N.A.,

as Mission Control Agent

NEXSTAR BROADCASTING, INC.

NEXSTAR BROADCASTING GROUP, INC.

NEXSTAR FINANCE HOLDINGS, INC.

NEXSTAR SUBSIDIARY GUARANTORS

MISSION BROADCASTING, INC.

MISSION SUBSIDIARY GUARANTORS

DAVID S. SMITH

and

WILMINGTON TRUST FSB

DATED AS OF APRIL 19, 2010

CONTENTS

INDEX OF DEFINED TERMS			iv

BACKGROUND			1

AGREEMENT			2

1	Lien Priorities		2

	1.1	Seniority of Liens Securing First Lien Nexstar Obligations and First Lien Mission Obligations	2
	1.2	First Lien Nexstar Obligations, First Lien Mission Obligations and Second Lien Obligations	3
	1.3	First Lien Nexstar Collateral, First Lien Mission Collateral and Second Lien Collateral to be Identical	4
	1.4	Possessory Collateral and Control Collateral	7
	1.5	Limitations on Duties and Obligations	10
	1.6	Prohibition on Contesting Liens; No Marshaling	12
	1.7	Confirmation of Second Lien Priority in Second Lien Collateral Documents	12
	1.8	Release of Liens or Guaranties	12
	1.9	Intended Collateral	14

2	Modification of Obligations		14

	2.1	Permitted Modifications	14
	2.2	Modifications Requiring Consent	15
	2.3	Parallel Modifications to Second Lien Obligations	16
	2.4	Notice of Modifications	16

3	Enforcement		17

	3.1	Who May Exercise Remedies	17
	3.2	Manner of Exercise	18
	3.3	Specific Performance	20
	3.4	Notice of Exercise	20

4	Payments		20

	4.1	Application of Proceeds – Dispositions	20
	4.2	Insurance	22
	4.3	Payment Turnover	22
	4.4	Refinancing after Discharge of First Lien Nexstar Obligations or First Lien Mission Obligations	23

5	Purchase of First Lien Nexstar Obligations and First Lien Mission Obligations by Second Lien Claimholders		24

	5.1	Purchase Right	24
	5.2	Purchase Notice	26
	5.3	Purchase Price	26
	5.4	Purchase Closing	27
	5.5	Actions after Purchase Closing	27
	5.6	No Recourse or Warranties; Defaulting Creditors	28

6	Insolvency Proceedings		29

	6.1	Use of Cash Collateral and DIP Financing	29

	6.2	Sale of Collateral	30
	6.3	Relief from the Automatic Stay	30
	6.4	Adequate Protection	30
	6.5	First Lien Objections to Second Lien Actions	31
	6.6	Avoidance; Reinstatement of Obligations	31
	6.7	Reorganization Securities	32
	6.8	Post-Petition Claims	32
	6.9	Waivers	32
	6.10	Separate Grants of Security and Separate Classification	33
	6.11	Effectiveness in Insolvency Proceedings	33

7	Termination and Resignation of Second Lien Agent		33

	7.1	Resignation	33
	7.2	Successor Second Lien Agent	33
	7.3	Removal of Second Lien Agent	34
	7.4	Effective Time of Successor Second Lien Agent	34
	7.5	Cooperation	34
	7.6	Accession	34
	7.7	Benefit	34

8	Miscellaneous		35

	8.1	Conflicts	35
	8.2	No Waivers; Remedies Cumulative; Integration	35
	8.3	Effectiveness; Severability; Termination	35
	8.4	Modifications of this Agreement	35
	8.5	Information Concerning Financial Condition of Ultimate Parent and its Subsidiaries and Mission and its Subsidiaries	36
	8.6	No Reliance	36
	8.7	No Warranties; Independent Action	37
	8.8	Agency Provisions	38
	8.9	Subrogation	44
	8.10	Applicable Law; Jurisdiction; Service	44
	8.11	WAIVER OF JURY TRIAL	45
	8.12	Notices	45
	8.13	Further Assurances	45
	8.14	Successors and Assigns	45
	8.15	Authorization	46
	8.16	No Third Party Beneficiaries	46
	8.17	No Indirect Actions	46
	8.18	Counterparts	46
	8.19	Original Grantors, Additional Grantors	46
	8.20	Second Lien Agent	47

9	Definitions		47

	9.1	Defined Terms	47
	9.2	Usages	58

INDEX OF DEFINED TERMS

Affiliate, 47	Mission Entities, 54
Agreement, 47	Mission Guarantor Subsidiary, 54
Assignment and Assumption, 25	Mission Hedge Bank, 54
Authorization, 47	Mission Letter of Credit, 54
Bankruptcy Code, 47	modify, 54
Bankruptcy Law, 47	Net Cash Proceeds, 54
Business Day, 47	New Mission Agent, 24
Capital Stock, 47	New Nexstar Agent, 23
Cash Management Agreement, 47	Nexstar, 1
Collateral, 47	Nexstar Cash Management Bank, 54
Control, 48	Nexstar Control Agent, 54
Control Collateral, 48	Nexstar Entities, 54
Defaulting Creditor, 29	Nexstar Finance Holdings, 1
DIP Financing, 48	Nexstar Guarantor Subsidiary, 54
Discharge of First Lien Mission Obligations, 48	Nexstar Hedge Bank, 55
Discharge of First Lien Nexstar Obligations, 48	Nexstar Letter of Credit, 55
Discharge of Second Lien Obligations, 49	Obligations, 55
Disposition, 49	Party, 55
Enforcement Action, 49	Permitted Additional Second Lien Indebtedness, 55
FCC, 50	Permitted Additional Second Lien Indebtedness Documents, 55
First Lien Mission Agent, 1	Permitted Additional Second Lien Obligations, 55
First Lien Mission Claimholders, 4	Permitted Additional Second Lien Obligations Representative, 55
First Lien Mission Collateral, 50	Person, 55
First Lien Mission Collateral Documents, 50	Possessory Collateral, 55
First Lien Mission Credit Agreement, 1	Post-Petition Claims, 55
First Lien Mission Lenders, 50	Proceeds, 56
First Lien Mission Loan Documents, 50	Purchase Date, 26
First Lien Mission Obligations, 51	Purchase Event, 25
First Lien Nexstar Agent, 1	Purchase Notice, 26
First Lien Nexstar Claimholders, 4	Purchase Obligations, 25
First Lien Nexstar Collateral, 51	Purchase Price, 26
First Lien Nexstar Collateral Documents, 51	Purchasing Creditors, 26
First Lien Nexstar Credit Agreement, 1	Qualified Control Agent Successor, 56
First Lien Nexstar Lenders, 51	Recovery, 31
First Lien Nexstar Loan Documents, 51	Refinance, 56
First Lien Nexstar Obligations, 52	Representative Joinder, 56
Governmental Authority, 52	SEC, 56
Grantor, 52	Second Lien Agent, 1
Grantor Joinder, 52	Second Lien Claimholders, 4
Hedge Agreement, 53	Second Lien Collateral, 56
Indebtedness, 53	Second Lien Collateral Documents, 56
Insolvency Proceeding, 53	Second Lien Documents, 56
Intended Collateral, 53	Second Lien Note Holders, 56
Intercreditor Agreement, 12	Second Lien Notes, 2
License, 53	Second Lien Notes Indenture, 2
Lien, 53
Mission, 1
Mission Cash Management Bank, 54
Mission Control Agent, 54

Second Lien Obligations, 56, 57	Smith, 1
Secured Mission Cash Management Agreement, 57	Smith Collateral, 57
Secured Mission Hedge Agreement, 57	Standby Collateral Agent Fee Letter, 57
Secured Nexstar Cash Management Agreement, 57	Standby Control Agent, 57
Secured Nexstar Hedge Agreement, 57	Subsidiary, 57
Security Agreement Collateral, 57	Trustee, 2
UCC, 57
Ultimate Parent, 1

v

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT dated as of April 19, 2010, is entered into by and among NEXSTAR BROADCASTING, INC., a Delaware corporation (“Nexstar”), NEXSTAR BROADCASTING GROUP, INC., a Delaware corporation (“Ultimate Parent”), NEXSTAR FINANCE HOLDINGS, INC., a Delaware corporation (“Nexstar Finance Holdings”), MISSION BROADCASTING, INC., a Delaware corporation (“Mission”), DAVID S. SMITH, an individual resident in the State of Ohio (“Smith”), each other Grantor who executes a Grantor Joinder from time to time party hereto, BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent under the First Lien Nexstar Documents (together with its successors and assigns in such capacity from time to time, “First Lien Nexstar Agent”), BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent under the First Lien Mission Documents (together with its successors and assigns in such capacity from time to time, “First Lien Mission Agent”), THE BANK OF NEW YORK MELLON, a New York state chartered bank, solely in its capacities as trustee under the Second Lien Notes Indenture and as collateral agent under the Second Lien Documents (“Second Lien Agent”) and not in its individual capacity, any Permitted Additional Second Lien Obligations Representative who executes a Representative Joinder from time to time, BANK OF AMERICA, N.A., a national banking association, in its capacity as the initial Nexstar Control Agent, BANK OF AMERICA, N.A., a national banking association, in its capacity as the initial Mission Control Agent, and WILMINGTON TRUST FSB, a federal savings bank (“WTFSB”), in its capacity as Standby Control Agent.

BACKGROUND

Nexstar, as borrower, Ultimate Parent, Nexstar Finance Holdings, the lenders from time to time party thereto, and the First Lien Nexstar Agent, have entered into the Fourth Amended and Restated Credit Agreement dated as of April 1, 2005 (such agreement, together with all modifications or as Refinanced from time to time, the “First Lien Nexstar Credit Agreement”), providing for the making of a revolving credit facility and a term loan facility to Nexstar, and the issuance of, and participation in, letters of credit for the account of Nexstar and Nexstar Subsidiaries, all as provided therein.

Grantors (other than Nexstar and Smith) have guaranteed the obligations of Nexstar under the First Lien Nexstar Credit Agreements, Secured Nexstar Hedge Agreements and Secured Nexstar Cash Management Agreements pursuant to the Guaranty and the Mission Guaranty of Nexstar Obligations (as defined in the First Lien Nexstar Credit Agreement) and the obligations of Grantors under the First Lien Master Loan Documents are secured by substantially all of the personal property assets and certain real property assets of Grantors (other than Smith) and certain Capital Stock of Smith, pursuant to the terms of the First Lien Nexstar Collateral Documents, subject to certain limited exceptions as described therein.

Mission, as borrower, the lenders from time to time party thereto, and the First Lien Mission Agent, have entered into the Third Amended and Restated Credit Agreement dated as of April 1, 2005 (such agreement, together with all modifications or as Refinanced from time to time, the “First Lien Mission Credit Agreement”), providing for the making of a revolving credit facility and a term loan facility, and the issuance of, and participation in, letters of credit for the account of Mission and Mission Subsidiaries, all as provided therein.

Grantors (other than Mission and Smith) have guaranteed the obligations of Mission under the First Lien Mission Credit Agreement, Secured Mission Hedge Agreements and Secured Mission Cash Management Agreements pursuant to the Nexstar Guaranty of Mission Obligations (as defined in the First Lien Mission Credit Agreement) and the obligations of Grantors under the Mission First Lien Loan Documents are secured by substantially all of the personal property assets and real property assets of Grantors (other than Smith) and certain Capital Stock of Smith, pursuant to the terms of the First Lien Mission Collateral Documents, subject to certain limited exceptions as described therein.

INTERCREDITOR AGREEMENT - Page 1

Nexstar and Mission, as issuers, Ultimate Parent, as guarantor, and The Bank of New York Mellon, in its capacity as trustee (the “Trustee”) have entered into the Indenture dated as of the date hereof (such agreement, together with all modifications or as Refinanced from time to time, the “Second Lien Notes Indenture”), pursuant to which Nexstar and Mission have issued certain notes (such notes and exchange notes issued pursuant to the Second Lien Notes Indenture as permitted by the First Lien Nexstar Credit Agreement and the First Lien Mission Credit Agreement, together with all modifications, the “Second Lien Notes”) to the holders thereof from time to time, guaranteed by Ultimate Parent, which Second Lien Notes and obligations under the Second Lien Notes Indenture will be secured by liens junior in priority to the liens securing the First Lien Nexstar Obligations and First Lien Mission Obligations.

The obligations of Grantors under the Second Lien Documents will also be secured by all or substantially all of the personal property assets and certain real property assets of Grantors (other than Nexstar Finance Holdings and Smith) pursuant to the terms of the Second Lien Collateral Documents, subject to certain limited exceptions as described therein.

Grantors may, from time to time, incur additional secured debt pursuant to the First Lien Nexstar Loan Documents and First Lien Mission Loan Documents and such additional debt will be secured by the first-priority security interest in all Collateral in favor of or for the benefit of First Lien Nexstar Agent, on behalf of First Lien Nexstar Claimholders, and in favor of First Lien Mission Agent, on behalf of First Lien Mission Claimholders, in accordance with the First Lien Nexstar Loan Documents and First Lien Mission Loan Documents in existence at the time of such incurrence and this Agreement.

Grantors may, from time to time, incur additional secured debt pursuant to Permitted Additional Second Lien Indebtedness Documents and such additional debt will be secured by the second-priority security interest in all Collateral in favor of or for the benefit of the Permitted Additional Second Lien Obligations Representative, on behalf of holders of Permitted Additional Second Lien Obligations, in accordance with the First Lien Nexstar Loan Documents, First Lien Mission Loan Documents and Second Lien Documents in existence at the time of such incurrence and this Agreement.

A Grantor may enter into Hedge Agreements with one or more Nexstar Hedge Banks or Mission Hedge Banks as counterparties, which may be included in the First Lien Nexstar Obligations.

A Grantor may enter into one or more Cash Management Agreements with one or more Nexstar Cash Management Banks or Mission Cash Management Banks, which may be included in First Lien Nexstar Obligations and First Lien Mission Obligations.

AGREEMENT

1 Lien Priorities

1.1 Seniority of Liens Securing First Lien Nexstar Obligations and First Lien Mission Obligations

(a) A Lien on Collateral securing or purporting to secure any First Lien Nexstar Obligation and First Lien Mission Obligation will at all times be senior and prior in all respects to a Lien on such Collateral securing or purporting to secure any Second Lien Obligation, and a Lien on Collateral securing or purporting to secure any Second Lien Obligation will at all times be junior and subordinate in all respects to a Lien on such Collateral securing or purporting to secure any First Lien Nexstar Obligation and First Lien Mission Obligation.

INTERCREDITOR AGREEMENT - Page 2

(b) Except as otherwise expressly provided herein, the priority of the Liens securing First Lien Nexstar Obligations, the First Lien Mission Obligations and the Second Lien Obligations and the rights and obligations of the Parties will remain in full force and effect irrespective of:

(1) how a Lien or purported Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, judgment, or otherwise),

(2) the time, manner, or order of the grant, attachment, or perfection of a Lien or purported Lien,

(3) any conflicting provision of the UCC or other applicable law,

(4) any defect in, or non-perfection, setting aside, lapse, or avoidance of, a Lien or purported Lien or a First Lien Nexstar Loan Document, First Lien Mission Loan Document or a Second Lien Document,

(5) the modification or Refinancing of a First Lien Nexstar Obligation, First Lien Mission Obligation or a Second Lien Obligation,

(6) the modification of a First Lien Nexstar Loan Document, First Lien Mission Loan Document or a Second Lien Document,

(7) the subordination of a Lien or purported Lien on Collateral securing a First Lien Nexstar Obligation or a First Lien Mission Obligation to a Lien or purported Lien securing another obligation of a Grantor or other Person,

(8) the exchange of a security interest in any Collateral for a security interest in other Collateral,

(9) the commencement of an Insolvency Proceeding, or

(10) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of the grant, perfection or priority of any Lien or purported Lien, a First Lien Nexstar Obligation, a First Lien Mission Obligation or a Second Lien Obligation or holder of such Obligation.

1.2 First Lien Nexstar Obligations, First Lien Mission Obligations and Second Lien Obligations

(a) To the extent that any payment with respect to the First Lien Nexstar Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

(b) To the extent that any payment with respect to the First Lien Mission Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

INTERCREDITOR AGREEMENT - Page 3

(c) To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

(d) The inclusion of Obligations under Secured Nexstar Hedge Agreements in the First Lien Nexstar Obligations will not create in favor of the applicable counterparty any rights in connection with the management or release of any Collateral or of the Obligations of any Grantor under any First Lien Nexstar Collateral Document, and the inclusion of Obligations under Secured Mission Hedge Agreements in the First Lien Mission Obligations will not create in favor of the applicable counterparty any rights in connection with the management or release of any Collateral or of the Obligations of any Grantor under any First Lien Mission Collateral Document.

(e) The inclusion of Obligations under Secured Nexstar Cash Management Agreements in the First Lien Nexstar Obligations will not create in favor of the applicable depository institution any rights in connection with the management or release of any Collateral or of the Obligations of any Grantor under any First Lien Nexstar Collateral Document, and the inclusion of Obligations under Secured Mission Cash Management Agreements in the First Lien Mission Obligations will not create in favor of the applicable depository institution any rights in connection with the management or release of any Collateral or of the Obligations of any Grantor under any First Lien Mission Collateral Document.

(f) First Lien Nexstar Agent, Nexstar Control Agent and the holders of First Lien Nexstar Obligations are, together, the “First Lien Nexstar Claimholders”. First Lien Mission Agent, Mission Control Agent and the holders of First Lien Mission Obligations are, together, the “First Lien Mission Claimholders”. Second Lien Agent, each Permitted Additional Second Lien Obligations Representative and the holders of Second Lien Obligations are, together, the “Second Lien Claimholders”.

1.3 First Lien Nexstar Collateral, First Lien Mission Collateral and Second Lien Collateral to be Identical

(a) The Parties intend that the First Lien Nexstar Collateral, the First Lien Mission Collateral and the Second Lien Collateral be identical, except (i) First Lien Nexstar Collateral and First Lien Mission Collateral will include certain vehicles not included in Second Lien Collateral, (ii) that in the event that as a result of a grant of a Lien by a Grantor Rule 3-16 of Regulation S-X would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of Ultimate Parent or Mission, as applicable, due to the fact that such Subsidiary’s Capital Stock secures the Second Lien Obligations, then the Lien in the Capital Stock of such Subsidiary shall be granted only for the benefit of the First Lien Nexstar Claimholders and First Lien Mission Claimholders, (iii) Second Lien Collateral shall not include any Smith Collateral, and (iv) the Second Lien Collateral Documents exclude from Second Lien Collateral certain other items included in First Lien Nexstar Collateral and First Lien Mission Collateral. Accordingly, subject to the other provisions of this Agreement, the Parties will cooperate:

(1) to determine the specific items included in the First Lien Nexstar Collateral, the First Lien Mission Collateral and the Second Lien Collateral, the steps taken to perfect the Liens thereon, and the identity of the Persons having First Lien Nexstar Obligations, First Lien Mission Obligations or Second Lien Obligations, and

INTERCREDITOR AGREEMENT - Page 4

(2) to make the forms, documents, and agreements creating or evidencing the First Lien Nexstar Collateral, the First Lien Mission Collateral and Second Lien Collateral and the guaranties of the First Lien Nexstar Obligations, First Lien Mission Obligations and the Second Lien Obligations materially the same, other than with respect to the first and second lien nature of the Liens.

(b) Until the Discharge of First Lien Nexstar Obligations and Discharge of First Lien Mission Obligations, and whether or not an Insolvency Proceeding has commenced, each Nexstar Entity will not grant a Lien on any property:

(1) in favor of a First Lien Nexstar Claimholder to secure the First Lien Nexstar Obligations unless such Nexstar Entity grants to First Lien Mission Agent a Lien on such property to secure the First Lien Mission Obligations that is pari passu with the Lien granted on such property in favor of such First Lien Nexstar Claimholders, and to Second Lien Agent a junior Lien on such property to secure the Second Lien Obligations (however, the refusal of Second Lien Agent to accept such Lien will not prevent the First Lien Nexstar Claimholder or First Lien Mission Agent from taking the Lien; provided, that the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents pursuant to which such a Lien in such property is granted shall be substantially identical except for the first-priority nature of the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents and the second-priority nature of the Second Lien Collateral Documents),

(2) in favor of a First Lien Mission Claimholder to secure the First Lien Mission Obligations unless such Nexstar Entity grants to First Lien Nexstar Agent a Lien on such property to secure the First Lien Nexstar Obligations that is pari passu with the Lien on such property granted in favor of such First Lien Mission Claimholders, and to Second Lien Agent a junior Lien on such property to secure the Second Lien Obligations (however, the refusal of Second Lien Agent to accept such Lien will not prevent the First Lien Nexstar Agent or First Lien Mission Agent from taking the Lien; provided, that the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents pursuant to which such a Lien in such property is granted shall be substantially identical except for the first-priority nature of the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents and the second-priority nature of the Second Lien Collateral Documents), and

(3) in favor of a Second Lien Claimholder to secure the Second Lien Obligations unless such Nexstar Entity grants to First Lien Nexstar Agent a senior Lien and to First Lien Mission Agent a senior Lien on such property to secure the First Lien Nexstar Obligations and First Lien Mission Obligations, respectively; provided, that the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents pursuant to which such a Lien in such property is granted shall be substantially identical except for the first-priority nature of the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents and the second-priority nature of the Second Lien Collateral Documents.

(c) Until the Discharge of First Lien Nexstar Obligations and Discharge of First Lien Mission Obligations, and whether or not an Insolvency Proceeding has commenced, each Mission Entity will not grant a Lien on any property:

(1) in favor of a First Lien Nexstar Claimholder to secure the First Lien Nexstar Obligations unless such Mission Entity grants to First Lien Mission Agent a Lien on such property to secure the First Lien Mission Obligations that is pari passu with the Lien granted on such property in favor of such First Lien Nexstar Claimholders, and to Second Lien Agent a junior Lien on such property to secure the Second Lien Obligations (however, the refusal of Second Lien Agent to accept such Lien will not prevent the First Lien Nexstar Claimholder or First Lien Mission Agent from

INTERCREDITOR AGREEMENT - Page 5

taking the Lien; provided, that the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents pursuant to which such a Lien in such property is granted shall be substantially identical except for the first-priority nature of the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents and the second-priority nature of the Second Lien Collateral Documents),

(2) in favor of a First Lien Mission Claimholder to secure the First Lien Mission Obligations unless such Mission Entity grants to First Lien Nexstar Agent a Lien on such property to secure the First Lien Nexstar Obligations that is pari passu with the Lien on such property granted in favor of such First Lien Mission Claimholders, and to Second Lien Agent a junior Lien on such property to secure the Second Lien Obligations (however, the refusal of Second Lien Agent to accept such Lien will not prevent the First Lien Nexstar Agent or First Lien Mission Agent from taking the Lien; provided, that the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents pursuant to which such a Lien in such property is granted shall be substantially identical except for the first-priority nature of the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents and the second-priority nature of the Second Lien Collateral Documents), and

(3) in favor of a Second Lien Claimholder to secure the Second Lien Obligations unless such Mission Entity grants to First Lien Nexstar Agent a senior Lien and to First Lien Mission Agent a senior Lien on such property to secure the First Lien Nexstar Obligations and First Lien Mission Obligations, respectively; provided, that the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents pursuant to which such a Lien in such property is granted shall be substantially identical except for the first-priority nature of the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents and the second-priority nature of the Second Lien Collateral Documents.

(d) Until the Discharge of First Lien Nexstar Obligations and Discharge of First Lien Mission Obligations, and whether or not an Insolvency Proceeding has commenced, Smith will not grant a Lien on any Smith Collateral:

(1) in favor of a First Lien Nexstar Claimholder to secure the First Lien Nexstar Obligations unless Smith grants to First Lien Mission Agent a Lien on such Smith Collateral to secure the First Lien Mission Obligations that is pari passu with the Lien granted on such Smith Collateral in favor of such First Lien Nexstar Claimholders; provided, that the First Lien Nexstar Collateral Documents and First Lien Mission Collateral Documents pursuant to which such a Lien in such Smith Collateral is granted shall be substantially identical,

(2) in favor of a First Lien Mission Claimholder to secure the First Lien Mission Obligations unless Smith grants to First Lien Nexstar Agent a Lien on such Smith Collateral to secure the First Lien Nexstar Obligations that is pari passu with the Lien on such Smith Collateral granted in favor of such First Lien Mission Claimholders; provided, that the First Lien Nexstar Collateral Documents and First Lien Mission Collateral Documents pursuant to which such a Lien in such Smith Collateral is granted shall be substantially identical, and

(3) in favor of or for the benefit of a Second Lien Claimholder to secure the Second Lien Obligations.

(e) Subject to Section 1.1, if a Second Lien Claimholder hereafter acquires a Lien on property to secure a Second Lien Obligation where the property is not also subject to a Lien securing both the First Lien Nexstar Obligations and the First Lien Mission Obligations, then such Second Lien Claimholder will give First Lien Nexstar Agent and First Lien Mission Agent written notice of such Lien

INTERCREDITOR AGREEMENT - Page 6

no later than 5 Business Days after acquiring such Lien. If First Lien Nexstar Agent or First Lien Mission Agent also obtains a Lien on such property or if such Second Lien Claimholder fails to provide such timely notice to First Lien Nexstar Agent and First Lien Mission Agent, then such property will be deemed to be Collateral for all purposes hereunder.

(f) Notwithstanding any provision of this Section 1.3, none of any Nexstar Entity, any Mission Entity and Smith shall be required to grant a Lien in any property to or for the benefit of Second Lien Agent or any other Second Lien Claimholder if such property is excluded from Second Lien Collateral as provided in Section 1.3(a).

1.4 Possessory Collateral and Control Collateral

(a) Nexstar Control Agent.

(1) If Nexstar Control Agent (including First Lien Nexstar Agent in its capacity as initial Nexstar Control Agent) has any Possessory Collateral in its possession or any Control Collateral in its control, then, subject to Section 1.1 and this Section 1.4, such Possessory Collateral or Control Collateral shall be deemed to be possessed or controlled, as applicable, by Nexstar Control Agent as gratuitous bailee and/or gratuitous agent for perfection for the benefit of First Lien Nexstar Agent (if First Lien Nexstar Agent is not Nexstar Control Agent), First Lien Mission Agent and Second Lien Agent as secured party, so as to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 8-301(b)(2) and 9-313(c) of the UCC, and Nexstar Control Agent hereby acknowledges such possession and control for the benefit of First Lien Nexstar Agent (if First Lien Nexstar Agent is not Nexstar Control Agent), First Lien Mission Agent and Second Lien Agent.

(2) Nexstar Control Agent will have no obligation to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder to ensure that any Possessory Collateral or Control Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 1.4. The duties or responsibilities of Nexstar Control Agent under this Section 1.4 will be limited solely to possessing the Possessory Collateral or controlling the Control Collateral as gratuitous bailee and/or gratuitous agent for perfection in accordance with this Section 1.4 and delivering the Possessory Collateral and Control Collateral upon a Discharge of First Lien Nexstar Obligations as provided in Section 1.4(a)(4) or upon Nexstar Control Agent’s resignation as provided in Section 1.4(a)(6).

(3) First Lien Nexstar Agent (if First Lien Nexstar Agent is not Nexstar Control Agent), for itself and each other First Lien Nexstar Claimholder, hereby waives and releases Nexstar Control Agent from all claims and liabilities arising out of Nexstar Control Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Possessory Collateral and Control Collateral. First Lien Mission Agent, for itself and each other First Lien Mission Claimholder, hereby waives and releases Nexstar Control Agent and each First Lien Nexstar Claimholder from all claims and liabilities arising out of Nexstar Control Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Possessory Collateral and Control Collateral. Second Lien Agent, for itself and each other Second Lien Claimholder, hereby waives and releases Nexstar Control Agent and each First Lien Nexstar Claimholder from all claims and liabilities arising out of Nexstar Control Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Possessory Collateral and Control Collateral.

(4) Upon the Discharge of First Lien Nexstar Obligations, Nexstar Control Agent shall promptly deliver or transfer control of any Possessory Collateral in its possession and any Control Collateral in its control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty),

INTERCREDITOR AGREEMENT - Page 7

(i) first, to Mission Control Agent if any First Lien Mission Obligations remain outstanding,

(ii) second, to Second Lien Agent if any Second Lien Obligations remain outstanding, and

(iii) third, to the appropriate Grantor (or, at the discretion of Nexstar Control Agent, to Nexstar as agent for such Grantor),

and shall take any other action reasonably requested by Mission Control Agent (at the expense of Nexstar or, upon default by Nexstar in payment or reimbursement thereof, Mission Control Agent) in connection with Mission Control Agent obtaining a first-priority interest in the Possessory Collateral and Control Collateral and, after the Discharge of First Lien Mission Obligations, Second Lien Agent (at the expense of Nexstar or, upon default by Nexstar in payment or reimbursement thereof, Second Lien Agent) in connection with Second Lien Agent obtaining a second-priority interest in the Possessory Collateral and Control Collateral.

(5) First Lien Nexstar Agent (on behalf of itself and First Lien Nexstar Claimholders if First Lien Nexstar Agent is not Nexstar Control Agent), First Lien Mission Agent (on behalf of itself and First Lien Mission Claimholders) and Second Lien Agent (on behalf of itself and Second Lien Claimholders) each hereby appoint Nexstar Control Agent as its collateral agent for the limited purpose of acting as the gratuitous bailee and/or gratuitous agent on behalf of First Lien Nexstar Agent (on behalf of itself and First Lien Nexstar Claimholders if First Lien Nexstar Agent is not Nexstar Control Agent), First Lien Mission Agent (on behalf of itself and First Lien Mission Claimholders) and the Second Lien Agent (on behalf of itself and Second Lien Claimholders) with respect to the Possessory Collateral and Control Collateral in the possession of or in control of Nexstar Control Agent, solely for purposes of perfecting the Liens of such parties on such Possessory Collateral and such Control Assets pursuant to this Section 1.4.

(6) Nexstar Control Agent shall have an unfettered right to resign as Nexstar Control Agent upon 3 days notice to First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent. If upon the effective date of such resignation no successor to Nexstar Control Agent has been appointed by First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent, Nexstar Control Agent shall promptly deliver the Possessory Collateral and Control Collateral, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty) to WTFSB or such other successor agent as may be appointed pursuant to Section 8.8(e)(2) (or otherwise allow WTFSB or such other successor agent as may be appointed pursuant to Section 8.8(e)(2) to obtain possession and control of such Possessory Collateral and Control Collateral) or as a court of competent jurisdiction may otherwise direct and WTFSB or such other successor agent as may be appointed pursuant to Section 8.8(e)(2) shall accept and succeed to the role of the Nexstar Control Agent with respect to such Possessory Collateral and Control Collateral.

(b) Mission Control Agent.

(1) If Mission Control Agent (including First Lien Mission Agent in its capacity as initial Mission Control Agent) has any Possessory Collateral in its possession or any Control Collateral in its control, then, subject to Section 1.1, and this Section 1.4, such Possessory Collateral or Control Collateral shall be deemed to be possessed or controlled, as applicable, by Mission Control Agent as gratuitous bailee and/or gratuitous agent for perfection for the benefit of First Lien Mission Agent (if First Lien Mission Agent is not Mission Control Agent), First Lien Nexstar Agent and Second Lien Agent as secured party, so as to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 8-301(b)(2) and 9-313(c) of the UCC, and Mission Control Agent hereby acknowledges such possession and control for the benefit of First Lien Mission Agent (if First Lien Mission Agent is not Mission Control Agent), First Lien Nexstar Agent and Second Lien Agent.

INTERCREDITOR AGREEMENT - Page 8

(2) Mission Control Agent will have no obligation to any First Lien Mission Claimholder, First Lien Nexstar Claimholder or Second Lien Claimholder to ensure that any Possessory Collateral or Control Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 1.4. The duties or responsibilities of Mission Control Agent under this Section 1.4 will be limited solely to possessing the Possessory Collateral or controlling the Control Collateral as gratuitous bailee and/or gratuitous agent for perfection in accordance with this Section 1.4 and delivering the Possessory Collateral and Control Collateral upon a Discharge of First Lien Mission Obligations as provided in Section 1.4(b)(4) or upon Mission Control Agent’s resignation as provided in Section 1.4(b)(6).

(3) First Lien Mission Agent (if First Lien Mission Agent is not Mission Control Agent), for itself and each other First Lien Mission Claimholder, hereby waives and releases Mission Control Agent from all claims and liabilities arising out of Mission Control Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Possessory Collateral and Control Collateral. First Lien Nexstar Agent, for itself and each other First Lien Nexstar Claimholder, hereby waives and releases Mission Control Agent and each First Lien Mission Claimholder from all claims and liabilities arising out of Mission Control Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Possessory Collateral and Control Collateral. Second Lien Agent, for itself and each other Second Lien Claimholder, hereby waives and releases Mission Control Agent and each First Lien Mission Claimholder from all claims and liabilities arising out of Mission Control Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Possessory Collateral and Control Collateral.

(4) Upon the Discharge of First Lien Mission Obligations, Mission Control Agent shall promptly deliver or transfer control of any Possessory Collateral in its possession and any Control Collateral in its control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty),

(i) first, to Nexstar Control Agent if any First Lien Nexstar Obligations remain outstanding,

(ii) second, to Second Lien Agent if any Second Lien Obligations remain outstanding, and

(iii) third, to the appropriate Grantor (or, at the discretion of Mission Control Agent, to Mission as the agent of such Grantor),

and shall take any other action reasonably requested by Nexstar Control Agent (at the expense of Nexstar or, upon default by Nexstar in payment or reimbursement thereof, Nexstar Control Agent) in connection with Nexstar Control Agent obtaining a first-priority interest in the Possessory Collateral and Control Collateral and, after the Discharge of First Lien Nexstar Obligations, Second Lien Agent (at the expense of Nexstar or, upon default by Nexstar in payment or reimbursement thereof, Second Lien Agent) in connection with Second Lien Agent obtaining a second-priority interest in the Possessory Collateral and Control Collateral.

(5) First Lien Mission Agent (on behalf of itself and First Lien Mission Claimholders if First Lien Mission Agent is not Mission Control Agent), First Lien Nexstar Agent (on behalf of itself and First Lien Nexstar Claimholders) and Second Lien Agent (on behalf of itself and Second Lien Claimholders) each hereby appoint Mission Control Agent as its collateral agent for the limited purpose of acting as the gratuitous bailee and/or gratuitous agent on behalf of First Lien Mission

INTERCREDITOR AGREEMENT - Page 9

Agent (on behalf of itself and First Lien Mission Claimholders if First Lien Mission Agent is not Mission Control Agent), First Lien Nexstar Agent (on behalf of itself and First Lien Nexstar Claimholders) and the Second Lien Agent (on behalf of itself and Second Lien Claimholders) with respect to the Possessory Collateral and Control Collateral in the possession of or in control of Mission Control Agent, solely for purposes of perfecting the Liens of such parties on such Possessory Collateral and such Control Assets pursuant to this Section 1.4.

(6) Mission Control Agent shall have an unfettered right to resign as Mission Control Agent upon 3 days notice to First Lien Mission Agent, First Lien Nexstar Agent and Second Lien Agent. If upon the effective date of such resignation no successor to Mission Control Agent has been appointed by First Lien Mission Agent, First Lien Nexstar Agent and Second Lien Agent, Mission Control Agent shall promptly deliver the Possessory Collateral and Control Collateral, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty) to WTFSB or such other successor agent as may be appointed pursuant to Section 8.8(e)(3) (or otherwise allow WTFSB or such other successor agent as may be appointed pursuant to Section 8.8(e)(3) to obtain possession and control of such Possessory Collateral and Control Collateral) or as a court of competent jurisdiction may otherwise direct and WTFSB or such other successor agent as may be appointed pursuant to Section 8.8(e)(3) shall accept and succeed to the role of the Mission Control Agent with respect to such Possessory Collateral and Control Collateral.

(c) If any Possessory Collateral is in the possession or any Control Collateral is in the control of Second Lien Agent, Second Lien Agent shall, not later than 10 Business Days after Second Lien Agent obtains such possession or control, deliver to Nexstar Control Agent such Possessory Collateral and Control Collateral (with respect to Collateral in which a Nexstar Entity has an interest) and deliver to Mission Control Agent such Possessory Collateral and Control Collateral (with respect to Collateral in which a Mission Entity or Smith has an interest), together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty).

(d) In this Section 1.4, “control” has the meaning given that term in Sections 8-106 and 9-314 of the UCC.

1.5 Limitations on Duties and Obligations

(a)    (1) Except for Mission Control Agent’s obligations under Section 1.4(a), First Lien Nexstar Agent will be solely responsible for perfecting and maintaining the perfection of its Liens on the First Lien Nexstar Collateral,

(2) Except for Nexstar Control Agent’s obligations under Section 1.4(b), First Lien Mission Agent will be solely responsible for perfecting and maintaining the perfection of its Liens on the First Lien Mission Collateral, and

(3) Except for Nexstar Control Agent’s and Mission Control Agent’s respective obligations under Section 1.4(a) and (b), Second Lien Agent will be solely responsible for perfecting and maintaining the perfection of its Liens on the Second Lien Collateral.

(b) This Agreement is intended solely to govern the respective Lien priorities as among First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders and does not impose on First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Nexstar Agent any obligations in respect of the disposition of Proceeds of foreclosure on any Collateral that would conflict with a prior perfected claim in favor of another Person, an order or decree of a court or other Governmental Authority, or applicable law.

INTERCREDITOR AGREEMENT - Page 10

(c) Notwithstanding any other provision of this Agreement, First Lien Nexstar Agent will only be required to verify the payment of, or other satisfactory arrangements with respect to, First Lien Nexstar Obligations arising under Secured Nexstar Cash Management Agreements or Secured Nexstar Hedge Agreements if First Lien Nexstar Agent receives notice of such Obligations from the applicable Nexstar Cash Management Bank and Nexstar Hedge Bank, together with any supporting documentation First Lien Nexstar Agent requests, from the applicable Person.

(d) Notwithstanding any other provision of this Agreement, First Lien Mission Agent will only be required to verify the payment of, or other satisfactory arrangements with respect to, First Lien Mission Obligations arising under Secured Mission Cash Management Agreements or Secured Mission Hedge Agreements if First Lien Mission Agent receives notice of such Obligations from the applicable Mission Cash Management Bank and Mission Hedge Bank, together with any supporting documentation First Lien Mission Agent requests, from the applicable Person.

(e) Except for obligations expressly provided for herein, First Lien Nexstar Agent, Nexstar Control Agent and the other First Lien Nexstar Claimholders will have no liability to any First Lien Mission Claimholder or Second Lien Claimholder for any action by a First Lien Claimholder with respect to any First Lien Nexstar Obligations or Collateral, including:

(1) the maintenance, preservation or collection of First Lien Nexstar Obligations or any Collateral, and

(2) the foreclosure upon, or the sale, liquidation, maintenance, preservation or other disposition of, any Collateral.

(f) Except for obligations expressly provided for herein, First Lien Mission Agent, Mission Control Agent and the other First Lien Mission Claimholders will have no liability to any First Lien Nexstar Claimholder or Second Lien Claimholder for any action by a First Lien Mission Claimholder with respect to any First Lien Mission Obligations or Collateral, including:

(1) the maintenance, preservation or collection of First Lien Mission Obligations or any Collateral, and

(2) the foreclosure upon, or the sale, liquidation, maintenance, preservation or other disposition of, any Collateral.

(g) Neither First Lien Nexstar Agent nor Nexstar Control Agent will have by reason of this Agreement or any other document or agreement a fiduciary relationship with any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder. The Parties recognize that the interests of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Claimholders and Second Lien Claimholders may differ, and each of First Lien Nexstar Agent and Nexstar Control Agent may act in its own interest without taking into account the interests of any First Lien Mission Claimholder or Second Lien Claimholder.

(h) Neither First Lien Mission Agent nor Mission Control Agent will have by any reason of this Agreement or any other document or agreement a fiduciary relationship with any First Lien Mission Claimholder, First Lien Nexstar Claimholder or Second Lien Claimholder. The Parties recognize that the interests of each of First Lien Mission Agent, Mission Control Agent, First Lien Nexstar Claimholders and Second Lien Claimholders may differ, and First Lien Mission Agent and Mission Control Agent may act in its own interest without taking into account the interests of any First Lien Nexstar Claimholder or Second Lien Claimholder.

INTERCREDITOR AGREEMENT - Page 11

1.6 Prohibition on Contesting Liens; No Marshaling

(a) First Lien Nexstar Agent will not contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing a First Lien Mission Obligation or a Second Lien Obligation, but nothing in this Section 1.6 will impair the rights of any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Nexstar Obligations or the provisions for exercise of remedies.

(b) First Lien Mission Agent will not contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing a First Lien Nexstar Obligation or a Second Lien Obligation, but nothing in this Section 1.6 will impair the rights of any First Lien Mission Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Mission Obligations or the provisions for exercise of remedies.

(c) Second Lien Agent will not contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing a First Lien Nexstar Obligation or a First Lien Mission Obligation, but nothing in this Section 1.6 will impair the rights of any Second Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the Second Lien Obligations or the provisions for exercise of remedies.

(d) Until the last to occur of the Discharge of First Lien Nexstar Obligations and Discharge of First Lien Mission Obligations, Second Lien Agent will not assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

1.7 Confirmation of Second Lien Priority in Second Lien Collateral Documents

Each Nexstar Entity and each Mission Entity will cause each Second Lien Collateral Document to include the following language (or language to similar effect approved by First Lien Nexstar Agent and First Lien Mission Agent) and any other language First Lien Nexstar Agent or First Lien Mission Agent reasonably requests to reflect the subordination of the Lien securing the Second Lien Obligations:

Notwithstanding anything herein to the contrary, the lien and security interest granted to The Bank of New York Mellon pursuant to this Agreement and the exercise of any right or remedy by Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreement dated as of April 19, 2010 (such agreement, together with all modifications and restatements, the “Intercreditor Agreement”), among Bank of America, N.A., as First Lien Nexstar Agent, First Lien Mission Agent, Nexstar Control Agent and Mission Control Agent, The Bank of New York Mellon, as Second Lien Agent, and Grantors (as defined therein) from time to time party thereto and other persons party or that may become party thereto from time to time. If there is a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will control.

1.8 Release of Liens or Guaranties

(a) If First Lien Nexstar Agent or First Lien Mission Agent, respectively, releases a Lien on Collateral, or releases a Grantor from its Obligations under its guaranty of the First Lien Nexstar Obligations or First Lien Mission Obligations, in connection with:

(1) an Enforcement Action, or

INTERCREDITOR AGREEMENT - Page 12

(2) a Disposition of any Collateral under the First Lien Nexstar Loan Documents or First Lien Mission Loan Documents other than pursuant to an Enforcement Action (whether or not there is an event of default under the First Lien Nexstar Loan Documents or First Lien Mission Loan Documents)

then any Lien of Second Lien Agent on such Collateral, and the Obligations of the applicable Grantor under such guaranty of the Second Lien Obligations, will be, except as otherwise provided in this Section 1.8, automatically and simultaneously released, and Second Lien Agent will promptly execute and deliver to First Lien Nexstar Agent and First Lien Mission Agent or the applicable Grantor such termination statements, releases and other documents as First Lien Nexstar Agent and First Lien Mission Agent or the applicable Grantor reasonably requests to effectively confirm the release; provided, that such release will not occur without the consent of Second Lien Agent

(A) for an Enforcement Action, as to any Collateral the net Proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) either the First Lien Nexstar Obligations or First Lien Mission Obligations, or

(B) for a Disposition, if the Disposition is prohibited by a provision of the Second Lien Notes Indenture other than solely as the result of the existence of a default or event of default under the Second Lien Documents.

(b) Until (1) the Discharge of First Lien Nexstar Obligations (as to the appointment of First Lien Nexstar Agent) and (2) the Discharge of First Lien Mission Obligations (as to the appointment of First Lien Mission Agent), Second Lien Agent hereby appoints each of First Lien Nexstar Agent and First Lien Mission Agent and any officer or agent of First Lien Nexstar Agent and First Lien Mission Agent, respectively, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of Second Lien Agent or in First Lien Nexstar Agent’s or First Lien Mission Agent’s own name, in First Lien Nexstar Agent’s and First Lien Mission Agent’s discretion to take any action and to execute any and all documents and instruments that may be reasonable and appropriate for the limited purpose of carrying out the terms of this Section 1.8, including any endorsements or other instruments of transfer or release. This appointment is coupled with an interest and is irrevocable until the Discharge of First Lien Nexstar Obligations (as to the appointment of First Lien Nexstar Agent), the Discharge of First Lien Mission Obligations (as to the appointment of First Lien Mission Agent) or such time as this Agreement is terminated in accordance with its terms.

(c) Until the Discharge of First Lien Nexstar Obligations, to the extent that First Lien Nexstar Agent

(1) releases a Lien on Collateral or a Grantor from its Obligations under its guaranty, which Lien or guaranty is reinstated, or

(2) obtains a new Lien or additional guaranty from a Grantor,

then First Lien Mission Agent will be granted a pari passu Lien on such Collateral and an additional guaranty and Second Lien Agent will be granted a junior Lien on such Collateral and an additional guaranty, as the case may be, subject to Section 1.1.

INTERCREDITOR AGREEMENT - Page 13

(d) Until the Discharge of First Lien Mission Obligations, to the extent that First Lien Mission Agent

(1) releases a Lien on Collateral or a Grantor from its Obligations under its guaranty, which Lien or guaranty is reinstated, or

(2) obtains a new Lien or additional guaranty from a Grantor,

then First Lien Nexstar Agent will be granted a pari passu Lien on such Collateral and an additional guaranty and Second Lien Agent will be granted a junior Lien on such Collateral and an additional guaranty, as the case may be, subject to Section 1.1.

1.9 Intended Collateral

First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent acknowledge and agree that (a) all of such Intended Collateral are material assets of Grantors, (b) Intended Collateral is or may be subject to laws, regulations or agreements that (i) restrict the right or power of a Grantor to grant, allow the perfection of, or grant rights allowing the exercise of remedies with respect to a Lien in Intended Collateral, (ii) restrict the right of a Person to receive, perfect, or exercise remedies with respect to a Lien in Intended Collateral, or (iii) could result in a default or potential forfeiture of such Intended Collateral related to the grant of, perfection of, or exercise of remedies with respect to a Lien in such Intended Collateral, (c) Intended Collateral and any Lien or purported Lien in or with respect to any of the Intended Collateral might be subject to any of the matters described in Section 1.1(b), (d) First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders would intend and require that all Intended Collateral be, but for such restrictions, imperfections or matters described in Section 1.1(b), subject to a perfected Lien granted by the applicable Grantor for the benefit of First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders, (e) First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders do intend that all Intended Collateral be subject to the Lien priorities applicable to Collateral as provided in this Agreement, notwithstanding any such restrictions or imperfections, any absence or ineffectiveness of the grant of a Lien or purported Lien, the failure to perfect such Lien or purported Lien in any Intended Collateral and/or any other matter described in Section 1.1(b), and (f) notwithstanding any such restrictions or imperfections, any absence or ineffectiveness of the grant of a Lien or purported Lien, the failure to perfect such Lien or purported Lien in any Intended Collateral and/or any other matter described in Section 1.1(b), solely for determining the rights of First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders, First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent shall be deemed to have a perfected security instrument and Lien in all Intended Collateral and all Intended Collateral shall be deemed Collateral.

2 Modification of Obligations

2.1 Permitted Modifications

Except as otherwise expressly provided in this Section 2,

(a) subject to Section 2.2(a), the First Lien Nexstar Obligations may be modified in accordance with their terms, and their aggregate amount increased or Refinanced, without notice to or consent by any First Lien Mission Claimholder or Second Lien Claimholder, provided that the holders of any Refinancing Indebtedness (or their agent) bind themselves in a writing addressed to First Lien Mission Claimholders and Second Lien Claimholders to the terms of this Agreement,

INTERCREDITOR AGREEMENT - Page 14

(b) subject to Section 2.2(a), the First Lien Mission Obligations may be modified in accordance with their terms, and their aggregate amount increased or Refinanced, without notice to or consent by any First Lien Nexstar Claimholder or Second Lien Claimholder, provided that the holders of any Refinancing Indebtedness (or their agent) bind themselves in a writing addressed to First Lien Nexstar Claimholders and Second Lien Claimholders to the terms of this Agreement, and

(c) subject to Section 2.2(b), the Second Lien Obligations may be modified in accordance with their terms and the aggregate amount increased or Refinanced, without notice to or consent by any First Lien Claimholder, provided that the holders of any Refinancing Indebtedness (or their agent) bind themselves in a writing addressed to First Lien Nexstar Claimholders and First Lien Mission Claimholders to the terms of this Agreement.

However, no such modification may alter or otherwise affect Sections 1.1 or 1.8.

2.2 Modifications Requiring Consent

(a) Notwithstanding Section 2.1, the majority of Second Lien Noteholders (determined based on the then unpaid principal amount of Second Lien Obligations constituting Indebtedness (as defined in the Second Lien Notes Indenture, as the Second Lien Notes Indenture exists on the date of this Agreement)) must consent to any modification to the First Lien Nexstar Obligations or the First Lien Mission Obligations that increases the aggregate outstanding principal amount of First Lien Nexstar Obligations and First Lien Mission Obligations constituting Indebtedness (as defined in the First Lien Nexstar Credit Agreement and the First Lien Mission Credit Agreement) by an amount that would, after giving effect to such incurrence, result in a default under Section 4.09 of the Second Lien Notes Indenture (as the Second Lien Notes Indenture exists on the date of this Agreement).

(b) Notwithstanding Section 2.1, First Lien Nexstar Agent and First Lien Mission Agent must consent to any modification to or Refinancing of the Second Lien Obligations, that:

(i) increases the aggregate principal amount of bonds, debentures, notes or similar instruments or other similar extensions of credit and, any increase resulting from payment of interest in kind permitted under the Second Lien Documents or commitments therefor to an amount greater than $500,000,000;

(ii) increases

(A) the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate or by modifying the method of computing interest, or

(B) a fee

so that the combined interest rate and fees are increased by more than 1.00% per annum in the aggregate at any level of pricing, but excluding increases resulting from

(1) increases in an underlying reference rate not caused by a modification or Refinancing of such Obligations,

(2) accrual of interest at the “default rate” defined in the Second Lien Documents at the date hereof or, for a Refinancing, a rate that corresponds to the default rate, or

(3) application of a pricing grid set forth in the Second Lien Documents at the date hereof;

INTERCREDITOR AGREEMENT - Page 15

(iii) modifies covenants, defaults or events of default to make them materially more restrictive as to any Grantor or its property, except for modifications to match changes made to the First Lien Nexstar Obligations and First Lien Mission Obligations so as to preserve, on substantially similar economic terms, any differential that exists on the date hereof between the covenants, defaults, or events of default in the First Lien Loan Nexstar Documents and the First Lien Mission Documents and the covenants, defaults, or events of default in the Second Lien Documents;

(iv) accelerates any date upon which a scheduled payment of principal or interest is due, or otherwise decreases the weighted average life to maturity;

(v) changes a prepayment, redemption, or defeasance provisions so as to require a new payment or accelerate an existing payment Obligation;

(vi) changes a term that would result in a default under the First Lien Nexstar Credit Agreement or First Lien Mission Credit Agreement;

(vii) increases the Obligations of a Grantor;

(viii) changes any remedy of a Second Lien Claimholder in any manner adverse to any First Lien Nexstar Claimholder or First Lien Mission Claimholder or adds any remedy available to any Second Lien Claimholder; or

(ix) confers additional rights on a Second Lien Claimholder in a manner materially adverse to a First Lien Nexstar Claimholder or First Lien Mission Claimholder.

2.3 Parallel Modifications to Second Lien Obligations

If a First Lien Nexstar Claimholder or First Lien Mission Claimholder and a Grantor modify a First Lien Nexstar Collateral Document or First Lien Mission Collateral Document, respectively, the modification will apply automatically to any comparable provision of a Second Lien Collateral Document in which the Grantor grants a Lien on the same Collateral, without the consent of any Second Lien Claimholder and without any action by Second Lien Agent or any Grantor, provided that no such modification will

(a) remove or release Second Lien Collateral, except to the extent that (1) the release is permitted or required by this Agreement, or (2) there is a corresponding release of First Lien Nexstar Collateral and First Lien Mission Collateral, or

(b) impose duties on Second Lien Agent without its consent.

2.4 Notice of Modifications

First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent will notify each other, Nexstar Control Agent, Mission Control Agent and Standby Control Agent of each modification to the First Lien Nexstar Obligations, First Lien Mission Obligations or Second Lien Obligations, respectively, within 10 Business Days after the modification’s effective date and, if requested by the notified agent, including Nexstar Control Agent, Mission Control Agent and Standby Control Agent, promptly provide copies of any documents executed and delivered in connection with the modification.

INTERCREDITOR AGREEMENT - Page 16

3 Enforcement

3.1 Who May Exercise Remedies

(a) Subject to Sections 3.1(b) and (f), until the last to occur of the Discharge of First Lien Nexstar Obligations and Discharge of First Lien Mission Obligations, First Lien Nexstar Claimholders and First Lien Mission Claimholders will have the exclusive right to

(1) commence and maintain an Enforcement Action (including the rights to set-off or credit bid their debt),

(2) subject to Section 1.8, make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral, and

(3) otherwise enforce the rights and remedies of a secured creditor under the UCC and the Bankruptcy Laws of any applicable jurisdiction,

so long as any Proceeds received by First Lien Nexstar Agent in excess of those necessary to achieve Discharge of First Lien Nexstar Obligations and by First Lien Mission Agent to achieve a Discharge of First Lien Mission Obligations are distributed in accordance with the UCC and applicable law, subject to the relative priorities described in Section 1.1 and the provisions of Section 4.

(b) Notwithstanding Section 3.1(a) or any other Section of this Agreement, but subject to Section 1.3, a Second Lien Claimholder may

(1) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition or extension), and make other filings, arguments and motions, with respect to the Second Lien Obligations and the Collateral in any Insolvency Proceeding commenced by or against any Grantor, in each case in accordance with this Agreement; provided, that any such filings, arguments and motions are not adverse to the priority status in accordance with this Agreement of the Liens on the Collateral securing the First Lien Nexstar Obligations and the First Lien Mission Obligations or First Lien Nexstar Claimholders’ or First Lien Mission Claimholders’ rights to exercise remedies,

(2) take action to create, perfect, preserve or protect its Lien on the Collateral; provided, that any such actions are not adverse to the priority status in accordance with this Agreement of Liens on the Collateral securing the First Lien Nexstar Obligations and the First Lien Mission Obligations or First Lien Nexstar Claimholders’ or First Lien Mission Claimholders’ rights to exercise remedies,

(3) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of a Second Lien Obligation or a Lien securing the Second Lien Obligation; provided, that any such filings and other actions are not adverse to the priority status in accordance with this Agreement of the Liens on the Collateral securing the First Lien Nexstar Obligations and the First Lien Mission Obligations or First Lien Nexstar Claimholders’ or First Lien Mission Claimholders’ rights to exercise remedies,

(4) join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by First Lien Nexstar Agent or First Lien Mission Agent, to the extent that such action could not reasonably be expected to materially interfere with the Enforcement Action, but no Second Lien Claimholder may receive any Proceeds thereof unless expressly permitted herein; and

INTERCREDITOR AGREEMENT - Page 17

(5) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any First Lien Nexstar Claimholder or First Lien Mission Claimholder, or any sale of Collateral during an Insolvency Proceeding; provided that such bid may include a “credit bid” in respect of any Second Lien Obligations unless the proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Nexstar Obligations and Discharge of First Lien Mission Obligations in their entirety.

(c) Except as otherwise expressly set forth in this Section 3.1, Second Lien Claimholders may exercise any rights and remedies that could be exercised by an unsecured creditor other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor against a Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Documents and applicable law, provided that any judgment Lien or any distribution to unsecured creditors (to the extent such distribution includes Intended Collateral and Proceeds of Intended Collateral) obtained by a Second Lien Claimholder as a result of such exercise of rights will be included in the Second Lien Collateral and be subject to this Agreement for all purposes (including in relation to the First Lien Nexstar Obligations and First Lien Mission Obligations).

(e) First Lien Nexstar Agent will promptly notify First Lien Mission Agent and Second Lien Agent of the Discharge of First Lien Nexstar Obligations and First Lien Mission Agent will promptly notify First Lien Nexstar Agent and Second Lien Agent of the Discharge of First Lien Mission Obligations.

(f) First Lien Nexstar Agent shall have the exclusive right (acting on its own or through any agent (including Nexstar Control Agent) or any other Person who First Lien Nexstar Agent is authorized to act through pursuant to the First Lien Nexstar Loan Documents) to take any Enforcement Action pursuant to the First Lien Nexstar Collateral Documents. First Lien Mission Agent shall have the exclusive right (acting on its own or through any agent (including Mission Control Agent) or any other Person who First Lien Mission Agent is authorized to act through pursuant to the First Lien Mission Loan Documents) to take any Enforcement Action pursuant to the First Lien Mission Collateral Documents.

3.2 Manner of Exercise

(a) Subject to the rights of First Lien Nexstar Agent, First Lien Mission Agent, Nexstar Control Agent and Mission Control Agent under the First Lien Nexstar Loan Documents and First Lien Mission Loan Documents and Section 3.1(f), a First Lien Nexstar Claimholder may take any Enforcement Action

(1) in any manner in its sole discretion in compliance with applicable law,

(2) without consultation with or the consent of any First Lien Mission Claimholder or Second Lien Claimholder,

(3) regardless of whether an Insolvency Proceeding has been commenced,

(4) regardless of any provision of any First Lien Mission Loan Document or Second Lien Document (other than this Agreement), and

(5) regardless of whether such exercise is adverse to the interest of any First Lien Mission Claimholder or Second Lien Claimholder.

INTERCREDITOR AGREEMENT - Page 18

(b) Subject to the rights of First Lien Nexstar Agent, First Lien Mission Agent, Nexstar Control Agent and Mission Control Agent under the First Lien Nexstar Loan Documents and First Lien Mission Loan Documents and Section 3.1(f), a First Lien Mission Claimholder may take any Enforcement Action

(1) in any manner in its sole discretion in compliance with applicable law,

(2) without consultation with or the consent of any First Lien Nexstar Claimholder or Second Lien Claimholder,

(3) regardless of whether an Insolvency Proceeding has been commenced,

(4) regardless of any provision of any First Lien Nexstar Loan Document or Second Lien Document (other than this Agreement), and

(5) regardless of whether such exercise is adverse to the interest of any First Lien Nexstar Claimholder or Second Lien Claimholder.

(c) The rights of a First Lien Nexstar Claimholder (including Nexstar Control Agent) to enforce any provision of this Agreement or any First Lien Nexstar Loan Document will not be prejudiced or impaired by

(1) any act or failure to act of any Grantor, any other First Lien Nexstar Claimholder, or Nexstar Control Agent, or

(2) noncompliance by any Person other than such First Lien Nexstar Claimholder with any provision of this Agreement, any First Lien Nexstar Loan Document, any First Lien Mission Loan Document or any Second Lien Document,

regardless of any knowledge thereof that any First Lien Nexstar Claimholder or Nexstar Control Agent may have or otherwise be charged with.

(d) The rights of a First Lien Mission Claimholder (including Mission Control Agent) to enforce any provision of this Agreement or any First Lien Mission Loan Document will not be prejudiced or impaired by

(1) any act or failure to act of any Grantor, any other First Lien Mission Claimholder, or Mission Control Agent, or

(2) noncompliance by any Person other than such First Lien Mission Claimholder with any provision of this Agreement, any First Lien Mission Loan Document, any First Lien Nexstar Loan Document or any Second Lien Document,

regardless of any knowledge thereof that any First Lien Mission Claimholder or Mission Control Agent may have or otherwise be charged with.

(e) No Second Lien Claimholder will contest, protest or object to, or take any action to hinder, and each waives any and all claims with respect to, any Enforcement Action by a First Lien Nexstar Claimholder and First Lien Mission Claimholder.

INTERCREDITOR AGREEMENT - Page 19

3.3 Specific Performance

First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent may each demand specific performance of this Agreement as against one another, First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders, and each waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by a Second Lien Claimholder, a First Lien Nexstar Claimholder or a First Lien Mission Claimholder, respectively.

3.4 Notice of Exercise

First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent will each provide reasonable prior notice to each other, Nexstar Control Agent, Mission Control Agent and Standby Control Agent of its initial material Enforcement Action.

4 Payments

4.1 Application of Proceeds – Dispositions

Until the Discharge of First Lien Nexstar Obligations, the Discharge of First Lien Mission Obligations and the Discharge of Second Lien Obligations, and regardless of whether an Insolvency Proceeding has been commenced, Collateral or cash Proceeds received in connection with a Disposition of Assets or an Enforcement Action or as a result of an insurance payment will be applied

(a) first, to the amounts owing to Nexstar Control Agent and Mission Control Agent by each of (1) Grantors, First Lien Nexstar Claimholders, First Lien Mission Claimholders or Second Lien Claimholders (other than Nexstar Control Agent and Mission Control Agent) pursuant to this Agreement, the First Lien Nexstar Collateral Documents, the First Lien Mission Collateral Documents and the Second Lien Collateral Documents, including, without limitation, payment of reasonable expenses and protective advances incurred by Nexstar Control Agent and Mission Control Agent with respect to maintenance and protection of the Collateral and of reasonable expenses incurred with respect to the Disposition of or realization upon any Collateral or the perfection, enforcement or protection of the rights of First Lien Nexstar Claimholders, First Lien Mission Claimholders and Secured Lien Claimholders (including reasonable attorneys’ fees and expenses), and (2) First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders (other than Nexstar Control Agent and Mission Control Agent) as result of any indemnity given for the benefit of Nexstar Control Agent and Mission Control Agent pursuant to this Agreement, any First Lien Nexstar Loan Document, any First Lien Mission Loan Document, any Second Lien Document or any separate indemnity required by Nexstar Control Agent or Mission Control Agent, pro rata based on the aggregate amount owed to Nexstar Control Agent and Mission Control Agent in such capacities and not as a First Lien Nexstar Claimholder or First Lien Mission Claimholder,

(b) second, to the amounts owing to First Lien Nexstar Agent and First Lien Mission Agent by each of (1) Grantors, First Lien Nexstar Claimholders, First Lien Mission Claimholders or Second Lien Claimholders (other than First Lien Nexstar Agent and First Lien Mission Agent) pursuant to this Agreement, the First Lien Nexstar Collateral Documents, the First Lien Mission Collateral Documents and the Second Lien Collateral Documents, including, without limitation, payment of reasonable expenses and protective advances incurred by First Lien Nexstar Agent and First Lien Mission Agent with respect to maintenance and protection of the Collateral and of reasonable expenses incurred with respect to the Disposition of or realization upon any Collateral or the perfection, enforcement or protection of the rights of First Lien Nexstar Claimholders, First Lien Mission Claimholders and Secured Lien Claimholders (including reasonable attorneys’ fees and expenses), and (2) First Lien Nexstar

INTERCREDITOR AGREEMENT - Page 20

Claimholders, First Lien Mission Claimholders and Second Lien Claimholders (other than First Lien Nexstar Agent and First Lien Mission Agent) as result of any indemnity given for the benefit of First Lien Nexstar Agent and First Lien Mission Agent pursuant to this Agreement, any First Lien Nexstar Loan Document, any First Lien Mission Loan Document, any Second Lien Document or any separate indemnity required by First Lien Nexstar Agent or First Lien Mission Agent, pro rata based on the aggregate amount owed to First Lien Nexstar Agent and First Lien Mission Agent in such capacities and not as a First Lien Nexstar Claimholder of First Lien Mission Claimholder,

(c) third, to each of (1) First Lien Nexstar Agent for the benefit of First Lien Nexstar Claimholders who have provided an indemnity to Nexstar Control Agent or First Lien Nexstar Agent pursuant to this Agreement, any First Lien Nexstar Loan Document or any separate indemnity required by Nexstar Control Agent or First Lien Nexstar Agent, (2) First Lien Mission Agent for the benefit of First Lien Mission Claimholders who have provided an indemnity to Mission Control Agent or First Lien Mission Agent pursuant to this Agreement, any First Lien Mission Loan Document or any separate indemnity required by Mission Control Agent or First Lien Mission Agent, and (3) Second Lien Agent the benefit of Second Lien Claimholders who have provided an indemnity to Nexstar Control Agent, First Lien Nexstar Agent, Mission Control Agent or First Lien Mission Agent pursuant to this Agreement, any Second Lien Document or any separate indemnity required by Nexstar Control Agent, First Lien Nexstar Agent, Mission Control Agent or First Lien Mission Agent, in a ratable amount based upon the aggregate amount of all indemnities provided by all First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders pursuant to agreements described in this Section 4.1(c),

(d) fourth, to First Lien Nexstar Agent for the benefit of First Lien Nexstar Claimholders for application in accordance with the terms of the First Lien Nexstar Credit Agreement and to First Lien Mission Agent for the benefit of First Lien Mission Claimholders for application in accordance with the terms of the First Lien Mission Credit Agreement, pro rata based on the aggregate amount of all First Lien Nexstar Obligations and all First Lien Mission Obligations,

(e) fifth, to all First Lien Nexstar Obligations and First Lien Mission Obligations not described in Sections 4.1(a), (b), (c) and (d),

(f) sixth, to Second Lien Agent for the benefit of Second Lien Claimholders for application in accordance with the terms of the Second Lien Documents,

(g) seventh, the balance, if any, shall be returned to the applicable Grantor or such other Persons as are entitled thereto.

in each case as specified in the First Lien Nexstar Loan Documents, the First Lien Mission Loan Documents and the Second Lien Documents, or as otherwise determined by First Lien Nexstar Claimholders, First Lien Mission Claimholders or Second Lien Claimholders, as applicable but subject to this Agreement.

Notwithstanding the foregoing, any non-cash Collateral or non-cash Proceeds (with respect to Collateral and Proceeds of Collateral in which the Lien was granted by a Nexstar Entity) will be held by First Lien Nexstar Agent as Collateral unless the failure to apply such amounts as set forth above would be commercially unreasonable and any non-cash Collateral or non-cash Proceeds (with respect to Collateral and Proceeds of Collateral in which the Lien was granted by a Mission Entity) will be held by First Lien Mission Agent as Collateral unless the failure to apply such amounts as set forth above would be commercially unreasonable.

INTERCREDITOR AGREEMENT - Page 21

4.2 Insurance

First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent will be named as additional insureds and/or loss payees, as applicable, under any insurance policies maintained by any Grantor.

(a) Until the Discharge of First Lien Nexstar Obligations, and subject to the rights of the Grantors under the First Lien Nexstar Loan Documents,

(i) with respect to any claim related to property of a Nexstar Entity, First Lien Nexstar Agent will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering such Collateral, and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting such Collateral,

(ii) with respect to any liability policy owned by a Nexstar Entity or in which a Nexstar Entity is an insured, First Lien Nexstar Agent will have the exclusive right to adjust settlement for any claim covered by such policy, and

(iii) all Proceeds of such policy, award, or deed will be applied in the order provided in Section 4.1.

(b) Until the Discharge of First Lien Mission Obligations, and subject to the rights of the Grantors under the First Lien Mission Documents,

(i) with respect to any claim related to property of a Mission Entity, First Lien Mission Agent will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering such Collateral, and to approve any award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting such Collateral,

(ii) with respect to any liability policy owned by a Mission Entity or in which a Mission Entity is an insured, First Lien Mission Agent will have the exclusive right to adjust settlement of any claim covered by such policy, and

(iii) all Proceeds of such policy, award or deed will be applied in the order provided in Section 4.1.

(c) After application of the amounts as provided in Sections 4.3(a) and (b), if no Second Lien Obligations are outstanding, such amounts shall be applied to the payment to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

4.3 Payment Turnover

Until the last to occur of the Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations, whether or not an Insolvency Proceeding has commenced, Collateral or Proceeds (including insurance proceeds or property or Proceeds received by a Second Lien Claimholder in connection with the exercise of a right or remedy (including set-off, recoupment, or an Enforcement Action)) will be

(a) segregated and held in trust, and

INTERCREDITOR AGREEMENT - Page 22

(b) promptly paid over to First Lien Nexstar Agent (with respect to property of a Nexstar Entity) or to First Lien Mission Agent (with respect to property of a Mission Entity or Smith) in the form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each of First Lien Nexstar Agent and First Lien Mission Agent is authorized to make such endorsements as agent for the Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the last to occur of Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations.

4.4 Refinancing after Discharge of First Lien Nexstar Obligations or First Lien Mission Obligations

(a) If, after the Discharge of First Lien Nexstar Obligations, Nexstar issues or incurs Refinancing Indebtedness that is permitted to be incurred under the First Lien Mission Loan Documents and Second Lien Documents, then the First Lien Nexstar Obligations will automatically be deemed not to have been discharged for all purposes of this Agreement (except for actions taken as a result of the initial Discharge of First Lien Nexstar Obligations). Upon First Lien Mission Agent’s and Second Lien Agent’s receipt of a notice stating that Nexstar has entered into a new First Lien Nexstar Loan Document and identifying the new First Lien Nexstar Agent (the “New Nexstar Agent”),

(i) the Obligations under such Refinancing Indebtedness will automatically be treated as First Lien Nexstar Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

(ii) the New Nexstar Agent under such new First Lien Nexstar Loan Documents will be First Lien Nexstar Agent for all purposes of this Agreement,

(iii) First Lien Mission Agent and Second Lien Agent will promptly,

(A) enter into such documents and agreements (including modifications to this Agreement) as Nexstar or New Nexstar Agent reasonably requests to provide to New Nexstar Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and

(B) deliver to the New Nexstar Agent any Possessory Collateral and Control Collateral (with respect to such Collateral in which a Nexstar Entity has granted a Lien) held or controlled by it together with any necessary endorsements (or, if Standby Control Agent has possession of any Possessory Collateral or control of any Control Collateral, cause Standby Control Agent to deliver to New Nexstar Agent such Possessory Collateral and Control Collateral and otherwise allow New Nexstar Agent to obtain possession and control of such Possessory Collateral and Control Collateral).

(iv) New Nexstar Agent will promptly agree in a writing addressed to First Lien Mission Agent and Second Lien Agent to be bound by the terms of this Agreement.

If any Obligations under the new First Lien Nexstar Loan Documents are secured by Collateral that does not also secure the First Lien Mission Loan Obligations and Second Lien Obligations, then the First Lien Mission Obligations will be secured at such time by a pari passu Lien on such Collateral to the same extent provided in the First Lien Mission Collateral Documents and this Agreement and Second Lien Obligations will be secured at such time by a second priority Lien on such Collateral to the same extent provided in the Second Lien Collateral Documents and this Agreement.

INTERCREDITOR AGREEMENT - Page 23

(b) If, after the Discharge of First Lien Mission Obligations, Mission issues or incurs Refinancing Indebtedness that is permitted to be incurred under the First Lien Nexstar Loan Documents and Second Lien Documents, then the First Lien Mission Obligations will automatically be deemed not to have been discharged for all purposes of this Agreement (except for actions taken as a result of the initial Discharge of First Lien Mission Obligations). Upon First Lien Nexstar Agent’s and Second Lien Agent’s receipt of a notice stating that Mission has entered into a new First Lien Mission Loan Document and identifying the new First Lien Mission Agent (the “New Mission Agent”),

(i) the Obligations under such Refinancing Indebtedness will automatically be treated as First Lien Mission Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

(ii) the New Mission Agent under such new First Lien Mission Loan Documents will be First Lien Mission Agent for all purposes of this Agreement,

(iii) First Lien Nexstar Agent and Second Lien Agent will promptly,

(A) enter into such documents and agreements (including amendments or supplements to this Agreement) as Mission or New Mission Agent reasonably requests to provide to New Mission Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and

(B) deliver to the New Mission Agent any Possessory Collateral and Control Collateral (with respect to such Collateral in which a Mission Entity has granted a Lien) held or controlled by it together with any necessary endorsements (or, if Standby Control Agent has possession of any Possessory Collateral or control of any Control Collateral, cause Standby Control Agent to deliver to New Mission Agent such Possessory Collateral and Control Collateral and otherwise allow New Mission Agent to obtain possession and control of such Possessory Collateral and Control Collateral).

(iv) New Mission Agent will promptly agree in a writing addressed to First Lien Nexstar Agent and Second Lien Agent to be bound by the terms of this Agreement.

If any Obligations under the new First Lien Mission Loan Documents are secured by Collateral that does not also secure the First Lien Nexstar Loan Obligations and Second Lien Obligations, then the First Lien Nexstar Obligations will be secured at such time by a pari passu Lien on such Collateral to the same extent provided in the First Lien Nexstar Collateral Documents and this Agreement and Second Lien Obligations will be secured at such time by a second priority Lien on such Collateral to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5 Purchase of First Lien Nexstar Obligations and First Lien Mission Obligations by Second Lien Claimholders

5.1 Purchase Right

(a) If there is

(1) an acceleration of the First Lien Nexstar Obligations in accordance with the First Lien Nexstar Credit Agreement,

(2) an acceleration of the First Lien Mission Obligations in accordance with the First Lien Mission Credit Agreement,

INTERCREDITOR AGREEMENT - Page 24

(3) a payment default under the First Lien Nexstar Credit Agreement that is not cured, or waived by First Lien Nexstar Claimholders, within 60 days after the date on which such payment was due (after giving effect to any grace and cure period),

(4) a payment default under the First Lien Mission Credit Agreement that is not cured, or waived by First Lien Mission Claimholders, within 60 days after the date on which such payment was due (after giving effect to any grace and cure period), or

(5) the commencement of an Insolvency Proceeding,

(each a “Purchase Event”), then Second Lien Claimholders may purchase all, but not less than all, of both the First Lien Nexstar Obligations and First Lien Mission Obligations (the “Purchase Obligations”). Such purchase will

(A) include all principal of, and all accrued and unpaid interest, fees and expenses in respect of, all First Lien Nexstar Obligations and First Lien Mission Obligations outstanding at the time of purchase,

(B) be made pursuant to an “Assignment and Assumption” (as such term is defined in the First Lien Nexstar Credit Agreement and First Lien Mission Credit Agreement) whereby Second Lien Claimholders will assume all rights, all funding commitments and Obligations of First Lien Nexstar Claimholders under the First Lien Nexstar Loan Documents and of First Lien Mission Claimholders under the First Lien Mission Loan Documents other than under the Secured Nexstar Hedge Agreements, Secured Nexstar Cash Management Agreements, Secured Mission Swap Agreements and Secured Mission Cash Management Agreements, and

(C) otherwise be subject to the terms and conditions of this Section 5.

Each First Lien Nexstar Claimholder will retain all rights to indemnification provided in the relevant First Lien Nexstar Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Nexstar Obligations pursuant to this Section 5. Each First Lien Mission Claimholder will retain all rights to indemnification provided in the relevant First Lien Mission Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Mission Obligations pursuant to this Section 5.

(b) Except as to Enforcement Actions that First Lien Nexstar Agent is required to take pursuant to the First Lien Nexstar Loan Documents or that First Lien Nexstar Agent determines in its reasonable discretion are necessary to protect the interest of First Lien Nexstar Claimholders, First Lien Nexstar Claimholders will not commence an Enforcement Action during the period commencing on the date First Lien Nexstar Agent receives a Purchase Notice conforming with the requirements of this Agreement and ending on the Purchase Date.

(c) Except as to Enforcement Actions that First Lien Mission Agent is required to take pursuant to the First Lien Mission Loan Documents or that First Lien Mission Agent determines in its reasonable discretion are necessary to protect the interest of First Lien Mission Claimholders, First Lien Mission Claimholders will not commence an Enforcement Action during the period commencing on the date First Lien Mission Agent receives a Purchase Notice conforming with the requirements of this Agreement and ending on the Purchase Date.

INTERCREDITOR AGREEMENT - Page 25

5.2 Purchase Notice

(a) Second Lien Claimholders desiring to purchase all of the Purchase Obligations (the “Purchasing Creditors”) will deliver a “Purchase Notice” to First Lien Nexstar Agent and First Lien Mission Agent that

(1) is signed by Purchasing Creditors,

(2) states that it is a Purchase Notice under this Section 5,

(3) states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Section 5, the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100 percent for all Purchasing Creditors, and

(4) designates a “Purchase Date” on which the purchase will occur, that is (A) at least 5 but not more than 15 Business Days after the first to occur of First Lien Nexstar Agent’s and First Lien Mission Agent’s receipt of the Purchase Notice, and (B) not more than 60 days after the Purchase Event.

A Purchase Notice will be ineffective if it is (1) not received by both First Lien Nexstar Agent and First Lien Mission Agent within 10 days after the Purchase Event, or (2) received by both First Lien Nexstar Agent and First Lien Mission Agent after the occurrence giving rise to the Purchase Event is waived, cured or otherwise ceases to exist.

(b) Upon both First Lien Nexstar Agent’s and First Lien Mission Agent’s receipt of an effective Purchase Notice conforming to this Section 5.2, Purchasing Creditors will be irrevocably obligated to purchase, and First Lien Nexstar Claimholders and First Lien Mission Claimholders will be irrevocably obligated to sell, the First Lien Nexstar Obligations and First Lien Mission Obligations, respectively, in accordance with and subject to this Section 5.

5.3 Purchase Price

The “Purchase Price” for the Purchase Obligations will equal the sum of

(a) the principal amount of all loans, advances or similar extensions of credit included in the Purchase Obligations (including unreimbursed amounts drawn on Letters of Credit, but excluding the undrawn amount of outstanding Letters of Credit), and all accrued and unpaid interest thereon through the Purchase Date (excluding any acceleration prepayment penalties or premiums but including any interest accrued at a default rate),

(b) the net aggregate amount then owing to counterparties under Secured Nexstar Hedge Agreements and Secured Mission Hedge Agreements, including all amounts owing to the counterparties as a result of the termination (or early termination) thereof,

(c) the net aggregate amount then owing to creditors under Secured Nexstar Cash Management Agreements and Secured Mission Cash Management Agreements, including all amounts owing to the creditors as a result of the termination (or early termination) thereof, and

(d) all accrued and unpaid fees, expenses, indemnities (but only to the extent a claim has been made with respect thereto) and other amounts owed to the First Lien Nexstar Claimholders under the First Lien Nexstar Loan Documents and to the First Lien Mission Claimholders under the First Lien Mission Loan Documents, respectively, on the Purchase Date.

INTERCREDITOR AGREEMENT - Page 26

5.4 Purchase Closing

On the Purchase Date,

(a) Purchasing Creditors, First Lien Nexstar Agent, First Lien Mission Agent, First Lien Nexstar Lenders and First Lien Mission Lenders will execute and deliver the respective Assignment and Assumption,

(b) Purchasing Creditors will pay the Purchase Price allocable to the First Lien Nexstar Obligations to First Lien Nexstar Agent and the Purchase Price allocable to the First Lien Mission Obligations to First Lien Mission Agent by wire transfer of immediately available funds,

(c) Purchasing Creditors will deposit with (i) First Lien Nexstar Agent or its designee by wire transfer of immediately available funds, the sum of (A) 105% of the aggregate undrawn amount of all then outstanding Nexstar Letters of Credit and (B) the aggregate facing and similar fees that will accrue thereon through the stated maturity of the Nexstar Letters of Credit (assuming no drawings thereon before stated maturity), and (ii) First Lien Mission Agent or its designee by wire transfer of immediately available funds, the sum of (A) 105% of the aggregate undrawn amount of all then outstanding Mission Letters of Credit and (B) the aggregate facing and similar fees that will accrue thereon through the stated maturity of the Mission Letters of Credit (assuming no drawings thereon before stated maturity), and

(d) Second Lien Agent will execute and deliver to First Lien Nexstar Agent and First Lien Mission Agent a waiver of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.

5.5 Actions after Purchase Closing

(a) Promptly after the closing of the purchase of all Purchase Obligations, (i) First Lien Nexstar Agent will distribute the Purchase Price allocable to the First Lien Nexstar Obligations to First Lien Nexstar Claimholders, and (ii) First Lien Mission Agent will distribute the Purchase Price allocable to First Lien Mission Obligations to First Lien Mission Claimholders, in accordance with the terms of the First Lien Nexstar Loan Documents and First Lien Mission Loan Documents, respectively.

(b) After the closing of the purchase of all Purchase Obligations, First Lien Nexstar Agent shall immediately resign as administrative agent under the First Lien Nexstar Loan Documents and as collateral agent under the First Lien Nexstar Loan Documents, and Nexstar Control Agent shall immediately resign as Nexstar Control Agent. Upon such resignations, a new administrative agent and, if applicable, a new collateral agent and/or Nexstar Control Agent will be elected or appointed in accordance with the First Lien Nexstar Loan Documents.

(c) After the closing of the purchase of all Purchase Obligations, First Lien Mission Agent shall immediately resign as administrative agent under the First Lien Mission Loan Documents and as collateral agent under the First Lien Mission Loan Documents, and Mission Control Agent shall immediately resign as Mission Control Agent. Upon such resignations, a new administrative agent and, if applicable, a new collateral agent and/or Mission Control Agent will be elected or appointed in accordance with the First Lien Mission Loan Documents.

INTERCREDITOR AGREEMENT - Page 27

(d) First Lien Nexstar Agent shall apply cash collateral to reimburse Nexstar Letter of Credit issuers for drawings under Nexstar Letters of Credit, any customary fees charged by the issuer in connection with such draws, and facing or similar fees. After giving effect to each such payment, any remaining cash collateral that exceeds the sum of (i) 105% of the aggregate undrawn amount of all then outstanding Nexstar Letters of Credit and (ii) the aggregate facing and similar fees that will accrue thereon through the stated maturity of such Nexstar Letters of Credit (assuming no drawings thereon before stated maturity) shall be returned to Purchasing Creditors (as their interests appear). When all Nexstar Letters of Credit have been cancelled with the consent of the beneficiary thereof, expired, or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to Purchasing Creditors, as their interests appear.

(e) First Lien Mission Agent shall apply cash collateral to reimburse Mission Letter of Credit issuers for drawings under Mission Letters of Credit, any customary fees charged by the issuer in connection with such draws, and facing or similar fees. After giving effect to each such payment, any remaining cash collateral that exceeds the sum of (i) 105% of the aggregate undrawn amount of all then outstanding Mission Letters of Credit and (ii) the aggregate facing and similar fees that will accrue thereon through the stated maturity of such Mission Letters of Credit (assuming no drawings thereon before stated maturity) shall be returned to Purchasing Creditors (as their interests appear). When all Mission Letters of Credit have been cancelled with the consent of the beneficiary thereof, expired, or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to Purchasing Creditors, as their interests appear.

(f) If for any reason other than the gross negligence or willful misconduct of First Lien Nexstar Agent or First Lien Mission Agent, respectively, the cash collateral is less than the amount owing with respect to a Nexstar Letter of Credit or Mission Letter of Credit, respectively, described in Section 5.6(d) or (e), then Purchasing Creditors will, in proportion to their interests, promptly reimburse First Lien Nexstar Agent (who will then pay the issuing bank) or First Lien Mission Agent (who will then pay the issuing bank) the amount of the deficiency.

5.6 No Recourse or Warranties; Defaulting Creditors

(a) First Lien Nexstar Claimholders and First Lien Mission Claimholders will be entitled to rely on the statements, representations and warranties in the Purchase Notice without investigation.

(b) The purchase and sale of the First Lien Nexstar Obligations under this Section 5 will be without recourse and without representation or warranty of any kind by First Lien Nexstar Claimholders, except that each First Lien Nexstar Claimholders represents and warrants, as to itself and not as to any other First Lien Nexstar Claimholder, that on the Purchase Date, immediately before giving effect to the purchase,

(1) the principal of and accrued and unpaid interest on the First Lien Nexstar Obligations owed to such First Lien Nexstar Claimholder, and the fees and expenses thereof, are as stated in the applicable Assignment and Assumption,

(2) such First Lien Nexstar Claimholder owns such First Lien Nexstar Obligations owed to it free and clear of any Liens (other than participation interests not prohibited by the First Lien Nexstar Credit Agreements), and

(3) such First Lien Nexstar Claimholder has the full right and power to assign its First Lien Nexstar Obligations and such assignment has been duly authorized by all necessary corporate action by such First Lien Nexstar Claimholder.

INTERCREDITOR AGREEMENT - Page 28

(c) The purchase and sale of the First Lien Mission Obligations under this Section 5 will be without recourse and without representation or warranty of any kind by First Lien Mission Claimholders, except that each First Lien Mission Claimholder represents and warrants, as to itself and not as to any other First Lien Mission Claimholder, that on the Purchase Date, immediately before giving effect to the purchase,

(1) the principal of and accrued and unpaid interest on the First Lien Mission Obligations owed to such First Lien Mission Claimholder, and the fees and expenses thereof, are as stated in the applicable Assignment and Assumption,

(2) such First Lien Mission Claimholder owns such First Lien Mission Obligations owed to it free and clear of any Liens (other than participation interests not prohibited by the First Lien Mission Credit Agreements), and

(3) such First Lien Mission Claimholder has the full right and power to assign its First Lien Mission Obligations and such assignment has been duly authorized by all necessary corporate action by such First Lien Mission Claimholder.

(d) The obligations of First Lien Nexstar Claimholders and First Lien Mission Claimholders to sell their respective Purchase Obligations under this Section 5 are several and not joint and several. If a First Lien Nexstar Claimholder or a First Lien Mission Claimholder (a “Defaulting Creditor”) breaches its obligation to sell its Purchase Obligations under this Section 5, no other First Lien Nexstar Claimholder or First Lien Mission Claimholder will be obligated to purchase the Defaulting Creditor’s Purchase Obligations for resale to the holders of Second Lien Obligations. A First Lien Nexstar Claimholder and a First Lien Mission Claimholder that complies with this Section 5 will not be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor, provided that nothing in this Section 5.6(d) will require the Purchasing Creditors to purchase less than all of the Purchase Obligations.

(e) Nexstar, Ultimate Parent, Nexstar Finance Holdings, Mission and Smith irrevocably consent, and will use their best efforts to obtain any necessary consent of each other Grantor, to any assignment effected to one or more Purchasing Creditors pursuant to this Section 5.

6 Insolvency Proceedings

6.1 Use of Cash Collateral and DIP Financing

(a) Until the last to occur of the Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations, if an Insolvency Proceeding has commenced, Second Lien Agent, as holder of a Lien on the Collateral, will not contest, protest or object to, and each Second Lien Claimholder will be deemed to have consented to,

(1) any use, sale or lease of “cash collateral” (as defined in Section 363(a) of the Bankruptcy Code), and

(2) Nexstar, Mission or any other Grantor obtaining DIP Financing if First Lien Nexstar Agent or First Lien Mission Agent consents in writing to such use, sale or lease, or DIP Financing, provided that Second Lien Agent otherwise retains its Lien on the Collateral.

INTERCREDITOR AGREEMENT - Page 29

Upon written request from First Lien Nexstar Agent or First Lien Mission Agent, Second Lien Agent, as holder of a Lien on the Collateral, will join any objection by First Lien Nexstar Agent or First Lien Mission Agent to the use, sale, or lease of cash collateral.

(b) Any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by either of First Lien Nexstar Agent or First Lien Mission Agent to be paid prior to the last to occur of the Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations will be deemed for purposes of Section 6.1(a)

(1) to be a use of cash collateral, and

(2) a principal amount of DIP Financing

at the time of such consent.

No Second Lien Claimholder may provide DIP Financing to any Nexstar Entity, any Mission Entity or other Grantor.

6.2 Sale of Collateral

Second Lien Agent, as holder of a Lien on the Collateral and on behalf of the Second Lien Claimholders, will not contest, protest or object, and will be deemed to have consented pursuant to Section 363(f) of the Bankruptcy Code, to a Disposition of Collateral free and clear of its Liens or other interests under Section 363 of the Bankruptcy Code if either of First Lien Nexstar Agent or First Lien Mission Agent consents in writing to the Disposition, provided that either (a) pursuant to court order, the Liens of Second Lien Claimholders attach to the net Proceeds of the Disposition with the same priority and validity as the Liens held by Second Lien Claimholders on such Collateral, and the Liens remain subject to the terms of this Agreement or (b) the Proceeds of a Disposition of Collateral received by First Lien Nexstar Agent in excess of those necessary to achieve the Discharge of First Lien Nexstar Obligations and by First Lien Mission Agent in excess of those necessary to achieve the Discharge of First Lien Mission Obligations are distributed in accordance with this Agreement and otherwise as provided in the UCC and applicable law.

Upon First Lien Nexstar Agent’s or First Lien Mission Agent’s written request, Second Lien Agent, solely in its capacity as holder of a Lien on Collateral, will join any objection asserted by First Lien Nexstar Agent or First Lien Mission Agent to any Disposition of Collateral during an Insolvency Proceeding.

6.3 Relief from the Automatic Stay

Until the last to occur of the Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations, no Second Lien Claimholder may seek relief from the automatic stay or any other stay in an Insolvency Proceeding in respect of the Collateral without both First Lien Nexstar Agent’s and First Lien Mission Agent’s prior written consent or oppose any request by either First Lien Nexstar Agent or First Lien Mission Agent for relief from such stay.

6.4 Adequate Protection

(a) No Second Lien Claimholder will contest, protest or object to

(1) a request by a First Lien Nexstar Claimholder or a First Lien Mission Claimholder for “adequate protection” under any Bankruptcy Law, or

INTERCREDITOR AGREEMENT - Page 30

(2) an objection by a First Lien Nexstar Claimholder or a First Lien Mission Claimholder to a motion, relief, action or proceeding based on a First Lien Nexstar Claimholder or a First Lien Mission Claimholder claiming a lack of adequate protection.

(b) Notwithstanding Section 6.4(a), in an Insolvency Proceeding:

(1) Except as permitted in this Section 6.4, no Second Lien Claimholder may seek or request adequate protection or relief from the automatic stay imposed by Section 362 of the Bankruptcy Code or other relief based upon a lack of adequate protection.

(2) If a First Lien Nexstar Claimholder or a First Lien Mission Claimholder is granted adequate protection in the form of additional or replacement Collateral in connection with a motion described in Section 6.1, then Second Lien Agent may seek or request adequate protection in the form of a Lien on such additional or replacement Collateral, which Lien will be subordinated to the Liens securing the First Lien Nexstar Obligations, the First Lien Mission Obligations and any DIP Financing (and all related Obligations) on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the Liens securing First Lien Nexstar Obligations and the First Lien Mission Obligations under this Agreement.

(3) Any claim by a Second Lien Claimholder under Section 507(b) of the Bankruptcy Code will be subordinate in right of payment to any claim of First Lien Nexstar Claimholders and First Lien Mission Claimholders under Section 507(b) of the Bankruptcy Code and any payment thereof will be deemed to be Proceeds of Collateral; provided that, subject to Section 6.7, Second Lien Claimholders will be deemed to have agreed pursuant to Section 1129(a)(9) of the Bankruptcy Code that such Section 507(b) claims may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims.

6.5 First Lien Objections to Second Lien Actions

Subject to Section 3.1 and except as expressly provided in Section 6.4, nothing in this Section 6 limits a First Lien Nexstar Claimholder or a First Lien Mission Claimholder from objecting in an Insolvency Proceeding or otherwise to any action taken by a Second Lien Claimholder, including the Second Lien Claimholder’s seeking adequate protection or asserting any of its rights and remedies under the Second Lien Documents or otherwise.

6.6 Avoidance; Reinstatement of Obligations

If a First Lien Nexstar Claimholder, a First Lien Mission Claimholder or a Second Lien Claimholder receives payment or property on account of a First Lien Nexstar Obligation, First Lien Mission Obligation or Second Lien Obligation, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside or otherwise required to be transferred to a trustee, receiver, or the estate of any Nexstar Entity, any Mission Entity or other Grantor (a “Recovery”), then, to the extent of the Recovery, the First Lien Nexstar Obligations, First Lien Mission Obligations or Second Lien Obligations intended to have been satisfied by the payment will be reinstated as First Lien Nexstar Obligations, First Lien Mission Obligations or Second Lien Obligations, as applicable, on the date of the Recovery, and no Discharge of First Lien Nexstar Obligations, Discharge of First Lien Mission Obligations or Discharge of Secured Lien Obligations will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from the date of reinstatement. Upon any such reinstatement of First Lien Nexstar Obligations or First Lien Mission Obligations, each Second Lien Claimholder will deliver to First Lien Nexstar Agent and First Lien Mission Agent any Collateral or Proceeds thereof received

INTERCREDITOR AGREEMENT - Page 31

between the Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations, respectively, and their reinstatement in accordance with Section 4.4. No Second Lien Claimholder may benefit from a Recovery, and any distribution made to a Second Lien Claimholder as a result of a Recovery will be paid over to First Lien Nexstar Agent and First Lien Mission Agent for application to the First Lien Nexstar Obligations and First Lien Mission Obligations in accordance with Section 4.1.

6.7 Reorganization Securities

Nothing in this Agreement prohibits or limits the right of a Second Lien Claimholder to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided that any debt securities received by a Second Lien Claimholder on account of a Second Lien Obligation that constitutes a “secured claim” within the meaning of Section 506(b) of the Bankruptcy Code will be paid over or otherwise transferred to First Lien Nexstar Agent and First Lien Mission Agent for application in accordance with Section 4.1, unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of First Lien Nexstar Claimholders and all classes comprised of the secured claims of First Lien Mission Agent.

If, in an Insolvency Proceeding, debt Obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of First Lien Nexstar Obligations, on account of First Lien Mission Obligations and on account of Second Lien Obligations, then, to the extent the debt Obligations distributed on account of the First Lien Nexstar Obligations, on account of First Lien Mission Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt Obligations pursuant to such plan and will apply with like effect to the Liens securing such debt Obligations.

6.8 Post-Petition Claims

(a) No Second Lien Claimholder may oppose or seek to challenge any claim in any Insolvency Proceeding by a First Lien Nexstar Claimholder or a First Lien Mission Claimholder for allowance or payment in any Insolvency Proceeding of First Lien Nexstar Obligations and First Lien Mission Obligations consisting of Post-Petition Claims.

(b) Neither any First Lien Nexstar Claimholder nor any First Lien Mission Claimholder may oppose or seek to challenge in an Insolvency Proceeding a claim by a Second Lien Claimholder for allowance or payment of Second Lien Obligations consisting of Post-Petition Claims; provided, any such allowance or payment shall be subject to this Agreement.

6.9 Waivers

Second Lien Agent waives

(1) any claim it may hereafter have against any First Lien Nexstar Claimholder and First Lien Mission Claimholder arising out of any cash collateral or financing arrangement or out of any grant of a Lien in connection with the Collateral in an Insolvency Proceeding, so long as such actions are not in express contravention of the terms of this Agreement;

(2) any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against First Lien Nexstar Claimholders, First Lien Mission Claimholders or any of the Collateral to the extent securing the First Lien Nexstar Obligations or First Lien Mission Obligations; and

INTERCREDITOR AGREEMENT - Page 32

(3) solely in its capacity as a holder of a Lien on Collateral, any claim or cause of action that any Grantor may have against any First Lien Nexstar Claimholder or any First Lien Mission Claimholder.

6.10 Separate Grants of Security and Separate Classification

The grants of Liens pursuant to the First Lien Nexstar Collateral Documents, the First Lien Mission Collateral Documents and the Second Lien Collateral Documents constitute three separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of Section 506(b) of the Bankruptcy Code, are fundamentally different from the First Lien Nexstar Obligations and the First Lien Mission Obligations and must be separately classified in any plan of reorganization in an Insolvency Proceeding. Second Lien Claimholders will not seek in an Insolvency Proceeding to be treated as part of the same class of creditors as First Lien Nexstar Claimholders or First Lien Mission Claimholders and will not oppose or contest any pleading by First Lien Nexstar Claimholders or First Lien Mission Claimholders seeking separate classification of their respective secured claims. Notwithstanding any determination made by a court of competent jurisdiction in an Insolvency Proceeding that the claims of the First Lien Nexstar Claimholders and the First Lien Mission Claimholders may be classified with and treated the same as the claims of the Second Lien Claimholders, the First Lien Nexstar Claimholders, the First Lien Mission Claimholders, and the Second Lien Claimholders agree to treat any distributions made to such class as if the claims of the Second Lien Claimholders were separately classified from the claims of the First Lien Nexstar Claimholders and the First Lien Mission Claimholders. Any distributions made to the Second Lien Claimholders shall be applied in accordance with the terms of this Agreement, including Section 4.1.

6.11 Effectiveness in Insolvency Proceedings

The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency Proceeding.

7 Termination and Resignation of Second Lien Agent

7.1 Resignation

Subject to Section 7.5, Second Lien Agent may resign its appointment under this Agreement at any time by giving notice to First Lien Nexstar Agent, First Lien Mission Agent, Trustee, Nexstar and Mission.

7.2 Successor Second Lien Agent

A successor Second Lien Agent shall be selected (a) by the retiring Second Lien Agent nominating one of its Affiliates, following consultation with Nexstar, Mission, First Lien Nexstar Agent, First Lien Mission Agent, and Trustee, as successor Second Lien Agent in its notice of resignation, (b) if the retiring Second Lien Agent makes no such nomination, by Nexstar, Mission, First Lien Nexstar Agent, First Lien Mission Agent, and Trustee or (c) if a Second Lien Agent is not appointed pursuant to clause (a) or (b) above, Second Lien Agent may (at the expense of Grantors), at its option, petition a court

INTERCREDITOR AGREEMENT - Page 33

of competent jurisdiction for appointment of a successor Second Lien Agent, which must be a bank or trust company that has a combined capital and surplus of at least $500,000,000 and maintains an office in New York, New York.

7.3 Removal of Second Lien Agent

The appointment of Second Lien Agent may be terminated and a successor Second Lien Agent appointed at any time with the consent of Nexstar, Mission, First Lien Nexstar Agent, First Lien Mission Agent, and Trustee on at least 30 days prior written notice being given to Second Lien Agent, Nexstar and Mission.

7.4 Effective Time of Successor Second Lien Agent

The resignation of the retiring Second Lien Agent and the appointment of the successor Second Lien Agent will become effective only upon the successor Second Lien Agent accepting its appointment as Second Lien Agent, and upon the execution of all documents necessary to substitute the successor as holder of the security comprised in the Second Lien Collateral Documents, at which time, (a) the successor Second Lien Agent will become bound by all the obligations of Second Lien Agent and become entitled to all the rights, privileges, powers, authorities and discretions of Second Lien Agent under this Agreement, (b) the agency of the retiring Second Lien Agent will terminate (but without prejudice to any liabilities which the retiring Second Lien Agent may have incurred prior to the termination of its agency) and (c) the retiring Second Lien Agent will be discharged from any further liability or obligation under or in connection with this Agreement or the other Second Lien Collateral Documents.

7.5 Cooperation

The retiring Second Lien Agent will cooperate with the successor Second Lien Agent in order to ensure that its functions are transferred to the successor Second Lien Agent without disruption to the service provided to Nexstar, Mission, First Lien Nexstar Agent and First Lien Mission Agent and will promptly make available to the successor Second Lien Agent the documents and records which have been maintained in connection with this Agreement and the other Second Lien Collateral Documents in order that the successor Second Lien Agent is able to discharge its functions.

7.6 Accession

Second Lien Agent may resign its appointment upon appointment of a successor Second Lien Agent and such successor Second Lien Agent having accepted the role of the Second Lien Agent under this Agreement. Any such new appointment and all powers to be granted to Second Lien Agent will be granted pursuant to an accession agreement satisfactory to Nexstar, Mission, First Lien Agent, First Lien Mission Agent, and Trustee.

7.7 Benefit

The provisions of this Agreement will continue in effect for the benefit of any retiring Second Lien Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

INTERCREDITOR AGREEMENT - Page 34

8 Miscellaneous

8.1 Conflicts

If this Agreement conflicts with any First Lien Nexstar Loan Document, First Lien Mission Loan Document or Second Lien Document, this Agreement will control.

8.2 No Waivers; Remedies Cumulative; Integration

A Party’s failure or delay in exercising a right under this Agreement will not waive the right, nor will a Party’s single or partial exercise of a right preclude it from any other or further exercise of that or any other right.

The rights and remedies provided in this Agreement will be cumulative and not exclusive of other rights or remedies provided by law.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, oral or written, relating to its subject matter.

8.3 Effectiveness; Severability; Termination

This Agreement will become effective when executed and delivered by the Parties.

Each Party waives any right it may have under applicable law to revoke this Agreement or any provision of this Agreement.

This Agreement will survive, and continue in full force and effect, in any Insolvency Proceeding.

If a provision of this Agreement is prohibited or unenforceable in a jurisdiction, the prohibition or unenforceability will not invalidate the remaining provisions hereof, or invalidate or render unenforceable that provision in any other jurisdiction.

Subject to Sections 4.5 and 6.6, this Agreement will terminate and be of no further force and effect

(a) for First Lien Nexstar Claimholders, upon the Discharge of First Lien Nexstar Obligations,

(b) for First Lien Mission Claimholders, upon the Discharge of First Lien Mission Obligations, and

(c) for Second Lien Claimholders, upon the Discharge of Second Lien Obligations.

8.4 Modifications of this Agreement

A modification or waiver of any provision of this Agreement will only be effective if in writing signed on behalf of each Party or its authorized agent, and a waiver will be a waiver only for the specific instance involved and will not impair the rights of the Parties making the waiver or the obligations of the other Parties to such Party in any other respect or at any other time. Notwithstanding the foregoing, none of Nexstar, Ultimate Parent, Nexstar Finance Holdings, Mission, Smith or any other Grantor will have a right to consent to or approve a modification of this Agreement except to the extent its rights are directly affected.

INTERCREDITOR AGREEMENT - Page 35

8.5 Information Concerning Financial Condition of Ultimate Parent and its Subsidiaries and Mission and its Subsidiaries

(a) First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders will each be responsible for keeping themselves informed of

(1) the financial condition of Grantors, and

(2) all other circumstances bearing upon the risk of nonpayment of the First Lien Nexstar Obligations, First Lien Mission Obligations or Second Lien Obligations.

None of Nexstar Control Agent, Mission Control Agent, any First Lien Nexstar Claimholder, any First Lien Mission Claimholder, Second Lien Agent or any Second Lien Claimholder will have any duty to advise any other Party of information known to it regarding any such condition or circumstances or otherwise.

(b) If a First Lien Nexstar Claimholder, a First Lien Mission Claimholder or a Second Lien Claimholder provides any such information to any other Party, it will not have any obligation to:

(1) make, and it does not make, any express or implied representation or warranty, including as to accuracy, completeness, truthfulness or validity,

(2) provide additional information on that or any subsequent occasion,

(3) undertake any investigation, or

(4) disclose information that, pursuant to applicable law or accepted or reasonable commercial finance practices, it desires or is required to maintain as confidential.

(c) Notwithstanding anything to the contrary set forth in this Section 8.5, WTFSB, whether in its capacity as Standby Control Agent or as successor Nexstar Control Agent or Mission Control Agent, shall have no obligation to keep itself informed of:

(1) The financial condition of Grantors, and

(2) All other circumstances bearing upon the risk of nonpayment of the First Lien Nexstar Obligations, First Lien Mission Obligations or Second Lien Obligations.

WTFSB will have no duty to advise any Party of information known to it regarding any such condition or circumstance or otherwise. No information known to any Party, First Lien Nexstar Claimholder, First Lien Mission Claimholder, Second Lien Claimholder or other Person shall be imputed to WTFSB for any purpose in connection with this Agreement, the First Lien Nexstar Loan Documents, the First Lien Mission Loan Documents, the Second Lien Documents or otherwise relating in any way to any Nexstar Entity or any Mission Entity.

8.6 No Reliance

(a) First Lien Nexstar Agent acknowledges that it and each other First Lien Nexstar Claimholder has, independently and without reliance on any First Lien Mission Claimholder or any Second Lien Claimholder, and based on documents and information such First Lien Nexstar Claimholder deemed appropriate, made its own credit analysis and decision to enter into the First Lien Nexstar Loan Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the First Lien Nexstar Loan Documents or this Agreement.

INTERCREDITOR AGREEMENT - Page 36

(b) First Lien Mission Agent acknowledges that it and each other First Lien Mission Claimholder has, independently and without reliance on any First Lien Nexstar Claimholder or any Second Lien Claimholder, and based on documents and information such First Lien Mission Claimholder deemed appropriate, made its own credit analysis and decision to enter into the First Lien Mission Loan Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the First Lien Mission Loan Documents or this Agreement.

(c) Second Lien Agent acknowledges that it and each other Second Lien Claimholder has, independently and without reliance on any First Lien Nexstar Claimholder or any First Lien Mission Claimholder, and based on documents and information such Second Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the Second Lien Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the Second Lien Documents or this Agreement.

8.7 No Warranties; Independent Action

(a) Except as otherwise expressly provided herein,

(1) no Second Lien Claimholder has made any express or implied representation or warranty to any First Lien Nexstar Claimholder or any First Lien Mission Claimholder, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Second Lien Document, the ownership of any Collateral or the perfection or priority of any Liens thereon, and

(2) each Second Lien Claimholder may manage and supervise its loans and extensions of credit under the Second Lien Documents in accordance with applicable law and as it may otherwise, in its sole discretion, deem appropriate.

(b) Except as otherwise expressly provided herein,

(1) no First Lien Nexstar Claimholder has made any express or implied representation or warranty to any First Lien Mission Claimholder or any Second Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Lien Nexstar Loan Document, the ownership of any Collateral or the perfection or priority of any Liens thereon, and

(2) each First Lien Nexstar Claimholder may manage and supervise its loans and extensions of credit under the First Lien Nexstar Loan Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate.

(c) Except as otherwise expressly provided herein,

(1) no First Lien Mission Claimholder has made any express or implied representation or warranty to any First Lien Nexstar Claimholder or any Second Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Lien Mission Loan Document, the ownership of any Collateral or the perfection or priority of any Liens thereon, and

INTERCREDITOR AGREEMENT - Page 37

(2) each First Lien Mission Claimholder may manage and supervise its loans and extensions of credit under the First Lien Mission Loan Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate.

(d) No Second Lien Claimholder will have any duty to any First Lien Nexstar Claimholder or any First Lien Mission Claimholder, no First Lien Nexstar Claimholder will have any duty to any First Lien Mission Claimholder or any Second Lien Claimholder and no First Lien Mission Claimholder will have any duty to any First Lien Nexstar Claimholder or Second Lien Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Nexstar, Mission or any other Grantor (including the First Lien Nexstar Loan Documents, the First Lien Mission Loan Documents and the Second Lien Documents), regardless of any knowledge thereof that it may have or be charged with.

8.8 Agency Provisions

(a) Each of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and Second Lien Agent may exercise their respective powers and execute any of their respective duties under this Agreement, the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents jointly with any co-agent, co-trustee or co-trustees appointed pursuant to the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents or by or through employees, agents, attorneys-in-fact or separate trustees appointed pursuant to the First Lien Nexstar Collateral Documents, First Lien Mission Collateral Documents and Second Lien Collateral Documents and shall be entitled to take and to rely on advice of counsel and other experts concerning all matters pertaining to such powers and duties. None of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and Second Lien Agent shall be responsible for the negligence or misconduct of any agents, attorneys-in-fact, co-trustees or separate trustees selected by it with reasonable care.

(b) (1) None of First Lien Nexstar Agent, Nexstar Control Agent or any of First Lien Nexstar Agent’s or Nexstar Control Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be (A) liable for any action reasonably believed by it to be lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any First Lien Nexstar Loan Document (except, with respect to First Lien Nexstar Agent and its officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates and not with respect to Nexstar Control Agent and its officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates, for its or such Person’s own gross negligence or willful misconduct) or (B) responsible in any manner to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder for any recitals, statements, representations or warranties made by any Grantor, any other Nexstar Entity, any other Mission Entity, any First Lien Nexstar Claimholder, First Lien Mission Claimholder, Second Lien Claimholder or any officer of any thereof contained in any First Lien Nexstar Loan Document, First Lien Mission Loan Document, Second Lien Document or in any certificate, report, statement or other document referred to or provided for in, or received by, First Lien Nexstar Agent or Nexstar Control Agent under or in connection with this Agreement, any First Lien Nexstar Loan Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the First Lien Nexstar Collateral Documents or any Lien under the First Lien Nexstar Collateral Documents or the perfection or priority of any such Lien or for any failure of any Grantor to perform its obligations thereunder. None of First Lien Nexstar Agent, Nexstar Control Agent or any of First Lien Nexstar Agent’s or Nexstar Control Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be under any obligation to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the First Lien Nexstar Loan Documents.

INTERCREDITOR AGREEMENT - Page 38

(2) None of First Lien Mission Agent, Mission Control Agent or any of First Lien Mission Agent’s or Mission Control Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be (A) liable for any action reasonably believed by it to be lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any First Lien Mission Loan Document (except, with respect to First Lien Mission Agent and its officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates and not with respect to Mission Control Agent and its officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates, for its or such Person’s own gross negligence or willful misconduct) or (B) responsible in any manner to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder for any recitals, statements, representations or warranties made by any Grantor, any other Nexstar Entity, any other Mission Entity, any First Lien Nexstar Claimholder, First Lien Mission Claimholder, Second Lien Claimholder or any officer of any thereof contained in any First Lien Nexstar Loan Document, First Lien Mission Loan Document, Second Lien Document or in any certificate, report, statement or other document referred to or provided for in, or received by, First Lien Mission Agent or Mission Control Agent under or in connection with this Agreement, any First Lien Mission Loan Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the First Lien Mission Collateral Documents or any Lien under the First Lien Mission Collateral Documents or the perfection or priority of any such Lien or for any failure of any Grantor to perform its obligations thereunder. None of First Lien Mission Agent, Mission Control Agent or any of First Lien Mission Agent’s or Mission Control Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be under any obligation to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the First Lien Mission Loan Documents.

(3) Neither Second Lien Agent nor any of Second Lien Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be (A) liable for any action reasonably believed by it to be lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Second Lien Document (except for its or such Person’s own gross negligence or willful misconduct) or (B) responsible in any manner to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder for any recitals, statements, representations or warranties made by any Grantor, any other Nexstar Entity, any other Mission Entity, any First Lien Nexstar Claimholder, First Lien Mission Claimholder, Second Lien Claimholder or any officer of any thereof contained in any First Lien Nexstar Loan Document, First Lien Mission Loan Document, Second Lien Document or in any certificate, report, statement or other document referred to or provided for in, or received by, Second Lien Agent under or in connection with this Agreement, any Second Lien Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Second Lien Collateral Documents or any Lien under the Second Lien Collateral Documents or the perfection or priority of any such Lien or for any failure of any Grantor to perform its obligations thereunder. Neither Second Lien Agent nor any of Second Lien Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates shall be under any obligation to any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Second Lien Documents.

INTERCREDITOR AGREEMENT - Page 39

(4) Each of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent is entitled to all the limitations on liability and rights and protections afforded (A) First Lien Nexstar Agent, First Lien Mission Agent and any collateral agent acting under the First Lien Nexstar Collateral Documents or the First Lien Mission Collateral Documents that are set forth in the First Lien Nexstar Loan Documents and First Lien Mission Loan Documents, and (B) Second Lien Agent under Second Lien Documents, including, without limitation those expressly set forth in Articles 9 and 10 of the First Lien Nexstar Credit Agreement, Articles 9 and 11 of the First Lien Mission Credit Agreement, Article 7 of the Second Lien Notes Indenture and each similar provision of each Permitted Additional Second Lien Indebtedness Document; provided, that none of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent has any duties or obligations to Second Lien Agent or any other Second Lien Claimholder (including, without limitation, any fiduciary obligations) or pursuant to any Second Lien Document other than as expressly set forth in this Agreement.

(5) Second Lien Agent (individually and on behalf of each Second Lien Claimholder Secured Party) acknowledges and agrees in connection with all aspects of the transactions contemplated by this Agreement that (A) except as otherwise expressly agreed in writing by the relevant parties, none of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent has been, is, and will be acting as an advisor, agent or fiduciary for any other Party, any of its Affiliates or any other Person or entity, (B) this Agreement and the agreement regarding the services to be provided by First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent is an arm’s-length commercial transaction among the Parties, and each Party is capable of evaluating and understanding, and each Party understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (C) none of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent has (i) assumed or will it assume an advisory, agency or fiduciary responsibility in any Person’s favor with respect to any of the transactions contemplated hereby (irrespective of whether any of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent or any of their Affiliates has advised or is currently advising any such Person on other matters) and (ii) any obligation to any other Party or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein, (D) each of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any other Party and those of its Affiliates, and none of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent has any obligation to disclose any of such interests to any other Party or its Affiliates, (E) Second Lien Agent and each Second Lien Claimholder, on the one hand, and First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and their respective Affiliates through which they may be acting, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and their respective Affiliates and Second Lien Agent (individually and on behalf of each Second Lien Claimholder) expressly disclaims any fiduciary relationship and (F) none of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent has provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and each Party has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(c) Each of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent, Second Lien Agent and their respective Affiliates shall be entitled to rely, and shall be fully protected in relying, upon any electronic communication, email, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to a Grantor), independent accountants and other

INTERCREDITOR AGREEMENT - Page 40

experts selected by First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent, Second Lien Agent or such Affiliate. Each of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent, Second Lien Agent and their respective Affiliates shall be fully justified in failing or refusing to take action under this Agreement, the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents unless it shall first receive such advice or concurrence of First Lien Nexstar Agent and First Lien Mission Agent and it shall first be indemnified to its reasonable satisfaction by First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders (other than First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and Second Lien Agent, as applicable) against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. Each of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and their respective Affiliates shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the First Lien Nexstar Collateral Documents and the First Lien Mission Collateral Documents in accordance with this Agreement, including without limitation, when acting in accordance with written instructions of First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Agent, and any action taken or failure to act pursuant thereto shall be binding upon all First Lien Nexstar Claimholders, First Lien Mission Claimholders and Second Lien Claimholders and all future holders of First Lien Nexstar Obligations, First Lien Mission Obligations and Second Lien Obligations; provided, none of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent shall have any obligation to consult with or obtain the consent of any Second Lien Claimholder with respect to any matter related to this Agreement except to the extent specifically required by the terms of this Agreement. Second Lien Agent and its respective Affiliates shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Second Lien Collateral Documents in accordance with this Agreement, including without limitation, when acting in accordance with written instructions of First Lien Nexstar Agent, First Lien Mission Agent or any Second Lien Claimholder, and any action taken or failure to act pursuant thereto shall be binding upon all Second Lien Claimholders and all future holders of Second Lien Obligations.

(d) None of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and Second Lien Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default or the acceleration of any of the First Lien Nexstar Obligations, First Lien Mission Obligations and Second Lien Obligations (and no knowledge of such event by Bank of America, N.A. in its capacity as First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent or as a First Lien Nexstar Claimholder or First Lien Mission Claimholder shall be imputed to any of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent and Second Lien Agent) unless First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent or Second Lien Agent, as applicable, has received written notice from a First Lien Nexstar Claimholder, First Lien Mission Claimholder, Second Lien Claimholder or a Grantor referring to the specific First Lien Nexstar Loan Document, First Lien Mission Loan Document or Second Lien Document, describing such Default, Event of Default or acceleration, setting forth in reasonable detail the facts and circumstances thereof and stating that First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent, Mission Control Agent or Second Lien Agent may rely on such notice without further inquiry.

(e) (1) Each of Nexstar Control Agent and Mission Control Agent may (A) resign at any time upon 3 days’ written notice to First Lien Nexstar Agent, First Lien Mission Agent, Second Lien Agent, Nexstar, Mission and WTFSB or (B) be removed by First Lien Nexstar Agent (as to Nexstar Control Agent) and First Lien Mission Agent (as to Mission Control Agent) at any time. Each of First Lien Nexstar Agent and First Lien Mission Agent may resign or be removed at any time as provided in the First Lien Nexstar Credit Agreement and the First Lien Mission Credit Agreement, as applicable. If

INTERCREDITOR AGREEMENT - Page 41

the same Person is both the acting First Lien Nexstar Agent and Nexstar Control Agent, at the effective time of any resignation or removal of First Lien Nexstar Agent, such Person shall be deemed to have resigned or have been removed, as applicable, as Nexstar Control Agent. If the same Person is both the acting First Lien Mission Agent and Mission Control Agent, at the effective time of the resignation or removal of First Lien Mission Agent, such Person shall be deemed to have resigned or have been removed, as applicable, as Mission Control Agent. After any resignation or removal hereunder of First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent, the provisions of this Section 8.8, including but not limited to the limitations on liability, rights and protections set forth in the agreements referred to in this Section 8.8, shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent hereunder while it was the First Lien Nexstar Agent, Nexstar Control Agent, First Lien Mission Agent and Mission Control Agent under this Agreement.

(2) Upon receiving written notice of any such resignation or removal of Nexstar Control Agent, a successor Nexstar Control Agent shall be appointed by First Lien Nexstar Agent (or its successor if Nexstar Control Agent was deemed to have resigned or been removed as a result of the resignation or removal of First Lien Nexstar Agent). If a successor Nexstar Control Agent shall not have been appointed pursuant to this Section 8.8(e)(2) within such 3 day period after the effectiveness of Nexstar Control Agent’s resignation or upon removal of Nexstar Control Agent, WTFSB shall be appointed as successor Nexstar Control Agent. Notwithstanding anything to the contrary contained herein, WTFSB’s appointment as successor Nexstar Control Agent shall become effective as of the opening of business on the fourth business day following its receipt of written notice evidencing its appointment; provided, that under no circumstance shall the appointment of WTFSB as successor Nexstar Control Agent become effective until all fees due and payable to WTFSB under the Standby Collateral Agent Fee Letter have been paid. Subject to the immediately preceding sentence. WTFSB hereby accepts such appointment to act as successor Nexstar Control Agent and agrees to serve in such capacity until such time as a successor Nexstar Control Agent can be appointed pursuant to the terms of this Section 8.8(e)(2). First Lien Nexstar Agent, on behalf of First Lien Nexstar Claimholders, First Lien Mission Agent, on behalf of First Lien Mission Claimholders, and Second Lien Agent, on behalf of Second Lien Claimholders, hereby consent to such appointment of WTFSB as the successor Nexstar Control Agent. Upon resignation or removal (other than a removal resulting from the appointment of a successor Nexstar Control Agent by First Lien Nexstar Agent pursuant to this Section 8.8(e)(2)) of WTFSB, Second Lien Agent may, but shall not be under an obligation to, petition a court of competent jurisdiction for the appointment of a successor Nexstar Control Agent. Such court shall, after such notice as it may deem proper, appoint a successor Nexstar Control Agent; provided, however, that any such successor Nexstar Control Agent shall be a Qualified Control Agent Successor. The appointment of a successor Nexstar Control Agent pursuant to this Section 8.8(e)(2) shall become effective upon the first to occur of (A) the expiration of the time period as described herein after which WTFSB shall become the successor Nexstar Control Agent or (B) with respect to the resignation of WTFSB or any other successor Nexstar Control Agent, upon the acceptance of the appointment as Nexstar Control Agent hereunder by a successor Nexstar Control Agent: provided, that, in the event that no Person has accepted the appointment as Nexstar Control Agent within thirty days from the date of the resignation of WTFSB or any other successor Nexstar Control Agent, WTFSB or such other successor Nexstar Control Agent may, but shall not be under an obligation to, petition a court of competent jurisdiction for the appointment of a successor Nexstar Control Agent. Such court shall, after such notice as it may deem proper, appoint a successor Nexstar Control Agent, as applicable; provided, however, that any such successor Nexstar Control Agent shall be a Qualified Control Agent Successor. Upon such effective appointment, the successor Nexstar Control Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Nexstar Control Agent.

INTERCREDITOR AGREEMENT - Page 42

(3) Upon receiving written notice of any such resignation or removal of Mission Control Agent, a successor Mission Control Agent shall be appointed by First Lien Mission Agent (or its successor if Mission Control Agent was deemed to have resigned or been removed as a result of the resignation or removal of First Lien Mission Agent). If a successor Mission Control Agent shall not have been appointed pursuant to this Section 8.8(e)(3) within such 3 day period after the effectiveness of Mission Control Agent’s resignation or upon removal of Mission Control Agent, WTFSB shall be appointed as successor Mission Control Agent. Notwithstanding anything to the contrary contained herein, WTFSB’s appointment as successor Mission Control Agent shall become effective as of the opening of business on the fourth business day following its receipt of written notice evidencing its appointment; provided, that under no circumstance shall the appointment of WTFSB as successor Mission Control Agent become effective until all fees due and payable to WTFSB under the Standby Collateral Agent Fee Letter have been paid. Subject to the immediately preceding sentence. WTFSB hereby accepts such appointment to act as successor Mission Control Agent and agrees to serve in such capacity until such time as a successor Mission Control Agent can be appointed pursuant to the terms of this Section 8.8(e)(3). First Lien Nexstar Agent, on behalf of First Lien Nexstar Claimholders, First Lien Mission Agent, on behalf of First Lien Mission Claimholders, and Second Lien Agent, on behalf of Second Lien Claimholders, hereby consent to such appointment of WTFSB as the successor Mission Control Agent. Upon resignation or removal (other than a removal resulting from the appointment of a successor Mission Control Agent by First Lien Mission Agent pursuant to this Section 8.8(e)(3)) of WTFSB, Second Lien Agent may, but shall not be under an obligation to, petition a court of competent jurisdiction for the appointment of a successor Mission Control Agent. Such court shall, after such notice as it may deem proper, appoint a successor Mission Control Agent; provided, however, that any such successor Mission Control Agent shall be a Qualified Control Agent Successor. The appointment of a successor Mission Control Agent pursuant to this Section 8.8(e)(3) shall become effective upon the first to occur of (A) the expiration of the time period as described herein after which WTFSB shall become the successor Mission Control Agent or (B) with respect to the resignation of WTFSB or any other successor Mission Control Agent, upon the acceptance of the appointment as Mission Control Agent hereunder by a successor Mission Control Agent; provided, that, in the event that no Person has accepted the appointment as Mission Control Agent within thirty days from the date of the resignation of WTFSB or any other successor Mission Control Agent, WTFSB or such other successor Mission Control Agent may, but shall not be under an obligation to, petition a court of competent jurisdiction for the appointment of a successor Mission Control Agent. Such court shall, after such notice as it may deem proper, appoint a successor Mission Control Agent; provided, however, that any such successor Mission Control Agent shall be a Qualified Control Agent Successor. Upon such effective appointment, the successor Mission Control Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mission Control Agent.

(4) The resignation or removal of Nexstar Control Agent or Mission Control Agent, as applicable, shall take effect on the day specified in the written notice described in Section 8.8(e)(2) or (3), as applicable (which effective date shall not be less than 3 days after the date of such written notice), unless previously a successor Nexstar Control Agent or Mission Control Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the effectiveness of such appointment of such successor Nexstar Control Agent or Mission Control Agent, as applicable.

(5) Upon the (A) resignation of the predecessor Nexstar Control Agent or Mission Control Agent and (B) the effective appointment of a successor Nexstar Control Agent or Mission Control Agent, the successor Nexstar Control Agent or Mission Control Agent, as applicable, shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Nexstar Control Agent or Mission Control Agent and the predecessor Nexstar Control Agent or Mission Control Agent hereby appoints the successor Nexstar Control Agent or Mission Control Agent the

INTERCREDITOR AGREEMENT - Page 43

attorney-in-fact of such predecessor Nexstar Control Agent or Mission Control Agent to accomplish the purposes hereof, which appointment is coupled with an interest. Such appointment and designation shall be full evidence of the right and authority to act as Nexstar Control Agent or Mission Control Agent hereunder and all Possessory Collateral and Control Collateral, power, trusts, duties, documents, rights and authority of the previous Nexstar Control Agent or Mission Control Agent shall rest in the successor, without any further deed or conveyance. The predecessor Nexstar Control Agent or Mission Control Agent shall, nevertheless, on the written request of First Lien Nexstar Agent or First Lien Mission Agent, as applicable, or successor Nexstar Control Agent or Mission Control Agent, as applicable, execute and deliver any other such instrument transferring to such successor Nexstar Control Agent or Mission Control Agent all Possessory Collateral and Control Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. Nexstar and Mission (A) shall be, jointly and severally, responsible and obligated to pay all fees and expenses associated with the assignment and transfer to the successor Nexstar Control Agent or Mission Control Agent, as applicable, including, without limitation, any initial and ongoing fees charged by the successor Nexstar Control Agent or Mission Control Agent and, the costs and expenses associated with effectuating the assignment and transfer including any recording or filing fees, and (B) to the extent requested by First Lien Nexstar Agent or First Lien Mission Agent, as applicable, or Nexstar Control Agent or Mission Control Agent, as applicable, shall procure any and all documents, conveyances or instruments and execute same, to the extent required, in order to reflect the assignment and transfer to the successor Nexstar Control Agent or Mission Control Agent.

8.9 Subrogation

If a Second Lien Claimholder pays or distributes cash, property, or other assets to a First Lien Nexstar Claimholder or a First Lien Mission Claimholder under this Agreement, the Second Lien Claimholder will be subrogated to the rights of such First Lien Nexstar Claimholder or First Lien Mission Claimholder with respect to the value of the payment or distribution, provided that the Second Lien Claimholder waives such right of subrogation until the last to occur of the Discharge of First Lien Nexstar Obligations and the Discharge of First Lien Mission Obligations. Such payment or distribution will not reduce the Second Lien Obligations.

8.10 Applicable Law; Jurisdiction; Service

This Agreement, and any claim or controversy relating to the subject matter hereof, will be governed by the laws of the State of New York.

All judicial proceedings brought against a Party arising out of or relating hereto may be brought in any state or federal court of competent jurisdiction in the state, county, and city of New York. Each Party irrevocably:

(a) accepts generally and unconditionally the nonexclusive personal jurisdiction and venue of such courts,

(b) waives any defense of forum non conveniens, and

(c) agrees that service of process in such proceeding may be made by registered or certified mail, return receipt requested, to the Party at its address provided in accordance with Section 8.11 and that such service will confer personal jurisdiction over the Party in such proceeding and otherwise constitutes effective and binding service in every respect.

INTERCREDITOR AGREEMENT - Page 44

8.11 WAIVER OF JURY TRIAL

Each Party waives its right to jury trial of any claim or cause of action based upon or arising hereunder. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings. Each Party further represents and warrants that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.11 and executed by each of the Parties), and will apply to any subsequent modification hereof. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.12 Notices

(a) Any notice to a First Lien Nexstar Claimholder, a First Lien Mission Claimholder or a Second Lien Claimholder under this Agreement must also be given to First Lien Nexstar Agent, First Lien Mission Agent, Second Lien Agent, Nexstar Control Agent, Mission Control Agent and Standby Control Agent, respectively. Unless otherwise expressly provided herein, notices must be in writing and will be deemed to have been given (i) when delivered in person or by courier service and signed for against receipt thereof, (ii) upon receipt of facsimile, and (iii) three Business Days after deposit in the United States mail with first-class postage prepaid and properly addressed. For the purposes hereof, the address of each Party will be as set forth below the Party’s name on the signature pages hereto, or at such other address as the Party may designate by notice to the other Parties.

(b) Failure to give a notice or copies as required by Sections 2.4, 3.1(d), or 3.4 regarding notice of Discharge of First Lien Nexstar Obligations or Discharge of First Lien Mission Obligations will not affect the effectiveness or validity of any modification or of this Agreement, impose any liability on any First Lien Nexstar Claimholder, First Lien Mission Claimholder or Second Lien Claimholder, or waive any rights of any Party.

8.13 Further Assurances

First Lien Nexstar Agent, First Lien Mission Agent, Second Lien Agent, Nexstar, Mission and each other Grantor will each take such further action and will execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.14 Successors and Assigns

This Agreement is binding upon and inures to the benefit of each First Lien Nexstar Claimholder, each First Lien Mission Claimholder and each Second Lien Claimholder and their respective successors and assigns. This Agreement is binding upon Nexstar, Mission and each other Grantor and their respective successors, assigns, heirs and estates. However, no provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of Nexstar, Mission or other Grantor, including where such estate or creditor representative is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency Proceeding.

INTERCREDITOR AGREEMENT - Page 45

If any of First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Agent resigns or is replaced pursuant to the First Lien Nexstar Credit Agreement, First Lien Mission Credit Agreement or Second Lien Notes Indenture or Permitted Additional Second Lien Indebtedness Document, as applicable, its successor will be a party to this Agreement with all the rights, and subject to all the obligations of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly provided herein.

8.15 Authorization

By its signature hereto, each Person signing this Agreement on behalf of a Party represents and warrants to the other Parties that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries

No Person is a third-party beneficiary of this Agreement. None of Nexstar, Mission, any other Grantor, or any other creditor thereof, has any rights hereunder, and none of Nexstar, Mission or any other Grantor may rely on the terms hereof. Nothing in this Agreement impairs the Obligations of Nexstar, Mission and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Nexstar Loan Documents, the First Lien Mission Loan Documents and the Second Lien Documents. Except to the extent expressly provided in this Agreement, no Person will have a right to notice of a modification to, or action taken under, this Agreement, any First Lien Nexstar Loan Document, any First Lien Mission Loan Document or any Second Lien Document (including the release or impairment of any Collateral) other than as a lender under the First Lien Nexstar Credit Agreement or First Lien Mission Credit Agreement or as a note holder or lender, as applicable, under a Second Lien Document, and then only to the extent expressly provided in the First Lien Nexstar Loan Documents, First Lien Mission Loan Documents or Second Lien Documents, as applicable.

8.17 No Indirect Actions

Unless otherwise expressly stated, if a Party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Party but is intended to have substantially the same effects as the prohibited action.

8.18 Counterparts

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or PDF or other electronic means will be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable, and each Party utilizing telecopy, PDF or other electronic means for delivery will deliver a manually executed original counterpart to each other Party on request.

8.19 Original Grantors, Additional Grantors

Nexstar, Mission and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Subsidiary of Nexstar, of Ultimate Parent and of Mission which becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Guarantor Subsidiary) by executing and delivering a Grantor Joinder agreement to First Lien Nexstar Agent, First Lien Mission Agent and Second Lien Agent. The Parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each

INTERCREDITOR AGREEMENT - Page 46

Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Guarantor Subsidiary party hereto and had complied with the requirements of the immediately preceding sentence.

8.20 Second Lien Agent.

In connection with its execution and acting hereunder, Second Lien Agent is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as trustee under the Second Lien Notes Indenture.

9 Definitions

9.1 Defined Terms

Unless otherwise stated or the context otherwise clearly requires, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Intercreditor Agreement, together with all modifications.

“Authorization” means any filing, recording and registration with, and any validation or exemption, approval, order, authorization, consent, License, certificate, franchise and permit from, any Governmental Authority, including, without limitation, FCC Licenses.

“Bankruptcy Code” means the federal Bankruptcy Code.

“Bankruptcy Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City and Dallas are authorized or required by law to close.

“Capital Stock” means (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (b) any option, warrant, security or other right (including debt securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (a).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Collateral” means all of the property of any Grantor, whether real, personal, or mixed, that is (or is required to be) both First Lien Nexstar Collateral, First Lien Mission Collateral and Second Lien Collateral, including any property subject to Liens granted pursuant to Section 6 to secure First Lien Nexstar Obligations, First Lien Mission Collateral and Second Lien Obligations.

INTERCREDITOR AGREEMENT - Page 47

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” means deposit accounts, securities accounts, commodity accounts and titles to motor vehicles and similar equipment subject to a certificate of title or similar law included in Collateral.

“DIP Financing” means the obtaining of credit or incurring debt secured by Liens on the Collateral pursuant to Section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“Discharge of First Lien Mission Obligations” means, except to the extent otherwise expressly provided in Section 5,

(a) cash payment in full of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the First Lien Mission Obligations,

(b) termination or expiration of any commitments to extend credit that would be First Lien Mission Obligations (other than pursuant to Secured Mission Cash Management Agreements or Secured Mission Hedge Agreements, in each case as to which reasonably satisfactory arrangements have been made with the applicable Mission Cash Management Bank or Mission Hedge Bank as provided in clauses (d) and (e)),

(c) termination or cash collateralization (in an amount and manner required by the First Lien Mission Credit Agreement), of all Mission Letters of Credit and contingent obligations of each issuer of Mission Letters of Credit in respect of such Mission Letters of Credit,

(d) termination or cash collateralization (in an amount reasonably satisfactory to First Lien Mission Agent) or other arrangements reasonably satisfactory to First Lien Mission Agent of all Secured Mission Hedge Agreements,

(e) termination or cash collateralization (in an amount reasonably satisfactory to First Lien Mission Agent) or other arrangements reasonably satisfactory to First Lien Mission Agent of all Secured Mission Cash Management Agreements,

(f) cash collateralization or other arrangements reasonably satisfactory to First Lien Mission Agent for any indemnification Obligations not yet due and payable but for which a claim or demand has been made against a First Lien Mission Claimholder, and

(g) cash payment in full of all other First Lien Mission Obligations that are due and payable or otherwise accrued and owing at or prior to the time principal and interest described in clause (a) are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

INTERCREDITOR AGREEMENT - Page 48

“Discharge of First Lien Nexstar Obligations” means, except to the extent otherwise expressly provided in Section 5,

(a) cash payment in full of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the First Lien Nexstar Obligations,

(b) termination or expiration of any commitments to extend credit that would be First Lien Nexstar Obligations (other than pursuant to Secured Nexstar Cash Management Agreements or Secured Nexstar Hedge Agreements, in each case as to which reasonably satisfactory arrangements have been made with the applicable Nexstar Cash Management Bank or Nexstar Hedge Bank as provided in clauses (d) and (e)),

(c) termination or cash collateralization (in an amount and manner required by the First Lien Nexstar Credit Agreement) of all Nexstar Letters of Credit and contingent obligations of each issuer of Nexstar Letters of Credit in respect of such Nexstar Letters of Credit,

(d) termination or cash collateralization (in an amount reasonably satisfactory to First Lien Nexstar Agent) or other arrangements reasonably satisfactory to First Lien Nexstar Agent of all Secured Nexstar Hedge Agreements,

(e) termination or cash collateralization (in an amount reasonably satisfactory to First Lien Nexstar Agent) or other arrangements reasonably satisfactory to First Lien Nexstar Agent of all Secured Nexstar Cash Management Agreements,

(f) cash collateralization or other arrangements reasonably satisfactory to First Lien Nexstar Agent for any indemnification Obligations not yet due and payable but for which a claim or demand has been made against a First Lien Nexstar Claimholder, and

(g) cash payment in full of all other First Lien Nexstar Obligations that are due and payable or otherwise accrued and owing at or prior to the time principal and interest described in clause (a) are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Discharge of Second Lien Obligations” means

(a) cash payment in full of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the Second Lien Obligations, and

(b) cash payment in full of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time principal and interest described in clause (a) are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Disposition” means a “Disposition” (as defined in the First Lien Nexstar Credit Agreement and First Lien Mission Credit Agreement), or other sale, lease, exchange, transfer, or other disposition.

INTERCREDITOR AGREEMENT - Page 49

“Enforcement Action” means an action under applicable law to

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Nexstar Loan Documents, First Lien Mission Loan Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable),

(b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral,

(c) to receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby, or

(d) to otherwise enforce a Lien or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Nexstar Loan Documents, First Lien Mission Loan Documents or Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), provided that “Enforcement Action” will be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

“FCC” means the Federal Communications Commission, and any Governmental Authority succeeding to any of its functions under the Communications Act of 1934.

“First Lien Mission Collateral” means the assets of any Grantor, whether real, personal, or mixed, as to which a Lien is granted as security for a First Lien Mission Obligation.

“First Lien Mission Collateral Documents” means the “Security Documents” as defined in the First Lien Mission Credit Agreement, and any other documents or instruments granting a Lien on real or personal property to secure a First Lien Mission Obligation or granting rights or remedies with respect to such Liens.

“First Lien Mission Lenders” means the “Lenders” under and as defined in the First Lien Mission Loan Documents.

“First Lien Mission Loan Documents” means

(a) the First Lien Mission Credit Agreement and the “Loan Documents” as defined in the First Lien Mission Credit Agreement,

(b) each other agreement, document, or instrument securing, providing for, or evidencing an Obligation under the First Lien Mission Credit Agreement, Secured Mission Cash Management Agreements and Secured Mission Hedge Agreements,

(c) any other document or instrument executed or delivered at any time in connection with Mission’s Obligations under the First Lien Mission Credit Agreement, Secured Mission Cash Management Agreements and Secured Mission Hedge Agreements, including any guaranty of or grant of Collateral to secure such Obligations, and any intercreditor or joinder agreement to which holders of First Lien Mission Obligations are parties, and

INTERCREDITOR AGREEMENT - Page 50

(d) each other agreement, document or instrument securing, providing for, or evidencing any DIP Financing provided by First Lien Mission Lenders and deemed consented to by Second Lien Lenders pursuant to Section 6.1, to the extent effective at the relevant time.

“First Lien Mission Obligations” means all Obligations of Grantors under:

(a) the First Lien Mission Credit Agreement and the other First Lien Mission Loan Documents,

(b) the guaranties by Mission Entities (other than Mission) and Nexstar Entities of Mission’s Obligations under the First Lien Mission Loan Documents,

(c) any Secured Mission Hedge Agreement,

(d) the guaranties by each Grantor of each other Grantor’s Obligations under Secured Mission Hedge Agreements,

(e) any Secured Mission Cash Management Agreement,

(f) the guaranties by each Grantor of each other Grantor’s Obligations under Secured Mission Cash Management Agreements,

(g) the Nexstar Guaranty of Mission Obligations, or

(h) any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

Notwithstanding any other provision hereof, the term “First Lien Mission Obligations” will include accrued interest, fees, costs and other charges incurred under the First Lien Mission Credit Agreement and the other First Lien Mission Loan Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding.

“First Lien Nexstar Collateral” means the assets of any Grantor, whether real, personal, or mixed, as to which a Lien is granted as security for a First Lien Nexstar Obligation.

“First Lien Nexstar Collateral Documents” means the “Security Documents” as defined in the First Lien Nexstar Credit Agreement, and any other documents or instruments granting a Lien on real or personal property to secure a First Lien Nexstar Obligation or granting rights or remedies with respect to such Liens.

“First Lien Nexstar Lenders” means the “Lenders” under and as defined in the First Lien Nexstar Loan Documents.

“First Lien Nexstar Loan Documents” means

(a) the First Lien Nexstar Credit Agreement and the “Loan Documents” as defined in the First Lien Nexstar Credit Agreement,

INTERCREDITOR AGREEMENT - Page 51

(b) each other agreement, document, or instrument securing, providing for, or evidencing an Obligation under the First Lien Nexstar Credit Agreement, Secured Nexstar Cash Management Agreements and Secured Mission Nexstar Agreements,

(c) any other document or instrument executed or delivered at any time in connection with Nexstar’s Obligations under the First Lien Nexstar Credit Agreement, Secured Nexstar Cash Management Agreements and Secured Nexstar Hedge Agreements, including any guaranty of or grant of Collateral to secure such Obligations, and any intercreditor or joinder agreement to which holders of First Lien Nexstar Obligations are parties, and

(d) each other agreement, document or instrument securing, providing for, or evidencing any DIP Financing provided by First Lien Nexstar Lenders and deemed consented to by Second Lien Lenders pursuant to Section 6.1, to the extent effective at the relevant time.

“First Lien Nexstar Obligations” means all Obligations of Grantors under:

(a) the First Lien Nexstar Credit Agreement and the other First Lien Nexstar Loan Documents,

(b) the guaranties by Nexstar Entities (other than Nexstar) and Mission Entities of Nexstar’s Obligations under the First Lien Nexstar Loan Documents,

(c) any Secured Nexstar Hedge Agreement,

(d) the guaranties by each Grantor of each other Grantor’s Obligations under Secured Nexstar Hedge Agreements,

(e) any Secured Nexstar Cash Management Agreement,

(f) the guaranties by each Grantor of each other Grantor’s Obligations under Secured Nexstar Cash Management Agreements,

(g) the Nexstar Guaranty and the Mission Guaranty of Nexstar Obligations, or

(h) any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

Notwithstanding any other provision hereof, the term “First Lien Nexstar Obligations” will include accrued interest, fees, costs and other charges incurred under the First Lien Nexstar Credit Agreement and the other First Lien Nexstar Loan Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Grantor” means Nexstar, Ultimate Parent, Nexstar Finance Holdings, each Nexstar Guarantor Subsidiary, Mission, each Mission Guarantor Subsidiary, Smith, and each other Person that executes and delivers a First Lien Nexstar Collateral Document, a First Lien Mission Collateral Document or a Second Lien Collateral Document as a “debtor,” “grantor” or “pledgor” (or the equivalent).

INTERCREDITOR AGREEMENT - Page 52

“Grantor Joinder” means a Grantor Joinder Agreement substantially in the form of Exhibit B.

“Hedge Agreement” means

(a) an interest rate swap, cap or collar agreement, or other similar agreement or arrangement designed to protect a Grantor against fluctuations in interest rates, or

(b) a foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the operations of any Grantor, in either case, to the extent that the incurrence of the obligations in respect thereof was permitted under the First Lien Loan Documents as in effect on the date hereof.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” under the First Lien Nexstar Credit Agreement, the First Lien Mission Credit Agreement or the Second Lien Notes Indenture, as applicable.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally; in each case undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

“Intended Collateral” means all right, title and interest of a Grantor in, to and under any FCC Licenses, other Authorizations, other Licenses, agreements and other types of property that are described in the definition of Security Agreement Collateral (without reference to the proviso in clause (xx)), together with Proceeds thereof.

“License” means any authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority or other Person which permits or authorizes the use of an electromagnetic transmission frequency or the construction or operation of a broadcast television station system or any part thereof or any other authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority or other Person which is necessary for the lawful conduct of the business of constructing or operating a broadcast television station.

“Lien” means, with respect to any property or asset (or any revenues, income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof, (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person or (c) any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof, and any option, call, trust, UCC financing statement, or other preferential arrangement having the practical effect of any of the foregoing, including any right of setoff or

INTERCREDITOR AGREEMENT - Page 53

recoupment. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Mission Cash Management Bank” means Bank of America, N.A. and its Affiliates and any other Person that, at the time it enters into a Cash Management Agreement, is a First Lien Mission Lender or an Affiliate of a First Lien Mission Lender, in its capacity as a party to such Cash Management Agreement.

“Mission Control Agent” means (a) First Lien Mission Agent acting in its capacity as gratuitous bailee and/or gratuitous agent as provided in Section 1.4(a), and (b) any successor Mission Control Agent appointed pursuant to this Agreement.

“Mission Entities” means “Mission Entities” as defined in the First Lien Mission Credit Agreement.

“Mission Guarantor Subsidiary” means a “Subsidiary Guarantor” as defined in the First Lien Mission Credit Agreement.

“Mission Hedge Bank” means (a) any Person that, at the time it entered into a Hedge Agreement, was a First Lien Mission Lender or an Affiliate of a First Lien Mission Lender and (b) Bank of America, N.A. and each of its Affiliates party to a Hedge Agreement, in its capacity as a party to such Hedge Agreement.

“Mission Letter of Credit” means a “Letter of Credit” as defined in the First Lien Mission Credit Agreement.

“modify”, as applied to any document or obligation, includes

(a) modification by amendment, supplement, termination, restatement or replacement of the document or obligation,

(b) any waiver of a provision (including waivers by course of conduct), and

(c) the settlement or release of any claim,

whether oral or written, and regardless of whether the modification is in conformity with the provisions of the document or obligation governing modifications. “modification” and “modified” shall have correlative meanings.

“Net Cash Proceeds” means “Net Cash Proceeds” as defined in the First Lien Nexstar Master Credit Agreement and the First Lien Mission Credit Agreement.

“Nexstar Cash Management Bank” means Bank of America, N.A. and its Affiliates and any other Person that, at the time it enters into a Cash Management Agreement, is a First Lien Nexstar Lender or an Affiliate of a First Lien Nexstar Lender, in its capacity as a party to such Cash Management Agreement.

“Nexstar Control Agent” means (a) First Lien Nexstar Agent acting in its capacity as gratuitous bailee and/or gratuitous agent as provided in Section 1.4(a), and (b) any successor Nexstar Control Agent appointed pursuant to this Agreement.

“Nexstar Entities” means the “Nexstar Entities” as defined in the First Lien Nexstar Credit Agreement.

INTERCREDITOR AGREEMENT - Page 54

“Nexstar Guarantor Subsidiary” means a “Subsidiary Guarantor” as defined in the First Lien Nexstar Credit Agreement.

“Nexstar Hedge Bank” means (a) any Person that, at the time it entered into a Hedge Agreement, was a First Lien Nexstar Lender or an Affiliate of a First Lien Nexstar Lender and (b) Bank of America, N.A. and each of its Affiliates party to a Hedge Agreement, in its capacity as a party to such Hedge Agreement.

“Nexstar Letter of Credit” means a Letter of Credit defined in the First Lien Nexstar Credit Agreement.

“Obligations” means all obligations of every nature of a Person owed to any obligee under an agreement, whether for principal, interest or payments for early termination, fees, expenses, indemnification, or otherwise, and all guaranties of any of the foregoing, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Party” means a party to this Agreement.

“Permitted Additional Second Lien Indebtedness” means Indebtedness that is permitted by Section 7.02(b) of the First Lien Nexstar Credit Agreement and Section 7.02(b) of the First Lien Mission Credit Agreements and qualifies as “Pari Passu Secured Indebtedness” under the Second Lien Notes Indenture.

“Permitted Additional Second Lien Indebtedness Documents” means each of the agreements, documents, joinders and instruments providing for or evidencing any Permitted Additional Second Lien Indebtedness as well as any other document or instrument executed or delivered at any time in connection with any Permitted Additional Second Lien Indebtedness, to the extent such are effective at the relevant time, as the same may be modified and/or Refinanced from time to time.

“Permitted Additional Second Lien Obligations” means Obligations under the Permitted Additional Second Lien Indebtedness Documents with respect to Permitted Additional Second Lien Indebtedness; provided that each Permitted Additional Second Lien Obligations Representative of such Permitted Additional Second Lien Obligations executes a Representative Joinder Agreement.

“Permitted Additional Second Lien Obligations Representative” means each duly authorized representative of any holders of Permitted Additional Second Lien Obligations which representative has executed a Representative Joinder Agreement and which is a party to the Permitted Additional Second Lien Indebtedness Documents.

“Person” means any natural person, corporation, limited liability company, trust, business trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Possessory Collateral” means all collateral in the possession of Nexstar Control Agent or Mission Control Agent, as applicable, or their respective agents or bailees, to the extent possession is taken to perfect a Lien thereon under the UCC or other applicable law.

“Post-Petition Claims” means interest, fees, costs, expenses, and other charges that pursuant to the First Lien Nexstar Loan Documents, the First Lien Mission Loan Documents or the Second Lien Documents continue to accrue after the commencement of an Insolvency Proceeding, to the extent such interest, fees, expenses, and other charges are allowed or allowable under Bankruptcy Law or in the Insolvency Proceeding.

INTERCREDITOR AGREEMENT - Page 55

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, of the Collateral, and (b) whatever is recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including any additional or replacement Collateral provided during any Insolvency Proceeding and any payment or property received in an Insolvency Proceeding on account of any “secured claim” (within the meaning of Section 506(b) of the Bankruptcy Code or similar Bankruptcy Law).

“Qualified Control Agent Successor” means a bank or trust company having a combined capital and surplus of at least $500,000,000, subject to supervision or examination by a Federal or state lending authority, and that is authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of Nexstar Control Agent or Mission Control Agent, as applicable.

“Refinance” means, for any Indebtedness, to refinance, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for such Indebtedness in whole or in part, whether with the same or different lenders, agents, or arrangers. “Refinanced” and “Refinancing” have correlative meanings.

“Representative Joinder” means a Representative Joinder Agreement substantially in the form of Exhibit A.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Collateral” means all of the property of any Grantor, whether real, personal, or mixed, as to which a Lien is granted as security for a Second Lien Obligation.

“Second Lien Collateral Documents” means the “Security Documents” defined in the Second Lien Notes Indenture, and any other documents or instruments granting a Lien on real or personal property to secure a Second Lien Obligation or granting rights or remedies with respect to such Liens.

“Second Lien Documents” means

(a) the Second Lien Notes Indenture,

(b) each other agreement, document or instrument securing, providing for, or evidencing an Obligation under the Second Lien Notes Indenture,

(c) each agreement, document or instrument securing, providing for or evidencing Permitted Additional Second Lien Obligations, and

(c) any other document or instrument executed or delivered at any time in connection with Nexstar’s and Mission’s Obligations under the Second Lien Notes Indenture, including any guaranty of or grant of Collateral to secure such Obligations, and any intercreditor or joinder agreement to which holders of Second Lien Obligations are parties, to the extent effective at the relevant time.

“Second Lien Note Holders” means a “Holder” as defined in the Second Lien Documents.

INTERCREDITOR AGREEMENT - Page 56

“Second Lien Obligations” means all Obligations of Grantors under:

(a) the Second Lien Notes Indenture and the other Second Lien Documents,

(b) the guaranties by Nexstar Entities (other than Nexstar) of Nexstar’s Obligations and by Mission Entities (other than Mission) of Mission’s Obligations under the Second Lien Documents,

(c) the Permitted Additional Second Lien Indebtedness Documents, or

(d) any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs and other charges incurred under the Second Lien Notes Indenture and the other Second Lien Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding.

“Secured Mission Cash Management Agreement” means any Cash Management Agreement entered into by any one or more Mission Entities and any Mission Cash Management Bank.

“Secured Mission Hedge Agreement” means any Hedge Agreement that is entered into by and between any one or more Mission Entities and any Mission Hedge Bank.

“Secured Nexstar Cash Management Agreement” means any Cash Management Agreement entered into by any one or more Nexstar Entities and any Nexstar Cash Management Bank.

“Secured Nexstar Hedge Agreement” means any Hedge Agreement that is entered into by and between any one or more Nexstar Entities and any Nexstar Hedge Bank.

“Security Agreement Collateral” has the meaning specified in the First Lien Nexstar Collateral Documents and First Lien Mission Collateral Documents.

“Smith Collateral” means the assets of Smith, whether real, personal, or mixed, as to which a Lien has been granted as security for a First Lien Nexstar Obligation or First Lien Mission Obligation.

“Standby Collateral Agent Fee Letter” means the Standby Collateral Agent Fee Letter dated as of April 19, 2010, among Nexstar, Mission and WTFSB, together with all amendments and restatements.

“Standby Control Agent” means WTFSB in its capacity pursuant to Section 7.8(e) of this Agreement as standby successor Nexstar Control Agent and/or Mission Control Agent.

“Subsidiary” of a Person means a corporation or other entity a majority of whose voting stock is directly or indirectly owned or controlled by the Person. For these purposes, “voting stock” of a Person means securities or other ownership interests of the Person having general power under ordinary circumstances to vote in the election of the directors, or other persons performing similar functions, of the Person. References to a percentage or proportion of voting stock refer to the relevant percentage or proportion of the votes entitled to be cast by the voting stock.

“UCC” means the Uniform Commercial Code (or any similar legislation) as in effect in any applicable jurisdiction.

INTERCREDITOR AGREEMENT - Page 57

9.2 Usages

Unless otherwise stated or the context clearly requires otherwise:

Agents. References to First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Agent will refer to First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Agent acting on behalf of itself and on behalf of all of the other First Lien Nexstar Claimholders, First Lien Mission Claimholders or Second Lien Claimholders, respectively. Actions taken by First Lien Nexstar Agent, First Lien Mission Agent or Second Lien Agent pursuant to this Agreement are meant to be taken on behalf of itself and the other First Lien Nexstar Claimholders, First Lien Mission Claimholders or Second Lien Claimholders, respectively.

Singular and plural. Definitions of terms apply equally to the singular and plural forms.

Masculine and feminine. Pronouns will include the corresponding masculine, feminine, and neuter forms.

Will and shall. “Will” and “shall” have the same meaning.

Time periods. In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to but excluding.”

When action may be taken. Any action permitted under this Agreement may be taken at any time and from time to time.

Time of day. All indications of time of day mean Eastern time. Including. “Including” means “including, but not limited to.”

Or. “A or B” means “A or B or both.”

Statutes and regulations. References to a statute refer to the statute and all regulations promulgated under or implementing the statute as in effect at the relevant time. References to a specific provision of a statute or regulation include successor provisions. References to a section of the Bankruptcy Code also refer to any similar provision of Bankruptcy Law.

Agreements. References to an agreement (including this Agreement) refer to the agreement as amended or restated at the relevant time.

Governmental agencies and self-regulatory organizations. References to a governmental or quasi-governmental agency or authority or a self-regulatory organization include any successor agency, authority, or self-regulatory organization.

Section references. Section references refer to sections of this Agreement. References to numbered sections refer to all included sections. For example, a reference to Section 6 also refers to Sections 6.1, 6.1(a), etc. References to a section or article in an agreement, statute or regulation include successor and renumbered sections and articles of that or any successor agreement, statute, or regulation.

Successors and assigns. References to a Person include the Person’s permitted successors and assigns.

INTERCREDITOR AGREEMENT - Page 58

Herein, etc. “Herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement in its entirety and not to any particular provision.

Assets and property. “Asset” and “property” have the same meaning and refer to both real and personal, tangible and intangible assets and property, including cash, securities, accounts, and general intangibles.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

INTERCREDITOR AGREEMENT - Page 59

First Lien Nexstar Agent:

BANK OF AMERICA, N.A.,
as First Lien Nexstar Agent

By:
Print Name:
Print Title:

Notice Address:

Bank of America, N.A.

Agency Management

901 Main Street

Mail Code: TX1-492-14-11

Dallas, Texas 75202-3714

Attention: Antonikia (Toni) L. Thomas

Telephone: 214.209.1569

Telecopier: 877.206.8432

INTERCREDITOR AGREEMENT - Signature Page

Nexstar Control Agent:

BANK OF AMERICA, N.A.,
as Nexstar Control Agent

By:
Print Name:
Print Title:

Notice Address:
Bank of America, N.A.
Agency Management
901 Main Street
Mail Code: TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Antonikia (Toni) L. Thomas Telephone: 214.209.1569 Telecopier: 877.206.8432

INTERCREDITOR AGREEMENT - Signature Page

First Lien Mission Agent:

BANK OF AMERICA, N.A.,
as First Lien Mission Agent

By:
Print Name:
Print Title:

Notice Address:
Bank of America, N.A.
Agency Management
901 Main Street
Mail Code: TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Antonikia (Toni) L. Thomas
Telephone: 214.209.1569
Telecopier: 877.206.8432

INTERCREDITOR AGREEMENT - Signature Page

Mission Control Agent:

BANK OF AMERICA, N.A.,
as Mission Control Agent

By:
Print Name:
Print Title:

Notice Address:

Bank of America, N.A.

Agency Management

901 Main Street

Mail Code: TX1-492-14-11

Dallas, Texas 75202-3714

Attention: Antonikia (Toni) L. Thomas

Telephone: 214.209.1569

Telecopier: 877.206.8432

INTERCREDITOR AGREEMENT - Signature Page

Second Lien Agent:

THE BANK OF NEW YORK MELLON, as Second Lien Agent

By:
Print Name:
Print Title:

Notice Address: 101 Barclay Street, 8 West New York, New York 10286 Attention: Corporate Trust Administration Telephone: Telecopier:

INTERCREDITOR AGREEMENT - Signature Page

Acknowledged and Agreed to by:

Nexstar:

NEXSTAR BROADCASTING, INC.

By:
Print Name:
Print Title:

5215 North O’Connor Blvd.
Suite 1400
Irving, Texas 75039
Attention: Mr. Perry Sook
Telephone: 972.373.8800
Telecopier: 972.373.8888

Ultimate Parent:

NEXSTAR BROADCASTING GROUP, INC.

By:
Print Name:
Print Title:

5215 North O’Connor Blvd.
Suite 1400
Irving, Texas 75039
Attention: Mr. Perry Sook
Telephone: 972.373.8800
Telecopier: 972.373.8888

Nexstar Finance Holdings:

NEXSTAR FINANCE HOLDINGS, INC.

By:
Print Name:
Print Title:

5215 North O’Connor Blvd.
Suite 1400
Irving, Texas 75039
Attention: Mr. Perry Sook
Telephone: 972.373.8800
Telecopier: 972.373.8888

INTERCREDITOR AGREEMENT - Signature Page

Mission:

MISSION BROADCASTING, INC.

By:
Print Name:
Print Title:

Notice Address:
7650 Chippewa Road
Suite 305
Brecksville, Ohio 44141
Attention: David S. Smith
Telephone: 440.526.2227
Telecopier: 440.546.1903

INTERCREDITOR AGREEMENT - Signature Page

Smith:

DAVID S. SMITH

Notice Address:
7650 Chippewa Road
Suite 305
Brecksville, Ohio 44141
Attention: David S. Smith
Telephone: 440.526.2227
Telecopier: 440.546.1903

INTERCREDITOR AGREEMENT - Signature Page

WTFSB:

WILMINGTON TRUST FSB

By:
Print Name:
Print Title:

Notice Address:
c/o:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: James A. Hanley
Telephone: 302.636.6453
Telecopier: 302.636.4145

INTERCREDITOR AGREEMENT - Signature Page

EXHIBIT A

FORM OF

REPRESENTATIVE JOINDER AGREEMENT

The undersigned,                     , a                     , hereby (a) agrees to become a party as a Permitted Additional Second Lien Obligations Representative under the Intercreditor Agreement dated as of April 19, 2010 (such agreement, together with all modifications, the “Intercreditor Agreement”), among NEXSTAR BROADCASTING, INC., a Delaware corporation, NEXSTAR BROADCASTING GROUP, INC., a Delaware corporation, NEXSTAR FINANCE HOLDINGS, INC., a Delaware corporation, MISSION BROADCASTING, INC., a Delaware corporation, DAVID S. SMITH, an individual resident in the State of Ohio, each other Grantor who executes a Grantor Joinder from time to time, BANK OF AMERICA, N.A., a national banking association (“BofA”), in its capacity as First Lien Nexstar Agent, BofA in its capacity as First Lien Mission Agent, THE BANK OF NEW YORK MELLON, solely in its capacities as trustee under the Second Lien Notes Indenture and as collateral agent under the Second Lien Documents (the “Second Lien Agent”) and not in its individual capacity, any other Permitted Additional Second Lien Obligations Representative who executes a Representative Joinder from time to time, BofA in its capacity as Nexstar Control Agent, and BofA in its capacity as Mission Control Agent, for all purposes thereof on the terms set forth therein, (b) agrees to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof and (c) irrevocably appoints and authorizes the Second Lien Agent to take such action as agent on its behalf and to exercise such powers under the Intercreditor Agreement as are delegated to the Second Lien Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

The provisions of Sections 8.10 and 8.11 of the Intercreditor Agreement will apply with like effect to this Representative Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Representative Joinder Agreement to be executed by its duly authorized officer as of                     , 20    .

By:

Print Name:
Print Title:

EXHIBIT A, FORM OF REPRESENTATIVE JOINDER AGREEMENT - Solo Page

EXHIBIT B

FORM OF

GRANTOR JOINDER AGREEMENT

The undersigned,                     , a                     , hereby (a) agrees to become a party as a Grantor under the Intercreditor Agreement dated as of April 19, 2010 (such agreement, together with all modifications, the “Intercreditor Agreement”) among NEXSTAR BROADCASTING, INC., a Delaware corporation, NEXSTAR BROADCASTING GROUP, INC., a Delaware corporation, NEXSTAR FINANCE HOLDINGS, INC., a Delaware corporation, MISSION BROADCASTING, INC., a Delaware corporation, DAVID S. SMITH, an individual resident in the State of Ohio, each other Grantor who executes a Grantor Joinder from time to time, BANK OF AMERICA, N.A., a national banking association (“BofA”), in its capacity as First Lien Nexstar Agent, BofA in its capacity as First Lien Mission Agent, THE BANK OF NEW YORK MELLON, solely in its capacities as trustee under the Second Lien Notes Indenture and as collateral agent under the Second Lien Documents and not in its individual capacity, any other Permitted Additional Second Lien Obligations Representative who executes a Representative Joinder from time to time, BofA in its capacity as Nexstar Control Agent, and BofA in its capacity as Mission Control Agent, for all purposes thereof on the terms set forth therein, and (b) agrees to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Sections 8.10 and 8.11 of the Intercreditor Agreement will apply with like effect to this Grantor Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Grantor Joinder Agreement to be executed by its duly authorized officer as of                     , 20    .

By:

Print Name:
Print Title:

EXHIBIT B, FORM OF GRANTOR JOINDER AGREEMENT - Solo Page

SCHEDULE 1.01(D)

DESCRIPTION OF 2010 SENIOR SECOND LIEN SECURED NOTES

The Offering

Co-Issuers Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”) and Mission Broadcasting, Inc. (“Mission”)

Securities Offered $325,000,000 aggregate principal amount of 8.875% senior secured second lien notes due 2017.

Issue Price 99.364%

Maturity The notes will mature on April 15, 2017.

Interest Rate 8.875% per year (calculated using a 360-day year)

Interest Payment Dates Each April 15 and October 15, beginning on October 15, 2010. Interest will accrue from the issue date of the notes.

Guarantees Nexstar Broadcasting’s ultimate parent, Nexstar Broadcasting Group, Inc., and all of Nexstar Broadcasting’s and Mission’s future domestic restricted subsidiaries will guarantee the notes on a senior secured basis. However, Nexstar Broadcasting Group, Inc. will not be considered a guarantor for any purpose under the indenture and, therefore, will not be subject to the indenture.

Collateral The notes and the guarantees will be secured on a second priority basis, subject to certain exceptions and certain permitted liens, by Nexstar Broadcasting’s, Mission’s and the guarantors’ assets that secure the Nexstar facility and the Mission facility on a first priority basis. These liens will be junior in priority to the liens on the same collateral securing the Nexstar facility and the Mission facility (and permitted replacements thereof) and to all other permitted liens, including liens securing certain hedging obligations. The liens securing first priority lien obligations will be held by the collateral agent under the Nexstar facility and the Mission facility.

Intercreditor Agreement The trustee and the collateral agent under the indenture governing the notes and the collateral agent under the Nexstar facility and the Mission facility will enter into an intercreditor agreement as to the relative priorities of their respective security interests in the assets securing the notes and borrowings under the Nexstar facility and the Mission facility and certain other matters relating to the administration of security interests.

Ranking The notes and guarantees will be second lien senior secured obligations of Nexstar Broadcasting, Mission and the guarantors and will:

•	rank equally in right of payment to all of Nexstar Broadcasting’s, Mission’s and the guarantors’ existing and future senior indebtedness;

Schedule 1.01(D) – Page 1

•

rank senior in right of payment to all of Nexstar Broadcasting’s, Mission’s and the guarantors’ existing and future indebtedness and other obligations that expressly provide for their subordination to the notes and the guarantees;

•

be effectively senior to all of Nexstar Broadcasting’s, Mission’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the notes, after giving effect to first priority liens on the collateral and permitted liens;

•

be effectively junior to Nexstar Broadcasting’s, Mission’s and the guarantors’ indebtedness that is either (i) secured by priority liens on the collateral, including indebtedness under the Nexstar facility and the Mission facility, or (ii) secured by assets that are not part of the collateral that is securing the notes, to the extent of the value of the collateral; and

•	be structurally subordinated to all of the liabilities, including trade payables, of Nexstar Broadcasting’s and Mission’s future subsidiaries that do not guarantee the notes.

Optional Redemption Nexstar Broadcasting and Mission may redeem some or all of the notes at any time prior to April 15, 2014 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium.

Additionally, Nexstar Broadcasting and Mission may redeem the notes, in whole or in part, at any time on and after April 15, 2014 at the redemption prices set forth in the offering memorandum.

Optional Redemption after Equity Offerings Nexstar Broadcasting and Mission may redeem up to 35% of the outstanding notes with money that Nexstar Broadcasting or Mission raises in one or more equity offerings at any time (which may be more than once) prior to April 15, 2013, as long as at least 65% of the aggregate principal amount of notes issued remains outstanding afterwards.

Exchange Offer; Registration Rights In connection with the issuance of the notes, Nexstar Broadcasting, Mission, the initial purchasers and the guarantors will enter into a registration rights agreement for the benefit of the noteholders obligating Nexstar Broadcasting and Mission to file a registration statement with the SEC.

Transfer Restrictions The notes have not been registered under the Securities Act. Nexstar Broadcasting and Mission do not intend to list the notes on any securities exchange. The notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act.

Schedule 1.01(D) – Page 2

SCHEDULE 5.26

ACCOUNTS AS OF THIRD AMENDMENT EFFECTIVE DATE

Bank	Branch Name, Street Address	ABA No.	Account No.	Account Name	Subject to Control Agreement Y/N
American State Bank	1401 Avenue Q Lubbock, TX 79401-3819	111322583	10082570	Nexstar Broadcasting Inc. dba KMID TV	N
American State Bank	1401 Avenue Q Lubbock, TX 79401-3819	111322583	10192465	Nexstar Broadcasting Inc. dba KTAB TV/KRBC TV	N
Commerce Bank	1345 E. Battlefield Springfield, MO 65804-3603	101000019	500836778	Nexstar Broadcasting, Inc. dba KSFX-TV	N

Schedule 5.26

SCHEDULE 6.17(a)(i)

REAL PROPERTY REQUIRING AMENDMENTS

MISSION

Illinois	IL7	1917 Meridian Road, Rockford, Winnebago County

Indiana	IN4	[W of US Hwy 41 approx 1 mi SW,] Sullivan County

NEXSTAR

Arkansas	AR1	Two Towers Road, Little Rock, Pulaski County [13 miles NW of Little Rock]

	AR2-3	19209 Cartwright Mountain Road, Crawford County

Illinois	IL1	509 S. Neil St., Champaign, Champaign County

	IL2	508 S. Randolph, Champaign, Champaign County State Hwy 10- 10 miles west of Champaign

	IL5	3131 N. University Street, Peoria, Peoria County

Indiana	IN1	10849 N. US Hwy 41, Sullivan County

	IN2	477 Carpenter Street, Evansville, Vanderburgh County

	IN3	3707 Hillegas Road, Allen County

Montana	MT1	445 S. 24th Street West, Billings, Yellowstone County

Schedule 6.17(a)(i)